AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 27, 2006

FILE NO. 333 - 136586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rubincon Ventures Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

(Primary Standard Industrial Classification Code Number)

98-0200798

(I.R.S. Employer Identification Number)

c/o Sugar, Friedberg & Felsenthal LLP 30 N, LaSalle St., Suite 3000, Chicago, IL 60602

(312) 704-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Company Corporation

2711 Centreville Road, Suite 400

Wilmington, Delaware 19808

(800) 818 - 0204

(Name, address, including zip code, and telephone number, including area code, of agent of service)

With copies to:

Leslie J. Weiss

Sugar, Friedberg & Felsenthal LLP

30 North LaSalle Street, Suite 3000

Chicago, Illinois 60602

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act regulation statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act regulation statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box  ☐.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	28,254,060	$2.45	$69,222,447	$7406.80

(1)	Calculated in accordance with Rule 457(c) based on the average of the bid and asked prices of the common stock reported in the Over the Counter Bulletin Board system on October 25, 2006.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated         , 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

API NANOTRONICS CORP.

28,254,060 SHARES

COMMON STOCK

We may issue from time to time up to 28,254,060 shares of our common stock in exchange for exchangeable shares of our special purpose subsidiary, RVI Sub, Inc., which we refer to in this prospectus as Nanotronics Sub. Nanotronics Sub issued exchangeable shares to certain shareholders of API Electronics Group Corp., which we refer to in this prospectus as API, in connection with a business combination transaction between API and us, which we refer to in this prospectus as the Business Combination. These shareholders may now exchange their exchangeable shares for our common stock at any time following the effectiveness of the Registration Statement of which this prospectus is a part. Nanotronics Sub will redeem any exchangeable shares that remain outstanding on a date established by Nanotronics Sub’s board of directors, which will be no earlier than             , 2016. Nanotronics Sub also will redeem the exchangeable shares before             , 2016 if certain events occur.

Prior to the Business Combination, we were called Rubincon Ventures Inc. However, as part of the Business Combination and to better capture the nature of the combined companies, we changed our name to “API Nanotronics Corp.” We refer to the combined company in this prospectus as API Nanotronics.

Because the shares of our common stock offered by this Prospectus will be issued only in exchange for, or to purchase the exchangeable shares, we will not receive any cash proceeds from this offering. We are paying all expenses of this offering.

Our common stock is currently traded on the over-the-counter bulletin board operated by NASDAQ (the “OTCBB”) under the symbol RBCV. On                     , 2006, the last reported price for our common stock as reported on the OTCBB was $             per share.

Our executive offices are located at 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5P 1X3.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated                     , 2006.

i

INDEX TO FINANCIAL STATEMENTS

ii

EXHIBITS

EXHIBIT A	–	Support Agreement
EXHIBIT B	–	Voting and Exchange Trust Agreement
EXHIBIT C	–	Exchangeable Share Provisions

WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFERING OF THESE SHARES OF COMMON STOCK. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

The information regarding our company included in this document, including our audited financial statements are reported in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

iii

SUMMARY

The following summarizes the information contained elsewhere in this Prospectus. This summary is qualified in its entirety by and should be read in conjunction with the more detailed information contained in this Prospectus, including the risk factors, the financial statements and the exhibits.

Glossary

Unless the context requires otherwise,

“API” means API Electronics Group Corp. and its subsidiaries.

“API Nanotronics,” “we,” “us,” “our” or “the Company” means API Nanotronics Corp., formerly known as Rubincon Ventures Inc., a Delaware corporation

“Business Combination” means the business combination among API Nanotronics, Nanotronics Sub and API, that became effective on              , 2006. In the business combination, API became a wholly-owned subsidiary of our wholly-owned direct subsidiary, Nanotronics Sub. The combination occurred pursuant to a Plan of Arrangement approved by the Ontario Superior Court of Justice.

“Exchangeable Shares” means the shares of Nanotronics Sub that were exchanged for certain common shares of API in the Business Combination. These shares are exchangeable into our common shares on a one-for-one basis as more fully described in this Prospectus.

“GAAP” means United States generally accepted accounting principles.

“Nanotronics Sub” means RVI Sub, Inc., an Ontario corporation, a wholly-owned subsidiary of API Nanotronics and the issuer of the Exchangeable Shares.

“Prospectus” means this prospectus.

“Rubincon” means Rubincon Ventures Inc., the name of API Nanotronics prior to the Business Combination. We use this term to refer to our company during the period prior to the Business Combination.

“Rubincon Holdings” means Rubincon Holdings Corp., an Ontario corporation and our wholly-owned direct subsidiary.

The Company

We are engaged in the manufacture of electronic components and systems for the defense and communications industries. Our operations are conducted through our subsidiaries. We have eight subsidiaries:

(1)	Nanotronics Sub, which holds the stock of API and issued the Exchangeable Shares;

(2)	API, which is a holding company for our operating companies;

(3)	Rubincon Holdings Corp., which was incorporated to facilitate the exchange of Exchangeable Shares;

(4)	API Electronics, Inc., which is a designer and manufacturer of critical elements for advanced military, industrial, commercial, automotive and medical applications;

(5)	Filtran Group, which consists of Filtran Ltd., an Ontario corporation, and Filtran Inc., a New York corporation, and which is a designer and supplier of electronic components to major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation;

(6)	TM Systems II Inc., which supplies the defense sector with naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, as well as aircraft ground support equipment; and

(7)	Keytronics, Inc., which is a designer and manufacturer of electronic components of major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation.

We have operations in the U.S. in New York and Connecticut and in Canada in Ontario. After the Business Combination we moved our executive offices to the executive offices of API in Toronto, Ontario. Our operating subsidiaries are located in Endicott, New York, Hauppauge, New York, Ogdensburg, New York, Bridgeport, Connecticut and Nepean, Ontario.

The mailing address and telephone number for our executive offices are: 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5G 1X3, (416) 593-6543.

On              , 2006, we completed the Business Combination with API. Prior to that, we were a shell company. We did not have an operating business and our assets consisted of cash and cash equivalents. We were seeking to acquire an operating company and accomplished that objective through the Business Combination. We continue to seek additional acquisitions in the nanotechnology industry as well as in industries that complement our existing subsidiaries.

The Source of the Exchangeable Shares

The Business Combination

The Business Combination was implemented through a Plan of Arrangement, which was approved by the Ontario Superior Court of Justice on              , 2006. Upon or immediately prior to completion of the Business Combination:

1.	We changed our name to “API Nanotronics Corp.” from Rubincon Ventures Inc. and amended our Certificate of Incorporation and bylaws to implement the Business Combination.

2.	Nanotronics Sub became the sole owner of API. Except for the Exchangeable Shares held by former API shareholders, described below, Nanotronics Sub is our wholly-owned subsidiary.

3.	Holders of common shares of API ceased to be shareholders of API (other than dissenting shareholders) and received ten shares of our stock, or at the election of shareholders resident in Canada, ten Exchangeable Shares, for each common share of API. The Exchangeable Shares are exchangeable, at the option of the holder, on a one-for-one basis, for our common stock. Under certain other circumstances other than the election of the holder, the Exchangeable Shares may be exchanged for our common stock.

4.	Each Exchangeable Share has economic and voting rights, to the extent practical, equivalent to one share of our common stock.

5.	The stockholders of Rubincon prior to the Business Combination retained their shares of common stock, which remained outstanding as shares of API Nanotronics common stock.

The Exchangeable Shares

The Exchangeable Shares, which were issued by our subsidiary, Nanotronics Sub, in the Business Combination, have the following attributes:

1.	holders of Exchangeable Shares are entitled to receive dividends, if any, on a per share basis, equivalent to the per share dividends that we may pay from time to time on our common stock, and to vote at our shareholders meetings indirectly through a voting trust arrangement;

2.	holders of Exchangeable Shares generally are not entitled to receive notice of or to attend or vote at any meeting of the shareholders of Nanotronics Sub;

3.	the Exchangeable Shares are entitled to a preference over the common shares of Nanotronics Sub, and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Nanotronics Sub; and

4.	in the event of the liquidation, dissolution or winding-up of Nanotronics Sub, a holder of Exchangeable Shares is entitled to receive for each Exchangeable Share one share of our common stock, together with the amount of all dividends payable on our common stock which have not also been paid on the Exchangeable Shares.

Tax Consequences of the Exchange of Exchangeable Shares

The receipt of Exchangeable Shares rather than our common stock in the Business Combination provided the opportunity for a tax deferral for most Canadian residents holding API common shares. To take advantage of this deferral, an appropriate tax election had to be made. This tax deferral continues as long as such holders continue to hold the Exchangeable Shares. The exchange of the Exchangeable Shares for our common stock may be required after ten years from the Business Combination or sooner under specified circumstances, which would end such holder’s tax deferral.

Accounting Treatment of the Exchange

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, was considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason that the transaction was treated as a purchase by API rather than a business combination was because Rubincon was a shell company at the time of the Business Combination.

Consequently, reverse takeover accounting was applied to the transaction. No additional goodwill or intangible assets was recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon (now known as API Nanotronics), including the shares issued to affect the reverse takeover. The assets, liabilities and dollar amounts attributed to share capital are those of API. Future financial statements will present a continuation of API’s financial statements and contain API’s historical information with the changes noted above.

The Offering

Securities Offered: We are offering shares of our common stock.

You are in receipt of this prospectus because you received Exchangeable Shares in the Business Combination. Exchangeable Shares have the right to convert into our common stock as described in this prospectus.

The Exchangeable Shares were designed to give you, to the extent practicable, rights equivalent to owning our common stock. These equivalent rights were created by agreements, and are not the same as directly owning our common stock. The Exchangeable Shares were not issued by us, but Nanotronics Sub, an Ontario corporation and our subsidiary. By exercising your exchange rights, you will receive our common stock for your Exchangeable Shares. Such an exchange may have tax consequences to you. See “Tax Considerations” on page 35.

Use of Proceeds: Because our common stock will be issued in exchange for Exchangeable Shares or to purchase the Exchangeable Shares, we will not receive any cash proceeds from this offering.

Trading: Our common stock is traded on the OTCBB under the symbol RCVB.

Dividend Policy: We do not expect to pay dividends on our common stock in the foreseeable future.

Risk Factors: See “Risk Factors” on page 7 and the other information in this prospectus for a discussion of the factors you should carefully consider before electing to exchange your Exchangeable Shares for shares of our common stock being offered by us in this prospectus.

RISK FACTORS

The Exchange

The Exchange of Exchangeable Shares for Shares of Our Common Stock is Generally a Taxable Event in Canada (Under Current Law) and in The United States

The exchange of Exchangeable Shares for shares of our common stock is generally a taxable event in Canada (under current law) and in the United States. Your tax consequences can vary depending on a number of factors, including your residency, your tax cost, the length of time that the Exchangeable Shares were held by you prior to an exchange and, for Canadian tax consequences, the method of the exchange (redemption or purchase). See “Tax Considerations” on page 35 for information regarding potential tax liability. You should consult your own tax advisor as to the tax consequences to you of an exchange of Exchangeable Shares for shares of our common stock.

Holders May be Required to Make An Election to Avoid Future United States Taxes

While there can be no assurance with respect to the classification, for U.S. federal income tax purposes, of Nanotronics Sub as a passive foreign investment company, know as “PFIC”, Nanotronics Sub believes that it will not constitute a PFIC. At the present time, we intend to cause Nanotronics Sub to avoid PFIC status in the future, although there can be no assurance that they will be able to do so or that our intent will not change. A determination of a foreign corporation’s status as a PFIC cannot be made until the close of the taxable year. Nanotronics Sub intends to monitor its status regularly, and promptly following the end of each taxable year Nanotronics Sub will notify U.S. holders of record of its Exchangeable Shares if it believes that it was a PFIC that taxable year.

If Nanotronics Sub becomes a PFIC during a U.S. holder’s holding period for Exchangeable Shares, and the U.S. holder does not make an election to treat Nanotronics Sub as a “qualified electing fund” under Section 1295 of the U.S. Internal Revenue Code, then a U.S. holder may be subject to additional tax and penalties on excess dividend payments with respect to, and gains from the disposition of, the Exchangeable Shares.

Some of the Shares of our Common Stock May Be Withheld and Sold to Pay Any Withholding Tax That We Are Required To

The exchange or redemption of your Exchangeable Shares for our common stock is for most holders of Exchangeable Shares a taxable event. Under applicable tax laws, we may be required to withhold some of the consideration to be received by you in an exchange or purchase of your Exchangeable Shares. The documents governing the Exchangeable Shares allow us to withhold some of the shares of our common stock that you would otherwise receive and sell such shares to pay tax owed with respect to your sale or redemption of Exchangeable Shares.

You Will Experience a Delay In Receiving Shares of Our Common Stock From The Date That You Request An Exchange, Which May Affect The Value of The Shares You Receive In A Subsequent Sale of Our Common Stock

If you request to receive our common stock in exchange for your Exchangeable Shares, you will not receive our common stock for 10 business days or more after the applicable request is received. During this 10 or more business day period, the market price of our common stock may increase or decrease. Any such increase or decrease would affect the amount to be received by you on a subsequent sale if you were waiting to receive our common stock before selling it.

Trading and Corporate Matters

Future Trading In Our Stock May Be Restricted By the SEC’s Penny Stock Regulations, Which May Limit A Stockholder’s Ability To Buy And Sell Our Common Shares

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our shares most likely will be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to entities with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income for the current and the past two years exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. We believe that the penny stock rules may discourage investor interest in and limit the marketability of our common stock if the price remains below $5.00 after the Business Combination.

The Securities Of The Combined Entities May Not Be More Liquid Than The Securities Of Each Of The Company Individually.

Although our common stock is quoted on the OTCBB, there was only one trade from November 2005 (when our stock qualified for trading on the OTCBB) through early March 2006. Since early March, the common stock has traded regularly. We believe that now that the Business Combination has been effected, our common stock will be more liquid that either the stock of API or of Rubincon. In particular, we believe that broker and investor interest will be greater than was previously the case with either company. However, there can be no assurance what such superior liquidity for our securities will actually develop.

Our Stock Market Price and Trading Volume May Be Volatile

The market for the common stock of API was volatile. API’s stock price was volatile for reasons both related to its performance or events pertaining to its industries, as well as factors unrelated to API or its industries. We expect that our common stock will be subject to similar volatility in both price and volume arising from market expectations, announcements and press releases regarding our business, and changes in estimates and evaluations by securities analysts or other events or factors.

Over the years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small-capitalization companies like us, have experienced wide fluctuations which have not necessarily been related to the operations, performances, underlying asset values, or prospects of such companies. For these reasons, our shares of common stock also can be expected to be subject to significant volatility resulting from purely market forces over which we will have no control. Further, despite the existence of a market for API’s common stock in the United States, the market had limited liquidity. The market for our common stock has been very thin. As a result, our stockholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of the stock.

We May Have Difficulty to Attract and Hold Outside Board Members and This May Affect the Quality of Our Management

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them in connection with their positions with publicly-held companies. Outside directors are becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors and officers liability insurance has become much more expensive and difficult to obtain than it had been in the past. It has become increasingly more difficult for small companies like us to attract and retain qualified outside directors to serve on its Board.

We Do Not Expect to Pay Dividends

We intend to invest all available funds to finance our growth. Therefore our stockholders cannot expect to receive any dividends on our common stock in the foreseeable future. Even if we were to determine that a dividend could be declared, we could be precluded from paying dividends by restrictive provisions of loans, leases or other financing documents or by legal prohibitions under applicable corporate law.

Since Some of Our Directors and Assets Are Located Outside United States It May Be More Difficult to Enforce Judgments Against Us and Our Directors

Half of our directors are domiciled outside of the United States. As a result, it may not be possible to effect service of process upon such directors. Also, since all or a substantial portion of the assets of such directors are located outside the United States, it may be difficult to enforce judgments obtained in United States courts against such directors. Also, because a significant portion of our assets will be located outside the United States, it may be difficult to enforce judgments obtained in United States courts against us.

Some of Our Directors and Officers May be Subject to Conflicts of Interest

Some of our directors and officers after the Business Combination will also be directors and/or officers and/or shareholders of other companies. Such associations may give rise to conflicts of interest from time to time. Our directors are required by law to act honestly and in good faith with a view to our best interests and to disclose any interest, which they may have in any project or opportunity applicable to us. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict must disclose his interest and abstain from voting on such matter. In determining whether or not we will participate in any project or opportunity, the directors will primarily consider the degree of risk to which we may be exposed and our financial position at the time.

Control of Us by Our Officers and Directors Could Adversely Affect the Company’s Stockholders Because of Their Control of Our Affairs and By Discouraging Our Potential Acquisition

Our officers and directors as a group beneficially own over approximately 22% of our stock, treating Exchangeable Shares as the equivalent of our common stock. Therefore, directors and officers, acting together may have a controlling influence on (i) matters submitted to our stockholders (and the trustee holding the special share of our stock issued in connection with the Business Combination which allows each holder of exchangeable shares, other than us and our affiliates, one vote at our meeting for each exchangeable share) for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and (ii) our management and affairs. These persons, acting alone or together, do not have sufficient numbers of votes to approve matters submitted to stockholders. However, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us. This in turn could materially adversely affect the market price of our stock.

We Are Dependent on Key Personnel

We are dependent upon a small number of key personnel, who were the key personnel for API prior to the Business Combination. Thomas W. Mills, who is our President and Chief Operating Officer, held similar positions with API since 1991 and has been employed by API’s subsidiary since 1981. He is extremely familiar with all aspects of our business, and has a proven track record of capable leadership. Mr. Phillip DeZwirek was the Chief Executive Officer of API prior to the Business Combination and was instrumental in directing the growth of API. We are depending upon Mr. DeZwirek to continue to act in such capacity. The loss of the services of such personnel could have a material adverse effect on our business. Our success will depend in large part on the efforts of these individuals. It is not currently proposed that there will be any long-term employment agreements or key-man insurance in respect of such key personnel. However, Mr. DeZwirek is a major stockholder of ours

We May Require Additional Financing Which We May Not be Able to Obtain

We may require additional financing in order to support expansion, develop new or enhanced services or products, respond to competitive pressures, acquire complementary businesses or technologies, or take advantage of unanticipated opportunities. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing under satisfactory terms. If additional financing is raised by the issuance of additional shares of our common stock, our shareholders may suffer dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.

The Success of the Business Combination is Not Certain

The success of the Business Combination will depend upon our ability to continue to grow and expand the business operations of the former API and to add to that business with additional acquisitions in the nanotechnology industry or the industries in which API is presently engaged. In addition, we expect the transaction to result in greater liquidity for our stock. There can be no assurance that we can consummate any acquisitions in the nanotechnology industry and if we make an acquisition, that we can successfully integrate the operations of the acquired business into our own. Further, there can be no assurance that the market for our common stock will have greater liquidity or that the Business Combination will ultimately have a positive effect on our stock price.

We May Be Unable To Obtain The Increased Access To Capital Anticipated To Be Available After The Business Transaction

Before the Business Combination we were a shell corporation without any operations making periodic filings with the SEC, and API was an operating company filing as a private foreign issuer with the SEC. We anticipated the combined companies will have increased access to the U.S. capital markets. However, there can be no assurance that such greater access will be available to the combined companies.

The Securities Of The Combined Companies May Not Be A Superior Tool For Use In The Acquisition Of Additional Operating Subsidiaries

We anticipate using our common stock to acquire additional operating companies. We believe that our common stock will be a superior tool for acquiring new operating companies than the common shares of API used in past acquisitions. However, owners of such operating companies may not find our common stock more attractive consideration than API common shares previously were.

Nanotechnology Opportunities May Not Occur or May Not be Profitable

We believe that we will benefit from the nanotechnology expertise of Prof. Martin Moskovitz, who we have engaged as a consultant, in identifying potential nanotechnology investments and acquisitions. There can be no assurances that such investments or acquisitions will be realized. Moreover, Prof. Moskovitz has only recently become associated with us and his agreement with us only has a term of one year. There can be no assurance that he will continue as a consultant of ours beyond such term. Moreover, we have no experience with nanotechnology investments or acquisitions, and there can be no assurance that any such investment, if undertaken, will be profitable.

Listing Our Stock on Markets Other than the OTCBB Could be Costly for Us

Our common stock is currently quoted and trades on the OTCBB in the United States. The OTCBB is operated by NASDAQ. In the future, we may file an application to be quoted on the NASDAQ small cap market or a national securities exchange (collectively, an “Exchange”). Unlike the OTCBB, every Exchange has corporate governance and other public interest standards, which we will have to meet. Such standards and regulations may restrict our capital raising or other activities by requiring stockholder approval for certain issuances of stock, for certain acquisitions, and for the adoption of stock option or stock purchase plans.

The Exchange will require that a majority of the members of our Board of Directors be independent directors as defined by the Exchange. The independent directors must have regularly scheduled meetings at which only independent directors are present. Compensation of our chief executive officer must be determined, or recommended to the Board of Directors for determination, either by (i) a majority of the independent directors, or (ii) a compensation committee comprised solely of independent directors, and the chief executive officer cannot be present during voting or deliberations. Compensation of our other executive officers must be determined, or recommended to the Board of Directors either by (i) a majority of the independent directors, or (ii) a compensation committee comprised solely of independent directors. Director nominees must either be selected, or recommended for selection by the Board of Directors either by (i) a majority of the independent directors, or (ii) a nominations committee comprised solely of independent directors. The nominations process must be set forth in a formal written charter or a Board of Directors’ resolution.

We will have to adopt a new written audit committee charter. In addition, the audit committee will have to be composed of at least three (3) members, all of whom are independent as defined by the Exchange and under SEC Rule 10A-3(c), and who have not participated in the preparation of the financial statements of us or any subsidiary of us during the past three (3) years. One member of the audit committee must have specified employment experience in finance or accounting. Accordingly, we would have to appoint three independent directors to serve on our audit committee and one of those audit committees members would need the required experience in finance and accounting. We do not currently meet these corporate governance requirements.

Some Exchanges have lesser requirements for small business issuers, but such requirements would still require us to make substantial changes in our Board structure and internal procedures. It is likely that after an acquisition we would continue to qualify as a small business issuer. The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal liability. In order to attract independent directors, we anticipate that we will need to purchase directors and officers insurance, which is costly. Consequently, our compliance with the rules necessary to have our stock listed in any other market could be quite costly to us.

Shareholders May Experience Dilution Through Employee, Director and Consultant Options; Such Options May Also Negatively Impact Our Net Income

Because our success is highly dependent upon our employees, directors and consultants, we have and intend in the future to grant to some or all of our key employees, directors and consultants options or warrants to purchase shares of our common stock as non-cash incentives. We have adopted a stock option plan for this purpose. To the extent that significant numbers of such options may be granted and exercised when the exercise price is below the then current market price for our common stock, the interests of the other stockholders of the company may be diluted. As of the date of this prospectus, we have granted outstanding options to purchase 5,925,000 shares of common stock to employees, directors, and consultants (which number includes API options which were each converted into ten Rubincon options per API option as a result of the Business Combination).

As a result of the Business Combination, API is the successor entity for financial reporting purposes, and API’s historical financial statements have become our financial statements. Accordingly, the accounting policies discussed in this risk factor, were the policies adopted by API. We have accounted for employee stock-based compensation using the intrinsic value method prescribed in APB No. 25, Accounting Stock Issued to Employees, or APB 25, and related interpretations. We have recognized non-cash compensation expense for stock options by measuring the excess, if any, of the estimated fair value of our common stock at the date of grant over the amount an employee must pay to acquire the stock, and amortizing the excess on a straight-line basis over the vesting period of the applicable stock options. Options issued to non-employees have been accounted for in accordance with SFAS 123, “Accounting for Stock-Based Compensation”, and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services”, using a fair value approach.

Under APB 25, the full costs to us and our stockholders of granting stock options are not reflected on our statement of operations, because APB 25 assumes that an option with an exercise price equal to the market value of stock on the date of grant has no value.

We adopted SFAS No. 123R, Share-Based Payments (“ SFAS 123R”), on June 1, 2006. The impact on our financial statements of adopting SFAS 123R will depend on the level of stock-based payments we grant in the future and the value of the exercise price. However, had we adopted SFAS 123R in prior periods, the impact would have approximated the impact of SFAS 123R as described in Note 1 to our financial statements.

The Integration of Acquisitions May Be Difficult and May Not Yield the Expected Results

We recently completed the Business Combination. Prior to the Business Combination, API had recently expanded its operations through strategic acquisitions, specifically, the TM Systems acquisition and the Keytronics Inc. acquisition. We expect to continue to expand and diversify our operations with additional acquisitions and are currently the party to a non-binding letter of intent to acquire two affiliated companies. While we believe that TM Systems and Keytronics are adequately integrated into our operations, risks are involved with this process. Some of the risks that may continue to affect our ability to integrate acquired companies include those associated with:

•	unexpected losses of key employees or customers of the acquired companies;

•	conforming the acquired company’s standards, processes, procedures and controls with our operations;

•	coordinating our new product and process development;

•	integrating administrative processes, accounting practices and technologies;

•	retaining management from the acquired companies, hiring additional management and other critical personnel;

•	increasing the scope, geographic diversity and complexity of our operations; and

•	the need to implement controls and procedures and policies appropriate for a public company and a company that prior to their acquisition lacked these controls, procedures and policies.

For certain acquisitions, we have raised the capital required to make such acquisitions from the sale of stock, warrants and options, which has been dilutive to our stockholders.

Additionally, in the period following an acquisition, we are required to evaluate goodwill and acquisition-related intangible assets for impairment. When such assets are found to be impaired, they are written down to estimated fair value, with a charge against earnings.

Integrating acquired organizations and their products and services may be difficult, expensive, time-consuming and a strain on our resources and our relationships with employees and customers. Ultimately acquisitions may not be as profitable as expected or profitable at all.

The Possibility of Goodwill Impairments Exist

The company evaluates the recoverability annually or more frequently if impairment indicators arise, as required under SFAS 142, “Goodwill and Other Intangible Assets” of the goodwill carried on our financial statements as an asset. Goodwill is reviewed for impairment by applying a fair-value to the reporting unit level, which is the same as the business segment level. A Goodwill impairment loss will be reported for any goodwill impaired. Consequently, a loss of goodwill could have a significant adverse effect on our financial results.

Post Business Combination Business Risks

Downturns in the Highly Cyclical Semiconductor Industry and/or the Electronic Component Industry Would Adversely Affect Our Operating Results and Our Value

The semiconductor and electronic component industries are highly cyclical, and our value business may decline during the “down” portion of these cycles. The markets for our products depend on continued demand in the aerospace, military defense systems, and commercial end-markets, and these end-markets may experience changes in demand that could adversely affect our operating results and financial condition. The markets for Filtran Group’s products depend upon continued demand in the military defense, telecommunications, computer, instrumentation and process control end-markets, and these end-markets may experience changes in demand that could adversely affect our operating results and financial condition. The markets for TM Systems’ products depend primarily upon continued demand within the military defense industry for its products, which include naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, and aircraft ground control equipment.

The Semiconductor and Electronic Components Businesses Are Highly Competitive and Increased Competition Could Adversely Affect Our Operating Results

The areas of the semiconductor and electronic component industries in which we do business are highly competitive. We expect intensified competition from existing competitors and new entrants. Competition is based on price, product performance, product availability, quality, reliability and customer service. Even in strong markets, pricing pressures may emerge. For instance, competitors may attempt to gain a greater market share by lowering prices. The market for commercial products is characterized by declining selling prices. We anticipate that average selling prices for our products will continue to decrease in future periods, although the timing and amount of these decreases cannot be predicted with any certainty. We compete in various markets with companies of various sizes, many of which are larger and have greater financial and other resources than we have, and thus may be better able to pursue acquisition candidates and to withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future. We or any of our subsidiaries may not be able to compete successfully in the future and competitive pressures may harm our financial condition and/or operating results.

We Are Highly Reliant on Defense Spending

We are dependent upon the US defense industry and its military subcontractors for the sale of many of our products. While the US government currently plans increases in defense spending, the actual timing and amount of such increases has been occurring at a rate that has been slower than expected. In addition, changes in appropriations and in the national defense policy and decreases in ongoing defense programs could adversely affect our performance. Such occurrences are beyond our control. The effects of defense spending increases are difficult to estimate and subject to many sources of delay.

Our contracts with prime US Government contractors contain customary provisions permitting termination at any time, at the convenience of the US Government or the prime contractors upon payment to us for costs incurred plus a reasonable profit. If we experience significant reductions or delays in procurements of our products by the US Government, or terminations of government contracts or subcontracts, our operating results could be materially and adversely affected.

Because Some of Our Products are Adaptations of Existing Products, New Technologies Could Make Our Products Obsolete; Additionally, Because We Make Some of Our Products Based on Existing Technologies, Few Barriers Exist to Others Attempting to Sell to the Same Market

The products sold by our subsidiary, API Electronics, Inc., are typically adaptations of existing products formerly manufactured by others. Because these products are typically based on older technologies, the rapidly changing technologies and industry standards, along with frequent new product introductions, that characterize much of the semiconductor and electronic component industries, could render our products obsolete. Our financial performance depends on our ability to design, develop, manufacture, assemble, test, market and support new products (which for API Electronics, Inc. are typically adaptations of existing products formerly manufactured by others), and enhancements on a timely and cost-effective basis. Additionally, the lack of significant amounts of new technology in our products means that there are not significant barriers to the entry of competitors who might attempt to sell into the markets to which we presently cater.

We May Not be Able to Develop New Products to Satisfy Changes in Demand

The industries in which we operate are dynamic and constantly evolving. We cannot assure that we will successfully identify new product opportunities and develop and bring products to market in a timely and cost-effective manner, or those products or technologies developed by others will not render our products or technologies obsolete or noncompetitive. We may not be able to accomplish these goals.

The introduction of new products presents significant business challenges because product development commitments and expenditures must be made well in advance of product sales. The success of a new product depends on accurate forecasts of long-term market demand and future technological developments, as well as on a variety of specific implementation factors, including:

•	timely and efficient completion of process design and development;

•	timely and efficient implementation of manufacturing and assembly processes;

•	product performance;

•	the quality and reliability of the product;

•	effective marketing, sales and service; and

•	sufficient demand for the product.

The failure of our products to achieve market acceptance due to these or other factors could harm our business.

Our Products May be Found to be Defective, Product Liability Claims May Be Asserted Against Us and We May Not Have Sufficient Liability Insurance

One or more of our products may be found to be defective after shipment, requiring a product replacement, recall or repair which would cure the defect but impede performance of the product. We may also be subject to product returns, which could impose substantial costs and harm to our business.

Product liability claims may be asserted with respect to our technology or products. Although we currently have insurance, there can be no assurance that we have obtained a sufficient amount of insurance coverage, that asserted claims will be within the scope of coverage of the insurance, or that we will have sufficient resources to satisfy any asserted claims.

Our Substantial Reliance on Products that Do Not Embody Proprietary Technology Make Us Particularly Vulnerable to Competition

We rely heavily on our skill in the manufacture of our products and not on any proprietary technologies that we develop or license on an exclusive basis. Such manufacturing know-how is primarily embodied in our drawings and specifications, and information about the manufacture of these products purchased from others. Our future success and competitive position may depend in part upon our ability to obtain licenses of certain proprietary technologies used in principal products from the original manufacturers of such products. Our reliance upon protection of some of our production technology as “trade secrets” will not necessarily protect us from the others independently obtaining the ability to manufacture our products. We cannot assure that we will be able to maintain the confidentiality of our production technology, dissemination of which could have a material adverse effect on our business.

We Must Commit Resources to Product Production Prior to Receipt of Purchase Commitments and Could Lose Some or All of the Associated Investment

We sell many of our products pursuant to purchase orders for current delivery, rather than pursuant to long-term supply contracts. This makes long-term planning difficult. Further, many of these purchase orders may be revised or canceled prior to shipment without penalty. As a result, we must commit resources to the production of products without advance purchase commitments from customers. The cancellation or deferral of product orders, the return of previously sold products, or overproduction due to the failure of anticipated orders to materialize, could result in our holding excess or obsolete inventory. This could cause inventory write-downs. Our inability to sell products after we have devoted significant resources to them could have a material adverse effect on our business, financial condition and results of operations.

Variability of Our Manufacturing Yields May Affect Our Gross Margins

Our manufacturing yields vary significantly among products, depending on the complexity of a particular integrated circuit’s design and our experience in manufacturing that type of integrated circuit. From time to time, we have experienced difficulties in achieving planned yields, which have adversely affected our gross margins.

The fabrication of integrated circuits is a highly complex and precise process. Problems in the fabrication process can cause a substantial percentage of wafers to be rejected or numerous integrated circuits on each wafer to be nonfunctional, thereby reducing yields. These difficulties include:

•	defects in masks, which are used to transfer circuit patterns onto our wafers;

•	impurities in the materials used;

•	contamination of the manufacturing environment; and

•	equipment failure.

The manufacture of filters and transformers is a multi-level process. Each component has dependency on the other. Each raw material must yield consistent results or productivity is adversely affected. The difficulties that may be experienced in this process include:

•	impurities in the materials used;

•	equipment failure; and

•	bottlenecks (product cannot move to the next stage until the previous stage is completed).

The manufacturing process for the stabilized Glide Slope Indicator (SGSI) is a unique process in that it is highly reliant on subcontractors. These units are comprised of four major units, three of which are manufactured by separate manufacturing companies.

The difficulties that may be experienced in this process include:

•	defects in subcontractors components;

•	impurities in the materials used;

•	equipment failure; and

•	unreliability of a subcontractor.

Because a large portion of our costs of manufacturing these products are relatively fixed, it is critical for us to improve the number of shippable integrated circuits per wafer and increase the production volume of wafers in order to maintain and improve our results of operations. Yield decreases can result in substantially higher unit costs, which could materially and adversely affect our operating results and have done so in the past. Moreover, we cannot assure that we will be able to continue to improve yields in the future or that we will not suffer periodic yield problems, particularly during the early production of new products or introduction of new process technologies. In either case, our results of operations could be materially and adversely affected.

Our Inventories May Become Obsolete

The life cycles of some of our products depend heavily upon the life cycles of the end products into which these products are designed. Products with short life cycles require us to manage closely our production and inventory levels. Inventory may also become obsolete because of adverse changes in end-market demand. The life cycles for electronic components have been shortening over time at an accelerated pace. We may be adversely affected in the future by obsolete or excess inventories which may result from unanticipated changes in the estimated total demand for our products or the estimated life cycles of the end products into which our products are designed.

Interruptions, Delays or Cost Increases Affecting Our Materials, Parts, Equipment or Subcontractors May Impair Our Competitive Position

Some of the our products are assembled and tested by third-party subcontractors. We do not have any long-term agreements with these subcontractors. As a result, we may not have assured control over our product delivery schedules or product quality. Due to the amount of time typically required to qualify assemblers and testers, we could experience delays in the shipment of our products if we are forced to find alternative third parties to assemble or test them. Any product delivery delays in the future could have a material adverse effect on our operating results and financial condition. Our operations and ability to satisfy customer obligations could be adversely affected if our relationships with these subcontractors is disrupted or terminated.

Certain of Our Divisions Are Reliant One Key Customer

The Filtran Group and TM are each highly reliant on a single key customer. For Filtran, Harris Corporation accounted for 47%, 35% and 30.6%, respectively, of divisional sales, which translated to 24.9%, 16.7% and 16%, respectively of API’s total annual sales for the fiscal years ended May 31, 2006, 2005 and 2004. For TM Systems II, NASSCO accounted for 43%, 37% and 42%, respectively, of divisional sales, which translated into 6.6%, 8.5% and 11.7% respectively of API’s total annual sales for the fiscal years ended May 31, 2006, 2005 and 2004. If either customer should decide to purchase components from other suppliers, it could have an adverse impact on the applicable division and our revenues and net income.

Environmental Liabilities Could Adversely Impact Our Financial Position

United States federal, state and local laws and regulations and federal, provincial and local laws, rules and regulations in Canada, impose various restrictions and controls on the discharge of materials, chemicals and gases used in our manufacturing processes. In the conduct of our manufacturing operations, we have handled and continue to handle materials that are considered hazardous, toxic or volatile under US federal, state and local laws and Canadian, federal, provincial and local laws, rules and regulations. The risk of accidental release of such materials cannot be completely eliminated. In addition, contaminants may migrate from or within, or through real property. These risks may give rise to substantial claims.

Fixed Costs May Reduce Operating Results If Our Sales Fall Below Expectations

Our expense levels are based, in part, on our expectations as to future sales. Many of our expenses, particularly those relating to capital equipment and manufacturing overhead, are relatively fixed. Decreases in lead times between orders and shipments and customers’ ordering practices could adversely affect our ability to project future sales. We might be unable to reduce spending quickly enough to compensate for reductions in sales. Accordingly, shortfalls in sales could materially and adversely affect our operating results.

FORWARD LOOKING STATEMENTS

This document and the documents incorporated in this document by reference contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements.

The forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

Among the important factors that could cause actual results to differ materially from those indicated by forward-looking statements are the risks and uncertainties described under “Risk Factors” and elsewhere in this document and in our other filings with the SEC.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise.

USE OF PROCEEDS

Because our common stock will be issued in exchange for or to purchase Exchangeable Shares, we will not receive any cash proceeds upon the issuance of our common stock registered in this prospectus. No broker, dealer or underwriter has been engaged with this offering. The Exchangeable Shares were issued to former shareholders of API in connection with the Business Combination.

PLAN OF DISTRIBUTION

Under the terms of a Plan of Arrangement approved by the Ontario Superior Court of Justice and in connection with the Business Combination among Rubincon, API and Nanotronics Sub, Nanotronics Sub issued ten shares of our common stock, or at a Canadian shareholder’s option, ten Exchangeable Shares, for each existing common share of API (other than dissenting shares) on                     , 2006. The Exchangeable Shares have economic rights (including the right to equivalent dividends) and voting attributes substantially equivalent to those of our common stock. Holders of API common shares who properly exercised their rights of dissent were not issued any Exchangeable Shares or shares of our common stock and have been or will be paid fair value for their API common shares. Our common stock may be issued to holders of Exchangeable Shares through the holder’s election, upon Nanotronics Sub’s redemption or purchase, or upon Nanotronics Sub’s or our liquidation.

Although our common stock will be issued to you in exchange for your Exchangeable Shares, our stock may be issued to you using various legal mechanisms. For instance, you have the right to exchange or cause the redemption of your Exchangeable Shares. By exercising these rights, you may require an exchange by us or redemption by Nanotronics Sub, as the case may be, of your Exchangeable Shares for our common stock. Your rights to require us to exchange the Exchangeable Share for our common stock are called:

•	exchange put rights; and

•	retraction rights;

Also, we may issue our common stock to you as a result of an automatic exchange or redemption. Upon the occurrence of specified triggering event, you will be required to exchange your Exchangeable Shares for our common stock. These rights arise automatically upon the occurrence of triggering events and are called:

•	the automatic redemption right;

•	the optional exchange right;

•	the liquidation right; and

•	the automatic exchange right;

Finally, we may exercise our rights to require you to sell your Exchangeable Shares for our common stock and receive the identical consideration that you would receive upon an exchange of your Exchangeable Shares. Our call rights permit us to require you to sell your Exchangeable Shares for our common stock if you exercise your retraction rights or in any circumstance where Nanotronics Sub would otherwise be required to redeem your Exchangeable Shares. We plan to exercise our call rights, when available, through our wholly-owned subsidiary Rubincon Holdings Corp., and currently foresee limited, if any, circumstances under which we would not exercise our call rights rather than permit your Exchangeable Shares to be redeemed by Nanotronics Sub. Accordingly, we expect that you will receive our common stock only through an exchange with Rubincon Holdings Corp., as opposed to upon redemption by Nanotronics Sub, of your Exchangeable Shares for our common stock. While in either case you would receive the same consideration, the tax consequences resulting from an exchange with us will be substantially different from the tax consequences resulting from a redemption by Nanotronics Sub. We may, at our option, cause Rubincon Holdings Corp., another Canadian subsidiary of ours, to acquire your Exchangeable Shares in our place and deliver to you your shares of our common stock. Thus, for purposes of describing our call right below, references to our acquisition of your Exchangeable Shares and our delivery of our common stock for your Exchangeable Shares includes the acquisition and delivery by our Canadian subsidiary of our common stock for your Exchangeable Shares. Our call rights are called, depending on the circumstances under which they are exercised, our:

•	retraction call rights;

•	liquidation call rights; and

•	redemption call rights.

Your Rights to Exchange or Redeem Your Shares

Your right to receive our common stock. We have granted your exchange put right described below to Equity Transfer & Trust Company as trustee (the “Trustee”), for the benefit of the holders of the Exchangeable Shares. You also have the right to retract (i.e., require Nanotronics Sub to redeem, subject to our retraction call rights) any or all of your Exchangeable Shares.

Your exchange put right. You may require us to exchange all or any part of your Exchangeable Shares for an equivalent number of shares of our common stock, plus cash equal to the cash dividends declared on our common stock and not also paid to holders of the Exchangeable Shares between the closing of the Business Combination and the date of exchange (“the “Unpaid Dividends”), if any. You may exercise your exchange put right by presenting to the Trustee at its principal offices in Toronto, Ontario:

•	written notice;

•	a certificate or certificates for the Exchangeable Shares you want to exchange; and

•	other documents and instruments as may be required to effect a transfer of Exchangeable Shares as provided in the voting and exchange trust agreement among us, Nanotronics Sub and the Trustee.

An exchange pursuant to this right will be completed not later than the close of business on the third business day following receipt by the trustee of the items listed above.

Your retraction rights. Subject to applicable law and our retraction call right, you are entitled at any time to retract (i.e., require Nanotronics Sub to redeem) any of your Exchangeable Shares and to receive an equal number of shares of our common stock plus the equivalent amount of Unpaid Dividends on the Exchangeable Shares, if any. You may cause a redemption by presenting certificates representing the number of Exchangeable Shares you wish to redeem to the Trustee or Nanotronics Sub, together with a duly executed retraction request:

•	specifying the number of Exchangeable Shares you desire to have redeemed;

•	stating the retraction date on which you desire to have us redeem your Exchangeable Shares, which must be a business day between five and ten days from the date of delivery of the request; and

•	acknowledging our retraction call right to purchase all but not less than all of the retracted Exchangeable Shares directly from you and that the retraction request will be deemed to be a revocable offer by you to sell the retracted shares to us in accordance with our retraction call right on the terms and conditions described below.

Upon receipt of a retraction request, Nanotronics Sub will promptly notify us upon receipt of a retraction request.

Your retraction rights are subject to our retraction call rights. In order to exercise our retraction call right, we must notify Nanotronics Sub of our determination to do so within two business days of our receipt of notification. If we deliver the call notice within two business days, and you have not revoked your retraction request in the manner described below, Nanotronics Sub will not redeem the retracted shares and we (or Nanotronics Holdings) will purchase from you the retracted shares on the retraction date. If we do not deliver the call notice within the two business day period, and you have not revoked your retraction request, Nanotronics Sub will redeem the retracted shares on the retraction date.

You may withdraw you retraction request by giving notice in writing to Nanotronics Sub before the close of business on the business day immediately preceding the date specified as the retraction date. If you withdraw your retraction request, your offer to sell the retracted Exchangeable Shares to us will be deemed to have been revoked.

If, as a result of liquidity or solvency requirements or other provisions of applicable law, Nanotronics Sub is not permitted to redeem all those Exchangeable Shares you desire to retract, Nanotronics Sub will redeem only those Exchangeable Shares you have tendered as would be permitted by applicable law.

If any of your Exchangeable Shares are not redeemed by Nanotronics Sub as a consequence of applicable law or purchased by us, you will be deemed to have required us to purchase your unretracted shares in exchange for an equal number of shares of our common stock, plus the amount of all of our dividends then payable and unpaid, if any, on the retraction date pursuant to your exchange put right as provided for in the voting and exchange trust agreement described below.

In connection with the payment of the retraction price by Nanotronics Sub, Nanotronics Sub is authorized to liquidate some of our shares to otherwise be received by a shareholder to fund any statutory withholding tax obligation.

Your Automatic Rights to Receive Shares of Our Common Stock

The automatic redemption right. Subject to applicable law and our redemption call rights, on an automatic redemption date, Nanotronics Sub will redeem all but not less than all of the then outstanding Exchangeable Shares in exchange for an equal number of shares of our common stock, plus the equivalent amount of all Unpaid Dividends, if any. Notwithstanding any proposed redemption of the Exchangeable Shares, our redemption call rights give us the overriding right to acquire on an automatic redemption date, all but not less than all, of the outstanding Exchangeable Shares in exchange for an equal number of shares of our common stock, plus the amount of all Unpaid Dividends, if any.

An automatic redemption date is the first to occur of:

•	the date selected by the Nanotronics Sub Board of Directors, if the selected date is later than the tenth anniversary of the closing of the Business Combination;

•	the date selected by the Nanotronics Sub Board of Directors, if the selected date is later than the third anniversary of the closing of the Business Combination with API and if less that 10% of the number of Exchangeable Shares issuable at the closing of the Business Combination with API, other than Exchangeable Shares held by us and entities controlled by us , are outstanding;

•	the business day prior to the record date for any meeting or vote of the Nanotronics Sub shareholders to consider any matter in which the holders of Exchangeable Shares would be entitled to vote as Nanotronics Sub shareholders, but excluding any meeting or vote as described in the paragraph immediately below; and

•	the business day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent the action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, if the approval or disapproval, as applicable, of the change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and our common stock.

At least 45 days before an automatic redemption date or before a possible automatic redemption date which may result from a failure of the holders of the Exchangeable Shares to take a necessary action as described above, Nanotronics Sub shall provide you with written notice of the proposed redemption or possible redemption of the Exchangeable Shares by Nanotronics Sub. In the case of a possible automatic redemption date, the notice will be given contingently and will be withdrawn if the contingency does not occur.

The optional exchange right. Upon the occurrence and during the continuance of a Nanotronics Sub insolvency event, you will be entitled to instruct the Trustee, to exercise the optional exchange right, with respect to any of your Exchangeable Shares, requiring us to acquire your Exchangeable Shares. Immediately upon the occurrence of a Nanotronics Sub insolvency event or any event which may, with the passage of time of the giving of notice, become a Nanotronics Sub insolvency event, we and Nanotronics Sub will give written notice to the Trustee. The Trustee will then promptly notify you of the event or potential event and will advise you of your rights with respect to the optional exchange right. The consideration for each Exchangeable Share to be acquired under the optional exchange right will be one share of our common stock, plus the Unpaid Dividends, if any.

Nanotronics Sub insolvency event means:

•	the institution of, or the consent of Nanotronics Sub to the institution of, any proceeding for Nanotronics Sub to be adjudicated bankrupt or insolvent or to be dissolved or wound-up, or the filing of a petition, answer or consent seeking dissolution or winding-up under bankruptcy, insolvency or analogous laws;

•	the failure of Nanotronics Sub to contest in good faith any bankruptcy, insolvency, dissolution, winding-up or analogous proceeding commenced against it within 15 days of becoming aware of the proceeding, or if so contested, the adjudication that Nanotronics Sub is insolvent or bankrupt;

•	the consent of Nanotronics Sub to the filing of any bankruptcy, insolvency, dissolution, winding-up or analogous petition or to the appointment of a receiver;

•	the making by Nanotronics Sub of a general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due; or

•	Nanotronics Sub’s not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Exchangeable Shares pursuant to a retraction request.

If, as a result of liquidity or solvency requirements or other provisions of applicable law, Nanotronics Sub is not permitted to redeem all of your Exchangeable Shares tendered for retraction in accordance with your retraction call rights, you will be deemed to have exercised the optional exchange right with respect to your unredeemed Exchangeable Shares, and we will be required to purchase (i.e. issue our common stock to you and pay you your Unpaid Dividends in exchange for your shares) your unredeemed shares.

The liquidation right. Subject to our liquidation call right, in the event of the liquidation, dissolution or winding-up of Nanotronics Sub or any other distribution of assets of Nanotronics Sub among its shareholders for the purpose of winding-up its affairs, you will be entitled to receive for each Exchangeable Share one share of our common stock, together with the amount of all Unpaid Dividends, if any.

The automatic exchange right. In the event of an API Nanotronics liquidation event, you will be deemed to have sold your Exchangeable Shares to us for an equal number of shares of our common stock, plus the equivalent amount of all Unpaid Dividends, if any.

An API Nanotronics liquidation event is:

1.	any determination by our Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings of API Nanotronics or to effect any other distribution of our assets among our shareholders for the purpose of winding-up our affairs; or

2.	the earlier of receipt of notice of, and our otherwise becoming aware of, any threatened or instituted claim or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of API Nanotronics or to effect any other distribution of our assets among our shareholders for the purpose of winding-up our affairs.

An automatic exchange will be deemed to have occurred immediately prior to the effective time of an event contemplated by the definition of API Nanotronics liquidation event.

Our Call Rights

In the circumstances described below, we will have overriding call rights to acquire your Exchangeable Shares by delivering an equal number of shares of our common stock, plus the equivalent amount of all Unpaid Dividends, if any. Different Canadian federal income tax consequences may arise depending upon whether we exercise our call rights or whether your Exchangeable Shares are redeemed by Nanotronics Sub. See “Tax Considerations – Canadian Federal Income Tax Considerations.”

Our retraction call right. If you exercise your retraction call rights by requesting Nanotronics Sub to redeem your Exchangeable Shares, then you will be deemed to offer your Exchangeable Shares to us, and we will have an overriding retraction call right to acquire all, by not less than all, of the Exchangeable Shares that you have requested Nanotronics Sub to redeem in exchange for an equal number of shares of our common stock, plus the amount of all Unpaid Dividends, if any.

Our liquidation call right. We have an overriding liquidation call right, in the event of and notwithstanding a proposed liquidation, dissolution or winding-up of Nanotronics Sub or any other distribution of the assets of Nanotronics Sub among its shareholders for the Exchangeable Shares then outstanding in exchange for an equal number of shares of our common stock, plus the amount of all Unpaid Dividends, if any. Upon the exercise of our liquidation call right, you will be obligated to transfer your Exchangeable Shares to us. Our acquisition of all of the outstanding Exchangeable Shares upon the exercise of our liquidation call right will occur on the effective date of the voluntary of involuntary liquidation, dissolution or winding-up of Nanotronics Sub.

Our redemption call right. We have an overriding redemption call right to acquire on an automatic redemption date all, but not less than all, or the Exchangeable Shares then outstanding in exchange for an equal number of shares of our common stock, plus the equivalent amount of all Unpaid Dividends, if any, and upon the exercise of our redemption call right, you will be obligated to transfer your Exchangeable Shares to us in exchange for such consideration.

If we exercise one or more of our call rights, we will issue our common stock directly to you and will become the holder of your Exchangeable Shares. We will not be entitled to exercise any of the voting rights attached to your Exchangeable Shares. If we decline to exercise our call rights when available, we will be required to issue our common stock as Nanotronics Sub directs, including to Nanotronics Sub, which will, in turn, transfer our common stock to you in consideration for the return and cancellation of your Exchangeable Shares. If we do not exercise our call rights when applicable and instead deliver our common stock as Nanotronics Sub directs, you would receive the same consideration, but the Canadian tax consequences will be substantially different. See “Tax Considerations - Canadian Federal Income Tax Consideration.” However, we anticipate that we will exercise our call rights, when available, and currently foresee limited, if any, circumstances under which we would not exercise our call rights. In addition, we do not anticipate any restriction or limitation on the number of Exchangeable Shares we would acquire upon the exercise of our call rights.

In any circumstance where we are required to purchase your Exchangeable Shares, we may establish a separate Canadian subsidiary solely for the purpose of acquiring from us and delivering to you those shares of our common stock. In either case, the tax consequences of the exchange to you will be substantially identical.

DESCRIPTION OF OUR AND NANOTRONICS SUB’S SHARE CAPITAL

Our Share Capital

Common Stock

We are authorized by our certificate of incorporation to issue up to 200,000,000 shares of common stock, $0.001 par value per share, of which 40,006,672 shares were issued and outstanding as of November 2, 2006. Each share of our common stock has one vote on all matters to be voted upon by our stockholders. No share of our common stock affords any cumulative voting or preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of our common stock will be entitled to dividends in such amounts and at such times as our board, in its discretion, may declare out of funds legally available for the payment of dividends. We do not anticipate paying dividends in the foreseeable future. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in our remaining property and assets.

Additionally, in connection with the Business Combination, 28,254,060 shares of either our common stock or Exchangeable Shares are being issued. While we do not yet know what portion of the API common shares will become share of our common stock and what portion will become Exchangeable Shares, the exact proportions are not material to us because the Exchangeable Shares are equivalent, to the extent practicable, of shares of our common stock.

Special Voting Stock and Rights Related to the Exchangeable Shares

Special Voting Stock. A single share of special voting stock, par value $0.01 per share, designated as special voting stock, was created pursuant to the amendment to our certificate of incorporation that was filed in connection with the closing of the Business Combination and was issued to the Trustee. Except as otherwise required by law or our certificate of incorporation, the special voting stock possesses the number of votes equal to the number of outstanding Exchangeable Shares from time to time not owned by us or our affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of our stockholders. With respect to any written consent sought from our stockholders, each vote attached to the special voting stock is exercisable in the same manner as a vote at a meeting.

The holders of our common stock and the holder of the special voting stock will vote together as a single class on all matters. The special voting stock has been issued to the Trustee, who was appointed under the voting and exchange trust agreement, for the benefit of the holders of Exchangeable Shares, other than us or our subsidiaries. The Trustee is not be entitled to receive dividends, and, in the event of our liquidation, dissolution or winding up, will receive an amount equal to the par value thereof. The rights of a holder of Exchangeable Shares to exercise the votes attached to the special voting stock will cease upon the exchange of such holder’s Exchangeable Shares for shares of our common stock. At such time as the special voting stock has no votes attached to it because there are no Exchangeable Shares outstanding not owned by us or our affiliates, the special voting stock will cease to have any rights.

Voting and Exchange Trust Agreements. The voting and exchange trust agreement provides the following mechanics for voting the special voting share (the full text of the voting and exchange trust agreement is attached to this prospectus as Exhibit B):

Each holder of an Exchangeable Share on the record date for any meeting at which our stockholders are entitled to vote will be entitled to instruct the Trustee to exercise one of the votes attached to the special voting stock for such Exchangeable Share. The Trustee will exercise each vote attached to the special voting stock only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise such votes. If a holder either has not previously given the Trustee voting instructions with respect to the meeting or submits to the Trustee written revocation of such previous instructions, a holder may, upon instructing the Trustee, obtain a proxy from the Trustee entitling the holder to vote directly at the relevant meeting the votes attached to the special voting stock to which the holder is entitled.

The Trustee will send to the holders of the Exchangeable Shares the notice of each meeting at which our shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Trustee to exercise the votes attaching to the special voting stock, at the same time as we send such notice and materials to our stockholders. The Trustee will also send to the holders of Exchangeable Shares copies of all information statements, interim and annual financial statements, reports and other materials sent by us to our stockholders at the same time as such materials are sent to our stockholders. To the extent that we provide such materials to the Trustee, the Trustee will also send to the holders of Exchangeable Shares all materials sent by third parties to our stockholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to our stockholders.

With the exception of administrative changes, for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making necessary amendments or curing ambiguities or clerical errors (in each case provided that our board of directors and the board of directors of Nanotronics Sub and the Trustee and its counsel are of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the voting and exchange trust agreement may not be amended without the approval of the holders of the Exchangeable Shares.

Support Agreement. We have entered into a support agreement with Nanotronics Sub containing agreements that affect our share capital. The following is a summary description of the material provisions of the support agreement, and is qualified in its entirety be reference to the full text of the support agreement, the form of which we have included as Exhibit A hereto.

Under the support agreement, we have agreed that so long as any Exchangeable Shares are outstanding we will:

•	not declare or pay dividends on our common stock unless Nanotronics Sub is able to and simultaneously pays an equivalent dividend on the Exchangeable Shares;

•	advise Nanotronics Sub in advance of the declaration of any dividend on the our common stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for our common stock;

•	ensure that the record date for any dividend declared on our common stock is not less than ten business days after the declaration date for such dividend;

•	take all actions and do all things necessary to ensure that Nanotronics Sub is able to provide to the holders of the Exchangeable Shares the equivalent number of shares of our common stock in the event of the automatic conversion of Exchangeable Shares into our common stock, the exercise by a holder of Exchangeable Shares of the holder’s redemption right or a liquidation, dissolution, or winding-up of Nanotronics Sub or any other distribution of the assets of Nanotronics Sub for the purpose of winding-up its affairs, a retraction request by a holder of Exchangeable Shares, or a redemption of Exchangeable Shares by Nanotronics Sub;

•	not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of Nanotronics Sub; and

•	not take any action that, or omit to take any action the omission of which would result in a meeting of Nanotronics Sub shareholders other than a meeting relating to certain changes required to maintain the economic and legal equivalence of the Exchangeable Shares and our common stock.

The support agreement also provides that we will not (i) distribute additional shares of our common stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of our common stock, unless we are or Nanotronics Sub is permitted under applicable law to, and we do or Nanotronics Sub does, distribute the economic equivalent simultaneously to the holders of Exchangeable Shares; or (ii) make any changes (either by subdivision, combination or otherwise) to our outstanding common shares which would result in a greater or lesser number of our common shares or make any other changes or effect any mergers or other transactions involving or affecting our common shares, unless we are or Nanotronics Sub is permitted under applicable law to, and we effect or Nanotronics Sub effects simultaneous to such changes, the same or economically equivalent changes to the Exchangeable Shares.

We have further agreed that in the event a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to our common stock is proposed by us or is proposed to us or our stockholders and is recommended by the our board or directors, then we, in good faith, shall take all actions as are necessary to permit the holders of the Exchangeable Shares to participate in such transaction to the same extent and on an equivalent basis as the holders of our common stock.

We have agreed that as long as there remain outstanding Exchangeable Shares not owned by us or any entity controlled by us, we will remain the beneficial owner, directly or indirectly, of all outstanding common shares of Nanotronics Sub. Notwithstanding this agreement, we will not violate this agreement if any person or group of persons acting jointly or in concert acquires our common stock pursuant to a merger and we are not the survivor.

With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making necessary amendments or curing ambiguities or clerical errors (in each case provided that our board of directors and the board of directors of Nanotronics Sub is of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the support agreement may not be amended without the approval of the holders of the Exchangeable Shares.

Under the support agreement, we have agreed not to exercise any voting rights attached to the Exchangeable Shares owned by us or any entity controlled by us on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the support agreement).

Nanotronics Sub’s Share Capital

The share capital of Nanotronics Sub is as summarized below. This summary is qualified in its entirety by reference to the share capital of Nanotronics Sub and other provisions included in Nanotronics Sub’s articles of incorporation, which we have attached as Exhibit C hereto.

Common Shares

Nanotronics Sub is authorized to issue an unlimited number of shares of common stock, no par value per share. There are 100 common shares issued and outstanding, all of which are owned by us. The holders of Nanotronics Sub common shares will be entitled to receive notice of and to attend all meetings of the shareholders of Nanotronics Sub and will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of Nanotronics Sub common shares. Subject to the prior rights of the Exchangeable Shares and any other shares ranking prior to the common shares, the holders of Nanotronics Sub common shares will be entitled to receive such dividends as may be declared by the Nanotronics Sub Board of Directors out of funds legally available therefore. We, as holder of the Nanotronics Sub common shares, will be entitled upon any liquidation, dissolution or winding-up of Nanotronics Sub, subject to the prior rights of the holders of the Exchangeable Shares and to any other shares ranking senior to our common stock, to share ratably in the remaining property and assets of Nanotronics Sub.

Exchangeable Shares

General Nanotronics Sub is authorized to issue an unlimited number of Exchangeable Shares, no par value per share. Nanotronics Sub will issue a maximum of 28,254,060 Exchangeable Shares in the Business Combination. If former holders of common stock of API request to receive shares of our common stock instead of Exchangeable Shares, Nanotronics Sub will not issue Exchangeable Shares to those former holders of API common stock. The exchangeable share provisions are attached to this prospectus as Exhibit C.

Ranking. The exchangeable shares will be entitled to a preference over the Nanotronics Sub common shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of Nanotronics Sub.

Dividends. Holders of Exchangeable Shares will be entitled to receive dividends equivalent to dividends paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as that for the corresponding dividends on the our common stock.

Certain Restrictions. Without the approval of the holders of the Exchangeable Shares, Nanotronics Sub may not:

1.	pay any dividend on the Nanotronics Sub commons shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in such other shares ranking junior to the Exchangeable Shares;

2.	redeem, purchase or make any capital distribution in respect of Nanotronics Sub common shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

3.	redeem or purchase any other shares of Nanotronics Sub ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

4.	amend the certificate of incorporation or bylaws of Nanotronics Sub in any manner that would affect the rights or privileges of the holders of Exchangeable Shares.

The restriction in the first three points above will not apply at any time when the dividends on the outstanding Exchangeable Shares corresponding to dividends declared on our common stock have been declared and paid in full. Nanotronics Sub is not restricted from issuing additional common shares or Exchangeable Shares.

Liquidation. In the event of the liquidation, dissolution or winding-up of Nanotronics Sub, a holder of Exchangeable Shares will be entitled to receive for each Exchangeable Share one share of our common stock, together with the equivalent amount of all Unpaid Dividends, if any.

Retraction Right, Exchange Put Right and Automatic Redemption Right. The Exchangeable Share provisions also provide for the retraction right, the exchange put right and the automatic redemption right. See “Plan of Distribution” on page 22.

Voting Rights. Except as required by applicable law, the holders of the Exchangeable Shares will not be entitled as such to receive notice of or attend any meeting of the shareholders of Nanotronics Sub or to vote at any such meeting.

Amendment and Approval. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be changed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the Exchangeable Shares will be sufficiently given if given in accordance with applicable law and subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than 66 2/3% of the votes cast thereon at a meeting of the holders of Exchangeable Shares (other than shares beneficially owned by us or entities controlled by us) duly called and held at which holders of at least 20% of the then outstanding Exchangeable Shares present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefore, then the meeting will be adjourned to such place and time not less than 10 days later as may be designated by the chairman of such meeting, and the holders of Exchangeable Shares present or represented by proxy at the adjourned meeting may transact the business for which the meeting was originally called. At the adjourned meeting, a resolution passed by the affirmative vote of not less than 66 2/3% of the votes cast thereon (other than shares beneficially owned by Nanotronics Sub or entities controlled by us) will constitute the approval or consent of the holders of the Exchangeable Shares.

Actions of Nanotronics Sub under Support Agreement. Under the Exchangeable Shares provisions, Nanotronics Sub has agreed to take all such actions and do all such things as are necessary or advisable to perform and comply with its obligations under, and to ensure the performance and compliance by us with our obligations under, the support agreement.

TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations

Subject to the qualifications and assumptions contained herein, the following is a summary of the material Canadian federal income tax considerations, as of the date of this Prospectus relating to the transactions that are applicable to a former API shareholder who, for purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”) and at all relevant times holds the Exchangeable Shares and holds or will hold our common stock as capital property, and deals at arm’s length and was not, is not and will not be affiliated with API, Nanotronics Sub, Rubincon Holdings or us. This discussion does not apply to any holder who acquired shares on the exercise of an employee stock option, or with respect to whom we are a foreign affiliate within the meaning of the Canadian Tax Act, nor to a person who is a financial institution or a specified financial institution within the meaning of the Canadian Tax Act.

All holders of Exchangeable Shares and our common stock should consult their own tax advisors as to whether, as a matter of fact, they hold their Exchangeable Shares and/or our common stock as capital property for the purposes of the Canadian Tax Act.

This discussion is based on the current provisions of the Canadian Tax Act and the regulations thereto, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “U.S. Treaty”), counsel’s understanding of the current published administrative practices of the Canada Revenue Agency (the “CRA”), all in effect as of the date of this Prospectus and officers’ certificates from API, Nanotronics Sub and us as to certain factual matters. This discussion takes into account all specific proposed amendments to the Canadian Tax Act and the regulations thereto that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form. No assurances can be given that the proposed amendments will be enacted in the form proposed, if at all.

Except for the foregoing, this summary does not take into account or anticipate any changes in law or administrative practices, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or non-Canadian income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance income tax ruling has been sought or obtained from the CRA to confirm the Canadian tax consequences of any of the transactions described herein.

THIS DISCUSSION IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE NOR ANY OPINION OR REPRESENTATION TO ANY PARTICULAR FORMER API SHAREHOLDER, HOLDER OF EXCHANGEABLE SHARES OR HOLDER OF OUR

COMMON STOCK. THEREFORE, FORMER API SHAREHOLDERS, HOLDERS OF EXCHANGEABLE SHARES AND HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of our common stock, including the receipt of dividends and the calculation of any adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

Former API Shareholders Resident In Canada

The following portion of this discussion is generally applicable to a former API shareholder who, for purposes of the Canadian Tax Act, is resident or deemed to be resident in Canada at all relevant times (a “Canadian Holder”).

Holders of Exchangeable Shares and Ancillary Rights Where No Election is Made under Section 85 of the Canadian Tax Act. Where a Canadian Holder has exchanged API common shares for Exchangeable Shares and ancillary rights without making a valid joint election under subsection 85(1) or 85(2) of the Canadian Tax Act then the cost to such holder of the Exchangeable Shares acquired on the exchange of API common shares is equal to the fair market value of the Exchangeable Shares at the effective time of the exchange. The cost to such holder of the ancillary rights acquired on the exchange of the API common shares is equal to the fair market value of such rights at the effective time of the exchange.

The cost of Exchangeable Shares and the cost of ancillary rights received by a Canadian Holder on the exchange of API common shares will be averaged with the adjusted cost base to such holder of other Exchangeable Shares and the adjusted cost base to such holder of other ancillary rights, respectively, that are held at that time by such holder as capital property.

Holders of Exchangeable Shares and Ancillary Rights Where an Election was Made under Section 85 of the Canadian Tax Act. Where a Canadian Holder of API common shares has made a valid joint election under subsection 85(1) or 85(2) of the Canadian Tax Act in respect of an exchange of API common shares for Exchangeable Shares, then, in general, the cost to the eligible holder of Exchangeable Shares received on the exchange is equal to the elected amount minus the sum of (i) any cash received in respect of a fractional Exchangeable Share, and (ii) the fair market value at the effective time of the exchange of the ancillary rights received on the exchange. The cost to the eligible holder of the ancillary rights received on the exchange is equal to their fair market value at the effective time of the exchange.

The cost of Exchangeable Shares and the cost of ancillary rights received by a Canadian Holder on the exchange of API common shares will be averaged with the adjusted cost base to such holder of other Exchangeable Shares and the adjusted cost base to such holder of other ancillary rights, respectively, that are held at that time by such holder as capital property.

Call Rights. API is of the view, and has advised counsel, that the liquidation call right, the redemption call right and the retraction call right granted by API shareholders who have acquired the Exchangeable Shares have only a nominal value. Accordingly, no amount has been allocated to these rights. These determinations of value are not binding on the CRA and it is possible that the CRA could take a contrary view.

Dividends on Exchangeable Shares. In the case of a Canadian Holder of Exchangeable Shares who is an individual, dividends received or deemed to be received by the holder on Exchangeable Shares will be included in computing the holder’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

In the case of a Canadian Holder of Exchangeable Shares that is a corporation, other than a “specified financial institution”, dividends received or deemed to be received by the holder on Exchangeable Shares will be included in computing the holder’s income and, subject to the special rules and limitations described below, will normally be deductible in computing its taxable income.

A Canadian Holder of Exchangeable Shares that is a “private corporation” (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the Exchangeable Shares to the extent that such dividends are deductible in computing the holder’s taxable income. A holder of Exchangeable Shares that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) throughout the relevant taxation year may be liable to pay an additional refundable tax of 6 2/3% on dividends or deemed dividends on Exchangeable Shares that are not deductible in computing the holder’s taxable income.

The Exchangeable Shares are “taxable preferred shares” and “short-term preferred shares” for the purposes of the Canadian Tax Act. A Canadian resident holder of Exchangeable Shares who receives or is deemed to receive dividends on such shares will not be subject to the 10% tax under Part IV.1 of the Canadian Tax Act.

Redemption, Retraction or Exchange of Exchangeable Shares. A holder of Exchangeable Shares may not control whether such holder will receive our common stock by way of redemption (or retraction) of the Exchangeable Shares by Nanotronics Sub or by way of purchase of the Exchangeable Shares by us. However, a holder who exercises the right of retraction will be notified if we will exercise our retraction call right, and if such holder does not wish to proceed, the holder may revoke its retraction request. As described below, the Canadian federal income tax consequences of a redemption (or retraction) by Nanotronics Sub differ from those of an exchange by us (or Rubincon Holdings) using our common stock.

We plan to exercise our call rights, when available, through our wholly owned subsidiary Rubincon Holdings, and currently foresee limited, if any, circumstances under which we would not exercise our call rights rather than permit your Exchangeable Shares to be redeemed by

Nanotronics Sub. Accordingly, we expect that you will receive our common stock only through an exchange with Rubincon Holdings Corp., as opposed to upon redemption by Nanotronics Sub, of your Exchangeable Shares for our common stock.

Redemption or Retraction by Nanotronics Sub. On the redemption (or retraction) of Exchangeable Shares by Nanotronics Sub, a Canadian Holder of the Exchangeable Shares will be deemed to receive a dividend equal to the amount, if any, by which the redemption (or retraction) proceeds (i.e. the fair market value at the time of shares of our common stock received by the holder of the Exchangeable Shares from Nanotronics Sub on the redemption or retraction) exceeds the paid-up capital (for purposes of the Canadian Tax Act) at the time of the redemption (or retraction) of the Exchangeable Shares. On the redemption (or retraction) of Exchangeable Shares, the Canadian Holder of the Exchangeable Shares will also be considered to have disposed of the Exchangeable Shares for proceeds of disposition equal to the redemption (or retraction) proceeds (determined as described above) less the amount of such deemed dividend. The Canadian Holder of the Exchangeable Shares redeemed (or retracted) will, in general, realize a capital gain (or a capital loss) equal to the amount by which the adjusted cost base to the holder of the Exchangeable Shares immediately before redemption (or retraction) is less than (or exceeds) such proceeds of disposition. In the case of a Canadian Holder of Exchangeable Shares that is a corporation, in some circumstances, the amount of any deemed dividend arising on redemption (or retraction) may be treated as proceeds of disposition and not as a dividend.

Exchange by Us of Exchangeable Shares for Our Common Stock. On the exchange of Exchangeable Shares by a Canadian Holder with us or Rubincon Holdings, as the case may be, for shares of our common stock, the holder will, in general, realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Exchangeable Shares exceed (or are less than) (i) the adjusted cost base to the holder of the Exchangeable Shares immediately before the exchange, and (ii) any reasonable costs of disposition. For these purposes, the proceeds of disposition will be the fair market value at that time of the shares of our common stock received by the holder of the Exchangeable Shares from us or Rubincon Holdings on the exchange.

In the February 23, 2005 budget, the Department of Finance (Canada) indicated that it intended to release a detailed proposal for future amendments to the Canadian Tax Act to allow holders of shares of a Canadian corporation to exchange such shares for shares of a foreign corporation on a tax-deferred basis. This proposal reiterated statements made by the Department of Finance in 2000, 2003 and 2004. It is possible that the proposed amendments, if enacted into law, could, from the time any such change takes effect, allow a Canadian Holder of Exchangeable Shares to exchange such shares for our common stock on a tax-deferred basis. However, as of the date of this Prospectus the Department of Finance has not released any draft legislation or details regarding the requirements for the tax-deferred share exchange, and there are no assurances that the requirements could be satisfied in the circumstances or that the proposed amendments will be enacted.

Disposition of Exchangeable Shares other than on Redemption or Exchange. A disposition or deemed disposition of Exchangeable Shares by a Canadian Holder, other than on a redemption (or retraction) by Nanotronics Sub or an exchange of the shares with us or Rubincon Holdings, as the case may be, will generally result in a capital gain (or capital loss) in an amount by which the proceeds of disposition exceed (or are less than) (i) the adjusted cost base to the holder of such shares immediately before the disposition, and (ii) any reasonable costs of disposition.

Taxation of Capital Gains and Capital Losses. One-half of any capital gain (the “taxable capital gain”) realized by a Canadian Holder will be included in the holder’s income for the year of disposition. One-half of any capital loss realized (the “allowable capital loss”) may be deducted by the Canadian Holder against taxable capital gains realized by the holder for the year of disposition. Any excess of allowable capital losses over taxable capital gains for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Canadian Tax Act.

Capital gains realized by a Canadian Holder that is an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

If the Canadian Holder of an Exchangeable Share is a corporation, the amount of any capital loss realized on a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns an Exchangeable Share, or where a trust or partnership of which a corporation is a beneficiary or a member, is a member of a partnership or a beneficiary of a trust that owns any such share.

Dividends on Shares of Our Common Stock. Dividends on shares of our common stock will be included in the recipient’s income for the purposes of the Canadian Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A shareholder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Canadian Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include such dividends. United States non-resident withholding tax on such dividends received by Canadian residents will be generally eligible for foreign tax credit or deduction treatment, where applicable, under the Canadian Tax Act. See “—United States Federal Income Tax Considerations – Consequences to Non-U.S. Holders” below.

Disposition of Shares of Our Common Stock. The cost of shares of our common stock received on a retraction, redemption or exchange of Exchangeable Shares will be equal to the fair market value of such shares at the time of such event. The adjusted cost base to a Canadian Holder of our common stock acquired on a retraction, redemption or exchange of Exchangeable Shares will be determined by averaging the cost of such shares with the adjusted cost base of all other shares of our common stock held by such holder as capital property immediately before the retraction, redemption or exchange, as the case may be. A disposition or deemed disposition of our common stock by a Canadian Holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such shares immediately before the disposition. The taxation of capital gains and capital losses is described above.

Foreign Property Information Reporting. With some exceptions, a taxpayer resident in Canada is a “specified Canadian entity” (as defined in the Canadian Tax Act) and is required to file an annual information return disclosing prescribed information concerning the ownership of “specified foreign property” (as defined in the Canadian Tax Act) where the cost amount of such property to the taxpayer exceeds CDN$100,000. Specified foreign property is defined in the Canadian Tax Act to include shares of the capital stock of a non-resident corporation and property that, under the terms or conditions thereof or any agreement related thereto, is convertible into, exchangeable for or confers a right to acquire, property that is a share of the capital stock of a non-resident corporation.

The Exchangeable Shares and the shares of our common stock are specified foreign property. As a result, if the aggregate cost amount of any specified foreign property held by a Canadian Holder (including any Exchangeable Shares and our common stock) at any time in a taxation year or fiscal period exceeds CDN$100,000, the holder will be required to file an information return for the year or period disclosing prescribed information, such as the cost amount of the specified foreign property and the amount of any dividends, interest and gains or losses realized in the year in respect of such specified foreign property. Canadian Holders should consult their own advisors to determine whether they will be subject to these rules with respect to their ownership of Exchangeable Shares and our common stock.

Proposed Tax Amendments Regarding Foreign Investment Entities (“FIE”). On October 30, 2003, the Minister of Finance released proposed amendments to the Canadian Tax Act generally applicable for taxation years commencing after 2002, regarding the taxation of certain interest in non-resident entities that are “foreign investment entities”. To the extent that these new FIE rules apply and are enacted as proposed, unless exemptions are available, a Canadian resident that holds certain interest in a foreign investment entity will be required to include in income for each taxation year an amount of income or gains computed in accordance with the new rules, regardless of whether the taxpayer actually receives any income or realizes any gains. A corporation is not a foreign investment entity if the “carrying value” of all of its “investment property” is not greater than one-half of the “carrying value” of all its property or if its principal business is not an “investment business” within the meaning of those terms in the proposed FIE amendments.

The determination of whether we are a foreign investment entity must be made on an annual basis at the end of each of our taxation year-end and no assurances can be given that we will not be a foreign investment entity at the end of any of our taxation years.

Even if we were a foreign investment entity at the end of one of our taxation years, the new rules will not apply in respect of a Canadian Holder of Exchangeable Shares or shares of our common stock to whom such securities are an “exempt interest” within the meaning of the proposed tax amendments. The determination of whether Exchangeable Shares or shares of our common stock constitute an exempt interest must be made on an annual basis at the end of our taxation year and no assurances can be given that the Exchangeable Shares or shares of our common stock will constitute an exempt interest at any taxation year-end of ours. These rules are complex and have been subject to extensive commentary and amendment. No assurances can be given that the proposed FIE amendments will be enacted in the form anticipated. Canadian Holders should consult their own tax advisors regarding the application of the new FIE rules in their particular circumstances.

Former API Shareholders Not Resident In Canada

The following portion of the discussion is applicable to former API shareholders who, for purposes of the Canadian Tax Act and any applicable tax treaty or convention and at all relevant times (i) have not been, are not and will not be resident or deemed to be resident in Canada at any time while they have held API common shares or hold or will hold our common stock; (ii) deal and will deal at arm’s length and are not affiliated with API, Nanotronics Sub, Rubincon Holdings and us; and (iii) do not use or hold, are not deemed to use or hold and will not use or hold the API common shares or shares of our common stock in the course of carrying on a business (including an insurance business) in Canada. (“Non-resident Holders”).

United States Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below, and together with U.S. Holders, “Holders”) who exchange Exchangeable Shares for our common stock. (U.S. Holders will not be able to receive Exchangeable Shares as part of the Business Combination.) Except where noted, this summary deals only with Holders who held their Exchangeable Shares as capital assets, and does not represent a detailed description of the U.S. federal income tax consequences applicable to Holders who are subject to special treatment under the U.S. federal income tax laws, including Holders who are Special Taxpayers (defined below).

This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the income tax regulations, proposed and final, issued under the Code, and judicial and administrative interpretations of the Code and regulations in each case as in effect and available as of the date of this document. These authorities may change at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. These authorities are also subject to various interpretations, and the U.S. Internal Revenue Service (the “IRS”) or the U.S. courts could later disagree with the explanations or conclusions contained in this summary.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Exchangeable Shares or our common stock, as the case may be, that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the U.S., including some former citizens or residents of the U.S.;

•	a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) it has validly elected to be treated as a United States person for U.S. federal income tax purposes or (ii) if a U.S. court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

A “Non-U.S. Holder” is a beneficial owner of Exchangeable Shares or our common stock, as the case may be, other than a U.S. Holder.

The tax consequences to the following parties (“Special Taxpayers”) are not addressed in this summary:

•	persons that may be subject to special tax treatment such as financial institutions, real estate investment trusts, tax-exempt organizations, qualified retirement plans, individual retirement accounts, regulated investment companies, insurance companies, and brokers and dealers or traders in securities or currencies;

•	persons having a functional currency for U.S. federal income tax purposes other than the U.S. dollar;

•	persons that hold or will hold Exchangeable Shares or our common stock, as the case may be, as part of a position in a straddle or as part of a hedging or conversion transaction;

•	persons that own, or are deemed to own, 5% or more, by voting power or value, of the outstanding stock of Nanotronics Sub or us, as the case may be; and

•	persons subject to the alternative minimum tax.

U.S. Holders who do not maintain a substantial presence, permanent home or habitual abode in the U.S. or whose personal and economic relations are not closer to the U.S. than to any other country (other than Canada) may be unable to benefit from the provisions described herein of the Convention. These holders should consult their own tax advisors concerning the availability of benefits under the U.S. Treaty.

No statutory, judicial, or administrative authority exists which directly addresses some of the U.S. federal income tax consequences of the issuance and ownership of instruments and rights comparable to the Exchangeable Shares and the related rights. Therefore, some aspects of the U.S. federal income tax treatment of the exchange of Exchangeable Shares for shares of our common stock are not certain. No advance income tax ruling has been sought or obtained from the IRS regarding any of the tax consequences of the transaction.

This summary does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address all aspects of U.S. federal income taxation that may be applicable to particular holders. In addition, this summary does not address the U.S. state or local tax consequences or the tax consequences in jurisdictions other than the U.S. of the transaction.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES TO YOU ARISING UNDER THE LAWS OF ANY OTHER TAXING REGIME OR JURISDICTION THAT MAY APPLY TO YOU, INCLUDING ESTATE, GIFT, STATE AND LOCAL TAX CONSEQUENCES.

Consequences to U.S. Holders

Exchange or Sale of Exchangeable Shares. It is anticipated that a United States Holder that exchanges Exchangeable Shares and the related rights for our common stock either by exercising such holder’s rights to exchange or upon a purchase by us or Rubincon Holdings pursuant to the rights granted to us generally will recognize gain or loss on the receipt of the shares of our common stock in exchange for such Exchangeable Shares and the related rights. Such gain or loss will be equal to the difference between the fair market value of the shares of our common stock at the time of the exchange or purchase and the U.S. Holder’s tax bases in the Exchangeable Shares and the related rights exchanged therefor. The gain or loss will be capital gain or loss. Capital gain or loss will be long-term capital gain or loss if the Exchangeable Shares have been held as capital assets for more than one year at the time of the exchange. The U.S. Holder will take as such holder’s tax basis in the shares of our common stock the fair market value of the shares of our common stock received by the U.S. Holder in the exchange, and such holder’s holding period will begin on the day after the U.S. Holder received the shares of our common stock.

For United States federal income tax purposes, gain realized on the exchange of Exchangeable Shares for shares of our common stock generally will be treated as United States source gain, except that, under the terms of the U.S. Treaty, such gain may be treated as sourced in Canada. Any Canadian tax imposed on the exchange generally will be available as a credit against United States federal income taxes, subject to applicable limitations. A U.S. Holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid may be entitled to a deduction therefor in computing United States taxable income.

Distributions on the Exchangeable Shares. A U.S. Holder of Exchangeable Shares generally will be required to include in gross income as dividends paid on the Exchangeable Shares to the extent paid out of the current or accumulated earnings and profits of Nanotronics Sub, as determined under United States federal income tax principles. Such dividends generally will be treated as foreign source passive income for foreign income tax credit limitation purposes. Subject to certain conditions and limitations (including minimum holding periods) such dividends should be taxed at a rate of 15 percent for individuals and certain trusts and estates unless Nanotronics Sub is a PFIC or CFC (discussed below), in which case such dividends will be taxed at ordinary income rates. Under the U.S. Treaty, such distributions will be subject to Canadian withholding tax at a maximum rate of 15 percent. Subject to certain limitations of United States federal income tax law, a U.S. Holder generally should be entitled to credit such withholding tax against such holder’s United States federal income tax liability or to deduct such tax in computing United States taxable income.

Passive Foreign Investment Company and Controlled Foreign Corporation Considerations. For United States federal income tax purposes, a foreign corporation (hereinafter, the “tested corporation”) generally will be classified as a passive foreign investment company, known as a “PFIC,” for any taxable year during which either (i) 75 percent or more of its gross income is passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50 percent or more of its assets produce or are held for the production of passive income. For purposes of applying the foregoing tests, the assets and gross income of corporations with respect to which the tested corporation owns at least 25 percent of the value of the stock will be attributed to the tested corporation.

While there can be no assurance with respect to the classification of Nanotronics Sub as a PFIC, Nanotronics Sub believes that it is not and will not constitute a PFIC during its taxable years ending prior to consummation of the Business Combination. At the present time, we intend to endeavor to cause Nanotronics Sub to avoid PFIC status in the future, although there can be no assurance that it will be able to do so or that our intent will not change.

If Nanotronics Sub is a PFIC during a U.S. Holder’s holding period for such holder’s Exchangeable Shares, and the U.S. Holder does not make an election to treat Nanotronics Sub as a qualified electing fund (a “QEF”) under Section 1295 of the Code (a “QEF Election”), then (1) the U.S. Holder would be required to allocate income recognized upon receiving certain excess dividends with respect to, and gain recognized upon the disposition of, such U.S. Holder’s Exchangeable Shares (including upon the exchange of Exchangeable Shares for shares of our common stock) ratably over the U.S. Holder’s holding period for such Exchangeable Shares, (2) the amount allocated to each year other than (x) the year of the excess dividend payment or disposition of the Exchangeable Shares or (y) any year prior to the beginning of the first taxable year of Nanotronics Sub for which it was a PFIC, would be subject to tax at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which such income is allocated, and an interest charge would be imposed upon the resulting tax attributable to each such year (which charge would accrue from the due date of the return for the taxable year to which such tax was allocated), and (3) amounts allocated to periods described in (x) and (y) will be taxable to the U.S. Holder as ordinary income.

If the U.S. Holder of Exchangeable Shares makes a QEF Election, then the U.S. Holder generally will be currently taxable on such holder’s pro rata share of Nanotronics Sub’s ordinary earnings and net capital gains (at ordinary income and capital gains rates, respectively) for each taxable year of Nanotronics Sub in which Nanotronics Sub is classified as a PFIC, even if no dividend distributions are received by such U.S. Holder, unless such U.S. Holder makes an election to defer such taxes. If Nanotronics Sub believes that it was a PFIC for a taxable year, it will provide U.S. Holders of Exchangeable Shares with information sufficient to allow eligible holders to make a QEF Election and report and pay any current or deferred taxes due with respect to their pro rata shares of Nanotronics Sub’s ordinary earnings and profits and net capital gains for such taxable year. U.S. Holders should consult their tax advisors concerning the merits and mechanics of making a QEF Election and other relevant tax considerations if Nanotronics Sub is a PFIC for any applicable taxable year.

Because more than 50% of the voting power of all classes of stock or the total value of the stock of Nanotronics Sub is owned by us, a Delaware corporation, (“United States shareholder”), Nanotronics Sub could be treated as a “controlled foreign corporation” under Subpart F of the Code. This classification would result in many complex consequences including the required inclusion into income by such U.S. holders of 10% or more of our common stock of their pro rata shares of “Subpart F income” (as specially defined by the Code). Because of the complexity of Subpart F, and because it is not clear that Subpart F would apply to the holders of Exchangeable Shares, a more detailed review of these rules is outside the scope of this discussion.

The foregoing summary of the possible application of the PFIC and CFC rules to Nanotronics Sub and holders of Exchangeable Shares is only a summary of material aspects of those rules. Because the United States federal income tax consequences to U.S. Holders of Exchangeable Shares under the PFIC and CFC provisions are significant, U.S. Holders of Exchangeable Shares are urged to discuss those consequences with their tax advisors.

Foreign Tax Credit. A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of Exchangeable Shares of Nanotronics Sub may be entitled, at the option of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. Generally, it will be more advantageous to claim a credit because a credit reduces United States federal income taxes on a dollar for dollar basis, while a deduction merely reduces the taxpayer’s income subject to tax. This election is made on a year by year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations, which apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder’s United States income tax liability that the US Holder’s foreign source income bears to his or her or its worldwide taxable income. In the determination of the application of this limitation, the various items of income deduction must be classified into foreign and domestic sources. Complex rules govern this classification process. There are further limitations on the foreign tax credit for certain types of income such as “passive income,” “high withholding tax interest,” “financial services income,” “shipping income,” and certain other classifications of income. The availability of the foreign tax credit and the application of the limitations on the credit are fact specific and U.S. Holders of Exchangeable Shares should consult their own tax advisors regarding their individual circumstances.

Sale or Exchange of our Common Stock. A U.S. Holder who sells shares of our common stock for cash or exchanges such shares for other property generally will recognize gain or loss on such sale measured by the difference between the cash sale price of such shares or the fair market value of the property received in exchange for such shares and the U.S. Holder’s tax basis in such shares. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if such shares have been held as capital assets for more than one year at the time of the sale or exchange.

Distributions on our Common Stock. A U.S. Holder of our common stock generally will be required to include in gross income as dividends amounts paid on our common stock to the extent paid out of our current earnings and profits, as determined under United States income tax principles. Subject to certain conditions and limitations (including minimum holding periods) such dividends should be fixed at a rate of 15 percent for individuals and certain trusts and estates.

Consequences to Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to United States federal income tax on gain (if any) recognized on the sale or exchange of the Exchangeable Shares for our common stock, or on the receipt of or sale of shares of our common stock unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, if a tax treaty applies, is attributable to a permanent establishment of the Non-U.S. Holder in the United States; (ii) such gain is recognized by a Non-U.S. Holder who is an individual and the Non-U.S. Holder is present in the United States for 183 days or more during the taxable year of disposition or other conditions set forth in the Code are met; or (iii) in the case of the sale or exchange of our common stock, we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes.

We do not believe that we are and do not anticipate becoming a USRPHC. If we nevertheless constitute a USRPHC at the relevant time, a Non-U.S. Holder who at no time actually or constructively owned more than 5% of our common stock generally would not be subject to U.S. federal income or withholding tax on the relevant gain or the proceeds of sale, provided that our common stock was regularly traded on an established securities market within the meaning of the applicable regulations.

Dividends received by a Non-U.S. Holder with respect to the Exchangeable Shares should not be subject to United States withholding tax, and we do not intend that Nanotronics Sub will withhold any amounts in respect of such tax from such dividends. However, no statutory, judicial or administrative authority exists that directly addresses the U.S. federal income tax treatment of dividends on the Exchangeable Shares. There is some possibility that the IRS may assert that United States withholding tax is payable with respect to dividends paid on the Exchangeable Shares to Non-U.S. Holders. In such case, holders of Exchangeable Shares could be subject to United States withholding tax at a rate of 30 percent, which rate may be reduced by an income tax treaty in effect between the United States and the Non-U.S. Holder’s country of residence. This reduction would result in a withholding tax of 15 percent on dividends paid to residents of Canada under the U.S. Treaty. A Non-U.S. Holder will be required to satisfy certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the U.S withholding tax described above.

Dividends paid to Non-U.S. Holders with respect to the our common stock generally will be subject to United States withholding tax at a rate of 30 percent, which rate may be subject to reduction by an applicable income tax treaty. This reduction would result in a withholding tax of 15 percent on dividends paid to residents of Canada under the U.S. Treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (or, where a tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) are not subject to withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, those dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. person as defined under the Code. Any effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder will be required to satisfy certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the U.S withholding tax described above.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to the amount of dividends paid to a Holder of Exchangeable Shares or our common shares, unless the Holder is eligible for an exemption. Backup withholding may be imposed (currently at a 28% rate) on the above payments if a Holder (i) fails to provide a taxpayer identification number or certification of exempt status or (ii) fails to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

BUSINESS OF THE COMPANY

Historical Overview of the Company

We were incorporated on February 2, 1999 under the laws of the State of Delaware under the name Rubincon Ventures Inc. We have not been in bankruptcy, receivership or similar proceedings since our inception. Our Business Combination with API became effective on                     , 2006 and in connection with the Business Combination we changed our name to “API Nanotronics Inc.”

As a result of the Business Combination with API, we now are engaged in the manufacture of electronic components and systems for the defense and communications industries. Our operations are conducted through our subsidiaries. We have eight subsidiaries: (1) Nanotronics Sub, which holds the stock of API, (2) API, which holds the stock of our operation companies, (3) Rubincon Holdings, which was incorporated to facilitate the exchange of Exchangeable Shares, (4) API Electronics, Inc., which is a designer and manufacturer of critical elements for advanced military, industrial, commercial, automotive and medical applications; (5) Filtran Group, consisting of Filtran Limited and Filtran Inc. and which is a designer and supplier of electronic components to major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation; (6) TM Systems II Inc., which supplies the defense sector with naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, as well as aircraft ground support equipment; and (7) Keytronics, Inc., which is a designer and manufacturer of electronic components of major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation.

We have operations in the U.S. in New York and Connecticut and in Canada in Ontario. After the Business Combination we moved our executive offices to the executive offices of API in Toronto, Ontario. Our operating subsidiaries are located in Endicott, New York, Hauppauge, New York, Ogdensburg, New York, Bridgeport, Connecticut and Nepean, Ontario. The mailing address and telephone number for our executive offices are: 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5G 1X3. The telephone numbers of our registered office and principle place of business in Ontario, Canada are (416) 593-6543 and (800) 606-2326.

As a result of the Business Combination API became a wholly-owned subsidiary of ours. This was accomplished by our forming an Ontario subsidiary, RVI Sub, Inc. which we refer to as Nanotronics Sub. API became a wholly-owned subsidiary of Nanotronics Sub pursuant to a Plan of Arrangement approved by the Ontario Superior Court of Justice. The holders of common shares of API were given the right to receive either ten shares Exchangeable Shares of Nanotronics Sub, or if the API shareholder elected, ten shares of our common stock. Each Exchangeable Share of Nanotronics Sub is exchangeable at any time during a ten year period into one share of our common stock. For a description of the exchange mechanisms, see Plan of Distribution in this prospectus. As a result of the Business Combination, our management and the management of Nanotronics Sub is the same as the former management of API and the former members of the Board of Directors of API constitute a majority of the members of our Board of Directors and the Board of Directors of Nanotronics Sub.

Accounting Treatment of the Business Combination

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, was considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a purchase by API rather than a business combination was because Rubincon was a shell company.

Consequently, reverse takeover accounting was applied to the transaction. No additional goodwill or intangible assets was recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon (now known as API Nanotronics), including the shares issued to affect the reverse takeover. The assets, liabilities and dollar amounts attributed to share capital are those of API. Future financial statements will present a continuation of API’s financial statements and contain API’s historical information with the changes noted above.

Rubincon’s Activities Prior to the Business Combination

Prior to the completion of the Business Combination we were a shell company. We had no subsidiaries and no affiliated companies, other than the Ontario subsidiaries that we established solely for the purpose of the Business Combination. Prior to the Business Combination, we had no operations other than the discontinued operations described below and our assets consisted of cash and cash equivalents. Our business plan consisted of seeking an acquisition or business combination with an operating company. We accomplished that objective through the Business Combination with API.

We are also seeking additional acquisitions in the nanotechnology industry. To this end, we have entered into a consulting arrangement with Professor Martin Moskovits, a Professor of Physical Chemistry in the Department of Chemistry and Biochemistry and the Dean of the Division of Mathematical and Physical Sciences in the College of Letters and Sciences at the University of California Santa Barbara. Mr. Moskovits has been engaged to identify a nanotechnology acquisition or acquisitions for us. The consulting arrangement with Professor Moskovits is for a term of one year and is extendable upon the mutual agreement of the parties.

From inception through December 2005, we were engaged in the exploration of mineral properties. Originally we acquired the mineral rights to a claim, called “Rubincon”, located in the Zeballos mining area of British Columbia but due to the terrain of the claim, management decided to allow the claim to lapse on February 28, 2002 and no longer has any interest in the property.

On February 7, 2000 we acquired, by way of staking, the “Bridge” mineral claim. The Bridge claim comprised 18 units and is located in the Bralorne mining area of British Columbia, Canada. The land itself is owned by the Province of British Columbia but we had the rights to the various minerals on the claim except for coal which has to be applied to under another licensing agreement. We did not apply for any coal reserves, if any, on the Bridge claim. No ore body was been discovered on the Bridge claim and no substantial exploration was been done on it other than as described below. The Bridge claim lapsed in December 2005.

History of the Bridge Property

Exploration of the Bridge Claim

The Bridge claim was identified and staked by us on February 7, 2000. This claim comprised 18 units totaling 1,235 acres.

Exploration History and Previous Work

The area presently covered by the Bridge claim was explored in the mid-1930’s, when the area was covered by the Norma claim. In the mid-1980’s, the area was covered by the Norma and Big Apple claims. This area received further exploration attention, in conjunction with exploration activity in the Bralorne area as a whole. This attention relates to the increase in gold prices at the time. This work succeeded in detecting areas of anomalous gold, arsenic and silver in the soil and several geophysical conductors.

We engaged in the following exploration activities relative to the Bridge claim.

Assessment work for 2001

The objective of this exploration work was to undertake a physical work program in order to establish two separate grid systems in preparation for a geophysical survey. During this exploration program a total amount of approximately $1,400 was expended.

Work on the north grid system was as follows:

A general topographical reconnaissance was carried out to determine the best grid layout due to the extreme topography. Baseline stations 0 + 000 N was located 450 feet east of the Legal Corner Post for the claim. The baseline was oriented at azimuth 360 degrees and horizontally chained and flagged every 30 feet. Grid station X-lines were established every 90 feet from 0 + 000 N to 0 + 720 N totaling 2,160 feet of baseline. A topographical reconnaissance was carried out to determine the grid layout. The baseline was located approximately 2,250 feet up the MacDonald Creek from the road. The baseline was oriented at azimuth 270 degrees and horizontally chained and flagged every 30 feet. Grid station X-lines were established every 90 feet from station 0 + 000 W to 0 + 0510 N; totaling 1,530 feet of baseline.

This exploration program required two men each working 4 days to complete.

Assessment work for 2002

The grid system established in 2001 was extended in anticipation of a future soil sampling program. During 2002, there was a total of 10,950 feet of grid line established during this exploration program. Our objective was to undertake a soil sampling program during the first and second calendar quarters of 2003 to determine areas of high concentration of mineralization.

Assessment work for 2003

On January 24, 2003, we undertook a surveillance of the claim by walking the lower part where the grid system had been established during the prior several years. This procedure was performed to determine what the conditions were like on the Bridge claim due to snow and ice conditions being present. On January 26th we mobilized our initial exploration efforts by walking the grid system and using a magnetometer every 10 meters (30 feet). A magnetometer is an instrument for measuring magnetic intensity. In ground magnetic prospecting, it is an instrument for measuring the vertical magnetic intensity and for detecting magnetic anomalies and magnetic gradients in rock formation. In other words, it is an instrument which will show unusual formation where high concentration of mineralization might occur.

On January 29th, 2003, we rented an electromagnetic instrument for assisting in the prospecting process. This instrument is used as a geological method employing the generation of electromagnetic waves at the Earth’s surface. When the waves penetrate the Earth and impinge on a conducting formation or ore body, they induce currents in the conductors, which are the source of new waves radiated from the conductors and detected by the instrument at the surface. The actual summation of the data obtained from the magnetometer and electromagnetic needed to be reviewed by a geophysicist to determine if any favorable findings occurred.

Assessment work for 2004

After the year-end, on February 3, 2004, we purchased PAC (Portable Assessment Credits) grants in the amount of $3,194 to be applied against the Bridge claim to maintain it in good standing. No further work was done on the project.

Assessment work for 2005

We undertook a prospectus and mapping program on the Bridge where certain samples were obtained for subsequent laboratory testing. The cost of undertaking this exploration program was $3,073 including recording with the Ministry of Energy and Mines for British Columbia. The Company undertook limited additional work on the Bridge claim during 2005. The Bridge claim lapsed on December 27, 2005. We did not generate any revenue from the exploration of our mineral property.

We have not engaged in or spent any money on any research and development activities over the past two fiscal years.

Our shares were qualified and first quoted on the system of the National Association of Securities Dealers, Inc. (“NASD”) known as the OTC Bulletin Board (the “OTCBB”) in November 2005. There was only one trade in November, 2005 and our common stock did not start trading after that until March 2006. We have changed the symbol for our common stock to             .

Potential Acquisition

On July 14, 2006, we entered into a non-binding letter of intent for a proposed transaction with National Hybrid, Inc. (“Hybrid”) and Pace Technology, Inc. (“Pace”). The letter of intent contemplates the purchase by us of all of the capital stock of Hybrid and Pace for a purchase price of $9.75 million from the Estate of Ben Pace. As part of the transaction the letter of intent contemplates our entering into a lease of the facilities of Hybrid located in Ronkonkoma, New York and Islip, New York on a triple net basis with an option to purchase one or both facilities for the market value at the time of purchase. We also would assume the lease for Pace’s facilities in Florida in the proposed transaction. The closing of the transaction is expected to occur after the closing of the pending combination of Rubincon and API, but not later than November 30, 2006. We have not completed our due diligence with respect to the proposed transaction. The contemplated transaction is subject to our satisfactory completion of our due diligence investigation and the parties agreeing to, executing and delivering definitive agreements necessary to consummate the proposed transactions.

History of API

Nanotronics Sub, a Canadian subsidiary was incorporated solely for the purpose of affecting the Business Combination. It has no operations. Nanotronics Sub is an Ontario corporation and operates under the Business Corporations Act (Ontario). API is a wholly-owned subsidiary of Nanotronics Sub. The legal and commercial names of our primary businesses and wholly-owned subsidiaries are API Electronics, Inc., the Filtran Group of companies consisting of Filtran Inc. and Filtran Limited, TM Systems II, Inc., and Keytronics Inc.

API was incorporated in the Province of Ontario, Canada on May 14, 1985 under the name Shediac Bay Resources. From the time of API’s incorporation on May 14, 1985 until June 6, 2000, API was in the business of locating, acquiring, exploring, and, if warranted, developing and exploiting, mineral properties. On July 25, 2000, API changed its name from Opus Minerals Inc. to InvestorLinks.com Inc. From June 6, 2001 through August 31, 2001, API’s primary business was that of a financial resource and directory portal provider on the Internet through its website www.InvestorLinks.com. That business was effectively closed down prior to the end of the fiscal year ending April 30, 2001 and the assets of that business were sold during the fiscal year ending May 31, 2002.

On August 30, 2001, API’s shareholders approved the acquisition of all of the issued and outstanding shares of API Electronics, Inc., a Delaware corporation, a change of API’s name from InvestorLinks.com Inc. to API Electronics Group Inc., and the consolidation of the authorized common shares on the basis that every three pre-consolidation common shares were converted into one post-consolidation common share. The name change and share consolidation became effective on September 10, 2001. This transaction constituted a reverse take-over of API by API Electronics, Inc., the deemed acquiring company. As of August 31, 2001 until the acquisition of the Filtran Group, API’s primary business was the manufacture and distribution of semiconductors and microelectronic circuits for military, aerospace, and commercial applications through its newly acquired, wholly-owned subsidiary API. API Electronics, Inc. had been in operation for approximately 27 years.

On September 10, 2001, API’s common shares began trading on the OTCBB under the symbol “APIEF.” API’s trading symbol on the OTCBB was changed to AEGCF in connection with the September 15, 2004 one (1) for ten (10) common share consolidation.

Effective May 31, 2002, API acquired the 100% of the shares of the Filtran Group of companies. The Filtran Group of companies included Filtran Limited, Filtran Inc., Canadian Dataplex Ltd. and Tactron Communications (Canada) Limited. Canadian Dataplex Ltd., Filtran Limited and Tactron Communications (Canada) Limited were amalgamated under the name Filtran Limited under the Business Corporations Act (Ontario) as of June 1, 2003. The Filtran Group of companies is a manufacturer of electronic components, particularly inductors, filters and transformers, for customers in the communications, computer, instrumentation and process control industries, with manufacturing facilities in the United States and Canada.

Effective February 6, 2003, API through its wholly-owned subsidiary TM Systems, acquired the assets of TM Systems, Inc. The assets purchased by TM Systems include inventory, equipment, work-in-progress, contracts, orders, files, ledgers and furniture. TM Systems also assumed lease obligations for two separate premises which are manufacturing facilities located in Albertson, New York and Bridgeport, Connecticut from TM Systems, Inc. We no longer lease this facility in Albertson, New York. TM Systems is a manufacturer of naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, and aircraft ground control equipment.

Effective March 23, 2004, API acquired the assets of Islip Transformer & Metal Co., Inc., a supplier of critical systems and components to the U.S. Department of Defense. The assets acquired included certain Department of Defense contracts, the seller’s CAGE code, the right to use the seller’s name, all test fixtures, test equipment, plans, specifications and files relating to previous contracts performed, inventory and equipment.

Effective August 29, 2005, API acquired certain assets of Sensonics, Inc. Sensonics is a designer and manufacturer of electronic circuits and aircraft instrumentation.

Effective April 28, 2006, API purchased 100% of Keytronics Inc.’s shares. Keytronics is a design and manufacturing company of electrical components and equipment, specifically transformers, chokes, inductors, reactors, power supplies, power converters, battery charges and rope cutters.

API will continue to integrate these recent acquisitions.

API changed its name from API Electronics Group Inc. to API Electronics Group Corp. on September 15, 2004 in connection with the one (1) for ten (10) common share consolidation.

The acquisition of API and the purchases of the Filtran Group of companies and the assets of TM Systems was funded by API’s predecessor and API primarily from the private sale of securities. The acquisition of certain assets of Sensonics was funded by an earn-out provision in the acquisition agreement. The acquisition of the stock of Keytronics was funded out of API’s working capital.

Financial Information About Segments

(a) The Company’s operations are conducted in two reportable segments which are distinguished by geographic location in Canada and United States. Both segments design and manufacture electronic components. Inter-segment sales are recorded at market value.

Year Ended May 31, 2006	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$6,613,699	$9,020,394	$—	$—	$15,634,093
Inter-Segment Sales	—	365,360	—	(365,360)	—

Total	6,613,699	9,385,754	—	(365,360)	15,634,093

Gross Income	1,455,051	822,380	—	—	2,277,431
Corporate Head Office Expenses	—	—	604,387	—	604,387
Amortization	83,426	552,619	168,359	—	804,404
Interest on Long term Debt	—	39,890	—	—	39,890
Other Expense (Income)	152,311	—	(145,637)	—	6,674
Income Tax Expense (Recovery)	(7,706)	25,062	88,122	—	105,478

Net income (loss)	1,227,020	204,809	(715,231)	—	716,598

Segment Assets	4,769,319	8,795,638	541,345	—	14,106,302

Goodwill included in assets	1,137,166	—	—	—	1,137,166
Capital Expenditures	52,728	86,593	—	—	139,321

Year Ended May 31, 2005	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$4,722,205	$7,825,346	$—	$—	$12,547,551
Inter-Segment Sales	—	649,821	—	(649,821)	—

Total	4,722,205	8,475,167	—	(649,821)	12,547,551

Gross Income	398,759	1,206,551	—	—	1,605,310
Corporate Head Office Expenses	—	—	589,866	—	589,866
Amortization	108,392	485,448	171,093	—	764,933
Interest on Long term Debt	11,256	16,793	—	—	28,049
Other Expense (Income)	68,712	—	(43,096)	—	25,616
Income Tax Expense (Recovery)	(1,837)	26,774	(129,097)	—	(104,160)

Net income (loss)	212,236	677,536	(588,766)	—	301,006

Segment Assets	2,254,285	6,572,759	3,825,784	—	12,652,828

Goodwill included in assets	997,611	—	—	—	997,611
Capital Expenditures	41,871	270,875	21,214	—	333,960

Year Ended May 31, 2004	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$5,013,986	$6,264,201	$—	$—	$11,278,187
Inter-Segment Sales	22,639	776,243	—	(798,882)	—

Total	5,036,625	7,040,444	—	(798,882)	11,278,187

Gross Income	392,894	564,925	—	—	957,819
Corporate Head Office Expenses	—	—	785,802	—	785,802
Amortization	111,610	520,781	171,416	—	803,807
Interest on Long term Debt	2,188	44,468	38,407	—	85,063
Other Expense (Income)	29,774	(45,232)	(102,498)	—	(117,956)
Income Tax Expense (Recovery)	(25,921)	18,569	(46,714)	—	(54,066)
Cumulative effect of change in accounting policy	—	—	48,531	—	48,531

Net income (loss)	275,243	26,339	(894,944)	—	(593,362)

Segment Assets	2,052,518	6,480,097	2,652,520	—	11,185,135

Goodwill included in assets	918,529	1,000	—	—	919,529
Capital Expenditures	55,517	159,250	8,200	—	222,967

(b) Major Customer

	2006	2005	2004
Revenue
U.S. Department of Defense	25%	12%	17%
U.S. Department of Defense subcontractors	40%	39%	40%

Geographical Revenue	2006	2005	2004
United States	$12,199,898	$9,629,218	$8,933,612
Canada	1,104,713	836,335	944,039
United Kingdom	1,712,629	1,659,463	1,057,691
South America	147,009	159,936	201,465
All Other	469,844	262,599	141,380

Total	$15,634,093	$12,547,551	$11,278,187

Business Overview – API Electronics, Inc., the Filtran Group of Companies, TM Systems and Keytronics

API Electronics, Inc. (“APIE”) – Operations, Activities and Products

APIE manufactures niche specialty products that major semiconductor manufacturers no longer produce or do not plan on producing in the future. APIE has focused on the discontinued parts niche of the electronic component industry since its formation approximately 27 years ago. In support of APIE’s goals and objectives, APIE has focused on maximizing the potential of the various products for which it has become the sole source supplier. Through the implementation of engineering process controls and total quality management principles, APIE has achieved manufacturing efficiencies and effectiveness via specialization and concentration on these niche products.

APIE’s reputation is that of a preferred supplier of custom replacement parts for critical, fixed-design systems. Such niche products include Varactor tuning diodes, specialty suppressor diodes for the relay market, and custom microelectronic hybrid circuits designed, built and tested to customer specifications. APIE also manufactures power and small-signal transistors, silicon rectifiers, zener diodes, high-voltage diodes, and resistor/capacitor networks. All microelectronic products are manufactured using semiconductor, hybrid, and surface-mount technologies or a combination. All methods and processes are controlled and monitored by APIE’s Quality Assurance programs.

Applications for APIE’s semiconductor products include: Telecommunications, Aerospace, Military Defense Systems, Automated Test Equipment, Computing Equipment, Medical Equipment, Robotics, Instrumentation and Automotive Systems. APIE currently serves a broad group of customers with products and services falling into four main categories: Hybrid Circuit, Power and Small-Signal Transistor, Varactor Tuning Diode and Value-Added Distribution. APIE’s products facilitate the power supply in end products such as missiles, the space shuttle, F-15 and F-16 fighter planes and B-1 bombers.

APIE’s principal markets consisted of the government and military markets (approximately 57% of revenues), laboratory and commercial equipment, and other replacement parts (approximately 43% of revenues) during the fiscal year ended May 31, 2006. APIE’s customers include government agencies, Departments of Defense, and large military contractors such as Honeywell, BAE Systems Controls, Deutch Relays, Litton Systems and Lockheed-Martin. Other customers include Raytheon, Northrop Grumman Litton, Alcatel, Thales, Leitch, Ball Aerospace and the Defense Electronic Supply Center.

The main thrust of APIE’s strategy has been to increase its market penetration through the addition of the following competitors’ product lines:

1.	Ampower – Power Transistors

2.	Unitrode – Power and Darlington Transistors

3.	Solid Power Corp. – Homotaxial Power Transistors

4.	MSI Electronics – Varactor Tuning, Abrupt, and Hyperabrupt Diodes

5.	ASI Microsystems – Custom Hybrid Circuits

6.	REL Labs – Standard Hybrid Amplifiers, Oscillators, and Networks

APIE has obtained the original designs of these companies to manufacture brand new spare parts for aircraft, military, medical and commercial systems that were built over the past three decades and are still providing essential services.

APIE continues to be proactive in the power control industries. Having already manufactured and delivered components for this industry, API is presently developing systems that use these components. APIE is now listed on the U.S. Department of Defense Qualified Products List (QPL) and was awarded Laboratory Suitability Certification for Military Semiconductors. These U.S. Government Certifications allow APIE to produce and test approved U.S. Military devices. In fiscal 2006, APIE was listed on the Qualified Manufacturer’s List (QML) as a certified member. The QPL and QML consist of a supplier base that has successfully demonstrated their products meet the specified performance, quality, and reliability levels via the U.S. Department of Defense (DoD) product qualification program. APIE will join the select suppliers meeting the exacting criteria (design, fabrication, assembly and test processes) required to be QPL/QML listed.

APIE has instituted a cost-effective sales and marketing program. Catalogs, brochures, line cards, and product lists are augmented by its website describing APIE and its capabilities. APIE seeks to improve its product sales in overseas markets through an increased emphasis on that part of its domestic direct sales force and improved communication with overseas sales representatives and distributors.

Principal Markets in which APIE Competes

APIE’s customers are located primarily in the United States. The United States, United Kingdom and Canada are the markets in which API competes.

The geographical breakdown of revenue for APIE (where its customers are located) for the year ended May 31, 2006 is as follows (000’s):

United States	$5,221	95%
Canada	$115	2%
United Kingdom	$172	3%

Total	$5,508	100%

New Products

In 2005, APIE’s Islip Transformer Division introduced a redesigned model of an Aircraft Radar Indication System using Liquid Crystal Display (LCD) technology. APIE has not introduced any other significant new products or services since that date.

Seasonality

APIE’s revenues and business are not, in general, seasonal.

Raw Materials

Raw materials required by APIE’s business consist primarily of silicon wafers. A broad market for silicon wafers exists worldwide, and the prices of silicon wafers have not historically been volatile.

Marketing Channels

APIE’s marketing channels consist primarily of the use of an in-house sales manager with a sales staff of two persons, and regional agents who act as independent contractors to APIE. APIE does not use any special sales methods such as installment sales.

Dependence on Patents, Licenses, Contracts and Processes

APIE is not dependent on patents, licenses, industrial contracts, commercial contracts, financial contracts, or new manufacturing processes in such a manner that such dependence would be material to APIE’s business or profitability.

Material Effects of Government Regulations

Except as noted below, government regulations of the United States and the State of New York related to environmental compliance, labor conditions, and government contracting are typical in API’s industry and do not have a material effect on APIE’s business. During the fiscal year ended May 31, 2003, APIE received certification that it is ISO 9001:2000. APIE believes it is also complaint under 9100:2001 but has not yet received certification. APIE has obtained certification under MIL-PRF-19500 (QML-19500) and is the process of obtaining MIL-PRF-38534 (QML-38534) certification. APIE is listed as a Qualified Source of Supply to the United States Defense Electronics Supply Centers (“DESC’s”). The United States Department of Defense regulates certification and qualification requirements of the DESC’s, while ISO certifications are granted by independent organizations. ISO certifications are recognized on a worldwide basis.

Backlog of Orders

APIE’s backlog as of May 31, 2006 was $3,156,932. As of May 31, 2005, APIE’s backlog was $4,415,043.

Filtran Group of Companies - Operations, Activities and Products

API acquired 100% of the stock of the Filtran Group of companies as of May 31, 2002. The companies included in the group were Filtran, Inc., Canadian Dataplex Ltd., Tactron Communications (Canada) Inc. and Filtran Limited. Canadian Dataplex Ltd., Tactran Communications (Canada ) Inc. and Filtran Limited were amalgamated under the name Filtran Limited as of June 1, 2003.

Filtran Limited was incorporated in 1969 to manufacture filters and transformers. Filters are frequency selective networks, usually consisting of a combination of capacitors and inductors or transformers. Widely used in telegraphy and telex networks that worked on the principle of frequency division multiplexing, these analog techniques devices have been superseded by digital transmission methods.

Approximately 26 years ago Filtran Inc. established itself in the US, initially in eastern Florida but relocated in Ogdensburg, N.Y., which is a one-hour drive from Ottawa. Filtran Limited located in Ottawa does the engineering, purchasing, and marketing and provides the overall administration for Filtran Inc. as well as manufacturing of all products for Canadian and European customers. Filtran Inc. is strictly a manufacturing facility for US customers.

Manufacturers of military, aerospace electronics, telecommunications equipment, computers and computer peripherals, process control equipment, power supplies, test equipment, medical devices and similar products use these products. The power rating of these specialty transformers ranges from microwatts in signal transformers to 2,000W - 3,000W for laminated power transformers. Filtran Group does not make the larger transformers of the type used in power distribution networks to cities, businesses or private homes.

Many changes have been made to Filtran Group’s product lines over the years. As linear power supplies have been superseded, in most instances, by switched mode designs, Filtran Group has developed a range of ferrite based transformers and inductors for high frequency applications and all the commonly used topologies. Similarly, signal transformers have become smaller and the pulse rate for most digital telecommunications systems has increased dramatically. Many newer products use a number of toroidal transformers or inductors in a miniature flat pack case. The Filtran Group’s products facilitate the power supply in end products such as army field radios and various types of telecommunications equipment.

Filtran was the first transformer manufacturer in Canada to produce surface mount devices (SMD’s). Millions of these are in use all over the world. Because of the coplanarity requirements of SMD’s the company has invested in automatic equipment to solder these under a blanket of dry nitrogen.

The main demand today for the Filtran Group’s products comes from military, aerospace, telecom, audio, video, voice / data, and transportation OEM’s. Filtran produces a wide variety of magnetic components over 85% of which are custom designed (build to print) for specific customer applications. Filtran has invested heavily in upgrading its engineering, quality control/test and manufacturing processes to support these markets and is now poised to grow significantly in the coming years.

Filtran Limited and Filtran Inc. have always been custom manufacturers, both building the product to the customer’s print or designing and then building to its specifications. The products include transformers of all kinds from small signal types to large laminated units weighing 50 lb. or more.

About 10 years ago, as part of its long-term growth plan, Filtran Limited acquired a local company called Canadian Dataplex Ltd., which was established 26 years ago. Canadian Dataplex Ltd. had engineering skills in the design and manufacturing of custom power supplies, which have now been integrated into the Filtran Group.

Filtran Group is ISO 9001-2000 certified, which enables it to design, manufacture and sell electronic components with the ISO 9001-2000 designation. This certification recognizes the product under one of the highest measure of quality standards for electronic components. This certification is an international measure and applies to products world-wide.

Filtran Group builds a wide variety of inductors (chokes) from small signal units up to heavy laminated devices. Filtran also designs and manufactures filters for use by others. Some of these operate at frequencies into the GHz region while others block the ripple from diesel generators delivering several hundred amps at frequencies of a few hundred Hz. Most filters are passive; i.e. they are formed by arrays of inductors and capacitors.

Principal Markets in which the Filtran Group Competes

Filtran’s customers are located primarily in the United States, the United Kingdom and Canada; however, it sells a limited amount of products to customers in a number of other countries.

The geographical breakdown of revenues for the Filtran Group for the year ended May 31, 2006 is as follows (000’s):

United States	$4,576	60%
Canada	915	12%
United Kingdom	1,525	20%
South America	153	2%
All Other	457	6%

Total	$7,626	100%

There are three major markets for Filtran’s products – military and defense, telecommunications companies and high-end equipment manufacturers.

The breakdown of revenues for the Filtran Group for the year ended May 31, 2006 by industry of end users is as follows (000’s):

High-end Equipment Manufacturers	$1,602	21%
Telecommunications Companies	534	7%
Military and Defense	5,490	72%

Total	$7,626	100%

1. Telecommunications Companies

All Canadian and US telecommunications equipment manufacturers are potential customers for the Filtran Group companies. Filtran also does business with telecommunications companies in Europe and Asia. In the past years, the high labor costs in Canada and the US excluded the Filtran Group from the high volume product sales. Since 2000, the Filtran Group has established the relationships to outsource the manufacturing of certain products to companies in Asia, particularly China, and labor costs are no longer a barrier for Filtran Group to compete for these orders.

2. High End Equipment Manufacturers

Filtran’s target customers for non-telecommunications products are high-end equipment manufacturers. There are an enormous variety of these high-end product equipment manufacturers in every major city in Canada and the US, which constitutes a large untapped market for Filtran Group who has always built products to “Best Commercial Standards”.

3. Military and Defense

The Filtran Group has aggressively pursued growth opportunities in the Military and Aerospace industry since 2002. In an effort to support these strategies, Filtran has invested in training, enhanced engineering and manufacturing process controls, added resources in the Quality Department and successfully obtained their ISO 9001:2000 certification at the Ogdensburg, NY manufacturing facility (Filtran Limited in Ottawa, Ontario has been ISO certified since 1999). To further support the Military and Aerospace industries, Filtran successfully applied for a Controlled Goods Certificate in the spring of 2005 from the Canadian Government, enabling Filtran to produce goods that carry a level of security. These investments and achievements have resulted in efficient, quality products that meet the high standards of the Military and Aerospace industry.

4. Major Customers

Harris Corporation, R.F. Communications Division	US

TT EMS	US & UK

Ameritherm	US

Star Headlight	US

Alstom Signaling	US & Brazil

Electronics 2000	UK & Europe

General Dynamics	UK & Canada

Sterne Medical	Canada

Wescan	Canada

Ross Video	Canada

The volume of business provided to the Filtran Group by these customers equals about 80% of total sales. No single customer represents more than 40% of total sales.

For the fiscal years ended May 31, 2006, 2005 and 2004 Harris Corporation represented approximately 47%, 35% and 30.6%, respectively, of total Filtran’s sales and also represented 24.9%, 16.7% and 16%, respectively, our consolidated sales.

New Products

Due to the custom and proprietary nature of Filtran Group’s products, Filtran Group has not introduced any significant new products or services in the past eighteen months; however, in fiscal year 2005, Filtran Group has designed, developed and produced over 150 new parts for both new and existing customers.

Seasonality

The revenues and business of the Filtran Group are not, in general, seasonal.

Raw Materials

The primary raw materials required by Filtran Group’s business consist of cores, bobbins, wire, lamination, tapes (polyamide, polyfilm, masking, copper, glasscloth, antistatic), epoxy, solder tips, varnish, metal plates, PVC insulation, diodes, and circuit boards. Filtran Group’s purchasing policies require the companies to find alternate sources for materials; however, some materials have a single source supplier due to customer specifications or unique construction requirements. Most of Filtran Group’s raw material suppliers are located in the US. These materials are readily available. The lead time for ordering manufactured materials has decreased to 4 to 6 weeks from up to 24 months during the technology boom of the late 1990s. The prices for these materials are relatively stable.

Marketing Channels

Filtran’s principal markets are the US, United Kingdom and Canada. Filtran also sells products in a large number (over 30) of European and Asian countries. Filtran primarily sells directly to customers but also uses independent sales representatives and distributors and uses its website as a sales channel. Filtran uses a performance based compensation system for its direct sales force and independent representatives that focus on increasing sales and market share to targeted accounts. Filtran has two internal sales representatives. Filtran does not use any special sales methods such as installment sales.

Dependence on Patents, Licenses, Contracts and Processes

Filtran Group is not dependent on patents, licenses, industrial contracts, commercial contracts financial contracts, or new manufacturing processes in such a manner that such dependence would be material to Filtran Group’s business or profitability.

Material Effects of Government Regulations

Government regulations of the US, the State of New York, the Province of Ontario and Canada related to environmental compliance and labor conditions are typical in Filtran Group’s industry and do not have a material effect on Filtran Group’s business.

Backlog of Orders

Filtrans’ backlog as of May 31, 2006 was $4,729,390. Filtran’s backlog as of May 31, 2005 was $4,018,861.

TM Systems - Operations, Activities and Products

TM Systems manufactures highly engineered products and systems for defense and aerospace applications. TM System’s advanced electronic, electromechanical systems and engineered materials are mission-critical, standard equipment on a wide range of military platforms. TM Systems provides equipment and services that are purchased by military contractors for use by many countries, military forces and governments.

TM Systems supplies the defense sector with naval aircraft landing and launching equipment — including Visual Landing Aids (VLA) and the Stabilized Glide Slope Indicator (SGSI) — flight control and signaling systems, radar systems alteration, data communication and test equipment as well as aircraft ground support equipment.

Principal Markets in which TM Systems Competes

TM Systems’ principal market is the military/defense industry. TM Systems acts as a Prime Contractor or Subcontractor to this market and realizes 100% of its sales revenue from this market. Its customers are all US companies, most of which have foreign subsidiaries and divisions. TM Systems sells products to these companies and their foreign subsidiaries and divisions for use in products that are sold in many countries.

TM’s System’s customers are located primarily in the United States; however, it sells a limited amount of products to customers in other countries.

The geographical breakdown of revenues for TM Systems (where the customers are located) for the year ended May 31, 2006 is as follows (000’s):

United States	$2,328	98%
Other	47	2%

Total	$2,375	100%

New Products

TM Systems has not introduced any significant new products or services since the June 1, 2004, the beginning of its 2005 fiscal year.

Major Customers

NASSCO (National Steel & Shipbuilders)

NORTHRUP GRUNMAN

BAE SYSTEMS

NAWC (Navel, Air, Warfare Center)

US Military

For the fiscal years ended May 31, 2006, 2005 and 2004, NASSCO represented approximately 43%, 37% and 42%, respectively, of TM’s sales, and also represented 7%, 9% and 11%, respectively, of our consolidated sales.

Seasonality

TM Systems’ revenues and business are not, in general, seasonal.

Raw Materials

TM Systems purchases most of its raw materials on a purchase order basis from a number of vendors. Although TM Systems tries to have alternative supply sources for all necessary materials, some materials and services have a single source supplier. If any subcontractors or vendors are unable to provide these materials in the future, the relationships with TM Systems’ customers could be seriously affected and its revenues, financial condition and cash flows could be severely damaged. Although TM Systems seeks to reduce its dependence on sole and limited source suppliers both for services and for materials, disruption or financial, operational, production or quality assurance difficulties at any of these sources could occur and cause delivery problems.

Market Channels

TM Systems’ marketing channels consist primarily of the use of an in-house sales manager with a one-person sales staff, and regional agents who act as independent contractors to TM Systems. TM Systems does not use any special sales methods such as installment sales.

Dependence on Patents Licenses, Contracts and Processes

TM Systems is not dependent on patents, licenses, industrial contracts, commercial contracts, financial contracts, or new manufacturing processes in such a manner that such dependence would be material to the company’s business or profitability.

Material Effects of Government Regulations

Except as noted below, government regulations of the US and the State of New York related to environmental compliance, labor conditions, and government contracting are typical in TM Systems industry and do not have a material effect on the company’s business. While TM Systems complies with many of the ISO requirements, it is not ISO-9002 certified.

TM Systems sells its products to the military/defense industry, which is subject to the business risks of changes in governmental appropriations (Department of Defense) and changes in national defense policies and priorities. All of TM Systems’ contracts with prime US Government contractors contain customary provisions permitting termination at any time, at the convenience of the US Government or the prime contractors upon payment to the company for costs incurred plus a reasonable profit. If the company experiences significant reductions or delays in procurements of its products by the US Government, or terminations of government contracts or subcontracts, its operating results could be materially and adversely affected. Certain contracts are also subject to price renegotiation in accordance with US Government sole source procurement provisions.

US and international military program sales, follow-on procurement, contract continuance, and future program awards, upgrades and spares support are subject to: US and international military budget constraints and determinations; US congressional and international legislative body discretion; US and international government administration policies and priorities; changing world military threats, strategies and missions; competition from foreign manufacturers of platforms and equipment; NATO country determinations regarding participation in common programs; changes in US and international government procurement timing, strategies and practices; and the general state of world military readiness and deployment.

Backlog of Orders

TM Systems backlog as of May 31, 2006 was $2,043,977. TM Systems backlog as of May 31, 2005 was $1,919,278.

Keytronics, Inc. - Operations, Activities and Products

API acquired 100% of the stock of the Keytronics Inc. on April 28, 2006.

The primary industries served include the military, aerospace electronics, telecommunications equipment, computers and computer peripherals, process control equipment, power supplies, test equipment, medical devices and similar products use these products.

Keytronics designs and manufacturers a wide variety of power transformers, charging chokes, reactors, magnetic amplifiers, pulse transformers (radar and scr), telephone coupling transformers, switching transformers, isolation transformers, ferro resonant transformers, current transformers and saturable reactors.

Keytronics also manufactures electronic equipment, including power supplies, battery chargers, power converters, hot blade rope cutters and a wide variety of special purpose electronic assemblies including capacitor modules and medical electronics.

Principal Markets in which the Keytronics Inc. Competes

Keytronics’ customers are located primarily in the US, however, it sells a limited amount of products to customers in a number of other countries.

Major Customers

BAE Systems	US

DFAS Columbus	US

Lockheed Martin	US

Smith Industries Aerospace	US

Ametek	US

Raytheon	US

Honeywell	US

The volume of business provided to Keytronics by these customers equals about 80% of total sales. BAE Systems represents approximately 50% of Keytronics total sales.

New Products

Due to the custom and proprietary nature of Keytronics’ products, Keytronics has not introduced any significant new products or services in the past twelve months.

Seasonality

The revenues and business of Keytronics is not, in general, seasonal.

Raw Materials

The primary raw materials required by Keytronics’ business consist of cores, bobbins, wire, lamination, tapes (polyamide, polyfilm, masking, copper, glasscloth, antistatic), epoxy, solder tips, varnish, metal plates, PVC insulation, diodes, and circuit boards. Keytronics’ purchasing policies require it to find alternate sources for materials; however, some materials have a single source supplier due to customer specifications or unique construction requirements. Most of Keytronics’ raw material suppliers are located in the US. These materials are readily available. The lead time for ordering manufactured materials has decreased to 4 to 6 weeks from up to 24 months during the technology boom of the late 1990s. The prices for these materials are relatively stable.

Marketing Channels

Keytronics’ marketing channels consist primarily of the use of an in-house sales manager whose principle focus in the US market. Keytronics’ does not use any special sales methods such as installment sales.

Dependence on Patents, Licenses, Contracts and Processes

Keytronics’ is not dependent on patents, licenses, industrial contracts, commercial contracts financial contracts, or new manufacturing processes in such a manner that such dependence would be material to Keytronics’ business or profitability.

Material Effects of Government Regulations

Government regulations of the United States and the State of New York related to environmental compliance, labor conditions, and government contracting are typical in Keytronics’ industry and do not have a material effect on Keytronics’ business.

Backlog of Orders

Keytronics’ backlog as of May 31, 2006 was $1,019,833.

Revenue Breakdown

Set forth below is a breakdown of API’s revenues by business and by geographical market (where the customer is located) for the fiscal years ended May 31, 2006, May 31, 2005 and May 31, 2004.

For the fiscal years ended May 31, 2006, May 31, 2005 and May 31, 2004

Revenues by Category of Activity:

	2006	2005	2004
APIE’s Activities	$5,508,000	$3,713,000	$2,375,000
Filtran Group’s Activities	$7,626,000	$6,012,000	$5,760,000
TM Systems Activities	$2,375,000	$2,822,000	$3,143,000
Keytronics Activities	$123,000	—	—

Total Revenues	$15,634,000	$12,547,000	$11,278,000

Revenues by Geographic Market:

United States	$12,200,000	$9,629,000	$8,934,000
Canada	$1,105,000	$836,000	$944,000
United Kingdom	$1,712,000	$1,659,000	$1,058,000
South America	$147,000	$160,000	$201,000
All Other	$470,000	$263,000	$141,000

Total Revenues	$15,634,000	$12,547,000	$11,278,000

Research and Development, Patents and Licenses

During the last three fiscal years ended May 31, 2006, 2005 and 2004, API did not spend material amounts of money on research and development activities, and did not have formal research and development policies.

Competition

We are engaged in an industry that is highly competitive and characterized by technological change and cyclical cycles. In each of our product lines, we face significant competition from large semiconductor and electronic component companies to small specialized firms, and other companies. Many of these companies have substantially greater capital resources, industry presence, name recognition, research and development staffs, facilities and experience at developing and manufacturing these products.

We believe that the major competitive factors in our markets are strong customer relationships, a reputation for quality, a record of successful past delivery performance, a staff with distinctive technical competencies and competitive prices. Our failure to compete effectively with respect to any of these or other factors could have a material adverse effect on our business, prospects, financial condition or operating results.

Some of API’s current major competitors include Microsemi Corporation (NASDAQ National Market Symbol “MSCC”), Semtech Corp. (NASDAQ: “SMTC”), International Rectifier Corp. (NYSE: “IRF”), Knox Semiconductor, National Hybrid, Aeroflex Incorporated, and Skyworks Solutions. The Filtran Group and Keytronics have numerous and similar competitors. Some of Filtran Group’s current major competitors include Pulse Engineering, a division of Technitrol (NYSE:TNL), Midcom Inc., Bel Fuse, Inc. (NASDAQ:BELFA and NASDAQ:BELFB), ATC Frost Magnetics, Inc. and Halo Electronics. TM Systems also has various competitors, including EMW, Leatherwood, S&W. We or any of our subsidiaries may not be able to compete successfully in the future and competitive pressures may harm our financial condition and/or operating results.

Description Of Property

Our executive offices are located in leased facilities at 505 University Avenue, Suite 1400, Toronto, Ontario, Canada M5G 1X3. We occupy approximately 2,500 square feet at such facilities. Our Chief Executive Officer operates out of this office. We lease these facilities from an entity controlled by our Chief Executive Officer for an annual rental of $60,000.

We have five manufacturing facilities located in Endicott, NY, Hauppauge, NY, Nepean, ON, Ogdensburg, NY and Bridgeport, CT.

APIE owns outright, without any major encumbrances, a 15,000 square foot manufacturing facility in Hauppauge, New York. The productive capacity of this manufacturing facility is sufficient to meet its present needs and its needs in the foreseeable future. All of APIE’s products are produced at this manufacturing facility, which is located at 375 Rabro Drive, Hauppauge, New York 11788.

The executive offices for Filtran Limited are located at 229 Colonnade Road, Nepean, Ontario K2E 7K3. Filtran Limited owns the facility and there are no outstanding mortgages on the property. The facility is approximately 16,000 square feet and it is used to manufacture electronic components comprised primarily of: transformers, filters, inductors and power supplies. We believe that the capacity of this manufacturing facility is sufficient to meet the present needs of Filtran Limited and its needs in the foreseeable future.

The executive office for Filtran Inc. is located at 102 Ford Street, Bldg 5A, Ogdensburg,

NY 13669. Filtran Inc. has a lease to own agreement with the City of Ogdensburg for the facility. Filtran Inc. has financed the “purchase” of this facility. As of May 31, 2006, the outstanding principal balance on the note evidencing such financing was $NIL. The loan is secured by a mortgage on the property. The facility is approximately 16,500 square feet and it is used to manufacture electronic components comprised primarily of: transformers, filters and inductors. We believe that the capacity of this manufacturing facility is sufficient to meet the present needs of Filtran Inc. and its needs in the foreseeable future.

TM Systems, Inc. has leased facilities located at 345 Railroad Avenue, Bridgeport, Connecticut 06604. The plant in Bridgeport is approximately 2,500 square feet and is used primarily for the manufacture of glide slope indicators and stabilized platform systems. The annual rent for this facility is $27,600. We believe that these plants are sufficient to meet the present needs of TM Systems and the needs of TM Systems for the foreseeable future.

Keytronics owns an approximately 10,500 square foot manufacturing facility at 707 North Street, Endicott, NY, 13760-5011. In addition, Keytronics leases another 15,000 square feet of adjoining space in Endicott, NY. The annual rent for this facility is $60,764. The leased facility is primarily used to design and manufacture electronic components. We believe the capacity of these facilities is sufficient to meet the present and foreseeable future needs of Keytronics.

As of the date of this prospectus we do not have any other material plans to construct, expand, or improve our facilities or the facilities of our subsidiaries.

Employees

As of August 8, 2006, we had 252 employees. None of our employees are subject to a collective bargaining agreement.

Legal Proceedings

There are no material legal proceedings to which we are a party or to which our property is subject, nor to the best of management’s knowledge are any material legal proceedings contemplated.

MARKET PRICE OF OUR STOCK

Our common stock qualified for quotation in the OTCBB under the symbol RBCV in November 2005. The OTCBB is operated by NASDAQ. Prior to November, 2005 there was no established trading market for our common stock. There was one trade of our common stock in November 2005 at a price of $1.20. There were no other trades until March 7, 2006. None of the shares of our subsidiaries are publicly traded.

The following table sets forth the reported high and low bid prices of our common shares for each quarter as reported by NASDAQ for the fiscal periods indicated (the common stock commenced trading on the OTCBB in November 2005). Such over-the-counter market quotations are based on high and low bid prices and reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. During August 2005, we completed a four-for-one common stock split and during October 2005, we completed a second four-for-one common stock split. The bid prices set forth below reflect the bids subsequent to both stock splits. The below bid prices were obtained from otcbb.com and stockwatch.com.

	Period	High Bid		Low Bid
Fiscal 2007	Third Quarter (until / /06) Second Quarter (7/31/06)	$ $	— 2.95	$ $	— 2.35
	First Quarter (3/7/06 to 4/30/06)		$3.06		$1.20
Fiscal 2006			N/A		N/A

The price of our common stock on Monday, March 27, the last full day of trading prior to the public announcement of the Business Combination with API, as reflected by the last trade of that day, was $1.30. The high and low sale price on March 27, 2006, as reported by the OTCBB were $1.54 and $1.30, respectively, per share. The price of our common stock on                     , 2006 as reflected by the last trade of that day was $            .

STOCKHOLDER AND RELATED STOCKHOLDER MATTERS

Holders

As of October 2, 2006 we had 10 shareholders of record and 40,006,672 shares of common stock were outstanding. We cannot accurately estimate the total number of beneficial holders of our common shares because a portion of our common shares is held by agents in street name. Because the conversion of the API common shares for Exchangeable Shares is still in process, we do not know the effect this will have on the number of holders of our stock. As of October 2, 2006, the stockholder’s list for API showed 1,271 holders of record.

Nanotronics Sub will issue a maximum of 28,254,060 shares of our common stock in connection with the Business Combination. If former holders of common shares of API who are Canadian residents request to receive Exchangeable Shares instead of shares of our common stock, Nanotronics Sub will not issue our common shares to those former holders of API common shares. However, given that the Exchangeable Shares were structured to be the equivalent, to the extent practicable, of our shares, whether or not API common shares are converted to Exchangeable Shares or our common stock will have little affect on us. For example, through the share of our special voting stock held by the Trustee and issued to the Trustee in connection with the Plan of Arrangement, the holders of Exchangeable Shares (other than us and our subsidiaries) will have the number of votes equal to the number of our shares of common stock that are exchangeable for the Exchangeable Shares on all matters on which holders of our common stock can vote.

The following table sets forth as at October 2, 2006, the name and address and the number of shares of our common stock (assuming for such purposes that the Exchangeable Shares or our common stock issued or to be issued in the Business Combination constitute outstanding shares of our common stock), with a par value of $0.001 per share, beneficially owned by (i) each person know by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each director (including Guy Peckham, who was a director and officer of ours, prior to the effective date of the Business Combination) and each named executive officer and (iii) all officers and directors as a group, are as follows. The table also shows the effect of the Business Combination on our stock ownership. The total number of shares of our common stock outstanding as of the date of this prospectus (assuming that the Exchangeable Shares or our common stock issued or to be issued in the Business Combination constitute outstanding shares of our common stock) is 68,260,732.

Name and Address of Beneficial Owner	Number of Our Shares of Common Stock Beneficially Owned (1)(2)	Percentage of Our Shares of Common Stock Beneficially Owned Before the Business Combination with API (3) (4)	Percentage of Our Shares of Common Stock Beneficially Now Owned (3)
Armen Investments LLC 116 NW 4th Avenue Boca Raton, FL 33432 (5)	2,940,000	7.35%	4.31%

James H. Batmasian 215 North Federal Hwy Suite #1 Boca Raton, FL 33432	3,030,000	7.57%	4.44%

Guy Peckham 1203-1005 Beach Avenue Vancouver, BC, Canada (6)	-0-	0.0%	0.0%

Donald A. Wright 2655 Camino Del Rio North Suite 450 San Diego, CA 92108 (7)	163,430	0.03%	0.24%

Phillip DeZwirek 505 University, Suite 1400 Toronto Ontario Canada M5P 1X3 (8)	9,611,740	0.0%	13.60%

Jason DeZwirek 505 University, Suite 1400 Toronto Ontario Canada M5P 1X3 (9)	8,786,780	0.0%	12.43%

Thomas Mills 375 Rabro Drive Hauppauge, NY 11788 (10)	398,250	0.0%	0.58%

Claudio Mannarino 229 Colonnade Road Nepean, Ontario K2E 7K3 (11)	-0-	0.0%	0.0%

Arnold Markowitz 229 Colonnade Road Nepean, Ontario K2E 7K3 (12)	-0-	0.0%	0.0%

All Officers and Directors as a group	16,348,420	0.03%	22.31%

(1)	All shares are owned directly and beneficially by the shareholder indicated and such shareholder has sole voting, investment and dispositive power, unless otherwise indicated. Includes both our common stock and Exchangeable Shares of Nanotronics Sub convertible into our common stock. Does not include Exchangeable Shares owned by us or our subsidiaries.

(2)	Management knows of no other stockholder having five percent (5%) or more of the outstanding shares of our common stock and the Exchangeable Shares, taken as a single class, other than those parties included in this chart.
(3)	Computed by dividing the number of shares beneficially held by each stockholder, including his Exchangeable Shares and shares of common stock underlying options exercisable within 60 days, by the sum of (i) the total number of issued and outstanding shares of our common stock, plus (ii) the total number of issued and outstanding Exchangeable Shares (other than Exchangeable Shares owned by us and our affiliates) plus (iii) shares of common stock underlying such shareholder’s options exercisable within 60 days.
(4)	For purpose of this calculation, API common shares are not treated as the same as our shares.
(5)	Armen Investments LLC is wholly-owned by Armen Batmasian.
(6)	Guy Peckham became an officer and director of Rubincon in November 2005 and resigned those positions as of the effective date of the Business Combination.
(7)	Donald A. Wright became a director of Rubincon in February 2006. Mr. Wright holds an options to purchase 25,000 shares of our common stock, 12,500 of which are vested and exercisable within 60 days. Mr. Wright’s shareholdings listed above reflect these vested options. Prior to the Business Combination, Mr. Wright held 15,093 API common shares that became 150,930 shares of our common stock in the Business Combination. Mr. Wright shares voting and investment power on such 150,930 shares with his wife.
(8)	Phillip DeZwirek became our Chairman, Chief Executive Officer and Treasurer and a director of ours on the effective date of the Business Combination. Includes 2,611,780 Exchangeable Shares held of record by Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (“Green Diamond Corp.”). Mr. Phillip DeZwirek is the President of Green Diamond Corp., and holds a 50% equity interest in Icarus Investments Corp., which in turn holds a 50.01% equity interest in Green Diamond Corp. Also includes 164,960 Exchangeable Shares held of record by Technapower Industries Corporation, a corporation controlled by Mr. Phillip DeZwirek. Mr. Phillip DeZwirek directly holds 4,335,000 Exchangeable Shares. Also includes 2,500,000 shares of our common stock underlying options exercisable within 60 days held of record by Phillip DeZwirek. Prior to the effective date of the Business Combination, Phillip DeZwirek beneficially owned 31.32% of the outstanding common shares of API.

(9)	Jason DeZwirek became our Secretary and a director of ours on the effective date of the Business Combination. Includes 2,611,780 Exchangeable Shares held of record by Green Diamond Corp. Mr. Phillip DeZwirek, Mr. Jason DeZwirek’s father, is the President of Green Diamond Corp., and Mr. Jason DeZwirek holds a 50% equity interest in Icarus Investments Corp., which in turn holds a 50.01% equity interest in Green Diamond Corp. Mr. Jason DeZwirek directly holds 3,675,000 Exchangeable Shares. Also includes 2,500,000 shares of our common stock underlying options exercisable within 60 days held of record by Jason DeZwirek. Prior to the effective date of the Business Combination, Jason DeZwirek beneficially owned 28.64% of the outstanding common shares of API.
(10)	Thomas Mills became our President and Chief Operating Officer and a director of ours on the effective date of the Business Combination. Includes 398,250 shares of common stock. Prior to the effective date of the Business Combination, Thomas Mills beneficially owned 1.40% of the outstanding shares of common shares of API.
(11)	Claudio Mannarino is our Chief Financial Officer and Vice President.
(12)	Arnold Markowtiz is General Manager of our Filtran Group.

Dividends

Since our inception, we have not paid any dividends on our common stock. We have no limit on our ability to pay dividends on our common stock but do not anticipate that we will pay dividends in the foreseeable future. Nanotronics Sub has not and does not intend to pay any dividends on its common stock. Dividends on Exchangeable Shares will only be paid to the extent that dividends, if any are paid on our common stock.

SUMMARY FINANCIAL INFORMATION

Accounting Treatment

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, was considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a purchase by API rather than a business combination because Rubincon was a shell company.

Consequently, reverse takeover accounting was applied to the transaction. No additional goodwill or intangible assets was recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon (now known as API Nanotronics), including the shares issued to affect the reverse takeover. The assets, liabilities and dollar amounts attributed to share capital are those of API. Future financial statements will present a continuation of API’s financial statements.

Because no financial statements of the combined entity have yet been produced, set forth below are selected historical data of API and Rubincon and pro forma financial statements of the combined companies.

Proforma Financial Data on Combined Companies

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA INFORMATION

On May 8, 2006 Rubincon Ventures Inc. (“Rubincon”) entered into a combination agreement contemplating a plan of arrangement with API Electronics Group Corp. (“API”). Rubincon is a Delaware corporation and API is an Ontario corporation. Rubincon formed an Ontario subsidiary, RVI Sub, Inc., to facilitate the plan of arrangement. On                     , 2006 Rubincon and API completed the transaction contemplated by the plan of arrangement. The combined companies now operate under the name “API Nanotronics Corp.” (“API Nanotronics”).

Pursuant to the court approved plan of arrangement RVI Sub, Inc. became the sole shareholder of API, and each holder of the 2,825,406 outstanding API common shares was granted the right to receive for each API common share 10 RVI Sub, Inc. exchangeable shares, or if the shareholder elects, 10 shares of API Nanotronics common stock. Each RVI Sub, Inc. exchangeable share is exchangeable into one share of API Nanotronics common stock at the option of the holder any time within a ten-year period from the date of the plan of arrangement. The RVI Sub, Inc. exchangeable shares will be automatically converted into API Nanotronics common stock within the ten-year period.

The unaudited pro forma combined consolidated financial statements of API Nanotronics have been prepared by management after giving effect to the reverse takeover transaction between API and Rubincon. The unaudited pro forma combined consolidated balance sheet has been presented as of August 31, 2006 and gives effect to the transaction as if it occurred on that date. The unaudited pro forma combined consolidated statement of loss for the year ended May 31, 2006 and the three months ended August 31, 2006 gives effect to the transaction as if it occurred on June 1, 2005.

The unaudited pro forma combined consolidated balance sheet has been constructed from the unaudited balance sheet of API as of August 31, 2006 prepared in accordance with U.S. Generally Accepted Accounting Principles and the unaudited balance sheet of Rubincon as of July 31, 2006 prepared in accordance with U.S. Generally Accepted Accounting Principles.

The unaudited pro forma combined consolidated statement of loss for the year ended May 31, 2006 has been constructed using the following:

•	Unaudited statement of loss for the twelve months ended July 31, 2006 of Rubincon

•	Audited consolidated statement of income for the year ended May 31, 2006 of API

The unaudited pro forma combined consolidated statement of loss for the three months ended August 31, 2006 has been constructed using the following:

•	Unaudited statement of loss for the three months ended July 31, 2006 of Rubincon

•	Unaudited consolidated statement of income for the three months ended August 31, 2006 of API

The unaudited pro forma combined consolidated financial statements should be read in conjunction with the audited consolidated financial statements of API for the years ended May 31, 2006, 2005, and 2004 and the unaudited financial statements for the three months ended August 31, 2006 and 2005 of API and the audited financial statements for the years ended January 31, 2006 and 2005 and the unaudited financial statements for the six months ended July 31, 2006 and 2005 of Rubincon.

The unaudited pro forma combined consolidated financial statements are prepared for illustrative purposes only and, are not necessarily indicative of the financial position which would have resulted if the transaction had actually occurred on August 31, 2006.

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a purchase by API rather than a purchase of API by Rubincon was because Rubincon was a shell company.

Consequently, reverse takeover accounting was applied to the transaction. No additional goodwill or intangible assets were recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon, now known as API Nanotronics, including the shares issued to affect the reverse takeover. The assets, liabilities and dollar amounts attributable to share capital are those of API. Future financial statements will present a continuation of API’s financial statements with the adjustments described above.

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Pro Forma Combined Consolidated Balance Sheet

As of August 31, 2006

(Unaudited)

	July 31, 2006 Rubincon	August 31, 2006 API	Combined	Adjustments		API Nanotronics Pro Forma
		(note 1)		(note 2)
ASSETS

Current
Cash and cash equivalents	$4,521,912	$946,545	$5,468,457			$5,468,457
Marketable securities	—	20,684	20,684			20,684
Accounts receivable, net	—	1,627,191	1,627,191			1,627,191
Inventories	—	5,049,235	5,049,235			5,049,235
Deferred income taxes	—	40,400	40,400			40,400
Prepaid Expenses	27,015	250,109	277,124			277,124

	4,548,927	7,934,164	12,483,091	—		12,483,091
Fixed assets, net	—	3,557,106	3,557,106			3,557,106
Deferred income taxes	—	373,600	373,600			373,600
Goodwill	—	1,130,906	1,130,906			1,130,906
Intangible assets, net	—	1,156,640	1,156,640			1,156,640

	$4,548,927	$14,152,416	$18,701,343	$—		$18,701,343

LIABILITIES

Current
Short-term borrowings	$—	$619,829	$619,829			$619,829
Accounts payable and accrued expenses	56,569	1,829,401	1,885,970			1,885,970
Deferred revenue	—	228,199	228,199			228,199
Deferred income taxes	—	85,400	85,400			85,400
Current portion of long-term debt	100,000	221,599	321,599			321,599
Due to related party	25,103	—	25,103			25,103
Current portion of capital leases payable	—	24,290	24,290			24,290

	181,672	3,008,718	3,190,390	—		3,190,390
Deferred income taxes	—	679,072	679,072			679,072
Long-term debt, net of current portion	—	295,611	295,611			295,611
Capital leases, net of current portion	—	2,427	2,427			2,427

	181,672	3,985,828	4,167,500	—		4,167,500
Commitments and contingencies

SHAREHOLDERS EQUITY
Common stock	40,007	11,455,215	11,495,222	28,254	b	68,261
				(11,455,215	)c
Additional paid-in capital	5,187,413	266,028	5,453,441	(5,187,413	)a	19,561,134
				4,367,255	a
				(40,007	)a
				(28,254	)b
				11,455,215	c
				3,540,897	d
Accumulated deficit	(860,165)	(2,499,920)	(3,360,085)	860,165	a	(6,040,817)
				(3,540,897	)d
Accumulated other comprehensive income
Currency translation adjustment	—	927,216	927,216			927,216

Unrealized gain (loss) on marketable securities, net of tax	—	18,049	18,049			18,049

Total accumulated comprehensive income		945,265	945,265			945,265

	4,367,255	10,166,588	14,533,843	—		14,533,843

	$4,548,927	$14,152,416	$18,701,343	$—		$18,701,343

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Pro Forma Combined Consolidated Statement of Operations

For the Twelve Months Ended May31, 2006

(Unaudited)

	July 31, 2006 Rubincon	May 31, 2006 API	Adjustments		API Nanotronics Pro Forma
	(Note 1)	(Note 1)	(Note 2)
Revenue, net	$—	$15,634,093	$2,210,749	e	$17,844,842
Cost of revenues	—	11,460,467	1,648,081	e	13,151,537
			42,989	f

Gross Profit	—	4,173,626	519,679		4,693,305

Operating expenses
Mineral property expenditures	—	—	—		—
Business development	—	14,296			14,296
Selling expenses	—	1,176,171	18,006	e	1,194,177
General and administrative	722,651	2,108,318	3,540,897	d	6,684,617
			312,751	e

	722,651	3,298,785	3,871,654		7,893,090

Operating income (loss)	(722,651)	874,841	(3,351,975)		(3,199,785)

Other (income) expenses
Other (income) expense	—	(110,798)	(5,471	) e	(116,269)
Interest income	(62,845)	—	—		(62,845)
Interest expense	—	46,091	597	e	46,688
Loss on foreign currency transactions	—	117,472			117,472

	(62,845)	52,765	(4,874)		(14,954)

Income (loss) before income taxes	(659,806)	822,076	(3,347,101)		(3,184,831)

Income taxes	—	105,478	85,857	e	191,335

Net income (loss)	$(659,806)	$716,598	$(3,432,958)		$(3,376,166)

Basic earnings (loss) per common share	$(0.02)	$0.27			$(0.05)

Diluted earnings (loss) per common share	$(0.02)	$0.25			$(0.05)

Weighted average shares outstanding
Basic	41,844,528	2,607,360	23,466,240		67,918,128

Diluted	41,844,528	2,854,245	23,219,355		67,918,128

See accompanying notes to pro forma combined consolidated financial statements

API Nanotronics Corp.

(Formerly Rubincon Ventures Inc.)

Pro Forma Combined Consolidated Statement of Operations

For the Three Months Ended August 31, 2006

(Unaudited)

	July 31, 2006 Rubincon	August 31, 2006 API	Adjustments		API Nanotronics Pro Forma
		(note 1)
Revenue, net	$—	$3,982,343	$		$3,982,343
Cost of revenues	—	3,072,708			3,072,708

Gross Profit	—	909,635		—	909,635

Operating expenses
Selling expenses	—	253,875			253,875
General and administrative	345,566	611,482			987,048

	(345,566)	865,357		—	1,240,923

Operating income (loss)	(345,566)	44,278		—	(331,288)

Other (income) expenses
Interest Income	(62,845)	—			(62,845)
Interest expense	—	16,301			16,301
Gain on foreign currency transactions	—	(5,001)			(5,001)

	(62,845)	11,300		—	(51,545)

Net income (loss) before income taxes	(282,721)	32,978		—	(249,743)
Income taxes	—	34,634			34,634

Net income (loss)	$(282,721)	$(1,656)		$—	$(284,377)

Basic earnings (loss) per common share	$(0.01)	$(0.00)			$(0.00)

Diluted earnings (loss) per common share	$(0.01)	$(0.00)			$(0.00)

Weighted average shares outstanding:
Basic	40,006,672	2,825,406		25,428,654	68,260,732

Diluted	40,006,672	2,825,406		25,428,654	68,260,732

1.	REPORTING CURRENCY

The unaudited pro forma combined consolidated financial statements are expressed in US dollars, to be consistent with the reporting currency.

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma combined consolidated financial statements incorporate the following pro forma assumptions and adjustments:

Rubincon Ventures Inc.

a	Rubincon’s historic deficit, common stock and additional paid in capital have been eliminated upon consolidation.

b	The 28,254,060 in exchangeable shares of RVI Sub, Inc. or API Nanotronics common stock issued to the shareholders of API as of August 31, 2006 have been recorded at the $0.001 par value per share of API Nanotronics common stock which assumes that all exchangeable shares have all been exchanged for shares of API Nanotronics common stock.

c	API’s common stock has been allocated to contributed surplus to reflect the $0.001 par value per share of API Nanotronics common stock.

Adjustment for the exchange of options

d	In accordance with the combination agreement, as of August 31, 2006 580,000 API stock options will be exchanged for 5,800,000 stock options of API Nanotronics. The fair value of the API Nanotronics options exceeded the fair value of the API options by $3,540,897 at August 31, 2006 under Black Scholes with the following assumptions: Risk Free Rate – 2.50%, Volatility – 80%, Expected Life – 4.42 years to 4.83 years, Dividend Yield – 0%. The valuation assumes an exchange date of August 31, 2006. This value is subject to change and will be finalized based on the actual exchange date.

e	The results of operations for the eleven months ended April 30, 2006 for Keytronics, Inc. of $150,928 have been added to the pro forma financial statements to reflect the acquisition of Keytronics as if it had occurred on June 1, 2005.

f	The amortization for the eleven months ended April 30, 2006 attributable to the step up in value of certain assets of Keytronics at the date of acquisition have been added to the pro forma financial statements to reflect the acquisition of Keytronics as if it had occurred on June 1, 2005.

3.	EARNINGS PER SHARE

API Nanotronics basic pro forma earnings (loss) per share was calculated based on the net income (loss) and the weighted average number of shares outstanding during the reporting period. Shares issued as part of the business combination are included in the calculation of the weighted average number of shares for all periods presented, because the combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The weighted average number of shares has been adjusted for the 10 shares of API Nanotronics common stock or equivalents to be issued for each API share.

All outstanding options as of August 31, 2006, representing 5,800,000 incremental shares have been excluded from the computation of diluted pro forma earnings (loss) per share as they are anti-dilutive due to the losses generated.

Selected Historical Financial Data - API

The following financial information includes historical information for API as of and for each of the years ended May 31, 2002 through 2006 and the three month periods ended August 31, 2006 and 2005. We derived the annual API historical information from the audited consolidated financial statements of API as of and for each of the years ended May 31, 2006, 2005 and 2004 as included in this prospectus. The data as of and for the three months ended August 31, 2006 and 2005 was derived from the unaudited consolidated financial statements for the three month periods ended August 31, 2006 and 2005 of API and, in the opinion of management, includes all adjustments, consisting solely of normal and recurring adjustments, that are considered necessary for the fair presentation of the results of the interim periods. We derived the annual API historical information from the audited consolidated financial statements of API as included in Form 20-F as filed with the Security and Exchange Commission as of and for each of the years ended May 31, 2003 and 2002. Such statements included a footnote which reconciled the financial statements presented in accordance with US GAAP.

The information below is only a summary and should be read in conjunction with API’s audited and unaudited historical consolidated financial statements and related notes contained in this prospectus and the audited consolidated financial statements of API as included in API’s Form 20-F. The historical results included below and elsewhere in this document are not indicative of the future performance of API or the combined company.

	(Unaudited)		For the years ended May 31,
	Three months ended August 31, 2006	Three months ended August 31, 2005	2006 (4)(5)	2005		2004		2003 (1)(2)		2002
Revenues, net	$3,982,343	$3,908,520	$15,634,093	$12,547,551		$11,278,187		$8,253,541		$2,903,120

Cost of revenues	3,072,708	2,982,180	11,460,467	9,352,592	(7)	8,876,482	(7)	6,432,775	(7)	2,255,841

Gross profit	909,635	926,340	4,173,626	3,194,959		2,401,705		1,820,766		647,279

Operating expenses	865,357	677,268	3,298,785	2,958,988	(7)	3,033,495	(7)	3,734,650	(7)	1,578,378

Operating income (loss)	44,278	249,072	874,841	235,971		(631,790)		(1,913,884)		(931,099)

Other (income) expenses	11,300	(7,105)	52,765	53,665		(32,893)		18,473		(38,098)

Income tax (benefit)	34,634	794	105,478	(118,700)		(54,066)		(63,729)		16,642

Net income (loss) before cumulative effect of change in accounting principle	(1,656)	255,383	716,598	301,006		(544,831)		(1,868,628)		(909,643)

Cumulative effect for change in accounting principle	—	—	—	—		(48,531)		—		—

Net income (loss)	$(1,656)	$255,383	$716,598	$301,006		$(593,362)		$(1,868,628)		$(909,643)

Basic earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$(0.00)	$0.09	$0.27	$0.12	(3)	$(0.23	)(3)	$(1.05	)(3)	$(0.85	)(3)
Cumulative effect of change in accounting principle	—	—	—	—		(0.02	)(3)	—		—

Basic earnings (loss) per common share	$(0.00)	$0.09	$0.27	$0.12	(3)	$(0.25	)(3)	$(1.05	)(3)	$(.85	)(3)

Weighted average number of common shares outstanding (000’s) – basic	2,825	2,720	2,607	2,535	(3)	2,339	(3)	1,778	(3)	1,074	(3)

Diluted earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$(0.00)	$0.09	$0.25	$0.11	(3)	$(0.23	)(3)	$(1.05	)(3)	$(0.85	)(3)
Cumulative effect of change in accounting principle	—	—	—	—		(0.02)		—		—

Diluted earnings (loss) per common share	$(0.00)	$0.09	$0.25	$0.11		$(0.25)		$(1.05)		$(0.85)

Weighted average number of common shares outstanding (000’s) – diluted	2,825	2,937	2,854	2,653	(3)	2,339	(3)	1,778	(3)	1,074	(3)

	(Unaudited) As at August 31	As at May 31,
Balance Sheet Data	2006	2006 (4)(5)		2005		2004		2003 (2)		2002 (1)
Working capital	$4,925,446	$4,812,859		$4,109,557		$3,081,804		$2,247,091		$2,151,265
Total assets	14,152,416	14,106,302		12,652,828		11,185,134		13,546,790		8,538,351
Long-term debt (including current portion) and capital leases payable	543,927	583,034		120,031		174,643		2,931,687		2,371,831
Shareholders’ equity	10,166,588	10,205,787	(6)	9,510,777	(6)	8,629,790	(6)	8,332,339	(6)	4,477,763	(6)

(1)	On May 31, 2002, API acquired the assets of the Filtran Group of companies. The assets are first reflected in the May 31, 2002 year-end and the operations for the year ended May 31, 2003 are first reflected in the May 31, 2003 year-end.
(2)	On February 6, 2003, API acquired the assets of TM System II Inc. The assets are first reflected in the May 31, 2003 year-end and their operations for the period from February 3, 2003 to May 31, 2003 are first reflected in that year-end.
(3)	On July 19, 2004 API approved a ten for one reverse split of its common shares. All share and per share figures have been presented to reflect this change. On September 15, 2004 the reverse split was effected and API changed its name to API Electronics Group Corp. to facilitate the reverse split as per Ontario corporate law.
(4)	On August 29, 2005, API acquired certain assets of Sensonics, Inc. The assets are first reflected in the May 31, 2006 year-end and their operations for the period from August 29, 2005 to May 31, 2006 are first reflected in that year-end.
(5)	On April 27, 2006, API acquired the assets of Keytronics, Inc. The assets are first reflected in the May 31, 2006 year-end and their operations for the period from April 27, 2006 to May 31, 2006 are first reflected in that year-end.
(6)	API has not paid cash dividends on its common stock during its history and does not anticipate paying cash dividends in the near future.
(7)	Comparative figures have been reclassified to conform to the current period presentation. The Company reclassified $210,439, $207,275 and $107,235 of amortization expense attributable to the amortization of customer contracts from operating expenses to cost of revenues for the years ended May 31, 2005, 2004 and 2003, respectively.

Selected Historical Financial Data - Rubincon

The following financial information includes historical information for Rubincon as of and for each of the years ended January 31, 2002 through 2006 and for the six (6) month periods ended July 31, 2006 and July 31, 2005. We derived the annual Rubincon historical information from the audited financial statements of Rubincon as of and for each of the years ended January 31, 2006, 2005 and 2004 as included in this prospectus. We derived the annual Rubincon historical information for the prior years from the audited financial statements of Rubincon as included in Form 10-KSB as filed with the Security and Exchange Commission as of and for each of the years ended January 31, 2004 and 2003. The data as of and for the six (6) months ended July 31, 2005 and 2006 was derived from unaudited interim financial statements of Rubincon and, in the opinion of Rubincon’s management, includes all adjustments, consisting solely of normal and recurring adjustments, that are considered necessary for the fair presentation of the results for the interim periods.

The information below is only a summary and should be read in conjunction with Rubincon’s audited historical financial statements and related notes contained in this prospectus and the audited consolidated financial statements of Rubincon as included in Rubincon’s Form’s 10-KSB. The historical results included below and elsewhere in this document are not indicative of the future performance of Rubincon or the combined company.

	(Unaudited)
Operations Statement Data (1) (2)	Six months ended 31 July 2006	Six months ended 31 July 2005	Year Ended January 31,
			2006	2005	2004	2003	2002
Net sales revenue	—	—	—	—	—	—	—
Mineral property expenditures	—	21,829	$23,152	$3,994	—	—	—
Gross loss	—	(21,829)	(23,152)	(3,994)	—	—	—
Operating expenses	643,297	15,455	93,485	26,951	34,357	31,276	24,135
Operating income (loss)	(643,297)	(37,284)	(116,637)	(30,945)	(34,357)	(31,276)	(24,135)
Other expenses (income)	(62,845)	—	—	—	—	—	—
Income tax expense (recovery)	—	—	—	—	—	—	—
Net earnings (loss)	(580,452)	(37,284)	(116,637)	(30,945)	(34,357)	(31,276)	(24,135)
Basic earnings (loss) per share	(0.015)	(0.001)	$(0.003)	$(0.001)	$(0.001)	$(0.001)	$(0.001)
Weighted average number of common shares outstanding	39,777,008	47,548,674	46,790,197	38,413,120	38,413,120	38,413,120	38,413,120

	(Unaudited)
Balance Sheet Data	As at 31 July 2006	As at 31 July 2005	Year Ended January 31,
			2006	2005	2004	2003	2002
Working capital	4,367,255	(25,932)	$(102,810)	$(99,775)	$(78,730)	$(54,573)	$(33,497)
Total assets	4,548,927	3,171	65,967	101	118	88	16
Long-term debt	—	—	—	—	—	—	—
Current liabilities	181,672	29,103	168,777	99,876	78,848	54,661	33,513
Stockholders’ equity	4,367,255	(25,932)	(102,810)	(99,775)	(78,730)	(54,573)	(33,497)

(1)	All share and per share figures have been adjusted to reflect a four-for-one common stock split that occurred on August 30, 2005 and a four-for-one common stock split that occurred on October 6, 2005.
(2)	Rubincon has not paid cash dividends in its common stock during its history and does not anticipate paying cash dividends in the near future.

MANAGEMENT DISCUSSION AND ANALYSIS

Management’s Discussion and Analysis of Financial Condition and Results of Operations of API

Accounting Treatment

For accounting purposes the acquisition of API by Rubincon was considered a reverse acquisition, an acquisition transaction where the acquired company, API, was considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a purchase by API rather than a business combination was because Rubincon was a shell company at the time of the Business Combination.

Consequently, reverse takeover accounting was applied to the transaction. No additional goodwill or intangible assets was recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Rubincon (now known as API Nanotronics Inc.), including the shares issued to affect the reverse takeover. The assets, liabilities and dollar amounts attributed to share capital are those of API. The financial statements of API Nanotronics will present a continuation of API’s financial statements.

Overview

API is a North American based company focused on the manufacture of specialized electronic components and microelectronic circuits. The corporate office of API is located in Toronto, Canada. Overviews of its subsidiaries are discussed below:

•	API Electronics, Inc. of Hauppauge, New York (“API Electronics”) is a leading designer and manufacturer of power transistors, small signal transistors, tuning diodes, hybrid circuits, resistor/capacitor networks, diodes, and other critical elements with precisely defined functional capabilities for advanced military, industrial, commercial, automotive and medical applications. API is a leading supplier of defense electronic components to the U.S. Department of Defense and its subcontractors as well as having a strong commercial user base. In March, 2004, API purchased certain assets of Islip Transformer & Metal Co. Inc. (“Islip”), a private company that supplies critical systems and components to the U.S. Department of Defense. In August 2005, API purchased certain assets of Sensonics, Inc. (“Sensonics”), a private company that supplies components to the U.S. Department of Defense. These acquisitions further augment API’s in-demand components and systems for both government and corporate clients.

•	The Filtran Group (“Filtran Group”) comprised of Filtran Inc. of Ogdensburg, New York and Filtran Limited of Nepean, Ontario, Canada, is a leading global supplier of superior quality electronic components to major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation. In business since 1969, Filtran Group is ISO 9001:2000 registered and offers off-the-shelf and custom designed products and regularly ships components to clients in more than 34 countries. API acquired Filtran Group in May 2002. The acquisition broadened API’s product offerings for current and potential customers as well as providing synergies in the areas of engineering and technological capabilities.

•	TM Systems II Inc. of Hauppauge, New York (“TM II”), in business for over 30 years, supplies the Defense sector with naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment as well as aircraft ground support equipment. API acquired TM II in February 2003 thereby expanding API’s core-military and defense-related electronics business. TM II also maintains a manufacturing facility in Bridgeport, Connecticut.

•	In April 2006, the Company acquired Keytronics Inc (“Keytronics”) of Endicott, New York, a manufacturer of a wide variety of power transformers, reactors, magnetic amplifiers, power supplies and converters and numerous special purpose electronic assemblies, including capacitor modules and medical electronics.

API’s business strategy has been to strengthen its leadership position for its components through continued emphasis on technological advances, operational efficiencies, cost reductions, competitiveness and acquisitions.

API’s objectives are to seek long-term stable growth for all of its operating segments (API Electronics, Filtran Group and TM II) through continuous capital investment, employing today’s production methods and technologies and by demanding uncompromising quality control.

Trends in Our Industry and Business

API Electronics believes that new orders should increase as a result of the recent $489B military budget approved by the U.S. Congress. API has spent more than $400,000 on upgrades to its Hauppauge, New York facility in the past few years. In addition it has also put in place its ISO 9000-2000 system and, on June 1, 2005, received military certification from the Defense Logistics Agency as a certified manufacturer of silicon high power transistor devices in accordance with the requirements of MIL-PRF-19500M.

Filtran Group’s main markets are with military subcontractors where they have strong demand for filters, power supplies, transformers and inductors. Filtran Group has outsourced the manufacturing of certain products to manufacturers in China and is working closely with them to maintain quality control and decrease the cost to manufacture. Filtran Group is aggressively pursuing growth strategies with the recent hiring of additional sales persons in the United States, setting up a nationwide representative market, and a product catalogue. Filtran Group has also developed a synergistic partnership with API Electronics targeting the military relay market.

TM II’s customer base consists primarily of various U.S. government departments, including the U.S. Navy, as well as numerous domestic and foreign corporations. The U.S. government has recently approved significant funds for ongoing Defense and homeland security. TM II believes that new domestic orders should increase as a result of this development. Furthermore, foreign country demand may also increase in response to global terror concerns. TM II’s Stabilized Glide Slope Indicator (SGSI) is an electro-hydraulic-optical landing system and designed for use on air capable and amphibious assault ships. Increasing operational readiness will require the Navy to be independent of land-based command centers. Furthermore, political conflicts have led to a reduction of land-bases available in certain foreign countries.

Operating Revenues

Operating revenues of the API Group are derived from the sales of electronic components and systems, specifically semiconductors, transformers, inductors, filters and mission critical systems. The principle markets for these products are the government and military, commercial equipment, and other replacement parts.

Semiconductor Revenues

API currently serves a broad group of customers with the following category of semiconductor products: Varactor tuning diodes, specialty suppressor diodes for the relay market, custom microelectronic hybrid circuits, small-signal transistors, silicon rectifiers, zener diodes, high-voltage diodes, and resistor/capacitor networks. These products facilitate the power supply in end products such as missiles, the space shuttle, F-15, F-16 fighter planes and B-1 bombers.

Magnetic & Power Supply Revenues

Revenues are derived from the manufacturing of electronic transformers, inductors, filters and power supplies. The main demand today for these products come from the military, aerospace, telecom, audio, video, voice, voice/data, and transportation OEM’s.

Mission Critical System Revenues

The principle market for these products is the military/defense industry. These highly engineered products and systems include, naval aircraft landing and launching equipment, Visual Landing Aids (VLA) and Stabilized Glide Slope Indicators (SGSI), flight control and signaling systems, radar systems alteration, data communication and test equipment, aircraft ground support equipment, Aircraft Radar Indication Systems using Liquid Crystal Display (LCD) technology and other mission critical systems and components.

Operating Expenses

Operating Expenses consist of business development, selling expenses, general and administrative.

Cost of Goods Sold

Cost of Goods Sold primarily consists of costs that we incur to design, manufacturer, test and ship the product. These costs include:

•	The cost of raw materials, including freight, direct labor and tooling required to design and build the parts.

•	The cost of testing (labor & equipment) the products throughout the manufacturing process and final testing before the parts are shipped to the customer.

•	The cost of shipping and handling the products shipped to the customer.

Selling, general and administrative expense

Selling, general and administrative expenses include:

•	Compensation and benefit costs for all employees, including sales and customers service, sales commissions, executive, legal, finance and human resource personnel.

•	Compensation related to stock-based awards to employees and directors.

•	Professional services, for accounting, legal, tax, information technology and public relations fees.

•	Rent and related expenses.

Other Income (Expense)

Other income and (expense) consists of:

•	Interest income on cash, cash equivalents and marketable securities.

•	Interest expense on notes payable, operating loans and capital leases.

•	Gain or losses on disposal of property and equipment.

•	Gain or loss on foreign currency transactions.

Key Operating Data

API management uses a number of data to measure the growth of the business and operating performance. The key measure for growth is sales backlog figures:

	As of August 31,		As of May 31,
Backlog by Segment Company	2006	2005	2006	2005	2004
API Electronics	$2,948,865	$3,930,889	$3,156,932	$4,415,043	$1,925,753
Filtran Group	$4,050,165	$3,613,582	$4,729,390	$4,018,861	$2,475,711
TM II	$1,335,195	$1,467,642	$2,043,977	$1,919,278	$2,862,470
Keytronics	$949,495	N/A	$1,019,833	N/A	N/A

Overall	$9,283,720	$9,013,113	$10,950,132	$10,353,182	$7,263,934

API’s backlog figures represent confirmed customer purchase orders that API has not shipped at the time the figures were calculated, which have a delivery date within a 12 month period. Filtran Group’s backlog figures will also be affected by the US/Canadian exchange rate.

The key measure for performance is Gross Margin by Segment.

	Three Months ended August 31,			Fiscal Year
Gross Margin by Segment Company	2006	2005	2006 vs. 2005 % Change	2006	2005	2004	2006 vs. 2005 % Change	2005 vs. 2004 % Change
API Electronics	27.4%	22.1%	+5.3%	34.4%	32.8%	16.6%	+1.6%	+16.2%
Filtran Group	18.2%	26.8%	-8.6%	21.0%	23.6%	19.3%	-2.6%	+4.3%
TM II	20.6%	27.0%	-6.4%	25.2%	26.8%	27.6%	-1.6%	-0.8%
Keytronics	31.5%	N/A	N/A
Overall	22.9%	23.7%	-0.8%	26.7%	25.5%	21.3%	+1.2%	+4.2%

API’s gross margin represents the excess of operating revenues less cost of goods sold. Cost of goods sold contains direct material, labor and manufacturing overhead costs. Gross margins are further discussed under results of operations.

Acquisition of API Electronics, Inc.

Effective on August 31, 2001, API completed its acquisition of API Electronics, a Delaware corporation, which then became a wholly-owned subsidiary of API. This transaction constituted a reverse take-over of API by API Electronics, the deemed acquiring company. At the time of the reverse take-over until the acquisition of the Filtran Group, the primary business of API became the manufacture and supply of semiconductors and microelectronic circuits for military, aerospace and commercial applications.

For generally accepted accounting principles, API Electronics is deemed to be the acquirer. Accordingly, comparative figures for the fiscal years ended May 31, 2001 included in API’s selected financial data are those of API Electronics and are derived from the financial statements of API Electronics which have been audited. API Electronics has been in operations for approximately 27 years.

Acquisition of Keytronics, Inc.

On April 27, 2006, API acquired all of the common shares of Keytronics, Inc. Keytronics, Inc. is a designer and manufacturer of electronic components for major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation.

Acquisition of the Filtran Group

Effective May 31, 2002, API acquired the Filtran Group of companies, consisting of Filtran, Inc., Filtran Limited, Canadian Dataplex Limited and Tactron Communications (Canada) Limited, the holding company for Filtran Limited. Canadian Dataplex, Tactron Communications (Canada) Limited and Filtran Limited were amalgamated under the name Filtran Limited as of June 1, 2003. The Filtran Group of companies are suppliers of electronic components (primarily inductors, transformers and filters) for customers in the communications, computer, instrumentation and process control industries, with manufacturing facilities in the United States and Canada.

Acquisition of Assets of TM Systems, Inc.

Effective February 6, 2003, API through its wholly-owned subsidiary, TM Systems, acquired the assets of TM Systems, Inc., a manufacturer of naval landing and launching equipment, flight control and signaling systems, radar systems alteration, data communication and test equipment, and aircraft ground control equipment for military use. As part of the asset purchase, TM Systems assumed the leases for two facilities operated by TM Systems, Inc., one located in Albertson, New York and the other in Bridgeport, Connecticut.

Closure of US Operations of IL Data Canada, Inc.

Prior to April 30, 2001, API ceased operations of the InvestorLinks.com website. During the three-month period ending July 31, 2001, API closed down the US operations of that business, terminated the employment of all US employees, and transferred API’s US assets to Canada.

Results of Operations of API for the Three Months Ended August 31, 2006 and 2005

The following discussion of results of operations of API is a comparison of API’s three month periods ending August 31, 2006 and August 31 , 2005.

Operating Revenue

	Three months ended August 31,
Sales by Subsidiary	2006	2005		% age Change

API Electronics	$1,025,002		$933,984	+9.7%
Filtran Group	$2,099,077		$1,919,099	+9.4%
TM II	$300,108		$1,055,437	-71.6%
Keytronics	$558,156	$	N/A	N/A

	$3,982,343		$3,908,520	+1.9%

Overall, API recorded sales growth in the three months ended August 31, 2006 as total sales revenue increased by 1.9% over the same period in 2005.

API Electronics sales revenues increased by 9.7% in the three months ended August 31, 2006 and this was attributed primarily to the increase of Islip sales revenues for mission critical systems, primarily radar indicators and counter measure control electronics for US military helicopters.

Filtran Group saw sales revenue increase by 9.4% in the three months ended August 31, 2006. The increase was attributed primarily to an increase in sales of electronic filters, transformers and inductors.

TM II recorded sales revenue levels in the three months ended August 31, 2006 that were 71.6% less than the same period in 2005. The decrease was attributed primarily to decreased progress billings on the US Navy stabilized glide scope indicators (SGSI) and on visual landing aids (VLA) sold to Avondale Shipyards (Northrop Grumman).

Keytronics was acquired on April 27, 2006. The $558,156 reflects Keytronics’ first full quarter of operational revenues since the acquisition.

API’s electronic products are sold through operations in Canada and the US to several countries around the world.

Geographical Information

	Three months ended August 31,
	2006		2005
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$3,178,308	$3,396,421	$3,084,305	$3,084,964
Canada	209,422	2,448,231	267,737	2,405,565
United Kingdom	533,889	—	519,315	—
South America	3,836	—	4,398	—
All Other	56,888	—	32,765	—

	$3,982,343	$5,844,652	$3,908,520	$5,490,529

API saw United States sales increase by 3.0% from $3,084,305 for the three months ended August 31, 2005 to $3,178,308 for the three months ended August 31, 2006 as a result of increased sales to the US Department of Defense and US Department of Defense subcontractors, Canadian sales decreased by 21.8% from $267,737 for the three months ended August 31, 2005 to $209,422 for the three months ended August 31, 2006 and UK sales increased by 2.8% from $519,315 for the three months ended August 31,2005 to $533,889 for the three months ended August 31,2006.

The US Department of Defense and its subcontractors accounts for a significant amount of the Company’s sales revenue as follows:

	Three months ended August 31,
	2006	2005
Revenue
U.S. Department of Defense	11%	14%
U.S. Department of Defense subcontractors	54%	37%

Operating Expenses

Cost of Goods Sold and Gross Margin

	Three months ended August 31,
Gross Margin by Segment Company	2006	2005	% age Change
API Electronics	27.4%	22.1%	+5.3%
Filtran Group	18.2%	26.8%	-8.6%
TM II	20.6%	27.0%	-6.4%
Keytronics	31.5%	N/A %	N/A %
Overall	22.9%	23.7%	-0.8%

API’s overall gross margin was 22.9% of sales for the three months ended August 31, 2006, a slight decrease from the 23.7% gross margin posted for the three months ended August 31, 2005. Accordingly, the overall cost of sales was 77.2% for the three months ended August 31, 2006 compared to 76.3% for the three months ended August 31, 2005. The Company expects gross margins to show improvement in fiscal 2007.

API Electronics posted a gross margin improvement by 5.3% in the three months ended August 31, 2006 to the 27.4% level. This increase is attributed to stronger gross margins on improved operational efficiencies. API Electronics expects gross margins to continue to improve in fiscal 2007 as integration of operation continues.

Filtran Group saw their gross margin decrease to 18.2% for the three months ended August 31, 2006 from the 26.8% gross margin posted for the three months ended August 31, 2005. The decrease was attributed largely to the introduction of a new power supply product launch and some temporary inefficiencies in their electronic filter manufacturing. Filtran Group expects no change in gross margins during fiscal 2007.

TM II’s gross margin saw a decrease of 6.4% to 20.6% for the three months ended August 31, 2006 mainly due to the large reduction of sales in the first quarter. TM II expects margins to remain at current levels in fiscal 2007.

The major components of Cost of Sales are as follows:

	Three months ended August 31,
	2006	% age of sales	2005	% age of sales
Materials Used	$1,075,748	27.0%	$1,257,236	32.2%
Manufacturing Labor	$731,308	18.4%	$685,300	17.5%
Manufacturing Overhead	$1,250,246	31.4%	$964,326	24.7%
Other	$15,406	0.4%	$75,318	1.9%

	$3,072,708	77.2%	$2,982,180	76.3%

As a percentage of sales, the three months ended August 31, 2006 materials used as a cost of sales percentage decreased as a percentage compared to the same period in 2005 mainly as a result of the product mix sold in the first quarter. The three months ended August 31, 2006 labor percentage was reasonably in line with the same period in 2005. The three months ended August 31, 2006 manufacturing overhead percentage as a cost of sales increased by 6.7%, mainly due to costs associated with a new product launch at Filtran Group and as a result of lower sales volumes at TM Systems in the three months ended August 31, of 2006.

Selling Expenses

Selling expenses increased to $253,875 for the three months ended August 31, 2006 from $238,419 for the three months ended August 31, 2005 due mainly to the costs added by the Keytronics acquisition. As a percentage of sales the three months ended August 31, 2006 selling expenses came in at 6.4%, a slight increase from the 6.1% posted in the three months ended August 31, 2005. The Company expects selling expenses to remain at current levels in fiscal 2007.

The major components of Selling Expenses are as follows:

	Three months ended August 31,
	2006	% age of sales	2005	% age of sales
Payroll Expense – Sales	$112,303	2.8%	$121,768	3.1%
Commissions Expense	$83,260	2.1%	$54,729	2.9%

The overall increase in Selling Expenses was attributed to Commission expenses as API continues to increase its sales distribution network. Payroll Expense decreased in the three months ended August 31, 2006 as a result of one less sales employee at API Electronics Inc. as compared to the same three months in 2005

Business Development

API did not incur any business and development expense in the three months ended August 31, 2006, a decrease from the $8,080 incurred in the three months ended August 31, 2005. API expects business development expenses to increase in fiscal 2007 as the result of the Rubincon business combination.

General and Administrative Expenses

General and administrative expenses increased to $611,482 for the three months ended August 31, 2006 from $430,769 incurred during the three months ended August 31, 2005. As a percentage of sales, the three months ended August 31, 2006 general and administration expenses were 15.4% which was an increase of 5.8% from the three months ended August 31, 2005. API expects general and administrative expenses to increase in fiscal 2007 as the result of the Rubincon business combination.

The major components of General and Administrative Expenses are as follows:

	Three months ended August 31,
	2006	2005	$ Change
Officer Salary	$67,635	$47,920	$19,175
Rent and Management Fees	$46,129	$45,841	$288
Professional Services	$67,036	$65,489	$1,547
Office Salary	$72,659	$52,259	$20,400
Depreciation and amortization	$82,692	$80,626	$2,066
Merger Expenses	$65,250	$0	$65,250

Officer salaries expense increased to $67,635 in the three months ended August 31, 2006 from $47,920 in the three months ended August 31, 2005 – an increase of 41.1% due to the inclusion of Keytronics’ Senior Management salaries in the three months ended August 31, 2006 results.

Rent and management fees remained increased slightly in the three months ended August 31, 2006 in the amount of $288 to $46,129.

The expense of professional services including legal, accounting, audit and taxation services increased in the three months ended August 31, 2006 to $67,036 from $65,489 in the three months ended August 31, 2005, an increase of 2.4%.

Office salary increased to $72,659 in the three months ended August 31, 2006 from $52,259 in the three months ended August 31, 2005 largely as a result of the inclusion of Keytronics’ operations in the 2006 expense.

Depreciation and amortization increased to $82,692 in the three months ended August 31, 2006 from $80,626 in the three months ended August 31, 2005 as a result of assets acquired during the prior fiscal year and depreciation expense related to Canadian assets being translated to US at a higher exchange rate in the three months ended August 31, 2006.

Merger Expenses of $65,250 were incurred in the three months ended August 31, 2006 due to the business combination with Rubincon Ventures Inc.

Operating Income

API posted operating income for the three months ended August 31, 2006 of $44,278 decreasing from $249,072 for the three months ended August 31, 2005. The decrease in operating income is mainly attributed to lower sales volumes at TM Systems II and an increase in Cost of Goods Sold at Filtran Group due to a power supply product launch and operational inefficiency in the manufacturing of electronic filters that affected the first quarter. However management believes both issues are now fully expensed in the first quarter.

Other Income And Expense

Other income and (expense) was $0 for the three months ended August 31, 2006 compared to other income of $10,103 for the three months ended August 31, 2005.

Foreign currency translation gains increased from $4,746 in the three months ended August 31, 2005 to $5,001 in the three months ended August 31, 2006 as a result of a volatility in the US dollar relative to the Canadian dollar.

Interest expense for API saw an increase from $7,744 in the three months ended August 31, 2005 to $16,301 in the three months ended August 31, 2006. The increase was attributable to higher debt levels following the Sensonics and Keytronics acquisitions in fiscal 2006.

Income Taxes

The provision for income taxes was an expense in the amount of $34,634 in the three months ended August 31, 2006 compared to the amount of $794 in the three months ended August 31, 2005. API and its subsidiaries have non-capital losses of approximately $415,000 to apply against future taxable income. The losses will expire as follows: $28,000 in 2009, $21,000 in 2010, $303,000 in 2011, and $63,000 in 2012.

Net Income (Loss)

API incurred a net (loss) for the quarter ended August 31, 2006 of ($1,656) compared to net income of $255,383 for the quarter ended August 31, 2005.

Liquidity and Capital Resources

Year Quarter Ended August 31, 2006 compared to the Year Ended May 31, 2006

Liquidity

At August 31, 2006, API had cash reserves of $946,545 compared to $946,680 as at May 31, 2006. In addition, API had marketable securities of $20,684 at August 31, 2006 compared to $41,598 as at May 31, 2006.

At August 31, 2006 working capital totaled $5,111,082 compared to $4,812,859 at May 31, 2006. The current ratio at August 31, 2006 was 2.7:1 compared to 2.7:1 at May 31, 2006. The quick ratio (which excludes inventory and prepaid expenses from current assets) was 0.88:1 at August 31, 2006 – a slight decrease from the .97:1 posted at May 31, 2006.

As at August 31, 2006, API’s working capital was sufficient to meet API’s current requirements.

Inventory increased 9.8% from $4,599,616 as at May 31, 2006 to $5,049,235 as at August 31, 2006. This was a result of increased production to meet future sales demand. Accounts receivable decreased 9.2% from $1,791,569 as at May 31, 2006 to $1,627,191 as at August 31, 2006. Accounts payable decreased 4.6% to $1,829,401 at August 31, 2006 from $1,918,117 as at May 31, 2006. Deferred revenue increased 90.4% from $119,850 at May 31, 2006 to $228,199 as at August 31, 2006. The increase is attributed to progress billings on current projects at August 31, 2006.

Long-term debt (current and long-term portion) decreased from $545,303 at May 31, 2006 to $517,210 at August 31, 2006. Capital leases payable (current and long-term portion) decreased from $37,731 at May 31, 2006 to $26,717 at August 31, 2006.

The debt to equity ratio (total debt to total shareholders’ equity) decreased to 0.39 as at August 31, 2006 compared to 0.38 as at May 31, 2006.

Total assets increased to $14,152,416 at August 31, 2006 from $14,106,302 as at May 31, 2006. The increase is primarily attributed to the increase in inventory offset by a decrease in accounts receivables.

Operating, Investing and Financing Activities

Cash generated (used) in operating activities decreased to ($32,676) for the three months ended August 31, 2006 compared to $270,147 for the three months ended August 31, 2005. The decrease in cash generated to a net use of cash for the period was attributed primarily to increased inventory levels to support increased demand.

Investing activities in the three months ended August 31, 2006 consisted of the purchase of capital assets of $39,490 (2005 - $24,439), the purchase of marketable securities of $0 (2005 - $23,070).

Financing activities in the three months ended August 31, 2006 consisted of the issuance of common stock with proceeds of $60,000 (2005 – $0), the purchase and retirement of common stock of $57,000 (2005 - $843,647), bank indebtedness advances of $108,863 (2005 - $64,910), long-term debt repayments of $28,093 (2005 - $8,741), and repayments of obligations under capital leases of $11,014 (2005 - $9,574).

Capital Resources

API’s subsidiary API Electronics has a working capital line of credit of $500,000. At August 31, 2006, API’s had borrowed $340,147 (May 31, 2006 - $340,147) against this line. The credit is secured by all of its assets pursuant to a general security agreement and is guaranteed by the Chief Operating Officer of API. The bank indebtedness is due on demand and bears interest at US prime plus 1%. The line is subject to annual renewal on April 14, 2007.

API’s subsidiary Filtran Limited has a line of credit of $902,000 (Cdn$1,000,000). At August 31, 2006, the corporation had borrowed $279,682 (May 31, 2006 - $172,367). The interest rate on any borrowed funds is charged at Canadian prime. The agreement also allows Filtran to lease an asset at Canadian prime plus 1% up to $33,000. The lender has a general security agreement and a first collateral mortgage on Filtran’s assets and building. The line is subject to annual renewal on May 31, 2007.

API’s subsidiary Keytronics has a working capital line of credit of $125,000. At August 31, 2006, Keytronics had not borrowed against the line. The credit is secured by all of its assets pursuant to a general security agreement. The line charges prime plus 1%.

API is not committed to any significant capital expenditures at present.

API believes that cash flows from operations, funds available under its credit facilities and other sources of cash will be sufficient to meet its anticipated cash requirements.

Results of Operations - API - Year Ended May 31, 2006 Compared to the Year Ended May 31, 2005

The following discussion of results of operations of API is a comparison of API’s two fiscal year periods May 31, 2006 and May 31, 2005.

Operating Revenue

Sales by Subsidiary	2006	2005	% age Change
API Electronics	$5,508,887	$3,712,734	+48.4%
Filtran Group	$7,626,637	$6,012,306	+26.9%
TM II	$2,375,028	$2,822,511	-15.9%
Keytronics	$123,541	$—	N/A

	$15,634,093	$12,547,551	+24.6%

Overall, API recorded strong sales growth in 2006 as total sales revenue increased by 24.6% over 2005.

API Electronics sales revenues increased by 48.4% in 2006 and this was attributed primarily to the Islip sales revenue increase of $1,991,000 for mission critical systems, primarily Radar Indicators and Counter Measure Control Electronics for US Military helicopters. API Electronics expects 2007 sales revenue to increase by 6-8% over the 2006 level as demand continues to be strong and the recent military certification MIL-PRF-19500M adds benefit.

Filtran Group saw sales revenue increase by 26.9% in 2006. The increase was attributed primarily to an increase of approximately $1,785,000 in sales revenue from a US military subcontractor. The products that saw the increased demand were the electronic filters that are assembled in military radios. Filtran Group expects sales revenue to grow a further 5% in 2007.

TM II recorded sales revenue levels in 2006 that were 15.9% less than 2005. The decrease was attributed primarily to decreased progress billings on the US Navy Stabilized Glide Scope Indicators (SGSI). TM II expects sales revenue growth levels to remain relatively flat in 2007.

Keytronics was acquired on April 27, 2006. The $123,541 reflects slightly more than one month’s sales revenue. Keytronics projects for annual revenue to be in the range of $2,000,000 to $2,200,000 in 2007.

API’s electronic products are sold through operations in Canada and the US to several countries around the world.

Geographical Information

	May 31, 2006		May 31, 2005
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$12,199,898	$3,467,797	$9,629,218	$3,300,532
Canada	1,104,713	2,540,978	836,335	2,347,700
United Kingdom	1,712,629	—	1,659,463	—
South America	147,009	—	159,936	—
All Other	469,844	—	262,599	—

	$15,634,093	$6,008,775	$12,547,551	$5,648,232

API saw United States sales increase by 26.7% from $9,629,218 in 2005 to $12,199,898 in 2006 as a result of increased sales to the US Department of Defense and US Department of Defense subcontractors, Canadian sales increased by 32.1% from $836,335 in 2005 to $1,104,713 in 2006 as a result of increased demand from the commercial product industry and the relocation of a UK customer to Canada, and UK sales increased by 3.2% from $1,659,463 in 2005 to $1,712,629 in 2006.

The US Department of Defense and its subcontractors accounts for a significant amount of the Company’s sales revenue as follows:

	2006	2005
Revenue
U.S. Department of Defense	25%	12%
U.S. Department of Defense subcontractors	40%	39%

Operating Expenses

Cost of Goods Sold and Gross Margin

Gross Margin by Segment Company	2006	2005	% age Change
API Electronics	34.4%	32.8%	+1.6%
Filtran Group	21.0%	23.6%	-2.6%
TM II	25.2%	26.8%	-1.6%
Overall	26.7%	25.5%	+1.2%

API’s overall gross margin was 26.7% of sales in 2006 and a slight increase from the 25.5% gross margin posted in 2005. Accordingly, the overall cost of sales was 73.3% in 2006 compared to 74.5% in 2005. The Company expects gross margins to show improvement in 2007.

API Electronics posted a gross margin improvement by 1.6% in 2005 to the 34.4% level. This increase is attributed to the ongoing integration of the Islip and Sensonics acquisitions. The integration saw decreases in the labor force and a reduction of duplicated activities and expenses. API Electronics expects gross margins to continue to improve in 2007 as integration of operation continues.

Filtran Group saw their gross margin decrease to 21.0% in 2006 from the 23.6% margin posted in 2005. The decrease was attributed to a 3% increase in material costs largely due to increases in the prices for steel, copper, and petrochemicals. Filtran Group expects gross margins to increase in 2007 as they continue to expend efforts to improve operational efficiencies.

TM II’s gross margin saw a slight decrease of 1.6% to 25.2% in 2006. TM II expects margins to remain at current levels in 2007.

The major components of Cost of Sales are as follows:

	2006	% age of sales	2005	% age of sales
Materials Used	$4,738,517	30.3%	$3,773,911	30.1%
Manufacturing Labor	$2,653,129	17.0%	$2,377,026	19.0%
Manufacturing Overhead	$3,871,906	24.8%	$2,927,716	23.3%
Other	$196,915	1.2%	$273,939	2.1%

	$11,460,467	73.3%	$9,352,592	74.5%

As a percentage of sales, the 2006 Materials Used percentage was reasonably in line with the percentage in 2005. The 2006 Labor percentage decreased by 2.0% over 2005 as a result of a lower labor cost mix associated with the increased Islip product sales revenues. The 2006 Manufacturing Overhead percentage increased by 1.5% primarily as a result of tooling costs associated with new product lines and increased shop supplies.

Selling Expenses

Selling expenses increased to $1,176,171 for the year ended May 31, 2006 from $1,124,522 for the year ended May 31, 2005. As a percentage of sales the 2006 selling expenses came in at 7.5%, a decrease from the 8.9% posted in 2005. The Company expects selling expenses to remain at current levels in 2007.

The major components of Selling Expenses are as follows:

	2006	% age of sales	2005	% age of sales
Payroll Expense – Sales	$447,667	2.9%	$467,238	3.7%
Commissions Expense	$444,604	2.9%	$351,586	2.8%

The overall increase in Selling Expenses was attributed to higher sales revenue in 2006. As a percentage of sales, the 2006 Commission expense was reasonably in line with the comparative percentage of sales in 2005. Payroll Expense – Sales decreased as a result of the departure of the sales manager at API Electronics Inc. in the second quarter of 2006.

Business Development

Business and development expense decreased to $14,296 in 2006 from $43,131 in 2005 as a result of reduced investor relation expenditures. The Company expects business development expenses to increase in 2007 as the result of the Rubincon merger.

General and Administrative Expenses

General and administrative expenses increased to $2,108,318 for 2006 from $1,791,335 incurred during 2005. As a percentage of sales, the 2006 general and administration expenses were 13.5% and this was a decrease over the 14.3% posted in 2005. The Company expects general and administrative expenses to increase in 2007 as the result of the Rubincon merger.

The major components of General and Administrative Expenses are as follows:

	2006	2005	$ Change
Officer Salary	$198,677	$225,950	$11,477
Rent and Management Fees	$183,364	$183,364	$0
Professional Services	$302,204	$206,361	$95,843
Office Salary	$259,074	$225,950	$33,124
Depreciation and amortization	$391,890	$370,662	$21,228

Officer salaries expense decreased to $198,677 in 2006 from $225,950 in 2005 – A decrease of 12.1% due to departure of a sales employee.

Rent and management fees remained the same in 2006 compared to 2005 at an amount of $183,364.

Professional services include legal, accounting, audit and taxation services. The 2006 expense increased to $302,204 from $206,361 in 2005 as a result of increased audit fees for 2006 combined with an under-provision for fees in 2005.

Office salary increased to $259,074 in 2006 from $225,950 in 2005 as a result of the Canadian operation’s wages being translated to US at a higher exchange rate in 2006.

Depreciation and amortization increased to $391,890 in 2006 from $370,662 in 2005 as a result of assets acquired during the year and depreciation expense related to Canadian assets being translated to US at a higher exchange rate in 2006.

Operating Income

The Company posted operating income for the year ended May 31, 2006 of $874,841 an improvement over the operating income of $235,971 for the year ended May 31, 2005. The increase in operating income is attributed to higher sales volumes and gross margins.

Other Income And Expense

Other income was $110,798 for the year ended May 31, 2006 compared to other income of $20,688 for the year ended May 31, 2005. The components in 2006 were investment income in the amount of $29,338 and a gain of sale of marketable securities of $81,460. The components in 2005 were investment income in the amount of $21,079 and a loss on sale of marketable securities of $391.

Foreign currency translation losses increased from $46,304 in 2005 to $117,242 as a result of a weaker US dollar relative to the Canadian dollar.

Interest expense for the Company saw an increase from $28,049 in 2005 to $46,091 in 2006. The increase was attributed to higher debt levels following the Sensonics and Keytronics acquisitions in 2006.

Income Taxes

The provision for income taxes was an expense in the amount of $105,478 in 2006 compared to a recovery in the amount of $118,700 in 2005. The effective tax rate for 2006 was 12.8% and for 2005 -65.0%. The effective tax rate of 12.8 percent differs form the statutory rate of 34 percent due to non-deductible expenses, changes in the valuation allowance and other insignificant items. The Company and its subsidiaries have non-capital losses of approximately $415,000 to apply against future taxable income. The losses will expire as follows: $28,000 in 2009, $21,000 in 2010, $303,000 in 2011, and $63,000 in 2012.

Net Income

The Company earned net income for the year ended May 31, 2006 of $716,598 compared to net income of $301,006 for year ended May 31, 2005.

Results of Operations - API - Year Ended May 31, 2005 Compared to the Year Ended May 31, 2004

The following discussion of the results of operations of API is a comparison of API’s two fiscal year periods ended May 31, 2005 and 2004.

Operating Revenue

Sales by Subsidiary	2005	2004	% Change
API Electronics	$3,712,734	$2,375,239	+56.3%
Filtran Group	$6,012,306	$5,759,835	+4.4%
TM Systems	$2,822,511	$3,143,113	-10.2%

Overall	$12,547,551	$11,278,187	+11.3%

API recorded strong sales growth in 2005 as total sales revenue increased by 11.3% over 2004.

API Electronics’ sales revenues increased by an impressive 56.3% in 2005. This was attributed primarily to the Islip acquisition in March 2004 adding significantly to 2005 sales revenue. Islip product sales revenue in 2005 was $879,771 compared to $66,625 for fiscal 2004.

Filtran Group saw sales revenue increase by 4.4% in 2005. The increase was attributed to increased demand for its filter and power supply products in the military defense sector.

TM II recorded sales revenue levels in 2005 that were 10.2% less than 2004. The decrease was attributed primarily to the timing of TM II’s sales as demand and orders for TM II’s products continued to be strong.

API’s electronic products are sold through operations in Canada and the US to several countries around the world.

Geographical Information

	May 31, 2005		May 31, 2004
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$9,629,218	$3,300,532	$8,933,612	$3,426,193
Canada	836,335	$2,347,700	944,039	$2,436,782
United Kingdom	1,659,463	—	1,057,691	—
South America	159,936	—	201,465	—
All Other	262,599	—	141,380	—

	$12,547,551	$5,648,232	$11,278,187	$5,862,975

API saw United States sales increase by 7.8% from $8,933,612 in 2004 to $9,629,218 in 2005, Canadian sales decreased by 11.4% from $944,039 in 2004 to $836,335 in 2005, and UK sales increased by 56.9% from $1,057,691 in 2004 to $1,659,463 in 2005. Sales to South America decreased by 20.6% from $201,465 in 2004 to $159,936 in 2005 and sales to other countries increased by 85.7% from $141,380 in 2004 to $262,599 in 2005.

Sales to the US have increased due largely on API’s focus on the military market. The strong demand in this sector of the US economy has created growth opportunities for all API’s divisions and as a result has yielded significant revenue growth and a strong order backlog. Similarly, sales to the UK increased mainly due to one customer expediting a large order and another whose annual demand has continually increased.

The US Department of Defense and its Subcontractors accounts for a significant amount of API’s sales revenue as follows:

	2005	2004
Revenue
U.S. Department of Defense	12%	17%
U.S. Department of Defense subcontractors	39%	40%

Operating Expenses

Cost of Goods Sold and Gross Margin

Gross Margin by Segment Company	2005	2004	% Change
API Electronics	32.8%	16.6%	+16.2%
Filtran Group	23.6%	19.3%	+4.3%
TM II	26.8%	27.6%	-0.8%
Overall	25.5%	21.3%	+4.2%

API’s overall gross margin was 25.5% of sales in 2005, which represents a substantial increase from the 21.3% gross margin in 2004. Accordingly, the overall cost of sales was 74.5% in 2005 compared to 79.7 in 2004.

API Electronics posted a gross margin improvement by 16.6% in 2005 to 32.8%. This increase was attributed to substantially higher sales revenues, improved manufacturing efficiencies, and more profitable sales mix in 2005 including products related to the Islip acquisition. API had a substantial increase in its hybrid and diode sales supplied for the US military. Also, the Islip acquisition introduced significant radio signal indicator assembly sales.

Filtran Group saw its gross margin increase to 23.6% in 2005 from the 19.3% margin posted in 2004. The increase was attributed to a more profitable sales mix and improved manufacturing efficiencies. Filtran introduced a program called “Lean Manufacturing and Continuous Improvement.” The result was substantial productivity gains, and a reduction in costs and defects. Filtran also saw increased demand for its Harris filters in the telecommunication section in 2005. In addition, sales of DC-to-AC power supplies increased to General Dynamics UK for the UK Bowman project.

TM II’s gross margin saw a slight decrease of 0.8% to 26.8% in 2005.

The major components of Cost of Sales were as follows:

	2005	% of sales	2004	% of sales
Materials Used	$3,773,911	30.1%	$3,766,825	33.4%
Manufacturing Labor	$2,377,026	19.0%	$2,283,916	20.3%
Manufacturing Overhead	$2,927,716	23.3%	$2,390,769	21.2%
Other	$273,939	2.1%	$434,972	3.8%

Total	$9,352,592	74.5%	$8,876,482	78.7%

As a percentage of sales, each of the 2005 Manufacturing Labor and 2005 Manufacturing Overhead were reasonably in line with their comparative percentage of sales in 2004. The 2005 Materials Used percentage improved significantly over 2004 as a result of efficiencies and quality control in the manufacturing process.

Selling Expenses

Selling expenses increased to $1,124,522 for the year ended May 31, 2005 from $843,308 for the year ended May 31, 2004. As a percentage of sales the 2005 selling expenses came in at 8.9%, which represented an increase of 1.4% over selling expenses of 7.5% posted in 2004.

The major components of Selling Expenses were as follows:

	2005	% of sales	2004	% of sales
Payroll Sales	$467,238	3.7%	$401,058	3.6%
Commissions	$351,586	2.8%	$99,921	0.9%

The overall increase in Selling Expenses was attributed to higher sales revenue in 2005.

As a percentage of sales, the 2005 Payroll Sales was reasonably in line with its comparative percentage of sales in 2004. Commissions expense increased in 2005 as a result of recent acquisitions (TM Systems and Islip) whereby commissions were payable at specific percentages on certain sales orders.

General and Administrative Expenses

General and administrative expenses decreased to $1,791,335 for 2005 from $2,119,099 incurred during 2004. As a percentage of sales, the 2005 general and administration expenses were 14.2%, an improvement over the 18.8% posted in 2004.

The major components of General and Administrative Expenses were as follows:

	2005	2004	$ Change
Officer Salaries	$225,950	$303,453	$(77,503)
Rent and Management Fees	$183,364	$178,228	$5,136
Professional Services	$206,361	$286,855	$(80,494)
Office Salaries	$225,950	$209,271	$16,679
Depreciation and amortization	$370,662	$403,986	$(33,324)

Officer salaries expense decreased to $225,950 in 2005 from $303,453 in 2004. This was attributed primarily to the retirement of an individual at Filtran Group in 2005.

Rent and management fees increased slightly to $183,364 in 2005 from $178,228 in 2004 – an increase of 2.9%.

Professional services include legal, accounting, audit and taxation services. The 2005 expense was $206,361 which was a slight improvement from the 2004 expense amount of $286,855. The decrease was attributed to a large settlement of old legal fees in the amount of $34,392 in 2004 and in general a more concerted effort to perform more services in-house in 2005.

Office salaries increased to $225,950 in 2005 from $209,271 in 2004 - an increase of 8.0%.

Depreciation and amortization decreased to $370,662 in 2005 from $403,996 in 2004 as the result of some assets becoming fully depreciated in 2005 while having a full year depreciation in 2004.

Operating Income (Loss)

API posted operating income (loss) for the year ended May 31, 2005 of $235,971 an increase over the operating income (loss) of ($631,790) for the year ended May 31, 2004. The increase was attributed to an improved gross margin in 2005, higher sales revenue in 2005 and compensation expense for warrants modified in 2004 in the amount of $202,437.

Other Income and Expense

Other income during the quarter was an income amount of $20,688 for the year ended May 31, 2005 compared to other income of $123,279 for the year ended May 31, 2004. The major components in 2005 were investment income in the amount of $21,079 and a loss on sale of marketable securities of $391.

The major components in 2004 were the gain on settlement of debt in the amount of $39,000, the gain on sale of marketable securities of $45,795, and investment income in the amount of $40,941 and miscellaneous expense of $2,457.

Interest expense relates to interest on long-term debt and API had a decrease from $85,063 in 2004 to $28,049 in 2005. The decrease was attributed to lower debt levels in 2005.

Loss on foreign currency transactions increased in 2005 to $46,304 from $5,323 in 2004.

Income Taxes

The provision for income taxes was a recovery of $118,700 in 2005 compared to a recovery of $54,066 in 2004. The effective tax rate for 2005 was (65.0)% (2004 – (9.0%). The effective tax rate of (65) percent differs from the statutory rate of 34 percent due to nondeductible expenses, changes in the valuation allowance and other insignificant items. API and its subsidiaries have non-capital losses of approximately $1,354,000 to apply against future taxable income. The losses will expire as follows: $94,000 in 2009, $796,000 in 2010, $272,000 in 2011, and $192,000 in 2012.

Net Income (Loss)

API had net income for the year ended May 31, 2005 of $301,006 compared to a net loss of $593,362 for year ended May 31, 2004.

Liquidity and Capital Resources

Year Ended May 31, 2006 compared to the Year Ended May 31, 2005

Liquidity

At May 31, 2006, the Company had cash reserves of $946,680 compared to $1,513,130 as at May 31, 2005. In addition, the Company had marketable securities of $41,598 at May 31, 2006 (2005 - $336,355).

At May 31, 2006 working capital totaled $4,812,859 compared to $4,109,557 at May 31, 2005. The current ratio at May 31, 2006 was 2.7:1 compared to 2.6:1 at May 31, 2005. The quick ratio (which excludes inventory and prepaid expenses from current assets) was 0.97:1 at May 31, 2006 – a slight decrease from the 1.29:1 posted at May 31, 2005.

As at May 31, 2006, API’s working capital was sufficient to meet API’s current requirements.

Inventory increased 41.1% from $3,258,856 as at May 31, 2005 to $4,599,616 as at May 31, 2006. This was a result of increased production to meet sales demand and the April 2006 acquisition of Keytronics that added over $525,000 in inventory. Accounts receivable increased 25.5% from $1,427,395 as at May 31, 2005 to $1,791,569 as at May 31, 2006. This increase is consistent with the 24.6% increase in year over year sales. Accounts payable increased 32.2% to $1,918,117 at May 31, 2006 from $1,450,502 as at May 31, 2005. The increase is attributed primarily to increased production and purchasing to meet sales demand. Deferred revenue decreased 81% from $643,028 at May 31, 2005 to $119,850 as at May 31, 2006. The decrease is attributed to fewer progress amounts billed on current projects at May 31, 2006.

Long-term debt (current and long-term portion) increased from $33,005 at May 31, 2005 to $545,303 at May 31, 2006 as a result of debt assumed in the acquisitions of Keytronics and Sensonics. Capital leases payable (current and long-term portion) decreased from $87,026 at May 31, 2005 to $37,731 at May 31, 2006.

The debt to equity ratio (total debt to total shareholders’ equity) increased to 0.38 as at May 31, 2006 compared to 0.33 as at May 31. 2005.

Total assets increased to $14,106,302 at May 31. 2006 from $12,652,828 as at May 31, 2005. The increase is primarily attributed to the acquisition of Keytronics.

Operating, Investing and Financing Activities

Cash generated (used) in operating activities decreased to $539,270 for year ended May 31, 2006 compared to $1,113,944 for the year ended May 31, 2005. The decrease was attributed primarily to increased inventory levels to support increased demand and a reduction in deferred revenues on percentage of completion contracts as API earned those revenues in 2006.

Investing activities in 2006 consisted of the purchase of capital assets of $139,321 (2005 - $333,960), the business acquisition of Keytronics in the amount of $953,753 (2005 - $Nil), the purchase of marketable securities of $86,288 (2005 - $458,318), and the proceeds on sale of marketable securities of $494,953 (2005 - $79,240).

Financing activities in 2006 consisted of the issuance of common stock with proceeds of $1,000,000 (2005 - $1,056,000), the purchase and retirement of common stock of $1,497,566 (2005 - $723,289), bank indebtedness advances of $149,271 (2005 - $199,758), long-term debt repayments of $40,122 (2005 - $33,120), and repayments of obligations under capital leases of $45,337 (2005 - $21,492).

Capital Resources

API’s subsidiary API Electronics has a working capital line of credit of $500,000. At May 31, 2006, API’s had borrowed $340,147 (2005 - $167,000) against this line. The credit is secured by all of its assets pursuant to a general security agreement and is guaranteed by Chief Operating Officer of API. The bank indebtedness is due on demand and bears interest at US prime plus 1%. The line is subject to annual renewal on April 14, 2007.

API’s subsidiary Filtran Limited has a line of credit of $907,000 (Cdn$1,000,000). At May 31, 2006, the corporation had borrowed $172,367 (2005 - $175,090). The interest rate on any borrowed funds is charged at Canadian prime. The agreement also allows Filtran to lease an asset at Canadian prime plus 1% up to $33,000. The lender has a general security agreement and a first collateral mortgage on Filtran’s assets and building. The line is subject to annual renewal on May 31, 2007.

API is not committed to any significant capital expenditures at present.

API believes that cash flows from operations, funds available under its credit facilities and other sources of cash will be sufficient to meet its anticipated cash requirements.

Contractual Obligations and Other Commercial Commitments

The following table identifies the Contractual Obligations of API as at May 31, 2006.

	Total	Less Than 1 year	1 to 3 years	4-5 years	After 5 Years
Capital Lease Obligations	$41,795	$37,704	$4,091	$—	$—
Promissory Notes and Loans	$545,303	$240,921	$245,200	$49,933	$9,249
Operating Leases	$126,122	$88,364	$37,758	$—	$—

Total Contractual Obligations	$713,220	$366,989	$287,049	$49,933	$9,249

Year Ended May 31, 2005 compared to the Year Ended May 31, 2004

Liquidity

At May 31, 2005, API had cash reserves of $1,513,130 compared to $634,058 as at May 31, 2004. In addition, API had marketable securities of $336,355 at May 31, 2005 (May 31, 2004 - $10,095).

At May 31, 2005 working capital totaled $4,109,557 compared to $3,081,804 at May 31, 2004. The current ratio at May 31, 2005 remained at the 2.58:1 ratio as at May 31, 2004. The quick ratio (which excludes inventory and prepaid expenses from current assets) was 1.29:1 at May 31, 2005 – an increase from the 0.86:1 posted at May 31, 2004.

As at May 31, 2005, API’s working capital was sufficient to meet API’s current requirements.

Inventory decreased a slight 0.1% from $3,262,983 at May 31, 2004 to $3,258,856 at May 31, 2005. Accounts receivable increased 38.8% from $1,028,508 at May 31, 2004 to $1,427,395 as at May 31, 2005. The increase is attributed to higher sales volume and a lower turnover rate in 2005. Accounts payable decreased 4.4% from $1,517,304 at May 31, 2004 to $1,450,502 at May 31, 2005. The decrease is attributed to the timing of payments. Deferred revenue increased 415.6% from $124,723 at May 31, 2004 to $643,028 at May 31, 2005. The increase was attributed to the increased orders in production.

Long-term debt (current and long-term portion) decreased from $174,643 at May 31, 2004 to $33,005 at May 31, 2005 as a result of significant reductions in principal on the mortgage payable which will be fully paid off in 2006.

The debt to equity ratio (total debt to total shareholders’ equity) increased slightly to 0.33 at May 31, 2005 compared to 0.30 at May 31, 2004 primarily as a result of the increased deferred revenue.

Total assets increased to $12,652,828 at May 31, 2005 from $11,185,135 at May 31, 2004. This is attributed primarily to the increase in cash, marketable securities and accounts receivable and an offsetting decrease in intangible assets through amortization.

Operating, Investing and Financing Activities

Cash generated (used) in operating activities increased to $1,113,944 for year ended May 31, 2005 compared to $650,906 for the year ended May 31, 2004. This was attributed to higher cash generated by operations and reduced investments in non-cash working capital.

Cash flows provided by (used in) investing activities consisted of the purchase of capital assets of $(333,960), proceeds on sales of marketable securities of $79,240, and the purchase of marketable securities of $(458,318) in 2005 and consisted of the business acquisition of Islip of $(50,000), purchase of capital assets of $(222,967), proceeds on the sale of capital assets in the amount of $104,439, and the proceeds on sale of marketable securities of $474,819 in 2004.

Cash flows provided by (used in) financing activities consisted of the proceeds on the issue of common shares of $1,056,000, the purchase and retirement of common shares of $(723,289), short-term borrowing advances of $199,758 and the repayment of long-term debt of $(54,612) in 2005 and consisted of the proceeds on the issue of common shares of $705,000, short term borrowing advances of $128,616, and long-term debt repayments of $(2,718,044) in 2004.

Capital Resources

API’s subsidiary, API Electronics, has a working capital line of credit of $500,000. At May 31, 2005, the corporation had borrowed $167,000 (2004 - $100,000) against this line. The credit is secured by all of its assets pursuant to a general security agreement. The bank indebtedness is due on demand and bears interest at prime plus 1%.

API’s subsidiary, Filtran Limited, has a line of credit of $796,000. At May 31, 2005, the corporation had borrowed $175,090 (2004 - $28,675). The credit is secured by a general security agreement and a first collateral mortgage on Filtran Limited’s asset and building. The bank indebtedness bears interest at prime.

API is not committed to any significant capital expenditures at present.

API holds cash and cash equivalents in Canadian currency. Two of API’s subsidiaries (TM Systems and API) hold cash and cash equivalents in US currency. API’s other group of subsidiaries (Filtran Group) holds cash and cash equivalents in US and Canadian currencies. Neither API nor any of its subsidiaries uses financial instruments for hedging.

API believes that cash flows from operations, funds available under its credit facilities and other sources of cash will be sufficient to meet its anticipated cash requirements.

Summary of Critical Accounting Policies and Estimates

API’s significant accounting policies are fully described in the notes to its consolidated financial statements. Some of API’s accounting policies involved estimates that required management’s judgment in the use of assumptions about matters that were uncertain at the time the estimate was made. Different estimates, with respect to key variables used for the calculations, or changes to estimates, could potentially have had a material impact on API’s financial position or results of operations. The development and selection of the critical accounting estimates are described below.

Principles of Consolidation

The consolidated financial statements include the accounts of API (the legal parent), together with its wholly owned subsidiaries, API Electronics, TM II, Filtran Group and Keytronics, Inc. All inter-company transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, bank balances and investments in money market instruments with original maturities of three months or less.

Marketable Securities

API’s investments in marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value, with any unrealized holding gains and losses, net of income taxes, reported as a component of accumulated other comprehensive income (loss). Marketable equity and debt securities available for sale are classified in the balance sheet as current assets.

The adjusted cost of each specific security sold is used to compute realized gains or losses on the sale of securities available for sale.

Inventory

Raw materials are recorded at the lower of cost and net realizable value. Finished goods and work in process are stated at the lower of cost, which includes material, labor and overhead, and net realizable value. Cost is generally determined on a first-in, first-out basis.

Long-Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and property and equipment, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation or amortization. Depreciation and amortization is provided using the following methods over the following periods:

Classification	Estimated Life (Years)
Straight line basis
Buildings	20
Computer equipment	3
Computer software	3
Furniture and fixtures	5
Machinery and equipment	5-10
Vehicles	3
Website development	3
Reducing balance basis
Electronic manufacturing equipment	5-10

Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Computer Software Developed or Obtained For Internal Use

All direct internal and external costs incurred in connection with the development stage of software for internal use are capitalized. All other costs associated with internal use software are expensed when incurred. Amounts capitalized are included in property, equipment and leasehold improvements and are amortized on a straight-line basis over three years beginning when such assets are placed in service.

Goodwill and Intangible Assets

Goodwill and intangible assets result primarily from acquisitions accounted for under the purchase method. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment by applying a fair value based test.

Goodwill is subject to an impairment test on at least an annual basis or upon the occurrence of certain events or circumstances. Goodwill impairment is assessed based on a comparison of the fair value of a reporting unit to the underlying carrying value of the reporting unit’s net assets, including goodwill. When the carrying amount of the reporting unit exceeds its fair value, the fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of impairment loss, if any.

Intangible assets that have a finite life are amortized using the following basis over the following period:

Classification	Estimated Life (Years)
Non-compete agreements	Straight line over 5 years
Customer contracts	Based on the revenue earned on the contracts

Income Taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities and available loss carry forwards. A valuation allowance is established to reduce tax assets if it is more likely than not that all or some portions of such deferred tax assets will not be realized.

Revenue Recognition

Contract Revenue

Revenue from contracts is recognized using the percentage of completion method. The degree of completion is determined based on costs incurred, excluding costs that are not representative of progress to completion, as a percentage of total costs anticipated for each contract. Provision is made for losses on contracts in progress when such losses first become known. Revisions in cost and profit estimates, which can be significant, are reflected in the accounting period in which the relevant facts become known.

The Company warrants its products against defects in design, materials and workmanship generally for a period of one year.

Non-Contract Revenue

The Company recognizes non-contract revenue when it is realized or realizable and earned. The Company considers non-contract revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped and risk of loss and ownership has transferred to the client.

Research and Development Expenses

Expenditures for research and development are expensed as incurred.

Stock-Based Compensation Plans

Effective June 1, 2006, API adopted the provisions of SFAS 123R, requiring API to recognize expense related to the fair value of stock-based compensation awards. API elected to use the modified prospective transition method as permitted by SFAS 123R and, therefore, has not restated the financial results for prior periods.

API recognizes stock-based compensation expense in the consolidated statement of operations based on the awards that are expected to vest. Accordingly, we have adjusted stock-based compensation expense to reflect estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We estimate forfeitures based on historical experience.

SFAS 123R supercedes our previous accounting under Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” for periods subsequent to May 31, 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107, which provides interpretive guidance in applying the provisions of SFAS 123R. API has applied the provisions of SAB 107 in its adoption of SFAS 123R.

The assumptions used in calculating the fair value of stock-based compensation awards involve inherent uncertainties and the application of management judgment. If factors were to change, and we used different assumptions, depending on the level of our future stock-based awards, our stock-based compensation expense in the future could be materially different from that reported or pro forma amounts reported. In addition, if our actual forfeiture rate varies significantly from our current estimate, the amount of stock-based compensation expense recognized in future periods will be affected.

Fair Value of Financial Instruments

The fair value of long-tem debt is primarily determined using quoted market prices as compared to the recorded value. The fair value of the remaining financial instruments including cash and cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses, and short-tem borrowings approximate the carrying value due to the short-term nature of these instruments.

Foreign Currency Translation and Transactions

Foreign denominated assets and liabilities of the Company are translated into U.S. dollars at the prevailing exchange rates in effect at the end of the reporting period. Income statement accounts are translated at a weighted average of exchange rates which were in effect during the period. Translation adjustments that arise from translating the foreign subsidiary’s financial statements from local currency to U.S. currency are recorded in the other comprehensive income (loss) component of stockholders’ equity. Gains and loses from foreign currency transactions are recognized in the consolidated statements of operations.

Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s estimate of the amounts that will not be collected.

Advertising Costs

Advertising costs are expensed as incurred.

Concentration of Credit Risk

The Company maintains cash balances, at times, with financial institutions, which are in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). Management monitors the soundness of these institutions and considers the Company’s risk negligible.

The Company may, at times, have a concentration of their customer receivables or revenue with a specific customer. Management monitors the concentration to assess its risk.

Earnings (Loss) per Common Share

Basic earnings (loss) per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings (loss) per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

Comprehensive Income (Loss)

Other comprehensive income (loss), which includes foreign currency translation adjustments and unrealized gains on marketable securities, is shown in the Statement of Changes in Stockholders’ Equity.

Effects of Recent Accounting Pronouncements

In September 2006, the FASB issued “Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R)”, which will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. Under past accounting standards, the funded status of an employer’s postretirement benefit plan (i.e., the difference between the plan assets and obligations) was not always completely reported in the balance sheet. Past standards only required an employer to disclose the complete funded status of its plans in the notes to the financial statements. SFAS No. 158 applies to plan sponsors that are public and private companies and nongovernmental not-for-profit organizations. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006, for entities with publicly traded equity securities, and at the end of the fiscal year ending after June 15, 2007, for all other entities. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company does not expect that the adoption of SFAS No. 158 will have a significant impact on the consolidated results of operations or financial position of the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” to eliminate the diversity in practice that exists due to the different definitions of fair value and the limited guidance for applying those definitions in GAAP that are dispersed among the many accounting pronouncements that require fair value measurements. SFAS No. 157 retains the exchange price notion in earlier definitions of fair value, but clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or liability in the principal or most advantageous market for the asset or liability. Moreover, the SFAS states that the transaction is hypothetical at the measurement date, considered from the perspective of the market participant who holds the asset or liability. Consequently, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price), as opposed to the price that would be paid to acquire the asset or received to assume the liability at the measurement date (an entry price).

SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Finally, SFAS No. 157 expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. Entities are encouraged to combine the fair value information disclosed under SFAS No. 157 with the fair value information disclosed under other accounting pronouncements, including SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” where practicable. The guidance in this Statement applies for derivatives and other financial instruments measured at fair value under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” at initial recognition and in all subsequent periods.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, although earlier application is encouraged. Additionally, prospective application of the provisions of SFAS No. 157 is required as of the beginning of the fiscal year in which it is initially applied, except when certain circumstances require retrospective application. The Company is currently evaluating the impact of this statement on its results of operations or financial position of the Company.

In July 2006, the Financial Accounting Standards Board (“FASB”) has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company’s financial condition or results of operations.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” - an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for an a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of FASB 155 is not expected to have a material effect on the Company’s financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board (“FASB”) has issued SFAS 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005.

On December 16, 2004, the FASB issued SFAS 153, Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29. Statement 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, which was issued in 1973. The amendments made by Statement 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have “commercial substance.” Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in Statement 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 did not have any affect on the Company’s financial statements.

In December of 2004, the FASB issued SFAS 123R Share Based Payments which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement is a revision of SFAS 123, Accounting for Stock-Based Compensation. This statement supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees. Among other things, this statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). This statement is to be applied as of the beginning of the first interim or annual period that begins after December 15, 2005, but earlier adoption is encouraged.

Effective June 1, 2006, API adopted the provisions of SFAS 123R, requiring API to recognize expense related to the fair value of stock-based compensation awards. API elected to use the modified prospective transition method as permitted by SFAS 123R and, therefore, has not restated the financial results for prior periods.

API recognizes stock-based compensation expense in the consolidated statement of operations based on the awards that are expected to vest. Accordingly, we have adjusted stock-based compensation expense to reflect estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. We estimate forfeitures based on historical experience.

The assumptions used in calculating the fair value of stock-based compensation awards involve inherent uncertainties and the application of management judgment. If factors were to change, and we used different assumptions, depending on the level of our future stock-based awards, our stock-based compensation expense in the future could be materially different from that reported or pro forma amounts reported. In addition, if our actual forfeiture rate varies significantly from our estimate, the amount of stock-based compensation expense recognized in future periods would be affected.

Off-Balance Sheet Arrangements

During 2006 and 2005, API did not use Off Balance Sheet Arrangements.

Share Capital

As of August 31, 2006 there were 2,825,406 common shares of API issued and outstanding, no warrants outstanding and exercisable, and 580,000 stock options outstanding at exercise prices ranging from $4.61 to $16.00 with remaining average contractual lives of 4.7 years.

During the period ended August 31, 2006, API acquired and retired 3,000 common shares at a total cost of $57,000.

During the fiscal year 2006, 400,000 common shares of API were issued upon the exercise of stock options for proceeds of $1,000,000 plus $905,400 of additional paid in capital.

During the fiscal year 2005, 440,000 common shares of API were issued upon the exercise of stock options for proceeds of $1,056,000.

During the fiscal year 2004, 125,000 common shares of API were issued upon the exercise of warrants for proceeds of $705,000.

On February 17, 2005, the Board of Directors of API authorized API to purchase in open-market transactions up to 5% of the issued and outstanding common shares. During the year ended May 31, 2006, API acquired and retired 266,722 common shares at a total cost of $1,497,566. During the year ended May 31, 2005, API acquired and retired 139,735 common shares at a total cost of $723,289.

Proposed Transaction

On July 20, 2006, Rubincon signed a non-binding letter of intent proposing an acquisition of National Hybrid, Inc. and Pace Technology, Inc. from the Estate of Ben Pace.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for Rubincon

Overview

The following discussion should be read in conjunction with Rubincon’s consolidated financial statements and the notes thereto for the fiscal year ended January 31, 2006 and the three and six month periods ended July 31, 2006, both periods represent the result of our (Rubincon’s) operations prior to the Business Combination. The discussion of results, causes and trends should not be construed to imply a conclusion that such results or trends will necessarily continue in the future.

The accounting assumptions and policies used in the preparation of our financial statements are explained in the notes attached thereto and appearing later in this Prospectus.

We believe that the estimates, assumptions and judgments involved in the accounting policies described in the notes to our financial statements have the greatest potential impact on our financial statements, so we consider these to be our critical accounting policies. Because of the uncertainty inherent in these matters, actual results could differ from the estimates we used in applying the critical accounting policies. Within the context of these critical accounting policies, we are not currently aware of any reasonably likely event that would result in materially different amounts being reported.

We have recently completed the Business Combination with API.

Share Capital Prior to the Business Combination

Our Certificate of Incorporation currently provides that we are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. As of January 31, 2006 there were 34,986,672 shares of common stock were issued and outstanding. At July 31, 2006, there were 40,006,672 shares of common stock issued and outstanding.

The increase in share capital prior to the Business Combination was the result of the issuance during three months ended April 30, 2006 of (i) 5,000,000 common shares at a price of $1.00 per share in a private placement and (ii) the issuance of 20,000 common shares for a loan placement fee valued at $0.15 per share (which Rubincon undertook to issue in 2005 at the time the loan was made), subsequent to the period end on January 31, 2006. There were no shares of common stock issued during the three months ended July 31, 2006.

Liquidity and Capital Resources Prior to the Business Combination

Fiscal Year 2006

As at January 31, 2006 (“Fiscal 2006”), Rubincon had $65,967 in current assets, and $168,777 in liabilities, including cash or cash equivalents amounting to $65,967. The liabilities of $168,777 include accounts payable and accrued liabilities of $23,674, a note payable of $100,000 and an amount due to a related party of $45,103.

As at January 31, 2005 (“Fiscal 2005”) Rubincon had $101 in current assets and $99,876 in current liabilities. The liabilities of $99,876 included accounts payable and accrued liabilities of $42,273 and amounts due to related parties of $57,603.

The increase in current assets (cash and cash equivalents) to $65,967 is a reflection of the loan proceeds of $100,000 that our management arranged to fund our working capital and our possible acquisition of a new business given the failure of our exploration on the Bridge Property to provide encouraging mining exploration results.

Subsequent to the year end, we completed a private placement of 5,000,000 of our common shares at a price of $1.00 per share for proceeds of $5,000,000. This private placement closed in February 2006.

The related party amounts reflected a continued reliance, until the closing of the private placement in March, 2006, on loan funds from management or principals or third party lenders to meet Rubincon’s cash and working capital requirements.

Six Months Ended July 31, 2006

As at July 31, 2006, Rubincon had $4,548,927 in current assets, and $181,672 in liabilities, including cash or cash equivalents amounting to $4,521,912. The liabilities of $181,672 include accounts payable and accrued liabilities of $56,569, a note payable of $100,000 and an amount due to a related party of $25,103.

The increase in current assets (cash and cash equivalents) to $4,548,927 from $65,697 as at January 31, 2006 is a reflection primarily of the private placement funds of $5,000,000 that the new management of Rubincon arranged to fund its working capital and its acquisition of API Electronics Group Corp. Prepaid expenses also increased to $27,015 from $0, as at January 31, 2006.

The related party amounts reflected a continued reliance, until the closing of the private placement in March, 2006, on loan funds from management or principals or third party lenders to meet Rubincon’s cash and working capital requirements.

The funds from this private placement are expected to provide working capital to the combined companies. Rubincon is not aware, at this time, of the precise use for these funds.

Rubincon does not anticipate that it will incur exploration and development expenditures as it has in the past because it is no longer involved in the development of mineral resource properties. As a result, its mineral property expenditures of $39,113 in Fiscal 2006 will decrease to $0 in Fiscal 2007 and no funds have been spent on mineral property expenditures to date in Fiscal 2007.

At the present time, the Company has no contractual obligations for lease premises, rental premises, employment agreements or work commitments other than as described below.

Rubincon’s only employment or management agreement during this period was with its then President, Guy Peckham, which required the Company to pay $5,000 per month compensation to him. Mr. Peckham’s management agreement provided that it could be terminated with 30 days’ notice. Mr. Donald Wright, a director of Rubincon, receives a total of $2,500 per quarter for directors’ fees which totaled $4,583 from the date of his appointment to July 31, 2006.

Results of Operations Prior to the Business Combination

Rubincon had no revenue prior to the Business Combination. Rubincon had no operations and was a shell company as defined in Rule 12b-2 of the Exchange Act until the Business Combination closed.

Prior to the Business Combination, Rubincon had no leased office premises and Rubincon had no plans for the acquisition of any plant or equipment.

Rubincon operated out of premises provided to Rubincon by a former shareholder until October 31, 2006. Rubincon will operate its office functions from the offices of API Electronics Group Corp. after the Business Combination.

Net Sales

Rubincon had no net sales in Fiscal 2006 or Fiscal 2005 or at any time prior to the Business Combination.

Gross Profit

Rubincon sold no products nor did it produce any products in Fiscal 2006 or during the three and six month periods ended July 31, 2006 or subsequently and as a result had no gross profit for those years or at any time prior to the Business Combination.

Administrative Expenses

Rubincon’s general and administrative expenses increased to $93,485 in Fiscal 2006 from $26,951 in Fiscal 2005. The increase in expenses was due primarily to our seeking to list our securities for trading on the NASD’s OTCBB, which we accomplished in November 2005.

General and Administrative expenses were $643,297 in the six months ending July 31, 2006 reflecting the costs of legal and other expenses associated with Rubincon’s acquisition of API Electronics Group Corp. General and Administrative expenses in the corresponding period ending July 31, 2005 were $15,455.

Operating Loss and Net Loss

Rubincon incurred a net loss of $(116,637) for its fiscal year ended January 31, 2006, which represents an increase from the $(30,945) net loss for Fiscal 2005. This increased loss was the result primarily of the increase in general and administrative expenses.

The basic and diluted earning per common share decreased from $(0.013) in Rubincon’s Fiscal 2005 to $(0.003) for Rubincon’s Fiscal 2006. This decreased loss is primarily the result of a large increase in the weighted average number of common shares used in the per share calculation (to 46,470,197 as at January 31, 2006 from 2,400,820 as at January 31, 2005). It should be noted again that the actual net loss for the period increased due to the increase in expenses for Fiscal 2006.

Rubincon incurred a net loss of $(580,452) for the six months ending July 31, 2006, an increase from the $(37,284) in the six months ending July 31, 2005. This increased loss was the result primarily of increased expenses, particularly general and administrative expenses, associated with pursuing its acquisition of API Electronics Group Corp. Legal and accounting expenses increased to $381,831 from $6,440 in the corresponding period in 2005 and this increase in expenses was only partially offset by interest income of $62,845 representing interest on the private placement funds held by the Company.

Stock based compensation increased to $45,717 in the six months ending July 31, 2006 from $0 in the corresponding period in 2005. Investor relations expenses increased to $50,000 in the six months ending July 31, 2006 from $0 in the corresponding period in 2005. Management fees, office and miscellaneous expenses, rent and transfer agent fees also showed significant increases as summarized in Schedule 1 to the financial statements.

Rubincon’s basic and diluted loss per common share increased from $(0.001) in the six months ending July 31, 2005 to $(0.015) in six months ending July 31, 2006. This increased loss was due to the increases in general and administrative expenses, in particular legal and accounting expenses associated with the Business Combination with API Electronics Group Corp. and occurred even though the Rubincon had a greater weighted average number of common shares which were used in per share calculations.

A significant proportion of the expenses incurred by Rubincon since its last year end on January 31, 2006 were expenses associated with its Business Combination with API Electronics Group Corp. and are “one time” expenses not likely to be incurred again in the future.

Interest and Other Expenses

Rubincon reported interest and other expenses of $1,479 for its fiscal year ended January 31, 2006 (for the $100,000 note payable) and –0- in Fiscal 2005.

Rubincon reported interest and other expenses of $4,959 for the six months ended July 31, 2006, an increase from $0 in the corresponding period of the prior year.

Net Income

Rubincon was engaged in the exploration and development of mineral properties during Fiscal 2006 and Fiscal 2005, and did not generate sales in either fiscal year. Accordingly, there was no net income for either fiscal year. As Rubincon was not actively engaged in business operations during the six months ended July 31, 2006, and did not generate sales, there was no net income for this period.

Off-Balance Sheet Arrangements

Rubincon had no off-balance sheet arrangements.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

During Rubincon’s two most recent fiscal years, Rubincon had no disagreements with our independent accountants on accounting principles or practices, and financial statement disclosure or auditing scope or procedure in connection with a change in such independent accountants. Rubincon changed independent accountants for its fiscal year ended January 31, 2006, which was reported on a Form 8-K filed with the SEC on February 8, 2006. Madsen & Associates, CPA’s Inc., the former accountants, were dismissed by Rubincon. The opinion of the former auditors indicated Rubincon did not have sufficient working capital to service its debt and for its planned activities and therefore raised substantial doubt as to the ability of Rubincon to continue as a going concern. The change in independent auditors was made because of the geographical proximity of Rubincon’s executive offices to the new auditors. The name of our new accountants, who were engaged in February, 2006, is James Stafford Chartered Accountants. Rubincon’s Board of Directors approved the change in accountants to James Stafford Chartered Accountants on January 31, 2006. James Stafford Chartered Accountants audited our financial statements for the year ended January 31, 2006.

The Business Combination has been accounted for as a reverse acquisition. Upon the effective date of the Business Combination, the financial statements of API became the combined entities’ financial statements.

BDO Dunwoody LLP have been independent accountants for API’s financial statements since the fiscal year ending May 31, 2002.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks related to changes in foreign currency and interest rates as discussed below. All amounts are in US dollars unless otherwise indicated.

Foreign Currency Risk

A substantial amount of our revenues and receivables are denominated in Canadian dollars. We translate revenue and the related receivable at the prevailing exchange rate at the time of the sale. Also, a substantial amount of our expenses and payables/bank operating loans are denominated in Canadian dollars. We translate expenses and the related payables at the prevailing exchange rate at the time of the purchase. Funds denominated in Canadian dollars are translated into US dollars at the rate in effect on the balance sheet date. Translation gains and losses resulting from variations in exchange rates, upon translation into US dollars, are included in results of operations for integrated operations. Our Canadian subsidiary, Filtran Limited, is a self-sustaining operation and it is translated at the current rates of exchange whereby all exchange gains and losses are accumulated in the foreign translation account on the balance sheet.

Any increase in the relative value of the Canadian dollar to the U.S. dollar results in increased revenue and increased expenses. A decrease in the relative value of the Canadian dollar to the US dollar would decrease sales revenue and decreased expenses.

Other income for the year ended May 31, 2006 included $117,472 of foreign exchange losses (2005 - $46,304 and 2004 - $5,323).

We do not use financial instruments for trading purposes and are not a party to any leverage derivatives. We do not engage in hedging transactions to manage our foreign currency risk.

Interest Rate Risk

We believe that we have limited exposure to changes in interest rates.

Long-term Debt Risk

At May 31, 2006, API had long-term debt of $545,303 (2005 $33,005). Substantially all of the debt is fixed rate debt and accordingly there is currently no significant impact on cash flows associated with its long-term debt. Rubincon had no long-term debt.

Capital Leases Payable Risk

At May 31, 2006, API had capital leases payable of $37,731 (2005 $87,026). The debt underlying capital lease payable is fixed rate debt and accordingly there is currently no significant interest rate risk associated with its capital leases payable. Rubincon had no capital leases payable.

Short-Term Borrowings Risk

At May 31, 2006 API had a line of credit facilities in place for two of its subsidiaries (API Electronics Inc. $500,000; Filtran Limited $907,000 ($1,000,000 CDN). The total bank indebtedness at May 31, 2006 was $512,514 (2005 $342,090). The line of credit facilities are variable rate debt tied to the prime rates in the US and Canada respectively. Accordingly, API is subject to risk of the prime rate increases that would increase its interest expense. A hypothetical 1% increase in interest rates would result in an annual change in net income (loss) of approximately ($5,125) based on the May 31, 2006 bank indebtedness of $512,514.

At May 31, 2006 Rubincon had a note payable in the amount of $100,000. The note bears fixed interest and accordingly there is currently no significant interest rate risk associated with its note payable.

Marketable Securities and Cash and Cash Equivalents Risk

API periodically holds cash equivalents consisting of investments in money market instruments with original maturities of three months or less. At May 31, 2006, the company did not hold any cash equivalent investments (2005 - $1,250,311). This helps mitigate the risk of interest rate increases in its lines of credit. These cash equivalent investments are subject to interest changes and interest income will fluctuate directly with changes in interest rates. A hypothetical 1% increase in interest rates would result in an annual change in net income (loss) of approximately $9,467 based on the May 31, 2006 cash and cash equivalent balance of $946,680. The Company held marketable securities of $41,598 as of May 31, 2006 (2005 - $336,355). A hypothetical 10% market price increase would result in an annual change in net income (loss) of approximately ($4,160) based on the May 31, 2006 marketable securities balance of $41,598. A hypothetical 10% decrease in the market price of our marketable equity securities at May 31, 2006 would cause a corresponding 10% decrease in the carrying amounts of these securities or $4,160.

API does not enter into derivative instruments to manage interest rate exposure.

MANAGEMENT

Directors and Executive Officers

The following table sets forth as of September     , 2006, the effective date of the Business Combination, the name, age, and position of each of our executive officers and directors and the term of office of each director.

Name	Age	Position Held	Term Commenced
Phillip DeZwirek	68	Chairman, Chief Executive Officer, Treasurer, and Director	2006
Donald Wright	68	Director	2006
Thomas Mills	61	President, Chief Operating Officer and Director	2006
Jason DeZwirek	35	Secretary and Director	2006
Claudio Mannarino	36	Chief Financial Officer	2006

Each director serves for a term of either (i) one year and until his or her successor is elected at our annual shareholders’ meeting or (ii) if such director was elected after our annual shareholders’ meeting for the relevant year, then until his or her successor is elected at our annual shareholders’ meeting and is qualified, and in all cases, subject to removal by our shareholders at anytime. Each officer serves, at the pleasure of the Board of Directors, for a term of one year or less, if appointed at a time other than the annual meeting of directors, and until his or her successor is elected at a meeting of the Board of Directors and is qualified.

Nanotronics Sub and API have the same officers and directors as we do and such officers and directors serve for the same terms for Nanotronics Sub and API as they do for us, provided that the annual shareholders meeting for Nanotronics Sub and API may occur at different times than our annual shareholders meeting.

Set forth below is certain biographical information regarding each of our executive officers and directors.

Phillip DeZwirek

Phillip DeZwirek, age 68, became a director of ours and our Chairman, Chief Executive Officer and Treasurer on the effective date of the Business Combination. Mr. DeZwirek has held the positions of Chairman, Chief Executive Officer and Treasurer at API since May 2002. He also assumed the same positions with Nanotronics Sub and became a director of Nanotronics Sub on the effective date of the Business Combination. Mr. DeZwirek has been a director of API since September 2001. From September 2001 until November 2001 Mr. DeZwirek was the Chief Executive Officer and Treasurer of API. From November 2001 until May 2002, Mr. DeZwirek was the Vice-Chairman and Treasurer of API. Phillip DeZwirek was also the Chief Financial Officer of API from August 2001 until Claudio Mannarino assumed that position in 2004. Phillip DeZwirek has been a director, Chairman of the Board and the Chief Executive Officer of CECO Environmental Corp. (“CECO”) since August 1979 (NASDAQ-CECE). Mr. DeZwirek’s principal occupations during the past five years have been serving as Chairman of the Board and Chief Executive Officer of CECO; and serving as President of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (since 1990). Mr. DeZwirek has also been involved in private investment activities for the past five years.

Thomas W. Mills

Thomas W. Mills, age 61, became a director of ours and our President and Chief Operating Officer on the effective date of the Business Combination. He holds the same positions with Nanotronics Sub, TM Systems II and Keytronics. He has held those positions with API since August 31, 2001. Thomas W. Mills is also President and Chief Operating Officer of our wholly-owned subsidiary, API Electronics, Inc. He has worked within the electronics industry since 1967 and has specialized in semiconductors since 1969. His management career has spanned Production Control, Production/Manufacturing, Quality Control/Assurance and Program /Project Operation and Vice President of Operations. Mr. Mills, who has been with API Electronics, Inc. since 1981, holds an economics degree and has taken courses in Industrial Engineering. Mr. Mills has no other outside business activities.

Jason DeZwirek

Jason DeZwirek, age 35, became a director of ours and our Vice Chairman and Secretary on the effective date of the Business Combination. He holds the same positions with Nanotronics Sub as of the business combination. Jason DeZwirek has held those positions with API since May 31, 2002 and been a director of API since September 2001. From September 2001 until November 2001 Jason DeZwirek was Chairman, Executive Vice President, and Secretary of API. From November 2001 until May 2002, he was the Chairman, Chief Executive Officer and Secretary of API. Jason DeZwirek has been Vice President and a Director of CECO since February 1994 and the Secretary of CECO since February 20, 1998. He also serves as Vice President of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. Mr. DeZwirek’s principal occupation since October 1999 has been as Founder and Chief Executive Officer of Kaboose Inc., a company that operates an online media company servicing the children’s and family markets. Kaboose’s common stock is listed in the Toronto Stock Exchange and trades under the symbol KAB. Mr. DeZwirek has also been involved in private investment activities for the past five years.

Donald A. Wright

Donald Wright, age 68, became a director of ours on February 15, 2006. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company, which has been a real estate developer and apartment building syndicator since 1992. From November 1996 through January of 2005, Mr. Wright served as a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. Since January 2005, he has been a real estate broker with One Source Realty GMAC. Mr. Wright has been a director of CECO since February 20, 1998. Mr. Wright has also been a member of the Audit Committee of CECO since February 20, 1998 and since January 1, 2002 has been a member of the Committee established to administer CECO’s stock option plan. Mr. Wright has not been an officer or director of any other reporting company.

Claudio A. Mannarino, B.Com, C.M.A.

Claudio Mannarino, age 36, became our Chief Financial Officer and Vice President of Finance on the effective date of the Business Combination. He holds the same positions with Nanotroncs Sub and has had the same positions at API since 2004. Mr. Mannarino has over 10 years of professional accounting and finance experience. He holds a Bachelor of Commerce Degree from the University of Ottawa and is a Certified Management Accountant.

Mr. Mannarino spent three years as Controller for two divisions of GTC Transcontinental, a Canadian publicly traded company on the Toronto Stock Exchange. After three years in roles with progressively more responsibility at GTC he joined a Project Management Company as a senior accountant, whose role centered on developing long-term business strategies and improving business practices.

In addition to his role at GTC, Mr. Mannarino started his own business in the construction industry in 1994, which he successfully grew and then sold in 1999.

Mr. Mannarino joined Filtran Group in April of 2000. From April, 2000 to 2004, he was controller and manager of human resources and IT at Filtran Group. He was named CFO and VP of Finance for API in 2004. His responsibilities include managing the financial reporting function for API, and the finance, human resource and IT departments of the Filtran Group. Mr. Mannarino has also gained experience in business acquisitions specifically related to due diligence activities and has carried out several cost reduction initiatives at Filtran Group. Mr. Mannario has no other outside business activities.

Significant Employees

Arnold Markowitz

Arnold Markowitz, 47, is General Manager at Filtran Group. Mr. Markowitz has over 20 years of specialized experience in sales and marketing of electronic components and corporate management of electrical and electronic component manufacturers. He graduated from New York University in 1981.

From 1981 through 1984 he was employed as an account executive and sales manager for Tec Electronics a data communications equipment manufacturer and distributor in New York. From 1984 through 1987 he was a territory manager for Tritech Electronics / Bittan Associates an electronic component distributor/representative in New Jersey. From 1988 through 1998 he was worldwide sales manager for Sussex Semiconductor a manufacturer of semiconductors in New Jersey and Florida. From 1999 through 2002 he was a principal in and General Manager of Edal Industries, a manufacturer of semiconductors and electronic assemblies in East Haven, Connecticut.

Mr. Markowitz joined Filtran Group joined in October 2002 as Director of New Business Development. He became General Manager in July 2004. Mr. Markowitz has no other outside business activities.

Miki Narui, B.A.Sc., P.Eng.

Miki Narui, age 37, is the Engineering Manager at Filtran, with over thirteen years experience in power electronics, specializing in magnetic component design at Bell Northern Research / Nortel Networks, and later at the Canadian division of Pulse Engineering Ltd as its design center manager.

She graduated from University of Toronto in 1991 with a Bachelor’s degree in Applied Science and Engineering with honours in Electrical Engineering. From 1991 to 1995, she was a Ph.D. candidate and a research and teaching assistant in the Power Systems and Devices Group at the University of Toronto, specializing in the modelling of high power vortex stabilized arc lamps and the accompanying power supplies.

Miki Narui joined the Filtran Group in May 2003. As the engineering manager, she is responsible for the development of all varieties of magnetic components and special purpose power supplies from initial quotation stage, to final production run. She supervises a team of four electrical designers, a manufacturing process engineer, a senior power supply designer, a mechanical designer/documentation controller, and a lab technician. Ms. Narui has no other outside business activities.

Significant Consulting Arrangement

Effective March 15, 2006, we entered into a consulting arrangement with Professor Martin Moskovits. Since 2000 Mr. Moskovits has been a Professor of Physical Chemistry in the Department of Chemistry and Biochemistry and Dean of the Division of Mathematical and Physical Sciences in the College of Letters of Sciences at the University of California Santa Barbara. We have engaged Mr. Moskovits to identify a nanotechnology acquisition or acquisitions for us. The consulting arrangement with Professor Moskovits is for a term of one year and is extendable upon the mutual agreement of the parties. The consulting agreement is terminable earlier by us upon the occurrence of certain events and by Professor Moskovits upon 60 days notice.

Family Relationships

Jason DeZwirek is Phillip DeZwirek’s son. There are no other family relationships between any two or more of the directors or officers, senior management members or significant employees named above or with any person under consideration for nomination as a director or appointment as an executive officer of ours. There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director, officer or member of senior management.

Involvement In Certain Legal Proceedings

To the knowledge of management, during the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of ours:

(1)	filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person or for a business of which such person was an executive officer, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)	was found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Recommendation of Nominees to the Board of Directors

There have been no changes to the procedures by which security holders may recommend nominees to our Board of Directors.

Executive Compensation With Respect to Rubincon

Cash Compensation

Except for $15,000 paid to our former President, there was no cash compensation paid to any of our directors or executive officers during Rubincon’s fiscal year ended January 31, 2006.

The following table sets forth compensation paid or accrued by us for the last three years ended January 31, 2006 to Rubincon’s named executive officers:

SUMMARY COMPENSATION TABLE (2004, 2005 AND 2006)

Long Term Compensation

Annual Compensation				Awards	Payouts
(a) Name and Principal Position	(b) Year	(c) Salary and Bonus	(e) Other Annual Comp.($)	(f) Restricted Stock awards ($)	(g) Options (#)	(h) LTIP payouts ($)	(i) All other compensation ($)
Guy Peckham[1] President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director	2006	$15,000	-0-	-0-	-0-	-0-	-0-

Ted Reimchen Former Chief Executive Officer, President and Director	2004 2005 2006	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-

[1]	We paid Guy Peckham $5,000 per month for his services as our President. This arrangement became effective as of November 2005 and was formalized in a written agreement dated April 20, 2006. Mr. Peckham resigned as an officer and director of ours as of the effective date of the Business Combination.

Other than described above, Rubincon had no long term incentive plans for executive officers during the fiscal year ended January 31, 2006.

Bonuses And Deferred Compensation

None

Other Compensation

None

API Nanotronics Corp. 2006 Equity Incentive Plan

In connection with the closing of the Business Combination, our board of directors adopted the API Nanotronics Corp. 2006 Equity Incentive Plan. The plan provides for the award of incentive stock options and non-qualified stock options and grants of stock. The grants of stock can be made with or without restrictions. We will submit the plan to our stockholders for approval at the next annual meeting of stockholders.

Grants of non-qualified stock options and stock grants can be made to our employees, directors, consultants and other individuals who perform services for us. Grants of incentive stock options may only be made to our employees. The principal features of the plan are summarized below. The complete plan is filed as an exhibit to the registration statement of which this prospectus is a part.

The purpose of the plan is to advance the interests of the company and its stockholders by providing directors, consultants and those key employees of the company and its subsidiaries and affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the company largely depends, with additional incentive to perform in a superior manner. Another purpose of the plan is to attract and retain personnel of sufficient experience and ability to the service of the company, and to reward such individuals for achievement of corporate and individual performance goals.

Number of Shares of Our Common Stock Available Under the Plan

The plan as adopted provides for 15,000,000 shares that can be reserved for stock grants or for purchase pursuant to options. As part of the closing of the Business Combination, although we did not assume API’s stock option, options with respect to 5,800,000 non-qualified options were issued under the plan in exchange for previously outstanding options to purchase API common shares. The exchange ratio for the options was 10-to-1, which is the same as the exchange ratio for shares of our common stock exchanged for shares of API’s common stock in the Business Combination.

Following the closing of the Business Combination, a total of 9,200,000 shares remain available under the plan. The plan allows up to 15,000,000 incentive stock options to be granted. In connection with any change affecting our common stock by reason of stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the committee administering the plan may adjust appropriately the number of shares subject to outstanding options, the share prices of outstanding options, and any other revisions to outstanding options as such committee deems are equitably required.

Administration of the Plan

The compensation committee of the board of directors administers the plan, or if there is no such committee, the board of directors acts as the committee charged with the administration of the plan. The committee is authorized, subject to the provisions of the plan, to establish such rules and regulations as it deems necessary for the proper administration of the plan and to make whatever determinations and interpretations in connection with the plan it deems necessary or advisable with respect to plan participants. Subject to the limitations of the plan and the ultimate authority of the Board, the committee shall have the sole and complete authority to: (i) select participants, (ii) grant options in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such options as it shall deem appropriate, (iv) interpret the plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the plan, (v) correct any defect or omission or reconcile any inconsistency in the plan or in any option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the plan. The Board may amend or modify the plan at any time, provided that such modification may not effect the right of a participant under an outstanding except as provided below with respect to a change of control of the company.

Stock Options and Awards Under the Plan

Under the plan, each option will vest and be exercisable at such time and to such extent as specified in the pertinent option agreement between us and the option recipient. However, no incentive stock options will be exercisable with respect to any shares of our common stock more than 10 years after the date of grant. All options or other awards are nontransferable except by will or the laws of descent and distribution.

Upon or in anticipation of our change in control, our board of directors may, in its discretion: (1) cause outstanding options to become immediately and fully vested and exercisable, at least seven days prior to the change of control transaction and to terminate immediately prior to the change of control; (2) cancel any outstanding option and other awards in exchange for an option to purchase common stock of any successor corporation or a similar award to the cancelled award issued by the successor corporation; or (3) cancel outstanding options in exchange for cash and/or other consideration equal to the amount by which the fair market value of the shares of stock subject to the option exceeds the option exercise price.

Executive Compensation with Respect to API

Compensation Required to be Disclosed Under the Ontario Securities Act

Prior to the effective date of the Business Combination, the Ontario Securities Act required that API disclose information about the compensation paid to, or earned by API’s Chief Executive Officer and each of the other four most highly compensated executive officers of API earning more than Canadian $150,000 in total salary and bonus for the fiscal year in question. The only executive officers of API for whom disclosure was required under the Ontario Securities Act for the fiscal year ended May 31, 2006 were: Phillip DeZwirek, the Chief Executive Officer, Chairman, Treasurer, and a director, Jason DeZwirek, a director and Secretary, Thomas W. Mills, President and Chief Operating Officer, and a director, and Claudio Mannarino, Chief Financial Officer and Vice President.

Summary of Compensation

The following table is a summary of compensation paid to the Named Executive Officers for API’s fiscal years ended May 31, 2006, 2005 and 2004.

		Annual Compensation					Long Term Compensation Awards
Name and Position of Principal	Fiscal Year- ending May 31	Salary		Bonus	Other Annual Compensation		Securities Underlying Options Granted (1)		All Other Compensation
Jason DeZwirek (2) Secretary, Director	2006 2005 2004		Nil Nil Nil	Nil Nil Nil	$ $ $	61,285 57,154 53,623	2,500,000 2,000,000 2,200,000	(3)	$ $ $	6,350 4,987 1,620

Phillip DeZwirek (4) Chairman, Chief Executive Officer, Treasurer	2006 2005 2004		Nil Nil Nil	Nil Nil Nil		Nil Nil Nil	2,500,000 2,000,000 2,200,000		$ $ $	183,364 183,364 178,228

Thomas W. Mills(5)(6) President, Chief Operating Officer	2006 2005 2004	$ $ $	130,000 111,800 111,800	$3,000 Nil Nil	$ $ $	16,035 14,340 16,116	Nil Nil Nil			Nil Nil Nil

Claudio Mannarino(7) Chief Financial Officer, Vice President	2006 2005 2004	$ $ $	81,441 65,802 55,333	$4,255 Nil Nil	$ $ $	3,320 2,388 2,201	Nil Nil Nil			Nil Nil Nil

Arnold Markowitz (8) General Manager of Filtran Group	2006 2005 2004	$ $ $	105,000 105,000 100,000	$7,500 Nil Nil		$2,500 Nil Nil	Nil Nil Nil			Nil Nil Nil

+

(1)	All option numbers have been adjusted to reflect the Business Combination. As a result of the Business Combination each option to purchase an API common share became an option to purchase 10 shares of our common stock at one-tenth the original option exercise price per share. The options were issued under a stock option plan that has been approved by our Board of Directors. That plan must be approved by our stockholders in order for employee holders to receive incentive options, which receive favourable tax treatment, and in order for directors, executive officers and holders of more than 10% of our common stock to claim certain exemptions from the short swing profit rules.

(2)	Jason DeZwirek was elected a Director and appointed Secretary and Executive Vice President of API on August 31, 2001. He continued as Secretary and additionally assumed the positions of Chairman and Chief Executive Officer at the end of the 2001 calendar year. In 2004 he became Vice-Chairman and resigned as Chief Executive Officer. Later that year he resigned as Vice Chairman. Amounts paid to Jason DeZwirek by API and labeled “Other Annual Compensation” were paid to him as consulting fees. API paid consulting fees of $6,350, $4,987 and $1,620 for the fiscal years ended May 31, 2006, 2005 and 2004 to Kaboose Inc., a company controlled by Mr. DeZwirek. Jason DeZwirek exercised the 200,000 options (equivalent to option to purchase 2,000,000 shares of our common stock) issued to him during 2005 on January 26, 2006. API issued options to purchase 250,000 common shares of API (equivalent to 2,500,000 shares of our common stock) to Jason DeZwirek on January 27, 2006. These options were originally exercisable for $4.61 per share with an expiration date of January 27, 2011. These 250,000 options were exchanged for options to issue 2,500,000 shares of our common stock for $0.461 per share in connection with the Business Combination.
(3)	These options were issued in January 8, 2004 and were subsequently cancelled for no additional consideration.
(4)	Phillip DeZwirek was elected a Director and appointed Treasurer, Chief Financial Officer and Chairman of API on August 31, 2001. He continued as a Director and was elected to the positions of Vice-Chairman, Chief Financial Officer and Treasurer at the end of the 2001 calendar year. Mr. DeZwirek again became the Chairman and Chief Executive Officer in 2004. API paid Green Diamond Oil Corp., a corporation of which Mr. DeZwirek is an officer, director and shareholder, $183,364, $183,364 and $178,228 in fiscal years 2006, 2005 and 2004, respectively, to cover all overhead costs and expenses of the Corporation’s executive office in Toronto, Ontario, Canada, including, but not limited to, rent, utilities, telephone, and secretarial and administrative support. All costs and expenses were invoiced by Green Diamond Oil Corp. Phillip DeZwirek exercised the 200,000 options (equivalent to options for 2,000,000 of our shares) issued to him during 2005 on January 26, 2006. API issued options to purchase 250,000 shares of common stock of API to Phillip DeZwirek on January 27, 2006. These options were originally exercisable for $4.61 per share with an expiration date of January 27, 2011. These 250,000 options were exchanged for options to issue 2,500,000 shares of our common stock for $0.461 per share in connection with the Business Combination.
(5)	Thomas Mills was elected a Director and appointed President of API on August 31, 2001.
(6)	Thomas Mills received the use of a company car, resulting in expenses of $16,035, $14,340 and $16,116 to API for the fiscal years ended May 31, 2006, 2005 and 2004.
(7)	Claudio Mannarino became Chief Financial Officer of API in 2004. Claudio Mannarino received a car allowance resulting in expenses of $3,320, $2,388 and $2,201 to API for the fiscal years ended May 31, 2006, 2005 and 2004, respectively.
(8)	Arnold Markowitz became general manager of the Filtran Group in July 2004. Prior to that he was its Director of New Business Development. He receives a car allowance resulting in expenses of $2,500 to API for the fiscal year ended May 31, 2006.

Prior Stock Option Plan of API

On August 1, 2003, the board of directors of API authorized a stock option plan (“2003 Option Plan”) for directors, officers, employees and consultants of API and its subsidiaries. The terms of the 2003 Option Plan restricted options granted, at any one point in time, to a maximum of 20% of the outstanding common shares. Also, no optionee could be granted options of more than 5% of the outstanding Common Shares at any one point in time. The maximum term of any option granted was five years. The 2003 Option Plan was approved by API stockholders at the Annual Meeting of Shareholders held on October 8, 2003. Each options outstanding under the 2003 Option Plan were exchanged for ten options to purchase shares of our common stock in the Business Combination. In connection with the exchange ratio the exercise price per share was reduced to 1/10 of the original exercise price.

Stock Options Granted to Directors and Officers

API issued options on 250,000 of API’s common shares to each of Jason DeZwirek and Phillip DeZwirek on January 27, 2006. These options had an original an exercise price of $4.61 per share with an expiration date of January 27, 2011. Each of Phillip DeZwirek and Jason DeZwirek exchanged the 250,000 options for 2,500,000 of our options with a strike price of $0.461 per share and the same expiration date.

Option Related Compensation

Except as described above, API did not have a long-term incentive plan during the financial years ended May 31, 2006, 2005 or 2004.

The following table describes the stock options granted to API’s named executive officers during the fiscal year ended May 31, 2006. API did not grant any stock appreciation rights during the year ended May 31, 2006.

Name	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh) (1)	Expiration Date	Grant Date Present Value ($)(2)
Phillip DeZwirek	2,500,000	50%	$0.461	January 27, 2011	$750,000

Jason DeZwirek	2,500,000	50%	$0.461	January 27, 2011	$750,000

(1)	API did not grant any options to other executive officers or employees during API’s fiscal year ended May 31, 2006. These options were issued on January 27, 2006. The number of securities underlying options have been adjusted to reflect that as a result of the Business Combination each option to purchase one common share of API became an option to purchase 10 shares of our common stock at a per share exercise price equal to one-tenth of the original exercise price.
(2)	We used the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of API’s common stock during the applicable period. We made the following assumptions when calculating the grant date present values: the option will be exercised after five years, volatility of 80%, no annual dividend yield and a risk-free rate of return of 4.44% (the rate for 5 year U.S. Treasuries on the date of grant).

Aggregated Option

Exercises for the Fiscal Year Ended May 31, 2006

and Option Values as of May 31, 2006

Name	Shares Acquired on Exercise(1)	Value Realized(3)	Number of Securities Underlying Unexercised Options at 5/31/06(1)		Value of Unexercised In-The-Money Options at 5/31/06(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)
Phillip DeZwirek	2,000,000	$422,000	2,500,000	0	$3,522,500	N/A
Jason DeZwirek	2,000,000	$422,000	2,500,000	0	$3,522,500	N/A
Thomas Mills	—	—	100,000	0	$127,000	N/A

(1)	API did not grant any stock appreciation rights during the year ending May 31, 2006 and had no stock appreciation rights outstanding during the year ending May 31, 2006. No other employees of API other than other listed above held options on API common shares during the year ended May 31, 2006. The number of securities underlying options have been adjusted to reflect that as a result of the Business Combination each option to purchase one common share of API became an option to purchase 10 shares of our common stock at a per share exercise price equal to one-tenth of the original exercise price.
(2)	Unexercised options were valued at the difference between (i) $1.87, the value of API common shares at May 31, 2006, fiscal year end, using the last trade price on the OTCBB as reported to globeinvestor.com and (ii) the option exercise price. The market price of the API common shares has been adjusted by multiply such price by 1/10 to adjust for the effect of the Business Combination.
(3)	Value realized was calculated by subtracting from (i) $0.46, the last trade price of API common shares on the date of exercise, January 26, 2006, (ii) the option exercise price of $0.25 per share, and multiplying the difference by 2,000,000, the number of shares received upon exercise. All number have been adjusted (the trade price, option exercise price and of shares received upon exercise) for the effect of the Business Combination by multiplying the trade price and the option exercise price by 1/10 and multiplying the number of shares by 10.

Compensation Of Directors

There are no standard arrangements for the compensation of our directors. There were no other arrangements pursuant to which any director of the Company was compensated during the Company’s fiscal year ended January 31, 2006. Nanotronics Sub has no standard or other arrangements for the compensation of its directors.

We pay Donald A. Wright a quarterly fee of $2,500 for his services as a director. Mr. Wright became a director in February 2006. His compensation arrangement became effective in March 2006. In March 2006, Mr. Wright received options to purchase 25,000 shares of our common stock.

We expect to compensate our directors in the future. At this time, other than with respect to Donald A. Wright, no decision has been made as to the appropriate compensation for directors.

Compensation of Directors of API During the Financial Year Ended May 31, 2006

No directors of API were compensated in cash by API or any of its subsidiaries during the financial years ended May 31, 2006, 2005 or 2004, for their services in their capacity as directors. Two of our directors were issued options to purchase shares of our common stock during the fiscal years ended May 31, 2006, 2005 and 2004, which are described above.

Employment Contracts And Termination Of Employment And Change In Control Arrangements

1.	We had a compensation agreement with Guy Peckham who was at the time we entered into the agreement, our sole officer. Pursuant to the agreement we paid Mr. Peckham $5,000 per month for his services as our President. Mr. Peckham resigned as an officer and director as of the effective date of the Business Combination. Other than our agreement with Mr. Peckham, prior to the effective date of the Business Combination, there were and of the date of this Prospectus there are no employment contracts or similar agreements between us and any executive officer listed above.

2.	There are no compensatory plans or arrangements, including payments to be received from us, with respect to any executive officer named above, which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with us or its subsidiaries, or any change in control of us, or a change in the person’s responsibilities following a change in control of us.

Changes In Control

We know of no other arrangements, including the pledge by any person of our securities or the Exchangeable Shares of Nanotronics Sub, the operation of which may at a subsequent date result in a change of control of us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Management And Others With Respect To API

Since June 1, 2003 to the date of this prospectus, API has been involved in the following material transactions or series of similar transactions and the following proposed transactions or series of similar proposed transactions, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who was known by API (at the time) to own of record or beneficially more than 5% of any class of API’s common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

API was a party to an oral agreement with Green Diamond Corp., a shareholder of API that is controlled by Jason DeZwirek, the Vice-Chairman, Secretary and a director of API, and Phillip DeZwirek, the Chairman, Chief Executive Officer, Treasurer and a director of API. For the fiscal year ended May 31, 2005, the agreement provided that Green Diamond Corp. would provide executive office space, office equipment and supplies, telecommunications, personnel and management services to API for an annual fee of $180,000 (plus certain expenses). We have assumed API’s obligations under the oral agreement with Green Diamond Oil Corp.

From June 1, 2006 through July 31, 2006, API has paid Green Diamond Corp. $16,350 for such services. During the years ended May 31, 2006 and 2005, API paid Green Diamond Oil Corp. $183,364 per year for such services. During the year ended May 31, 2004, API had entered into a written Management Services Agreement with Green Diamond Oil Corp. The Management Services Agreement provided that Green Diamond Corp. would provide executive office space, office equipment and supplies, telecommunications, personnel and management services to the Company for an annual fee of $180,000, plus certain expenses. During the fiscal year ended May 31, 2004, API paid Green Diamond Oil Corp. $178.228 for such services.

During the years ended May 31, 2006, 2005 and 2004, API paid Jason DeZwirek for consulting services $61,285, $57,154 and $53,623. These consulting services consisted of overseeing the financial and administrative operations of API.

During fiscal year 2006, API sold shares of CECO Environmental Corp. (“CECO”) it had previously acquired for a net gain of $81,460. These shares had been originally purchased and were later sold in open market transactions. Phillip DeZwirek and Jason DeZwirek serve as directors of CECO.

Certain of our bank debt of is guaranteed by Thomas W. Mills. See Note 17 to the Financial Statements of API included in this prospectus.

Transactions With Management And Others With Respect To API Nanotronics

There were no material transactions, or series of similar transactions, during our fiscal years ended January 31, 2004, 2005 and 2006, or any present or currently proposed transactions, or series of similar transactions, to which we or Nanotronics Sub were or are to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest, except for management services agreement with Green Diamond Oil Corp. described above. We have assumed API’s obligations under such oral agreement.

Indebtedness Of Management With Respect To API Nanotronics, and API

None of the following persons: any director or executive officer of ours or API’s, respectively, or any security holder who is known by us or API to own of record or beneficially more than 5% of the common shares of our capital stock or the capital stock of API, respectively, or any member of the immediate family of any of the foregoing persons, or any corporation or organization (other than us or API’s or a subsidiary of ours or API’s) of which any director or executive officer of ours or API’s or nominee for director of ours or API’s is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, has been indebted to us or any of our subsidiaries or to API or any of API’s subsidiaries, with respect to us, since February 1, 2003 and with respect to API since June 1, 2003, in an amount in excess of $60,000.

EXPERTS

The consolidated financial statements of API Electronics Group Corp. included in this Prospectus and in the Registration Statement have been audited by BDO Dunwoody LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Rubincon’s financial statements at January 31, 2006, and for the year ended January 31, 2006, have been included in this prospectus and the registration statement in reliance upon the report of James Stafford, Chartered Accountants, independent auditors. The financial statements are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Rubincon’s financial statements at January 31, 2005 and 2004, and for the year ended January 31, 2005 and 2004, have been included in this prospectus and the registration statement in reliance upon the report of Madsen & Associates, CPA’s Inc. Public Accountants, independent auditors. The financial statements are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Keytronics for the fiscal years ended September 30, 2005 and 2004 have been included in this prospectus and the registration statement in reliance upon the report of Thomas P. Curtain, Certified Public Accountant, independent auditors. The financial statements are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock offered in this Prospectus is being passed upon for us by Sugar, Friedberg & Felsenthal LLP, Chicago, Illinois.

WHERE YOU CAN FIND MORE INFORMATION

Prior to the Business Combination, API was a foreign private issuer that was a reporting company in the Unites States. API’s common shares were registered under Section 12 of the Securities Exchange Act. API filed annual reports on Form 20-F with the SEC. API also filed reports on Form 6-K with the SEC to disclose any information API filed with regulatory agencies or exchanges in Canada and any information or materials API distributed to its shareholders.

Since February 2000, Rubincon has been a reporting company filing periodic reports with the SEC. We remain a reporting company and continue to file reports with the SEC. We file Forms 10-KSB, 8-K and 10-QSB and proxy statements with the SEC.

You may read and copy any materials API, Rubincon or we have filed with the SEC at the SEC’s Public Reference Room as 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file and API and Rubincon filed reports with the SEC electronically. The SEC maintains an Internet site that contains annual reports, current reports, proxy and information statements and other information regarding issuers that file electronically, including API, with the SEC. The address for the SEC web site is www.sec.gov.

We have under construction an internet address of www.apinanotronics.com. API’s internet addresses are www.apielectronics.com and www.filtran.com. We are not now posting our SEC filings on our web site. We did not post our SEC filings on our web sites because we provide electronic or paper copies of the reports we have filed with the SEC to persons who requested copies free of charge.

INDEX TO FINANCIAL STATEMENTS

API Electronics Group Corp.

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements

Balance Sheets May 31, 2006 and 2005	F-3

Statements of Operations For the Years Ended May 31, 2006, 2005 and 2004	F-4

Statements of Shareholders’ Equity For the Years Ended May 31, 2006, 2005 and 2004	F-5

Statements of Cash Flows For the Years Ended May 31, 2006, 2005 and 2004	F-6

Notes to Financial Statements	F-7

Balance Sheets As at August 31, 2006 (unaudited) and May 30, 2006	F-29

Statements of Operations (unaudited) For the Three Months Ended August 31, 2006 and 2005	F-30

Statements of Cash Flows (unaudited) For the Three Months Ended August 31, 2006 and 2005	F-31

Notes to Financial Statements (unaudited)	F-32

Keytronics, Inc.

Independent Auditor’s Report	F-41

Balance Sheets September 30, 2005 and 2004	F-42

Statements of Income and Retained Earnings For the Years Ended September 30, 2005 and 2004	F-44

Statements of Cash Flows For the Years Ended September 30, 2005 and 2004	F-45

Notes to Financial Statements	F-46

Balance Sheets (unaudited) March 31, 2006 and 2005	F-48

Statements of Income (unaudited) For the Six Months Ended March 31, 2006 and 2005	F-50

Statements of Cash Flows (unaudited) For the Six Months Ended March 31, 2006 and 2005	F-52

Notes to Financial Statements (unaudited)	F-53

Rubincon Ventures Inc.

Report of Independent Registered Public Accounting Firm	F-55

Balance Sheets As at 31 January 2006 and 2005 (restated)	F-57

Statements of Operations For the Years Ended 31 January 2006, 2005 (restated) and 2004 (restated) and For the Period from the Date of Inception on 2 February 1999 to 31 January 2006	F-58

Statements of Cash Flows For the Years Ended 31 January 2006, 2005 (restated) and 2004 (restated) and For the Period from the Date of Inception on 2 February 1999 to 31 January 2006	F-59

Statements of Changes in Stockholders’ Equity For the Period from the Date of Inception on 2 February 1999 to 31 January 2006	F-60

Schedule 1 – General and Administrative Expenses
For the Years Ended 31 January 2006, 2005 (restated) and 2004 (restated) and For the Period from the Date of Inception on 2 February 1999 to 31 January 2006

F-62

Notes to Financial Statements	F-63

Balance Sheets As at July 31, 2006 (unaudited) and January 31, 2006	F-73

Statements of Operations (unaudited) For the Three and Six Month Periods Ended July 31, 2006 and 2005 and for the Period from the Date of Inception on February 2, 1999 to July 31, 2006	F-74

Statements of Cash Flows (unaudited) For the Three and Six Month Periods Ended July 31, 2006 and 2005 and for the Period from the Date of Inception on February 2, 1999 to July 31, 2006	F-75

Statements of Changes in Stockholders’ Equity For the Period form February 2, 1999 (Date of Inception) to July 31, 2006	F-76

Schedule 1 – General and Administrative Expenses (unaudited)
For the Three and Six Month Period Ended July 31, 2006 and 2005 and for the Period from the Date of Inception on February 2, 1999 to July 31, 2006

F-78

Notes to Financial Statements (unaudited)	F-79

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

API Electronics Group Corp.

We have audited the consolidated balance sheets of API Electronics Group Corp. as of May 31, 2006 and 2005 and the consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended May 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of API Electronics Group Corp. at May 31, 2006 and 2005 and the results of its operations and its cash flows for each of the three years in the period ended May 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 23 to the consolidated financial statements, the Company restated total comprehensive income to include the cumulative translation adjustment for 2005 and 2004 and corrected diluted earnings per share for 2005.

As discussed in Note 16 to the consolidated financial statements, during fiscal 2004, the Company changed its method of accounting for the amortization of customer contracts.

/s/ BDO Dunwoody LLP

Toronto, Ontario

July 24, 2006

API Electronics Group Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	May 31, 2006	May 31, 2005
Assets

Current
Cash and cash equivalents	$946,680	$1,513,130
Marketable securities	41,598	336,355
Accounts receivable, less allowance for doubtful accounts of $82,475 and $46,802 in 2006 and 2005, respectively	1,791,569	1,427,395
Inventories	4,599,616	3,258,856
Deferred income taxes	40,400	76,000
Prepaid expenses	304,064	97,360

	7,723,927	6,709,096

Fixed assets, net	3,625,223	3,080,395
Deferred income taxes	373,600	295,500
Goodwill	1,137,166	997,611
Intangible assets, net	1,246,386	1,570,226

	$14,106,302	$12,652,828

Liabilities and Shareholders’ Equity

Current
Short-term borrowings	$512,514	$342,090
Accounts payable and accrued expenses	1,918,117	1,450,502
Deferred revenue	119,850	643,028
Deferred income taxes	85,400	85,400
Current portion of long-term debt	240,921	33,005
Current portion of capital leases payable	34,266	45,514

	2,911,068	2,599,539
Deferred income taxes	681,600	501,000
Long term debt, net of current portion	304,382	—
Capital leases payable, net of current portion	3,465	41,512

	3,900,515	3,142,051

Commitments and contingencies

Shareholders’ equity
Common stock, no par value, unlimited authorized shares at May 31, 2006 and 2005; 2,817,674 and 2,684,396 shares issued and outstanding at May 31, 2006 and 2005, respectively	11,408,989	10,756,496
Additional paid-in capital	309,255	1,459,314
Accumulated deficit	(2,498,264)	(3,214,862)
Accumulated other comprehensive income
Currency translation adjustment	946,859	503,329
Unrealized gain (loss) on marketable securities, net of tax	38,948	6,500

Total accumulated other comprehensive income	985,807	509,829

	10,205,787	9,510,777

	$14,106,302	$12,652,828

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

API Electronics Group Corp.

Consolidated Statements of Operations

(Expressed in U.S Dollars)

	For the Years Ended May 31,
	2006	2005	2004
Revenues, net	$15,634,093	$12,547,551	$11,278,187
Cost of revenues	11,460,467	9,352,592	8,876,482

Gross profit	4,173,626	3,194,959	2,401,705

Operating expenses
Business development	14,296	43,131	71,088
Selling expenses	1,176,171	1,124,522	843,308
General and administrative	2,108,318	1,791,335	2,119,099

	3,298,785	2,958,988	3,033,495

Operating income (loss)	874,841	235,971	(631,790)

Other (income) expenses
Other (income) expense	(110,798)	(20,688)	(123,279)
Interest expense	46,091	28,049	85,063
Loss on foreign currency transactions	117,472	46,304	5,323

	52,765	53,665	(32,893)

Income (loss) before income taxes and cumulative effect of changes in accounting principle	822,076	182,306	(598,897)
Income taxes (benefit)	105,478	(118,700)	(54,066)

Net income (loss) before cumulative effect of change in accounting principle	716,598	301,006	(544,831)
Cumulative effect of change in accounting principle	—	—	(48,531)

Net income (loss)	716,598	301,006	(593,362)

Basic earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$0.27	$0.12	$(0.23)
Cumulative effect of change in accounting principle	—	—	(0.02)

Basic earnings (loss) per common share	$0.27	$0.12	$(0.25)

Diluted earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$0.25	$0.11	$(0.23)
Cumulative effect of change in accounting principle	—	—	(0.02)

Diluted earnings (loss) per common share (Revised)	$0.25	$0.11	$(0.25)

Weighted average shares outstanding:
Basic	2,607,360	2,535,221	2,339,027
Diluted	2,854,245	2,652,814	2,339,027

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

API Electronics Group Corp.

Consolidated Statements of Shareholders’ Equity

(Expressed in U.S. Dollars)

	Common stock
	Number of shares	Amount	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Total Shareholders’ equity
Balance, May 31, 2003	2,259,131	$9,515,297	$1,435,265	$(2,922,506)	$304,183	$8,332,239

Stock options issued for consulting services	—	—	25,000		—	25,000
Shares issued upon exercise of warrants	125,000	705,000	—		—	705,000
Warrants modified	—	—	202,437	—	—	202,437
Comprehensive income (loss):
Net income (loss)	—	—	—	(593,362)	—	(593,362)
Other comprehensive income (loss)
Currency translation adjustment	—	—	—	—	2,094	2,094
Unrealized gain (loss) on marketable securities	—	—	—	—	2,177	2,177
Recognized (gains) losses included in earnings	—	—	—	—	(45,795)	(45,795)

Total comprehensive income (loss) (Revised)				(593,362)	(41,524)	(634,886)

Balance, May 31, 2004	2,384,131	$10,220,297	$1,662,702	$(3,515,868)	$262,659	$8,629,790

Shares issued upon exercise of stock options	440,000	1,056,000		—	—	1,056,000
Stock options issued for consulting services		—	100	—	—	100
Shares repurchased and retired	(139,735)	(519,801)	(203,488)	—	—	(723,289)
Comprehensive income (loss):
Net income (loss)	—	—	—	301,006	—	301,006
Other comprehensive income (loss)
Currency translation adjustment	—	—	—	—	248,621	248,621
Unrealized gain (loss) on marketable securities	—	—	—	—	(52,818)	(52,818)
Recognized (gains) losses included in earnings	—	—	—	—	51,367	51,367

Total comprehensive income (loss) (Revised)				301,006	247,170	548,176

Balance, May 31, 2005	2,684,396	$10,756,496	$1,459,314	$(3,214,862)	$509,829	$9,510,777

Shares issued upon exercise of stock options	400,000	1,905,400	(905,400)	—	—	1,000,000
Shares repurchased and retired	(266,722)	(1,252,907)	(244,659)	—	—	(1,497,566)
Comprehensive income (loss):
Net income (loss)	—	—	—	716,598	—	716,598
Other comprehensive income (loss)
Currency translation adjustment	—	—	—	—	443,530	443,530
Unrealized gain (loss) on marketable securities	—	—	—	—	43,032	43,032
Recognized (gains) losses included in earnings	—	—	—	—	(10,584)	(10,584)

Total comprehensive income (loss)				716,598	475,978	1,192,576

Balance, May 31, 2006	2,817,674	$11,408,989	$309,255	$(2,498,264)	$985,807	$10,205,787

API Electronics Group Corp.

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

	For the Years Ended May 31,
	2006	2005	2004
Cash flows from operating activities
Net income (loss)	$716,598	$301,006	$(593,362)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, excluding the net effects of acquisitions:
Depreciation and amortization	804,405	764,933	803,807
Deferred income taxes	81,738	(138,613)	(39,000)
Stock based compensation	—	15,100	10,000
Warrants modified	—	—	202,437
Gain on settlement of debt	—	—	(39,000)
Loss (gain) on sale of marketable securities	(81,460)	391	(45,795)
Write-down of marketable securities	—	50,976	—
Loss on sale of fixed assets	—	—	8,688
Cumulative effect of change in accounting principle	—	—	48,531
Change in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(71,028)	(349,342)	592,197
Inventories	(637,841)	75,866	(319,082)
Unbilled revenue	—	—	324,078
Prepaid expenses	(56,961)	(11,908)	(16,428)
Accounts payable	313,133	(108,887)	250,518
Deferred revenue	(529,314)	514,422	(536,683)

Net cash provided by operating activities	539,270	1,113,944	650,906

Cash flows from investing activities
Business acquisitions, net of cash acquired	(953,753)	—	(50,000)
Purchase of fixed assets	(139,321)	(333,960)	(222,967)
Proceeds from sale of fixed assets	—	—	104,439
Proceeds from sale of marketable securities	494,953	79,240	474,819
Purchase of marketable securities	(86,288)	(458,318)	—

Net cash provided by (used in) investing activities	(684,409)	(713,038)	306,291

Cash flows from financing activities
Proceeds from issuance of common stock	1,000,000	1,056,000	705,000
Purchase and retirement of common stock	(1,497,566)	(723,289)	—
Short-term borrowings advances (repayments)	149,271	199,758	128,616
Repayments of long-term debt	(40,122)	(33,120)	(2,694,451)
Repayment of obligations under capital leases	(45,337)	(21,492)	(23,593)

Net cash provided by (used in) financing activities	(433,754)	477,857	(1,884,428)

Effect of exchange rate changes on cash and cash equivalents	12,443	309	90

Net increase (decrease) in cash and cash equivalents	(566,450)	879,072	(927,141)
Cash and cash equivalents, beginning of year	1,513,130	634,058	1,561,199

Cash and cash equivalents, end of year	$946,680	$1,513,130	$634,058

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

1. Nature of Business Operations

API Electronics Group Corp. (“the Company”) business focus is the manufacture and design of high reliability semiconductor and microelectronics circuits for military, aerospace and commercial applications. Through recent acquisitions, the Company has expanded its manufacturing and design of electronic components to include filters, transformers, inductors, and custom power supplies for land and amphibious combat systems, mission critical information systems and technologies, shipbuilding and marine systems, and business aviation.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company (the legal parent), together with its wholly owned subsidiaries, API Electronics, TM Systems II, Inc., and the Filtran Group and Keytronics, Inc. All inter-company transactions have been eliminated in consolidation.

Reclassifications

Comparative figures have been reclassified to conform to the current period presentation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, bank balances and investments in money market instruments with original maturities of three months or less.

Marketable Securities

The Company’s investments in marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value, with any unrealized holding gains and losses, net of income taxes, reported as a component of accumulated other comprehensive income (loss). Marketable equity and debt securities available for sale are classified in the balance sheet as current assets.

The cost of each specific security sold is used to compute realized gains or losses on the sale of securities available for sale.

Inventory

Raw materials are recorded at the lower of cost and net realizable value. Finished goods and work in process are stated at the lower of cost, which includes material, labor and overhead, and net realizable value. Cost is generally determined on a first-in, first-out basis.

Long-Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and property and equipment, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation or amortization. Depreciation and amortization is provided using the following methods over the following periods:

Classification	Estimated Life (Years)
Straight line basis
Buildings	20
Computer equipment	3
Computer software	3
Furniture and fixtures	5
Machinery and equipment	5-10
Vehicles	3
Website development	3
Reducing balance basis
Electronic manufacturing equipment	5-10

Gains and losses on depreciable assets retired or sold are recognized in the statement of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Computer Software Developed or Obtained For Internal Use

All direct internal and external costs incurred in connection with the development stage of software for internal use are capitalized. All other costs associated with internal use software are expensed when incurred. Amounts capitalized are included in property, equipment and leasehold improvements and are amortized on a straight-line basis over three years beginning when such assets are placed in service.

Goodwill and Intangible Assets

Goodwill and intangible assets result primarily from acquisitions accounted for under the purchase method. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), goodwill and intangible assets with indefinite lives are not amortized but are subject to impairment by applying a fair value based test.

Goodwill is subject to an impairment test on at least an annual basis or upon the occurrence of certain events or circumstances. Goodwill impairment is assessed based on a comparison of the fair value of a reporting unit to the underlying carrying value of the reporting unit’s net assets, including goodwill. When the carrying amount of the reporting unit exceeds its fair value, the fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of impairment loss, if any. The entire balance of the Company’s goodwill is contained in the Filtran reporting unit. Management has determined there is no impairment in goodwill as of May 31, 2006, 2005 and 2004.

Intangible assets that have a finite life are amortized using the following basis over the following period:

Classification	Estimated Life (Years)
Non-compete agreements	Straight line over 5 years
Customer contracts	Based on the revenue earned on the contracts

Income Taxes

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities and available loss carry forwards. A valuation allowance is established to reduce tax assets if it is more likely than not that all or some portions of such deferred tax assets will not be realized.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Revenue Recognition

Contract Revenue

Revenue from contracts is recognized using the percentage of completion method. The degree of completion is determined based on costs incurred, excluding costs that are not representative of progress to completion, as a percentage of total costs anticipated for each contract. Provision is made for losses on contracts in progress when such losses first become known. Revisions in cost and profit estimates, which can be significant, are reflected in the accounting period in which the relevant facts become known.

The Company warrants its products against defects in design, materials and workmanship generally for a period of one year. Based on historical information, the Company has determined that a warranty provision is not necessary as of May 31, 2006 and 2005.

Non-Contract Revenue

The Company recognizes non-contract revenue when it is realized or realizable and earned. The Company considers non-contract revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped and risk of loss and ownership has transferred to the client.

Research and Development Expenses

Expenditures for research and development are expensed as incurred. During the years ended May 31, 2006, 2005 and 2004, the Company incurred $47,114, $37,398 and $24,775, respectively.

Stock-Based Compensation Plans

The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, using an intrinsic value approach to measure compensation expense, if any. Under this method, compensation expense is recorded on the date of the grant only if the current market price of the underlying stock exceeds the exercise price. Options issued to non-employees are accounted for in accordance with SFAS 123, “Accounting for Stock-Based Compensation”, and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services”, using a fair value approach.

SFAS No. 123 established accounting and disclosure requirements using a fair value-basis method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123. Had the Company elected to recognize compensation cost based on fair value of the stock options at the date of grant under SFAS No. 123, such costs would have been recognized ratably over the vesting period of the underlying instruments and the Company’s net loss and net loss per common share would have increased to the pro forma amounts indicated in the table below.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

The following table illustrates the effect on net income (loss) and income (loss) per share as if the Company had applied the fair value recognition provisions of SFAS No. 123.

	For the Years Ended May 31,
	2006	2005	2004
Net Income (Loss) as Reported	$716,598	$301,006	$(593,362)

Add: Total Stock-Based Employee Compensation Expense Included In Reported Net Income (Loss)	—	—	202,437

Deduct: Total Stock-Based Employee Compensation Expense Determined Under Fair Value Based Method	(1,500,000)	(905,400)	(1,687,254)

Pro Forma Net Loss Available to Common Stockholders	$(783,402)	$(604,394)	$(2,078,179)

Income (Loss) Per Share:
Basic, as reported	$0.27	$0.12	$(0.25)

Diluted, as reported	$0.25	$0.11	$(0.25)

Basic, pro forma	$(0.30)	$(0.24)	$(0.89)

Diluted, pro forma	$(0.30)	$(0.24)	$(0.89)

Options typically vest immediately and have a contractual life of 5 years. The pro forma results above are not intended to be indicative of or a projection of future results. The Company uses the Black-Scholes option pricing model to estimate the fair value at the date of grant of options using the following assumptions:

	2006	2005	2004
Risk free interest rate (%)	4.44	2	2 to 3.97
Expected volatility (%)	80	60 to 104	68
Expected life (in years)	5	3.583 to 5	0.37 to 4.667
Expected dividend yield (%)	0	0	0

Under FIN 44, variable accounting applies to certain option exchange and repricing situations. Generally, variable accounting applies whenever an optionee gives up an option with a high strike price and receives one with a lower strike price within six months.

Fair Value of Financial Instruments

The recorded and fair value of long-term debt is as follows:

	May 31, 2006		May 31, 2005
	Recorded Book Value	Fair Value	Recorded Book Value	Fair Value
Long-term debt	$545,303	$565,401	$33,005	$33,617

The fair value of long-tem debt was primarily determined using quoted market prices. The fair value of the remaining financial instruments including cash and cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses, and short-tem borrowings approximate the carrying value due to the short-term nature of these instruments.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Foreign Currency Translation and Transactions

Foreign denominated assets and liabilities of the Company are translated into U.S. dollars at the prevailing exchange rates in effect at the end of the reporting period. Income statement accounts are translated at a weighted average of exchange rates which were in effect during the period. Translation adjustments that arise from translating the foreign subsidiary’s financial statements from local currency to U.S. currency are recorded in the other comprehensive income (loss) component of stockholders’ equity. Gains and loses from foreign currency transactions are recognized in the consolidated statements of operations.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s estimate of the amounts that will not be collected.

Advertising Costs

Advertising costs are expensed as incurred. During 2006, 2005, and 2004, advertising expense was $19,064, $12,966, and $24,437, respectively.

Concentration of Credit Risk

The Company maintains cash balances, at times, with financial institutions, which are in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC). Management monitors the soundness of these institutions and considers the Company’s risk negligible.

The Company may, at times, have a concentration of their customer receivables with a specific customer. At May 31, 2006 three customers accounted for approximately 33 percent of outstanding receivables (each customer accounting for approximately 10, 11 and 12 percent) and at May 31, 2005 two customers accounted for approximately 24 percent of outstanding receivables (each customer accounting for approximately 13 and 11 percent).

At May 31, 2004 two customers accounted for approximately 16 percent of outstanding receivables (each customer accounting for approximately 8 percent each).

The U.S. Department of Defense (directly and through subcontractors) accounts for approximately 65 percent, 51 percent, and 57 percent for 2006, 2005, and 2004, respectively, of the Company’s revenue. Management has determined that the Company is not economically dependent on this business as, if necessary; it could re-deploy resources to further service the commercial/industrial user.

Earnings (Loss) per Common Share

Basic earnings (loss) per common share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings (loss) per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. (See Note 23)

Comprehensive Income (Loss)

Other comprehensive income (loss), which includes foreign currency translation adjustments and unrealized gains on marketable securities, is shown in the Statement of Changes in Stockholders’ Equity. (See Note 23)

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Effects of Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company’s financial condition or results of operations.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” - an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for an a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 is not expected to have a material effect on the Company’s financial condition or results of operations.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005.

On December 16, 2004, the FASB issued SFAS 153, Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, which was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have “commercial substance.” Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have any affect on the Company’s financial statements.

In December of 2004, the FASB issued SFAS 123R Share Based Payments which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. This statement supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees. Among other things, this statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). This statement is to be applied as of the beginning of the first interim or annual period that begins after December 15, 2005, but earlier adoption is encouraged. The Company will adopt this standard effective June 1, 2006 using the modified prospective basis. The Company has determined that the affect of the adoption of this standard will be consistent with the affect shown on the pro forma disclosed under stock based compensation.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

On November 24, 2004, the FASB issued SFAS 151, Inventory Costs - An amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company has determined that the adoption of this standard will have not have a material effect on the financial position and results of operations.

3. Business Acquisitions

On March 31, 2004, the Company entered into an agreement to purchase certain assets of Islip Transformer & Metal Inc. Islip Transformer & Metal Co., Inc is a supplier of critical systems and components to the U.S. Department of Defense. The assets include certain Department of Defense contracts, the seller’s CAGE code, the right to use the seller’s name, all test fixtures, test equipment, plans, specifications and files relating to previous contracts performed, inventory and equipment. The consideration for the assets was $50,000 in cash plus 10% of the amount of confirmed orders received pursuant to the terms of the contract.

The Islip acquisition was made as the Company felt the product demand for Islip’s current and future generations of products would see significant growth potential over the years. In addition, Islip would be easily integrated into API Electronics, Inc. a subsidiary in Hauppague, NY enabling the Company to achieve significant cost savings and synergies, specifically in engineering and product quality. The Company also felt the acquisition would further strengthen the Company’s position in the defense sector, bringing additional complimentary product lines to the business.

The assets acquired at fair value, as at March 31, 2004 are as follows:

Inventory	$10,000
Machinery and equipment	39,000
Goodwill	1,000

Fair value of assets acquired	$50,000

The pro forma effects of this acquisition were immaterial.

The results of operations of each of the purchase acquisitions are included in the Company’s consolidated statements of operations from the date of each acquisition.

On August 29, 2005, the Company entered into an agreement to purchase certain assets of Sensonics, Inc. (“Sensonics”) Sensonics is a designer and manufacturer of electronic circuits and aircraft instrumentation. The assets include certain contracts, the seller’s CAGE code, the right to use the seller’s name, all test fixtures, test equipment, plans, specifications and files relating to previous contracts performed, inventory and equipment. The consideration for the assets was $200,000 payable solely from 25% of the Gross Profit earned by API Electronics Inc. on all orders or contracts received by it on or after August 29, 2005, for product previously manufactured or sold by Sensonics.

The assets acquired at fair value, as at August 29, 2005 were as follows:

Inventory	$49,000
Machinery and Equipment	35,000
Customer Contracts	116,000

Fair value of assets acquired	$200,000

On April 27, 2006, the Company acquired all of the common shares of Keytronics, Inc. for an aggregate purchase price of $1,369,236. Keytronics, Inc. is a designer and manufacturer of electronic components of major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation.The purchase price was satisfied through payment of cash in the amount of $1,169,236 and a $200,000 promissory note given. The Company also incurred legal costs in connection with the acquisition in the amount of $19,881 giving a total acquisition cost of $1,389,117.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

The assets acquired at fair value, as at April 27, 2006 are as follows:

Cash	$235,364
Current assets	832,292
Fixed assets	527,064
Current Liabilities	(98,062)
Long-term Liabilities	(107,541)

Fair value of assets acquired	$1,389,117

The following unaudited pro forma summary presents the combined results of operations as if the Sensonics, Inc. and Keytronics, Inc. acquisition described above had occurred at June 1, 2004 and June 1, 2005 for the years ended May 31, 2005 and 2006, respectively, and does not purport to be indicative of the results of operations that would have occurred had the transaction been completed as of that date or of results that may occur in the future.

	May 31, 2006	May 31, 2005
Sales	$17,633,041	$15,024,368
Net Income	$848,017	$511,940

Net Income (Loss) per share – basic	$0.33	$0.20
Net Income (Loss) per share – diluted	$0.30	$0.19

4. Marketable Securities

Marketable securities, which are classified as available for sale, consisted of the following at May 31 and are included in current assets:

	Cost 2006	Market 2006	Cost 2005	Market 2005
Shares in Canadian venture issuers	$2,650	$41,598	$2,325	$11,679
Units in Canadian publicly traded income trust	—	—	238,759	235,905
Shares in U.S. publicly-traded issuer	—	—	88,771	88,771

	$2,650	$41,598	$329,855	$336,355

Gross unrealized holding gains and losses amounted to $38,948 and $-0-, respectively at May 31, 2006 and $9,354 and $2,854, respectively, at May 31, 2005.

5. Inventories

	May 31, 2006	May 31, 2005
Raw materials	$1,122,855	$931,984
Work in process	1,617,334	1,224,922
Finished goods	1,859,427	1,101,950

	$4,599,616	$3,258,856

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

6. Fixed Assets

	May 31, 2006
	Cost	Accumulated Amortization	Net Book Value
Land	$504,493	$—	$504,493
Buildings	2,974,510	727,125	2,247,385
Computer equipment	194,724	192,688	2,036
Computer software	203,488	191,386	12,102
Furniture and fixtures	129,017	109,428	19,589
Machinery and equipment	2,663,879	1,832,880	830,999
Vehicles	53,096	44,477	8,619
Web site development costs	30,826	30,826	—

	$6,754,033	$3,128,810	$3,625,223

	May 31, 2005
	Cost	Accumulated Amortization	Net Book Value
Land	$434,411	$—	$434,411
Buildings	2,431,999	496,884	1,935,115
Computer equipment	155,397	137,311	18,086
Computer software	167,819	137,209	30,610
Furniture and fixtures	97,200	69,426	27,774
Machinery and equipment	2,124,131	1,507,303	616,828
Vehicles	47,003	29,432	17,571
Web site development costs	30,826	30,826	—

	$5,488,786	$2,408,391	$3,080,395

Depreciation expense amounted to $359,459, $382,751, and $424,790 for the years ended May 31, 2006, 2005, and 2004, respectively. Included in these amounts are $16,071, $31,754, and $31,754 of amortization of assets under capital lease for the years ended May 31, 2006, 2005, and 2004, respectively.

7. Goodwill and Intangible Assets

The following table summarizes the activity in goodwill for the periods indicated:

	May 31, 2006	May 31, 2005	May 31, 2004
Beginning balance, net	$997,611	$919,529	$918,529
Goodwill acquired during the period	—	—	1,000
Effects of currency translation	139,555	78,082	—

Ending balance, net	$1,137,166	$997,611	$919,529

	May 31, 2006	May 31, 2005	May 31, 2004
Non-compete agreements	$953,605	$867,799	$858,712
Less: Accumulated amortization	(694,136)	(439,877)	(268,134)
Customer contracts	1,831,784	1,715,784	1,715,784
Less: Accumulated amortization	(844,867)	(573,480)	(363,041)

	$1,246,386	$1,570,226	$1,943,321

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Amortization expense amounted to $444,946, $382,182, and $379,017 for the years ended May 31, 2006, 2005, and 2004, respectively. Amortization expense is expected to be approximately $423,560, $340,802, $250,000, $232,024 and $-0- for the years ended May 31, 2007, 2008, 2009, 2010 and 2011, respectively.

8. Short-Term Borrowings

	May 31, 2006	May 31, 2005
The Company’s wholly owned subsidiary, API Electronics has a working capital line of credit of $500,000. The credit is secured by all of its assets pursuant to a general security agreement. The bank indebtedness is due on demand and bears interest at US prime plus 1%. The line is subject to an annual renewal provision on April 14, 2007. (See Note 17).	$340,147	$167,000

The Company’s wholly owned subsidiary, Filtran Limited has a working capital line of credit in the amount of $907,000 ($1,000,000 Cdn$) with a major Canadian bank. The interest on any borrowed funds is charged at Canadian prime. The agreement also allows Filtran to lease an asset at Canadian prime plus 1% up to $33,000. The lender has a general security agreement and a 1stt Collateral Mortgage on Filtran’s assets and building. The line is subject to an annual renewal provision on May 31, 2006.	172,367	175,090

	$512,514	$342,090

At May 31, 2006 and 2005, the US prime rate was 8.00 and 6.00 percent per annum, respectively, and the Canadian prime rate was 6.00 and 4.25 percent per annum, respectively.

9. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	May 31, 2006	May 31, 2005
Accounts payable and accrued expenses	$1,485,660	$1,175,845
Wage and vacation accrual	297,327	199,117
Audit and accounting fees	135,130	75,540

Total	$1,918,117	$1,450,502

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

10. Long-term Debt

	May 31, 2006	May 31, 2005
Mortgage payable, secured by real estate, repayable in blended monthly installments of $3,133 at an interest rate of 8.75%, final payment is due May 2006.	$—	$33,005

Promissory note, repayable based on 25% of the Gross profit earned by the Company on all orders or contracts received by it on or after August 29, 2005, for product previously manufactured or sold by Sensonics. Non-interest bearing.	200,000	—

Loan payable, bearing interest of 10%, with monthly principle and interest payments of $4,467, secured by the assets of Keytronics, repayable by March 6, 2010	145,303	—

Promissory note payable to former shareholders of Keytronics with a first charge security interest in the common shares of Keytronics, repayable by October 27, 2007, bearing interest of 5%.	200,000	—

	545,303	33,005
Less: Current portion	240,921	33,005

Long-term debt, net of current portion	$304,382	$—

Aggregate maturities of long-term debt of the Company due within the next five years are as follows:

Year	Amount
2007	$240,921
2008	245,200
2009	49,933
2010	9,249
2011 and thereafter	—

Total	$545,303

11. Obligations Under Capital Lease

The Company is the lessee of equipment under various capital leases expiring between February 2007 and March 2009. The asset and liability under the capital leases are recorded at the fair value of the asset. The assets are amortized over the lower of their related lease terms or its estimated productive life.

A summary of property held under capital leases and included in Note 4, is as follows:

	May 31, 2006	May 31, 2005
Equipment	$168,449	$168,449
Less: Accumulated amortization	70,793	54,722

Equipment, net	$97,656	$113,727

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Obligations under capital leases consist of the following:

	May 31, 2006	May 31, 2005
Various equipment capital leases, with monthly lease payments of $3,760 including interest at approximately 9%, secured by the leased assets.	$37,731	$87,026
Less: Current maturities	34,266	45,514

Obligations under capital lease, net of current maturities	$3,465	$41,512

Future minimum lease payments for the next five years are as follows:

Year	Amount
2007	$37,704
2008	2,584
2009	1,507
2010	—
2011	—

41,795
Less imputed interest	4,064

$37,731

12. Income Taxes

The geographical sources of income (loss) before income taxes and cumulative effect of change in accounting principle for the three years ended May 31, 2006 were as follows:

	2006	2005	2004
Income (loss) before income taxes (benefit) and cumulative effect of change in accounting principle:
United States	$229,871	$704,310	$44,908
Non-United States	592,205	(522,004)	(643,805)

Total	$822,076	$182,306	$(598,897)

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

The income tax provision (benefit) is summarized as follows:

	2006	2005	2004
Current:
United States	$25,062	$34,453	$—
Non-United States	(1,322)	—	(7,335)
Research and development tax credits	—	(14,540)	(7,731)

	23,740	19,913	(15,066)
Deferred:
United States	—	(45,000)	(83,500)
Non-United States	81,738	(93,613)	44,500

	81,738	(138,613)	(39,000)

Income tax provision (benefit)	$105,478	$(118,700)	$(54,066)

The consolidated effective tax rate (as a percentage of income (loss) before income taxes (benefit) and cumulative effect of change in accounting principle) is reconciled to the U.S. federal statutory tax rate as follows:

	2006	2005	2004
U.S. federal statutory tax rate	34.0%	34.0%	(34.0)%
Non-deductible expenses	(16.8)	(74.0)	28.0
Change in valuation allowance	(7.9)	(17.0)	(1.0)
Other items, net	3.5	(8.0)	(2.0)

Effective tax rate	12.8%	(65.0)%	(9.0)%

The components of deferred taxes are as follows:

	May 31, 2006	May 31, 2005
Future income tax assets
Loss carry forwards	$153,000	$479,000
Other	29,000	20,000
Unrealized foreign exchange loss	475,000	260,000
Marketable securities	110,000	106,000
Intangible assets	345,000	279,000
Capital assets	57,000	48,000

	1,169,000	1,192,000

Future income tax liabilities
Capital assets	(663,000)	(468,000)
Non-compete agreement	(19,000)	(33,000)
Inventory	(85,000)	(85,400)

	(767,000)	(586,400)

Valuation allowance	(755,000)	(820,500)

	$(353,000)	$(214,900)

	2006	2005
Deferred taxes
Income statement effect	$81,738	$(138,613)
Cumulative translation adjustment	56,362	36,513

Change in deferred taxes	$138,100	$(102,100)

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Balance sheet presentation

Deferred income tax assets- current	$40,400	$76,000
Deferred income tax assets – long term	373,600	295,500
Deferred income tax liability – current	(85,400)	(85,400)
Deferred tax liabilities – long term	(681,600)	(501,000)

Net deferred tax liabilities	$(353,000)	$(214,900)

At May 31, 2006, the accompanying consolidated financial statements include $131,600 of deferred tax assets associated with operating loss carryforwards in tax jurisdictions outside the United States and deferred tax assets associated with operating loss carryforwards in the United States of $21,400. Although these losses will carry forward and are available to reduce future tax liabilities of the respective foreign entity and US entities, we do not currently believe the majority of these assets will be realized and have, accordingly, established a $113,000 valuation reserve.

The valuation allowance as of May 31, 2006 totaled $755,000 which consisted principally of established reserves for foreign operating loss carryforwards. The valuation allowance as of May 31, 2005 totaled $820,500 which consisted principally of established reserves for foreign operating loss carryforwards.

The Company has not provided additional taxes for the anticipated repatriation of certain earnings of its non-U.S. subsidiaries. It is not practicable to determine the amount of applicable taxes that would be incurred if any of such earnings were repatriated.

The American Jobs Creation Act of 2004 (the “Act”, which was enacted during the fourth quarter of 2004, creates a temporary incentive for U.S. corporations to repatriate accumulated earnings of non-U.S. subsidiaries by providing an 85 percent deduction for certain dividends from controlled foreign corporations. the Company continues to evaluate the provisions of the new tax law and, as of the current date, as final guidance has not been issued, management cannot reasonably estimate the amount, if any, of repatriations which would be subject to temporary tax relief. In accordance with FASB Staff Position No. 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004,” the tax deduction, if any, will be recorded in the period in which the effect becomes estimable.

The Company and its subsidiaries have non-capital losses of approximately $415,000 to apply against future taxable income. These losses will expire as follows: $28,000 in 2009, $21,000 in 2010, $303,000 in 2011, and $63,000 in 2012.

13. Shareholders’ Equity

Special Shares

At May 31, 2006 and 2005 the Company has authorized unlimited special shares.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Warrants

At May 31, 2006 there are no warrants outstanding and exercisable:

The activity of warrants issued to non-employees is as follows:

Number of Warrants
Warrants outstanding, May 31, 2003	390,000

Exercised - Re: Private Placement – February 2003	(95,000)

Warrants outstanding, May 31, 2004	295,000

Expired – June 2004	(50,000)
Expired – February 2005	(245,000)

Warrants outstanding, May 31, 2005	—

Warrants outstanding, May 31, 2006	—

There were no warrants granted to non-employees during the year ended May 31, 2006.

The activity of warrants issued to employees is as follows:

	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding, May 31, 2003	329,916	$6.50

Exercised - Re: Private Placement – February 2003	(30,000)	$4.50

Warrants outstanding, May 31, 2004	299,916	$6.15
Expired – February 2005	(134,958)	$4.50

Warrants outstanding, May 31, 2005	164,958	$7.50

Expired – August 2005	(164,958)	$7.50

Warrants outstanding, May 31, 2006	—	$—

There were no warrants issued to employees during 2006, 2005 and 2004.

In prior periods, the Company modified the terms of certain warrants for one year. The intrinsic value of the warrants at the modification date was $-0-, $-0-, and $202,437 for the years ended May 31, 2006, 2005, and 2004, respectively. The details of these modifications are as follows:

Year ended May 31, 2004

The 134,958 of Class A warrants which were due to expire in January 2004 were extended until February 2005. The intrinsic value of the modification was $1.50 per warrant resulting in the charge of $202,437.

The 164,958 of Class B warrants which were due to expire in January 2004 were extended until August 2005. There was no intrinsic value of the modification and therefore no charge resulted.

Common Share Consolidation

The Company effected a one (1) for ten (10) common share consolidation on September 15, 2004. The common share consolidation was approved by the Company’s shareholders at the Company’s annual meeting in October 2003. All references in the financial statements to the number of shares outstanding, per share amounts, and stock option and warrant data of the Company’s common stock have been restated to reflect the effect of the common share consolidation for all periods presented.

Common Share Buyback

On February 17, 2005, the Board of Directors authorized the Company to purchase in open-market transactions up to 5% of the issued and outstanding common shares. During the year ended May 31, 2006, the Company acquired and retired 266,722 common shares at a total cost of $1,497,566. During the year ended May 31, 2005, the Company acquired and retired 139,735 common shares at a total cost of $723,289.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

14. Stock Based Compensation

Stock Options

On August 1, 2003, the board of directors of the Company authorized a new stock option plan (“2003 Option Plan”) for directors, officers, employees, and consultants of the Company and its subsidiaries, which reserves an aggregate of 460,326 Common Shares for issuance on the exercise of such options. The 2003 Option Plan supplants and replaces the Company’s then existing 1995 stock option plan (“Former Plan”). The terms of the 2003 Option Plan restrict options granted, at any one point in time, to a maximum of 20% of the outstanding Common Shares. The maximum term of any option granted is five years. The 2003 Option Plan was approved by the Company stockholders at the 2003 Annual Meeting.

The continuity of stock options is as follows:

	Number of Options	Weighted Average Exercise Price
Options outstanding, May 31, 2003	10,000	$6.00

Issued – January, 2004	440,000	$6.00
Issued – April, 2004	100,000	$10.00

Options outstanding, May 31, 2004	550,000	$6.70

Cancelled – July, 2004	(440,000)	$(6.00)
Reissued – July, 2004	440,000	$3.50
Expired – August, 2004	(50,000)	$(8.00)
Expired – December, 2004	(50,000)	$(12.00)
Cancelled – January, 2005	(440,000)	$(3.50)
Reissued – January, 2005	440,000	$2.40
Exercised – January, 2005	(440,000)	$(2.40)
Issued – January, 2005	400,000	$2.50

Options outstanding – May 31, 2005	410,000	$2.59

Exercised – January, 2006	(400,000)	$(2.50)
Issued – January, 2006	500,000	$4.61

Options outstanding – May 31, 2006	510,000	$4.64

Options exercisable – May 31, 2006	510,000	$4.64

Options exercisable – May 31, 2005	410,000	$2.59

Options exercisable – May 31, 2004	500,000	$6.20

Options available for grant – May 31, 2006	53,535

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

The following table summarizes information on stock options outstanding at May 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Exercise Price	Weighted Average Contractual Life (Years)	Number Exercisable	Weighted Average Exercise Price
$4.50	5,000	$4.50	.25	5,000	$4.50
$4.61	500,000	$4.61	4.6	500,000	$4.61
$7.50	5,000	$7.50	.25	5,000	$7.50

	510,000	$4.64	4.6	510,000	$4.64

The weighted average fair market value of stock options granted in 2006, 2005 and 2004 were $3.00, $1.73 and $2.87 per share, respectively.

Under FIN 44, variable accounting applies to certain option exchange and repricing situations. Generally, variable accounting applies whenever an optionee gives up an option with a high strike price and receives one with a lower strike price within six months. However, due to the fact that the instrinsic value of the new option is either nil or negative, the Company has not recognized any additional compensation cost on such transactions.

Equity Instruments Issued for Services Rendered

During the years ended May 31, 2005 and 2004, the Company issued stock options in exchange for services rendered to the Company. The fair value of the stock options was valued using the Black Scholes pricing model which takes into account as of the grant date the exercise price and expected volatility, expected dividends on the stock and the risk free interest rate for the term of the stock option.

	May 31, 2005	May 31, 2004
50,000 stock options granted to a consultant on April 1, 2004 at an exercise price of $8.00 expiring August 15, 2004. These options vested in August 2004.	$15,000	$10,000
50,000 stock options granted to a consultant on April 1, 2004 at an exercise price of $12.00 expiring December 31, 2004. These options vested in August 2004.	100	—

	$15,100	$10,000

During the years ended May 31, 2006, there were no stock options issued in exchange for services rendered to the Company.

15. Supplemental Cash Flow Information

	Year Ended May 31,
	2006	2005	2004
(a) Supplemental Cash Flow Information
Cash paid for income taxes	$63,313	$24,965	$15,199

Cash paid for interest	$46,091	$28,049	$85,063

(b) Non-cash transaction
Note payable from business acquisitions (See Note 3)	$400,000	$—	$—

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

16. Change in Accounting Policy

During fiscal 2004, the Company changed its accounting policy for the amortization of customer contracts from the straight line basis to a basis which more closely matches the revenue earned from these contracts to the amortization for the year. Amortization of customer contracts is calculated based on the ratio of current revenue to total anticipated revenues. The cumulative effect of the change as of June 1, 2003 was $48,531.

The effect of this change for the year ended May 31, 2004 was to decrease the net loss by $135,881 or by $0.06 per share.

The effect of this change for the year ended May 31, 2003 was to decrease the net loss by $48,531 or by $0.02 per share.

17. Related Party Transactions

(a) Included in general and administrative expenses are consulting fees of $61,285, $57,154 and $53,623 for the years ended May 31, 2006, 2005 and 2004, respectively, paid to an individual who is a director and officer of the Company and rent, management fees, and office administration fees of $183,364, $183,364 and $178,228 for the years ended May 31, 2006, 2005 and 2004, respectively, paid to a corporation in which two of the directors are also directors of the Company.

(b) Included in accounts payable at year end are amounts payable to an individual who is a director of the Company for consulting fees and expenses in the amount of $27,309, $12,106 and $11,437 as of May 31, 2006, 2005 and 2004, respectively.

(c) Included in marketable securities as of May 31, 2006, 2005 and 2004 are -0-, 39,630 and -0- common shares, respectively, acquired for $-0-, $139,747 and $-0-, respectively, of CECO Environmental Corp. at a carrying value of $-0-, $88,771 and $-0-, respectively acquired on the open market. CECO Environmental Corp. is a corporation in which two of its directors are also directors of the Company.

(d) The bank debt of the Company is guaranteed by the President and Chief Operating Officer of the Company. See Note 8.

18. Earnings (loss) per common share

The following table sets forth the computation of weighted-average shares outstanding for calculating basic and diluted earnings per share (EPS) for the fiscal year ended:

	May 31, 2006	May 31, 2005
Weighted-average shares - basic	2,607,360	2,535,221
Effect of dilutive securities:
Employee stock options	246,885	117,593

Weighted-average shares	2,854,245	2,652,814

For the year ended May 31, 2006, no options were excluded from the computation of the diluted earnings per share.

For the year ended May 31, 2005, 5,000 options with an exercise price of $7.50 per share and 164,958 warrants with an exercise price of $7.50 per share were excluded from the computation of the diluted earnings per share because the exercise price per share was greater than the average market price of the common stock.

Basic EPS and diluted EPS for the year ended May 31, 2004 have been computed by dividing the net loss available to common stockholders by the weighted average shares outstanding. The weighted average number of shares issued and outstanding for the periods ended May 31, 2004 is 2,339,027. All outstanding warrants and options, aggregating 1,144,916 have been excluded from the 2004 computation of diluted EPS as they are anti-dilutive due to the losses generated.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

19. Commitments and Contingencies

(a) Rent

The following is a schedule by years of approximate future minimum rental payments under operating leases that have remaining non-cancelable lease terms in excess of one year as of May 31, 2006.

2007	$88,364
2008	37,758

Included in cost of revenues are rental charges on these leases of $35,023, $27,600 and $35,434 for the years ended May 31, 2006, 2005 and 2004.

(b) Management Agreement

On January 1, 2005, the Company entered into a renewal of an oral agreement for management services with Can-Med Technology, doing business as Green Diamond Corp. Under the terms of the agreement, Green Diamond Corp. provides office space, office equipment and supplies, telecommunications, personnel, and management services. See Note 17.

20. 401(k) Plan

During 1998, the Company adopted a 401(k) deferred compensation arrangement. Under the provision of the plan, the Company is required to match 50% of employee contributions up to a maximum of 3% of the employee’s eligible compensation. Employees may contribute up to a maximum of 15% of eligible compensation. The Company may also make discretionary contributions up to a total of 15% of eligible compensation. During the years ended May 31, 2006, 2005 and 2004 the Company incurred $26,205, $22,859 and $8,652, respectively, as its obligation under the terms of the plan, charged to general and administrative expense.

21. Segment Information

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS No. 131). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

SFAS No. 131 uses a management approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. The Company’s operations are conducted in two reportable segments which are distinguished by geographic location in Canada and United States. Within the US reporting segment the Company has aggregated two operating segments. These segments have been aggregated as they share similar economic characteristics including similar product lines and shared manufacturing processes and equipment. Both segments design and manufacture electronic components. Inter-segment sales are recorded at market value

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Year Ended May 31, 2006	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$6,613,699	$9,020,394	$—	$—	$15,634,093
Inter-Segment Sales	—	365,360	—	(365,360)	—

Total	6,613,699	9,385,754	—	(365,360)	15,634,093

Gross Income	1,455,051	822,380	—	—	2,277,431
Corporate Head Office Expenses	—	—	604,387	—	604,387
Amortization	83,426	552,619	168,359	—	804,404
Interest on Long term Debt	—	39,890	—	—	39,890
Other Expense (Income)	152,311	—	(145,637)	—	6,674
Income Tax Expense (Recovery)	(7,706)	25,062	88,122	—	105,478

Net income (loss)	1,227,020	204,809	(715,231)	—	716,598

Segment Assets	4,769,319	8,795,638	541,345	—	14,106,302

Goodwill included in assets	1,137,166	—	—	—	1,137,166
Capital Expenditures	52,728	86,593	—	—	139,321

Year Ended May 31, 2005	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$4,722,205	$7,825,346	$—	$—	$12,547,551
Inter-Segment Sales	—	649,821	—	(649,821)	—

Total	4,722,205	8,475,167	—	(649,821)	12,547,551

Gross Income	398,759	1,206,551	—	—	1,605,310
Corporate Head Office Expenses	—	—	589,866	—	589,866
Amortization	108,392	485,448	171,093	—	764,933
Interest on Long term Debt	11,256	16,793	—	—	28,049
Other Expense (Income)	68,712	—	(43,096)	—	25,616
Income Tax Expense (Recovery)	(1,837)	26,774	(129,097)	—	(104,160)

Net income (loss)	212,236	677,536	(588,766)	—	301,006

Segment Assets	2,254,285	6,572,759	3,825,784	—	12,652,828

Goodwill included in assets	997,611	—	—	—	997,611
Capital Expenditures	41,871	270,875	21,214	—	333,960

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

Year Ended May 31, 2004	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$5,013,986	$6,264,201	$—	$—	$11,278,187
Inter-Segment Sales	22,639	776,243	—	(798,882)	—

Total	5,036,625	7,040,444	—	(798,882)	11,278,187

Gross Income	392,894	564,925	—	—	957,819
Corporate Head Office Expenses	—	—	785,802	—	785,802
Amortization	111,610	520,781	171,416	—	803,807
Interest on Long term Debt	2,188	44,468	38,407	—	85,063
Other Expense (Income)	29,774	(45,232)	(102,498)	—	(117,956)
Income Tax Expense (Recovery)	(25,921)	18,569	(46,714)	—	(54,066)
Cumulative effect of change in accounting policy	—	—	48,531	—	48,531

Net income (loss)	275,243	26,339	(894,944)	—	(593,362)

Segment Assets	2,052,518	6,480,097	2,652,520	—	11,185,135

Goodwill included in assets	918,529	1,000	—	—	919,529
Capital Expenditures	55,517	159,250	8,200	—	222,967

Geographical Information	May 31, 2006		May 31, 2005		May 31, 2004
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$12,199,898	$3,467,797	$9,629,218	$3,300,532	$8,933,612	$3,426,193
Canada	1,104,713	2,540,978	836,335	2,347,700	944,039	2,436,782
United Kingdom	1,712,629	—	1,659,463	—	1,057,691	—
South America	147,009	—	159,936	—	201,465	—
All Other	469,844	—	262,599	—	141,380	—

	$15,634,093	$6,008,775	$12,547,551	$5,648,232	$11,278,187	$5,862,975

(b) Major Customer

	2006	2005	2004
Revenue
U.S. Department of Defense	25%	12%	17%
U.S. Department of Defense subcontractors	40%	39%	40%

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

22. Subsequent Events

On March 16, 2006, API signed a letter of intent with Rubincon Ventures Inc. to enter into a combination agreement to combine the two entities. The agreement between the two companies provides that shareholders of API will receive (i) 10 common shares of a Canadian subsidiary of Rubincon Ventures which are exchangeable on a share for share basis for shares of Rubincon Venture for each share of API, or (ii) 10 shares of Rubincon Ventures for each share of API. The new entity created by the business combination will be know as API Nanotronics Corp. Current API management will manage the combined company and the board of directors will be controlled by current members of board of directors of API. The completion of the transaction is subject to the approval of the shareholders of both companies and the completion of the required legal and regulatory documentation.

On June 29, 2006, the Company became a signatory to a consulting agreement between Rubincon and certain nanotechnology experts. Under the terms of the amendment of the original consulting agreement, the Company did not undertake Rubincon’s obligation of monthly cash compensation to the experts.

Also on June 29, 2006, the Company granted 80,000 options to the nanotechnology consultants. The options have an exercise price of $16.00 and vest over a three to four year period with certain vesting occurring only upon the achievement of certain operational milestones.

23. Correction of an Error in Notes to the Financial Statements Previously Filed in Form 20-F

Subsequent to the filing with the Securities and Exchange Commission of the Company’s financial statements included in Form 20-F for the year ended May 31, 2005, management noted errors relating to the US GAAP reconciliation included in note 19 to the financial statements. The US GAAP reconciliation did not include the effects of the change in the Company’s cumulative translation adjustment. The Company has corrected total comprehensive income for US GAAP purposes by an increase of $248,621 for 2005 and the Company’s total comprehensive loss has been corrected by a decrease of $2,094 for 2004. Furthermore, management discovered a calculation error in 2005 related to the number of shares utilized in the computation of diluted income (loss) per shares. The diluted weighted average number of shares reflected in this footnote should have been 2,652,814 shares. The effect of this change is a decrease in diluted net earnings (loss) per common share from $0.12, as previously reported, to $0.11 in 2005.

API Electronics Group Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

(unaudited)

	August 31, 2006	May 31, 2006
Assets
Current
Cash and cash equivalents	$946,545	$946,680
Marketable securities	20,684	41,598
Accounts receivable, less allowance for doubtful accounts of $63,018 and $82,475 in August 31, 2006 and May 31, 2006, respectively	1,627,191	1,791,569
Inventories	5,049,235	4,599,616
Deferred income taxes	40,400	40,400
Prepaid expenses	250,109	304,064

	7,934,164	7,723,927
Fixed assets, net	3,557,106	3,625,223
Deferred income taxes	373,600	373,600
Goodwill	1,130,906	1,137,166
Intangible assets, net	1,156,640	1,246,386

	$14,152,416	$14,106,302

Liabilities and Shareholders’ Equity
Current
Short-term borrowings	$619,829	$512,514
Accounts payable and accrued expenses	1,829,401	1,918,117
Deferred revenue	228,199	119,850
Deferred income taxes	85,400	85,400
Current portion of long-term debt	221,599	240,921
Current portion of capital leases payable	24,290	34,266

	3,008,718	2,911,068
Deferred income taxes	679,072	681,600
Long term debt, net of current portion	295,611	304,382
Capital leases payable, net of current portion	2,427	3,465

	3,985,828	3,900,515

Commitments and contingencies
Shareholders’ equity
Common stock, no par value, unlimited authorized shares at August 31, 2006 and May 31, 2006; 2,825,406 and 2,817,674 shares issued and outstanding at August 31, 2006 and May 31, 2006, respectively	11,455,215	11,408,989
Additional paid-in capital	266,028	309,255
Accumulated deficit	(2,499,920)	(2,498,264)
Accumulated other comprehensive income
Currency translation adjustment	927,216	946,859
Unrealized gain (loss) on marketable securities, net of tax	18,049	38,948

Total accumulated other comprehensive income	945,265	985,807

	10,166,588	10,205,787

	$14,152,416	$14,106,302

The accompanying notes are an integral part of these financial statements.

API Electronics Group Corp.

Consolidated Statements of Operations

(Expressed in U.S Dollars)

(unaudited)

	For the Quarters Ended August 31,
	2006	2005
Revenues, net	$3,982,343	$3,908,520
Cost of revenues	3,072,708	2,982,180

Gross profit	909,635	926,340

Operating expenses
Business development	—	8,080
Selling expenses	253,875	238,419
General and administrative	611,482	430,769

	865,357	677,268

Operating income (loss)	44,278	249,072

Other (income) expenses
Other (income) expense	—	(10,103)
Interest expense	16,301	7,744
Gain on foreign currency transactions	(5,001)	(4,746)

	11,300	(7,105)

Income (loss) before income taxes	32,978	256,177
Income taxes	34,634	794

Net income (loss)	(1,656)	255,383

Basic earnings (loss) per common share	$(0.00)	$0.09

Diluted earnings (loss) per common share	$(0.00)	$0.09

Weighted average shares outstanding:
Basic	2,825,406	2,719,612
Diluted	2,825,406	2,936,885

The accompanying notes are an integral part of these financial statements.

API Electronics Group Corp.

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

(unaudited)

	For the Quarters Ended August 31,
	2006	2005
Cash flows from operating activities
Net income (loss)	$(1,656)	$255,383
Adjustments to reconcile net income (loss) to net cash provided by operating activities, excluding the net effects of acquisitions:
Depreciation and amortization	188,744	202,152
Change in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	160,221	(118,789)
Inventories	(457,057)	(58,073)
Prepaid expenses	53,239	(109,682)
Accounts payable	(84,791)	336,474
Deferred revenue	108,624	(237,318)

Net cash provided by operating activities	(32,676)	270,147

Cash flows from investing activities
Purchase of fixed assets	(39,490)	(24,439)
Purchase of marketable securities	—	(23,070)

Net cash provided by (used in) investing activities	(39,490)	(47,509)

Cash flows from financing activities
Proceeds from issuance of common stock	60,000	—
Purchase and retirement of common stock	(57,000)	(843,647)
Short-term borrowings advances (repayments)	108,863	64,910
Repayments of long-term debt	(28,093)	(8,741)
Repayment of obligations under capital leases	(11,014)	(9,574)

Net cash provided by (used in) financing activities	(72,756)	(797,052)

Effect of exchange rate changes on cash and cash equivalents	(725)	9,111

Net increase (decrease) in cash and cash equivalents	(135)	(565,303)
Cash and cash equivalents, beginning of quarter	946,680	1,513,130

Cash and cash equivalents, end of quarter	$946,545	$947,827

The accompanying notes are an integral part of these financial statements.

API Electronics Group Corp.

Notes to Consolidated Financial Statements

(Expressed in U.S. Dollars)

(unaudited)

1. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated interim financial statements have been prepared as of August 31, 2006 in accordance with accounting principles generally accepted in the United States of America relating to the preparation of financial statements for the interim and include the results of operation of API Electronics Group Corp. and its wholly owned subsidiaries (collectively “the Company”). Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management normal reoccurring adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended August 31, 2006 are not necessary indicative of the results that may be expected for the year ending May 31, 2007.

These interim financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements, except as noted below. These interim financial statements should be read in conjunction with the audited financial statements of the Company as at May 31, 2006.

2. Effects of Recent Accounting Pronouncements

In September 2006, the FASB issued “Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R)”, which will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. Under past accounting standards, the funded status of an employer’s postretirement benefit plan (i.e., the difference between the plan assets and obligations) was not always completely reported in the balance sheet. Past standards only required an employer to disclose the complete funded status of its plans in the notes to the financial statements. SFAS No. 158 applies to plan sponsors that are public and private companies and nongovernmental not-for-profit organizations. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006, for entities with publicly traded equity securities, and at the end of the fiscal year ending after June 15, 2007, for all other entities. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company does not expect that the adoption of SFAS No. 158 will have a significant impact on the consolidated results of operations or financial position of the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” to eliminate the diversity in practice that exists due to the different definitions of fair value and the limited guidance for applying those definitions in GAAP that are dispersed among the many accounting pronouncements that require fair value measurements. SFAS No. 157 retains the exchange price notion in earlier definitions of fair value, but clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or liability in the principal or most advantageous market for the asset or liability. Moreover, the SFAS states that the transaction is hypothetical at the measurement date, considered from the perspective of the market participant who holds the asset or liability. Consequently, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price), as opposed to the price that would be paid to acquire the asset or received to assume the liability at the measurement date (an entry price).

SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Finally, SFAS No. 157 expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. Entities are encouraged to combine the fair value information disclosed under SFAS No. 157 with the fair value information disclosed under other accounting pronouncements, including SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” where practicable. The guidance in this Statement applies for derivatives and other financial instruments measured at fair value under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” at initial recognition and in all subsequent periods.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, although earlier application is encouraged. Additionally, prospective application of the provisions of SFAS No. 157 is required as of the beginning of the fiscal year in which it is initially applied, except when certain circumstances require retrospective application. The Company is currently evaluating the impact of this statement on its results of operations or financial position of the Company.

API Electronics Group Corp.

Notes to Consolidated Financial Statements—(Continued)

(Expressed in U.S. Dollars)

(unaudited)

In July 2006, the Financial Accounting Standards Board (“FASB”) has published FASB Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise’s financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company’s financial condition or results of operations.

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments”—an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for an a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 is not expected to have a material effect on the Company’s financial condition or results of operations.

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. Among other changes, SFAS No. 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and correction of errors in previously issued financial statements should be termed a “restatement.” The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. The adoption of SFAS No. 153 did not have any affect on the Company’s financial statements.

On December 16, 2004, the FASB issued SFAS 153, Exchanges of Non-monetary Assets—An Amendment of APB Opinion No. 29. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, which was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have “commercial substance.” Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 did not have any affect on the Company’s financial statements.

In December of 2004, the FASB issued SFAS 123R Share Based Payments which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. This statement supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees. Among other things, this statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). This statement is to be applied as of the beginning of the first interim or annual period that begins after December 15, 2005, but earlier adoption is encouraged. The Company adopted this standard effective June 1, 2006 using the modified prospective basis. See note 3 for further discussion of the impact on the Company’s financial statements and required disclosure resulting from the adoption of SFAS 123R.

API Electronics Group Corp.

Notes to Consolidated Financial Statements—(Continued)

(Expressed in U.S. Dollars)

(unaudited)

On November 24, 2004, the FASB issued SFAS 151, Inventory Costs—An amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company has determined that the adoption of this standard will have not have a material effect on the financial position and results of operations.

3. Stock-Based Compensation Plans

On August 1, 2003, the board of directors of the Company authorized a new stock option plan (“2003 Option Plan”) for directors, officers, employees, and consultants of the Company and its subsidiaries, which reserves an aggregate of 460,326 Common Shares for issuance on the exercise of such options. The 2003 Option Plan supplants and replaces the Company’s then existing 1995 stock option plan (“Former Plan”). The terms of the 2003 Option Plan restrict options granted, at any one point in time, to a maximum of 20% of the outstanding Common Shares. The maximum term of any option granted is five years. The 2003 Option Plan was approved by the Company stockholders at the 2003 Annual Meeting. The “2003 Option Plan” is the Company’s only share Option Plan.

Effective June 1, 2006, the Company adopted the provisions of SFAS 123R, requiring the Company to recognize expense related to the fair value of stock-based compensation awards. API elected to use the modified prospective transition method as permitted by SFAS 123R and, therefore, has not restated the financial results for prior periods. Under this transition method, stock-based compensation expense for the three months ended August 31, 2006 includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of May 31, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. The Company recognizes compensation expense for stock option awards on a straight-line basis over the requisite service period of the award.

The following table illustrates the pro forma effect on net income and earnings per share for the three months ended August 31, 2005, assuming the Company had applied the fair value recognition provisions of SFAS 123 to all previously granted share-based awards after giving consideration to potential forfeitures during such quarter. The fair value of each option grant is estimated at the grant date using the Black-Scholes option-pricing model based on the assumptions detailed below:

Expected volatility	80%
Expected dividends	0%
Expected term	5 years
Risk-free rate	4.44%

The following table represents the impact that would have occurred had the treatment been adopted at June 1, 2005.

Three Months Ended August 31, 2005
Net income, as reported	$255,383
Add: Total Stock-Based Employee Compensation Included in reported net income	—
Deduct: Total stock-based employee compensation income determined under fair value based method, net of related tax effect	—

Pro forma net income	$255,383

Per Share:
Basic and diluted, as reported	$0.09

Basic and diluted, pro forma	$0.09

Stock-based compensation recognized under FAS 123R for three months ended August 31, 2006 was as follows:

Three months Ended August 31, 2006
Operating Expense
Business Development	—
Selling Expense	—
General and Administrative	—
Total stock-based compensation expense	—

Net effect on net income	$—
Effect on earnings per share
Basic	$0.00
Diluted	$0.00

As of August 31, 2006, there was $856,800 of total unrecognized compensation related to non-vested stock options granted under the Company’s stock option plan. The cost is expected to be recognized over a weighted-average period of 3 years. The fair value of shares vested during the period is $0.

The following information relates to stock options that have been typically granted under the Company’s stockholder-approved incentive plans. The stock option exercise price is typically granted at 100 percent of the fair market value on the date the options are granted. Options may be exercised for a period of five years commencing on the date of grant and vesting over two years from the date of grant.

The fair value of each option award is estimated using the Black-Scholes option pricing model.

The summary of the stock option activity during the quarter ended August 31, 2006 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term(Years)	Aggregate Intrinsic Value
Stock Options outstanding – May 31, 2006	510,000	$4.64	4.6
Issued	80,000	$16.00	4.9
Exercised	(10,000)	($6.00)

Stock Options outstanding – August 31, 2006	580,000	$6.18	4.7	$7,493,000

Stock Options exercisable – August 31, 2006	500,000	$4.61	4.6	$7,245,000

The weighted-average grant date fair value of options during the three months ended August 31, 2006 was $10.71 per option. The total intrinsic value of options exercised during the three months ended August 31, 2006 was $130,000.

During the three months ended August 31, 2006 80,000 options to purchase common stock were issued to consultants (see note 6). The Company has followed the guidance in EITF 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” During the three months ended August 31, 2006 $0 compensation expense has been recorded.

The summary of the status of API’s non-vested options as of August 31, 2006, as a result of changes during the three months then ended, is as follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Non-vested Stock Options – May 31, 2006	—	—
Granted	80,000	$16.00
Cancelled	—	—
Vested	—	—
Exercised	—	—

Non-vested Stock Options – August 31, 2006	80,000	$16.00	$248,000

API Electronics Group Corp.

Notes to Consolidated Financial Statements—(Continued)

(Expressed in US Dollars)

(unaudited)

4. Business Acquisitions

On August 29, 2005, the Company entered into an agreement to purchase certain assets of Sensonics, Inc. (“Sensonics”) Sensonics is a designer and manufacturer of electronic circuits and aircraft instrumentation. The assets include certain contracts, the seller’s CAGE code, the right to use the seller’s name, all test fixtures, test equipment, plans, specifications and files relating to previous contracts performed, inventory and equipment. The consideration for the assets was $200,000 payable solely from 25% of the Gross Profit earned by API Electronics Inc. on all orders or contracts received by it on or after August 29, 2005, for product previously manufactured or sold by Sensonics.

The assets acquired at fair value, as at August 29, 2005 were as follows:

Inventory	$49,000
Machinery and Equipment	35,000
Customer Contracts	116,000

Fair value of assets acquired	$200,000

On April 27, 2006, the Company acquired all of the common shares of Keytronics, Inc. for an aggregate purchase price of $1,369,236. Keytronics, Inc. is a designer and manufacturer of electronic components of major producers of communications equipment, military hardware, computer peripherals, process control equipment and instrumentation. The purchase price was satisfied through payment of cash in the amount of $1,169,236 and a $200,000 promissory note given. The Company also incurred legal costs in connection with the acquisition in the amount of $19,881 giving a total acquisition cost of $1,389,117.

The assets acquired at fair value, as at April 27, 2006 are as follows:

Cash	$235,364
Current assets	832,292
Fixed assets	527,064
Current Liabilities	(98,062)
Long-term Liabilities	(107,541)

Fair value of assets acquired	$1,389,117

The following unaudited pro forma summary presents the combined results of operations as if the Sensonics, Inc. and Keytronics, Inc. acquisitions described above had occurred at June 1, 2005 for the three month period ended August 31, 2005 and does not purport to be indicative of the results of operations that would have occurred had the transaction been completed as of that date or of results that may occur in the future.

August 31, 2005
Sales	$4,461,207
Net Income	$293,115
Net Income (Loss) per share – basic	$.11
Net Income (Loss) per share – diluted	$.10

API Electronics Group Corp.

Notes to Consolidated Financial Statements—(Continued)

(Expressed in US Dollars)

(unaudited)

5. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	August 31, 2006	May 31, 2006
Accounts payable and accrued expenses	$1,295,930	$1,485,660
Wage and vacation accrual	366,297	297,327
Audit and accounting fees	167,174	135,130

Total	$1,829,401	$1,918,117

6. Shareholders’ Equity

On June 29, 2006 the Company granted 80,000 stock options to nanotechnology consultants. The options have an exercise price of $16.00, expire on June 29, 2011, and vest over a three to four year period with certain vesting occurring only upon the achievement of certain operational milestones.

During the three month period ended August 31, 2006 the Company acquired and retired 3,000 common shares at a total cost of $57,000.

During the three month period ended August 31, 2006, the Company received aggregate cash proceeds of $60,000 from the exercise of stock options. The Company issued 10,000 shares of common stock as the result of these transactions.

7. Supplemental Cash Flow Information

	For the three months ended August 31,
	2006	2005
(a) Supplemental Cash Flow Information
Cash paid for income taxes	$41,481	$25,614

Cash paid for interest	$16,301	$7,744

API Electronics Group Corp.

Notes to Consolidated Financial Statements—(Continued)

(Expressed in US Dollars)

(unaudited)

8. Related Party Transactions

(a)	Included in general and administrative expenses are consulting fees of $17,850 (2005 - $14,704) paid to an individual who is a director and officer of the Company and rent, management fees, and office administration fees of $46,129 (2005 - $45,841) paid to a corporation in which two of the directors are also directors of the Company.

(b)	Included in accounts payable at August 31, 2006 are amounts payable to an individual who is a director of the Company for consulting fees and expenses in the amount of $5,413.

(c)	The bank debt of the Company is guaranteed by the President and Chief Operating Officer of the Company.

9. Earnings (Loss) Per Common Share

The following table sets forth the computation of weighted-average shares outstanding for calculating basic and diluted earnings per share (EPS) for the three months ended August 31:

	2006	2005
Weighted-average shares–basic	2,825,406	2,719,612
Effect of dilutive securities:
Employee stock options	—	217,273

Weighted-average shares	2,825,406	2,936,885

Basic EPS and diluted EPS for the three month period ended August 31, 2006 have been computed by dividing the net loss available to common stockholders by the weighted average shares outstanding. The weighted average number of shares issued and outstanding for the three month period ended August 31, 2006 is 2,825,406. All outstanding options, aggregating 580,000 incremental shares have been excluded from the August 31, 2006 computation of diluted EPS as they are anti-dilutive due to the losses generated.

For the three months ended August 31, 2005 no options were excluded from the computation of the diluted earnings per share.

10. Comprehensive Income (Loss)

	For the three months ended August 31,
	2006	2005
Net income(loss)	$(1,656)	$255,383
Foreign currency translation adjustment	(19,643)	185,615
Unrealized gains (losses) on available for sale securities, net of tax	(20,899)	283

Comprehensive income (loss)	$(42,198)	$441,281

API Electronics Group Corp.

Notes to Consolidated Financial Statements—(Continued)

(Expressed in US Dollars)

(unaudited)

11. Commitments and Contingencies

Management Agreement

On January 1, 2005, the Company entered into a renewal of an oral agreement for management services with Can-Med Technology, doing business as Green Diamond Corp. Under the terms of the agreement, Green Diamond Corp. provides office space, office equipment and supplies, telecommunications, personnel, and management services.

12. Segment Information

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS No. 131). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

SFAS No. 131 uses a management approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. The Company’s operations are conducted in two reportable segments which are distinguished by geographic location in Canada and United States. Within the US reporting segment API has aggregated two operating segments. These segments have been aggregated as they share similar economic characteristics including similar product lines and shared manufacturing processes and equipment. Both segments design and manufacture electronic components. Inter-segment sales are recorded at market value.

API Electronics Group Corp.

Notes to Consolidated Financial Statements—(Continued)

(Expressed in US Dollars)

(unaudited)

Three Months Ended August 31, 2006	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$2,099,077	$1,883,266	$—	$—	$3,982,343
Inter-Segment Sales	—	94,130	—	(94,130)	—

Total	2,099,077	1,977,396	—	(94,130)	3,982,343

Gross Income	101,021	235,477	—	—	336,498
Corporate Head Office Expenses	—	—	119,339	—	119,339
Amortization	26,109	105,912	56,723	—	188,744
Interest on Long term Debt	—	16,301	—	—	16,301
Other Expense (Income)	2,855	(16,637)	(1,372)	—	(15,154)
Income Tax Expense		34,634		—	34,634

Net income (loss)	77,767	95,267	(174,691)	—	(1,656)

Segment Assets	3,581,437	8,448,746	2,122,233	—	14,152,416

Goodwill included in assets	1,130,906	—	—	—	1,130,906
Capital Expenditures	16,580	22,910	—	—	39,490

Three Months Ended August 31, 2005	Canada	United States	Corporate (Canada)	Inter Segment Eliminations	Total
Sales to External Customers	$2,108,380	$1,800,140	$—	$—	$3,908,520
Inter-Segment Sales	—	144,685	—	(144,685)	—

Total	2,108,380	1,944,825	—	(144,685)	3,908,520

Gross Income	180,191	168,189	—	—	348,380
Corporate Head Office Expenses	—	—	(102,844)	—	(102,844)
Amortization	18,926	141,839	41,387	—	202,152
Interest on Long term Debt	1,735	6,009	—	—	7,744
Other Expense (Income)	10,499	—	(25,348)	—	(14,849)
Income Tax Expense	—	794	—	—	794

Net income (loss)	149,031	19,547	86,805	—	255,383

Segment Assets	3,318,055	6,643,124	2,360,420	—	12,321,599

Goodwill included in assets	1,137,166	—	—	—	1,137,166
Capital Expenditures	4,577	19,862	—	—	24,439

API Electronics Group Corp.

Notes to Consolidated Financial Statements—(Continued)

(Expressed in US Dollars)

(unaudited)

	Three months ended August 31,
Geographical Information	2006		2005
	Revenue	Capital Assets, Intangible Assets, Goodwill and Other	Revenue	Capital Assets, Intangible Assets, Goodwill and Other
United States	$3,178,308	$3,396,421	$3,084,304	$3,467,797
Canada	209,422	2,448,231	267,737	2,540,978
United Kingdom	533,889	—	519,315	—
South America	3,836	—	4,398	—
All Other	56,888	—	33,065	—

	$3,982,343	$5,884,652	$3,908,520	$6,008,775

(b)	Major Customer

	Three months ended August 31,
	2006	2005
Revenue
U.S. Department of Defense	11%	14%
U.S. Department of Defense subcontractors	54%	37%

Independent Auditor’s Report

To the Stockholders’ of

    Keytronics, Inc.

We have audited the accompanying balance sheet of the Keytronics, Inc. as of September 30, 2005 and 2004 and the related statement of income and retained earnings and cash flow for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keytronics, Inc. at September 30, 2005 and 2004, and the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.

/s/ Thomas P. Curtain
Thomas P. Curtain
Certified Public Accountant
Syracuse, NY

October 28, 2005

KEYTRONICS, INC.

BALANCE SHEETS

September 30, 2005 and 2004

	9-30-05	9-30-04
ASSETS
CURRENT ASSETS
Cash	$345,621	192,809
Accounts and Other Receivables, net of allowance for doubtful accounts $7,786	211,369	178,223
Inventory	477,996	474,243
Prepaid Expenses	17,015	23,750

Total Current Assets	1,052,001	869,025
FIXED ASSETS
Land and Building	226,495	226,495
Equipment	885,106	889,451
Leasehold Improvements	8, 486	8,486

	1,120,087	1,124,432
Less: Accumulated Depreciation & Amort	-928,077	-921,043

Total Fixed Assets	192,010	203,389
OTHER ASSETS
CSV Life Insurance	72,013	58,476

Total Other Assets	72,013	58,476

TOTAL ASSETS	$1,316,024	1,130,890

See Notes to Financial Statements

KEYTRONICS, INC.

BALANCE SHEETS

September 30, 2005 and 2004

	9-30-05	9-30-04
LIABILITIES AND CAPITAL
CURRENT LIABILITIES
Note Payable, (Current Portion)	$43,610	38,257
Accounts Payable	43,214	74,092
Accrued Payroll	63,091	54,914
Corporate Income Taxes Payable	37,148
Accrued Expense Payable	5,002	4,481

Total Current Liabilities	192,065	171,744

LONG-TERM LIABILITIES
Note Payable	129,973	199,170

CAPITAL
Common Stock	10	10
Paid-in Surplus	99,990	99,990
Retained Earnings	893,986	659,976

	993,986	759,976

TOTAL LIABILITIES AND CAPITAL	$1,316,024	1,130,890

See Notes to Financial Statements

KEYTRONICS, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS

September 30, 2005 and 2004

	9-30-05	9-30-04
Sales	$2,541,608	2,347,239
Cost of Goods Sold
Purchases	672,536	717,557
Direct & Indirect Labor	750,832	662,233
Overhead Expenses	398,245	356,744

Total Cost of Goods Sold	1,821,613	1,736,534
Gross Profit	719,995	610,705
Administrative & Selling Expense
Salaries & Wages	229,506	214,751
Sales Expense	19,009	13,574
Office Supplies & Expense	9,294	7,731
Insurance Expense	37,956	46,771
Legal & Professional	21,906	24,027
Pension Expense	12,286	10,783
Service Charges	9,159	6,967
Telephone Expense	4,652	4,216
Depreciation Expense	4,410	5,246

Total Administrative & Selling Expense	348,178	334,066
Income from Operations	371,817	276,639
Other Income (Expense)
Interest Expense	-13,657	-17,493
Miscellaneous	7,850	4,798

	-5,807	-12,695
Net Income before Taxes	366,010	263,944
Federal and State Income Taxes	-132,000	-99,163

NET INCOME	234,010	164,781
Retained Earnings, Beginning	659,976	495,195

Retained Earnings, Ending	$893,986	659,976

See Notes to Financial Statements

KEYTRONICS, INC.

STATEMENTS OF CASH FLOW

YEARS ENDED SEPTEMBER 30, 2005 and 2004

	9-30-05	9-30-04
OPERATING ACTIVITIES
Cash Received
Sales of Goods and Services	$2,512,087	2,373,656
Interest Income	4,226	1,472.00

Total	2,516,313	2,375,128
Cash Paid
Acquire Material, Goods and Services	1,167,317	1,289,291
Employee Compensation	972,161	881,762
Interest and Income Taxes	145,657	116,656

Total	2,285,135	2,287,709
INVESTING ACTIVITIES
Cash Paid
Fixed Assets	985	5,600
Investments	13,537	8,304
FINANCING ACTIVITIES
Cash Paid
Loans	63,844	62,271

INCREASE (DECREASE) CASH	$152,812	11,244

Operating Activities
Net Income	$234,010	164,781
Reconciling Items:
Depreciation and Amortization	12,364	14,837
Increase in Current Assets	-30,164	16,149
Increase in Current Liabilities	14,968	-108,348

Net Cash Provided by Operations	231,178	87,419
Financing Activities	-63,844	-62,271
Investing Activities	-14,522	-13,904

Increase (Decrease) in Cash	152,812	11,244
Cash Beginning	192,809	181,565

Cash End of Year	$345,621	192,809

See Notes to Financial Statements

KEYTRONICS, INC.

NOTES TO FINANCIAL STATEMENT

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The company is engaged in the manufacture of electrical power supplys, reactors, and networks for commercial and government use. Over eighty percent of sales for the year were made to four customers.

Fixed Assets

Fixed assets are stated at cost. Additions, renewals and betterments of fixed assets are capitalized. Depreciation is provided on a straight-line method over the estimated useful lives of the assets. Depreciation for the year was $12,364 for September 30, 2005 and $14,837 for September 30, 2004.

Inventories

Inventories are stated at lower of cost or market. Cost is determined on a first in first out basis. The components of inventories at September 30, 2005 and 2004 were as follows:

Raw Material	219,201	167,167
Work in progress	158,124	178,618
Finished Goods	96,918	132,211

	474,243	477,996

Income Taxes

Corporation income taxes at September 30, 2005 and 2004 are as follows:

	2005	2004
Federal Income Tax	126,310	101,161
NYS Franchise Tax	5 ,690	4 ,644

	132,000	105,805

KEYTRONICS, INC.

NOTES TO FINANCIAL STATEMENT

2.	NOTES PAYABLE

On March 7, 2003, Visions Federal Credit Union refinanced the debt of Keytronics, Inc. with a seven year loan of $173,584. The corporation is currently paying $5000 per month on the the loan. The base interest being charged is 6.5 percent.

Keytronics, Inc. outstanding debt on this loan as of September 30, 2005 is as follows:

	Balance	Monthly Payment	Current Portion	Term
Visions FCU	$173,584	4,467	43,611	7 Years

The Credit Union has also offered a $125,000 line of credit thru March 7, 2006. The company has not borrowed on this line.

This loan is secured by land, building, all accounts, inventory, general intangibles and machinery and equipment. The loan is further secured by life insurance in the amount of $500,000 on the life of the principal stockholder. The principal stockholder is also a guarantor.

3.	LEASE

The Corporation operation lease expires December 31, 2007. The lease can be renewed for five years. Total rent expense for the year ending September 30, 2005 was $59,250 and $58,365 for 2004.

Lease 2006	60,380
Lease 2007	61,298

4.	PENSION

The company has a 401K pension plan with Oppenheimer Stock and Bond Funds. During the last fiscal year the company matched one-half up to five percent of employees’ wages, that eligible employees contributed. The cost to the company for the year ended September 30, 2005 was $12,286 and $10,783 for the prior year.

KEYTRONICS, INC.

BALANCE SHEET

March 31, 2006 and 2005

(Unaudited)

	3-31-06	3-31-05
ASSETS
CURRENT ASSETS
Cash	$222,659	142,591
Accounts and Other Receivables, net of allowance for doubtful accounts $7,786	199,245	306,990
Inventory	512,256	474,243
Prepaid Expenses	12,074	12,597

Total Current Assets	946,234	936,421
FIXED ASSETS
Land and Building	226,495	226,495
Equipment	886,466	891,121
Leasehold Improvements	8,486	8,486

	1,121,447	1,126,102
Less: Accumulated Depreciation & Amort	-933,785	-927,181

Total Fixed Assets	187,662	198,921
OTHER ASSETS
CSV Life Insurance	72,013	58,476

Total Other Assets	72,013	58,476

TOTAL ASSETS	$1,205,909	1,193,818

See Notes to Financial Statements

KEYTRONICS, INC.

BALANCE SHEETS

March 31, 2006 and 2005

(Unaudited)

	3-31-06	3-31-05
LIABILITIES AND CAPITAL
CURRENT LIABILITIES
Note Payable, (Current Portion)	$41,121	43,610
Accounts Payable	38,256	39,495
Accrued Payroll	15,567	29,114
Corporate Income Taxes Payable	-46,088	18,489
Accrued Expense Payable	3,506	6,541

Total Current Liabilities	52,362	137,249
LONG-TERM LIABILITIES
Note Payable	110,969	168,670
CAPITAL
Common Stock	10	10
Paid-in Surplus	99,990	99,990
Retained Earnings	942,578	787,899

	1,042,578	887,899

TOTAL LIABILITIES AND CAPITAL	$1,205,909	1,193,818

See Notes to Financial Statements

KEYTRONICS INC.

STATEMENT OF INCOME

(Unaudited)

	Six Months March 31 2006	Six Months March 31 2005
Sales	$990,874	$1,374,338
Cost of Sales
Purchases	241,373	430,254
Direct Labor	171,472	201,524

Supervision Salaries	111,344	112,100
Prod Engineering	27,519	27,560
Indirect Labor	43,486	42,675
Overhead Labor	29,408	29,653

Total Overhead Labor	211,757	211,988

Overhead	-13,752
Shop Supplies	4,922	5,861
Payroll Tax	41,507	44,947
Emp Agency Fee	3,136	7,457
Utilities	21,133	24,045
R/M Machinery	1,066	128
Depreciation	3,720	3,984
Test Equip Rep/Cal	1,511	1,951
Small Tools	798	3,742
Rent	29,964	29,514
Maint Bldg	9,573	11,552
Freight In	4,749	9,683
Ins Gen Hosp	47,213	44,955
Ins Dental	9,609	9,729
Ins Vision	-51	34
Real Estate Taxes	4,932	4,784

Total Overhead Exp	170,030	202,366

Cost of Sales	794,633	1,046,132

Gross Profit	196,241	328,206

Keytronics Inc.

Statement of Income (continued)

(Unaudited)

	Six Months March 31 2006	Six Months March 31 2005
SGA Expense
Ship/Rec Supplies	1,481	2,403
Clerical Salaries	56,225	55,661
Advertising	270	1,142
Commission Exp	4,949	5,215
Freight Out	1,557	1,287
Computer Maint	1,600	8,000
Ins Liability	8,544	6,176
Ins Worker Comp	7,385	5,508
Postage	375	400
Entertainment	225	141
Travel	7	1,397
Office Exp	3,565	3,575
Telephone Exp	2,376	2,328
Office Equip Rental	564	483
Office Equip Repairs	218	298
Administrative Exp	1,756	3,065
Legal & Acct	6,180	6,595
Officer Life Ins	14,280	14,280
Pension Exp	5,301	5,683
Late Pay Chg	4	3
Bank Service Chg	4,184	4,035
Bank Fee	476	420
Amort	0	0
Interest Exp	5,311	7,353
Depreciation	1,988	2,154

Total SGA Exp	128,820	137,602

Operating Income	87,421	190,604
Other Income
Interest	4,319	1,434
Rent	1,800	1,800

Pretax Income	73,539	193,838
NYS Franchise	1,103	2,908
Fed Corp Tax	23,844	63,007

Net Income	$48,592	$127,923

KEYTRONICS

STATEMENT OF CASH FLOWS

FOR THE SIX MONTH PERIODS ENDED MARCH 2006 AND 2005

(unaudited)

Description	Six Months March 31, 2006	Six Months March 31, 2005
	US$	US$
OPERATING ACTIVITIES
NET INCOME	$48,592	$127,923
ADD: AMORTIZATION	$5,708	$6,138
CHANGE IN CURRENT ASSETS
DECREASE IN ACCOUNTS RECEIVABLE	$12,124	($128,767)
INVENTORY	($34,260)	$0
CORPORATE TAX RECOVERABLE
PREPAID EXPENSES	$4,941	$11,153
CSV LIFE INSURANCE	$0	$0
FUTURE INCOME TAX	$0	$0
CHANGE IN CURRENT LIABILITIES
CURRENT PORTION OF LT DEBT	($2,489)	$5,353
CURRENT LIABILITIES	($4,958)	($34,597)
ACCURED PAYROLL	($47,524)	($25,800)
CORP. INC. TAX PAYABLE	($83,236)	$18,489
ACCRUED EXPENSE PAYABLE	($1,496)	$2,060

	($102,598)	($18,048)
INVESTING ACTIVITIES
LESS PURCHASE OF CAPITAL ASSETS	($1,360)	($1,670)
NET PROCEEDS FROM SALE OF BUILDING
FINANCING ACTIVITIES
INCREASE (DECREASE) in LONG TERM DEBT	($19,004)	($30,500)
EFFECT OF FOREIGN CURRENCY ON ITEMS	$0	$0

SUB TOTAL	($20,364)	($32,170)

NET CHANGE IN CASH & EQUIVALENTS	($122,962)	($50,218)

CASH BEGINNING OF THE PERIOD	$345,621	$192,809

ENDING CASH BALANCE	$222,659	$142,591

KEYTRONICS, INC.

NOTES TO FINANCIAL STATEMENT

(Unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The company is engaged in the manufacture of electrical power supplys, reactors, and networks for commercial and government use. Over seventy percent of sales for the year were made to four customers.

Fixed Assets

Fixed assets are stated at cost. Additions, renewals and betterments of fixed assets are capitalized. Depreciation is provided on a straight-line method over the estimated useful lives of the assets. Depreciation for the six-months was $5,708 for March 31, 2006 and $6,138 for March 31, 2005,

Inventories

Inventories are stated at lower of cost or market. Cost is determined on a first in first out basis. The components of inventories at March 31, 2006 and 2005 were as follows:

	2006	2005
Raw Material	192,050	166,167
Work in progress	101,650	177,618
Finished Goods	218,556	130,458

	$512,256	474,243

Income Taxes

Corporation income taxes at March 31, 2006 and 2005 are as follows;

	2006	2005
Federal Income Tax	23,844	63,007
NYS Franchise Tax	1,103	2,908

	24,947	65,915

KEYTRONICS, INC.

NOTES TO FINANCIAL STATEMENT

(Unaudited)

2.	NOTES PAYABLE

On March 7, 2003, Visions Federal Credit Union refinanced the debt of Keytronics, Inc. with a seven year loan of $173,584. The corporation is currently paying $4,467 per month on the loan. The base interest being charged is 10 percent.

Keytronics, Inc. outstanding debt on this loan as of May 31, 2006 is as follows:

	Balance	Monthly Payment	Current Portion	Term
Visions FCU	$152,090	4,467	41,121

The Credit Union has also offered a $125,000 line of credit. The company has not borrowed on this line.

This loan is secured by land, building, all accounts, inventory, general intangibles and machinery and equipment. The loan is further secured by Harold Horton’s life insurance policy of $500,000.

3.	LEASE

The Corporation operation lease expires December 31, 2007. The lease can be renewed for five years. Total rent expense for the six-month year ending March 31, 2006 was $29,864 and $29,514 for 2004.

Lease	2006	60,380
Lease	2007	61,298

4.	PENSION

The company has a 401K pension plan with Oppenheimer Stock and Bond Funds. During the last fiscal year the company matched one-half up to five percent of employees’ wages, that eligible employees contributed. The cost to the company for the six month year ended March 31, 2006 was $5,301 and $5,683 for 2004.

JAMES STAFFORD

James Stafford

Chartered Accountants*

Suite 350 – 1111 Melville Street

Vancouver, British Columbia

Canada V6E 3V6

Telephone +1 604 669 0711

Facsimile +1 604 669 0754

* Incorporated professional

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Rubincon Ventures Inc.

(A Development Stage Company)

We have audited the balance sheet of Rubincon Ventures Inc. as of 31 January 2006 and the related statements of operations, cash flows and changes in stockholders’ equity for the year then ended. We have also audited the statements of operations, cash flows and changes in stockholders’ equity for the period from the date of inception on 2 February 1999 through 31 January 2006, except that we did not audit the financial statements for the period from the date of inception on 2 February 1999 through 31 January 2005; those statements were audited by other auditors whose reported dated 20 March 2005, expressed an unqualified opinion on those statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. Our report, insofar as it relates to the amounts for the period from the date of inception on 2 February 1999 through 31 January 2005, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 31 January 2006 and the results of its operations, cash flows and changes in stockholders’ equity for the year then ended and for the period from the date of inception on 2 February 1999 to 31 January 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 15, the accompanying financial statements have been restated.

/s/ JAMES STAFFORD
Chartered Accountants

Vancouver, Canada

10 April 2006, except for Notes 14 and 15, as to which the date is 16 May 2006

Board of Directors

Rubincon Ventures Inc.

Vancouver B.C. Canada

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Rubincon Ventures Inc. (pre-exploration stage company) at January 31, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the years ended January 31, 2005 and 2004 and the period February 2, 1999 (date of inception) to January 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rubincon Ventures Inc. at January 31, 2005, and the results of operations, and cash flows for the years ended January 31, 2005 and 2004 and the period February 2, 1999 (date of inception) to January 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah	Madsen & Associates, CPA’s Inc.

March 20, 2005	/s/ Madsen & Associates, CPA’s Inc.

Rubincon Ventures Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in U.S. Dollars)

As at 31 January

	2006	2005 (As restated)
	$	$
Assets

Current
Cash and cash equivalents	65,967	101

Liabilities

Current
Accounts payable and accrued liabilities (Note 4)	23,674	42,273
Note payable (Note 5)	100,000	—
Due to related parties (Note 6)	45,103	57,603

	168,777	99,876

Stockholders’ equity
Capital stock (Note 8)
Authorized
200,000,000 of common shares, par value $0.001
Issued and outstanding
2006 – 34,986,672 common shares, par value $0.001
2005 – 38,413,120 common shares, par value $0.001 (Note 2)	34,987	38,413
Additional paid in capital	141,916	24,888
Deficit, accumulated during the development stage	(279,713)	(163,076)

	(102,810)	(99,775)

	65,967	101

Nature and Continuance of Operations (Note 1), Commitments (Note 12) and Subsequent Events (Note 13)

On behalf of the Board:

/s/ GUY PECKHAM	Director	/s/ DONALD A. WRIGHT	Director
Guy Peckham		Donald A. Wright

The accompanying notes are an integral part of these financial statements

Rubincon Ventures Inc.

(A Development Stage Company)

Statements of Operations

(Expressed in U.S. Dollars)

	For the period from the date of inception on 2 February 1999 to 31 January 2006	For the year ended 31 January 2006	For the year ended 31 January 2005 (As restated)	For the year ended 31 January 2004 (As restated)
	$	$	$	$
Expenses
Mineral property expenditures (Note 3)	39,113	23,152	3,994	—
General and administrative (Schedule 1)	240,600	93,485	26,951	34,357

Net loss for the period	(279,713)	(116,637)	(30,945)	(34,357)

Basic and diluted earnings per common share		(0.003)	(0.001)	(0.001)

Weighted average number of common shares used in per share calculations (Note 2)		46,470,197	38,413,120	38,413,120

The accompanying notes are an integral part of these financial statements

Rubincon Ventures Inc.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in U.S. Dollars)

	For the period from the date of inception on 2 February 1999 to 31 January 2006 (As restated)	For the year ended 31 January 2006 (As restated)	For the year ended 31 January 2005	For the year ended 31 January 2004
	$	$	$	$
Cash flows from operating activities
Net loss for the period	(279,713)	(116,637)	(30,945)	(34,357)
Adjustments to reconcile loss to net cash used by operating activities
Contributions to capital – expenses (Notes 7 and 8)	68,325	7,425	9,900	10,200
Changes in operating assets and liabilities
Increase (decrease) in accounts payable and accrued liabilities	23,674	(18,599)	10,921	14,767
Increase in due to related parties (Notes 6 and 7)	70,677	13,074	10,107	9,420

	(117,037)	(114,737)	(17)	30

Cash flows from investing activities	—	—	—	—

Cash flows from financing activities
Common shares issued for cash (Note 8)	52,901	50,500	—	—
Increase in note payable	100,000	100,000	—	—
Increase in due to related parties (Notes 6 and 7)	30,103	30,103	—	—

	183,004	180,603	—	—

Increase in cash and cash equivalents	65,967	65,866	(17)	30

Cash and cash equivalents, beginning of period	—	101	118	88

Cash and cash equivalents, end of period	65,967	65,967	101	118

Supplemental Disclosures with Respect to Cash Flows (Note 11)

The accompanying notes are an integral part of these financial statements

Rubincon Ventures Inc.

(A Development Stage Company)

Statements of Changes in Stockholders’ Equity

(Expressed in U.S. Dollars)

	Number of shares issued (As restated)	Share capital (As restated)	Additional paid in capital (As restated)	Deficit, accumulated during the development stage	Stockholders’ equity
		$	$	$	$
Balance at 2 February 1999 (inception)	—	—	—	—	—
Shares issued for cash ($0.001 per share) – 25 February 1999	38,413,120	38,413	(36,012)	—	2,401
Contributions to capital by related parties – expenses	—	—	10,200	—	10,200
Net loss for the period	—	—	—	(23,160)	(23,160)

Balance at 31 January 2000	38,413,120	38,413	(25,812)	(23,160)	(10,559)
Contributions to capital by related parties – expenses	—	—	10,200	—	10,200
Net loss for the year	—	—	—	(19,203)	(19,203)

Balance at 31 January 2001	38,413,120	38,413	(15,612)	(42,363)	(19,562)
Contributions to capital by related parties – expenses	—	—	10,200	—	10,200
Net loss for the year	—	—	—	(24,135)	(24,135)

Balance at 31 January 2002	38,413,120	38,413	(5,412)	(66,498)	(33,497)
Contributions to capital by related parties – expenses (Notes 7 and 11)	—	—	10,200	—	10,200
Net loss for the year	—	—	—	(31,276)	(31,276)

Balance at 31 January 2003	38,413,120	38,413	4,788	(97,774)	(54,573)
Contributions to capital by related parties – expenses (Notes 7 and 11)	—	—	10,200	—	10,200
Net loss for the year	—	—	—	(34,357)	(34,357)

Balance at 31 January 2004	38,413,120	38,413	14,988	(132,131)	(78,730)
Contributions to capital by related parties – expenses (Notes 7 and 11)	—	—	9,900	—	9,900
Net loss for the year	—	—	—	(30,945)	(30,945)

Balance at 31 January 2005	38,413,120	38,413	24,888	(163,076)	(99,775)

The accompanying notes are an integral part of these financial statements

Rubincon Ventures Inc.

(A Development Stage Company)

Statements of Changes in Stockholders’ Equity

(Expressed in U.S. Dollars)

	Number of shares issued (As restated)	Share capital (As restated)	Additional paid in capital (As restated)	Deficit, accumulated during the development stage	Stockholders’ equity
		$	$	$	$
Balance at 31 January 2005	38,413,120	38,413	24,888	(163,076)	(99,775)
Shares issued for cash ($0.009 per share) – 7 March 2005 (Note 8)	5,386,672	5,387	45,113	—	50,500
Shares issued for debt ($0.009 per share) – 7 March 2005 (Notes 7, 8 and 11)	5,938,912	5,939	49,738	—	55,677
Cancellation of common shares – 8 December 2005 (Notes 7, 8 and 11)	(14,752,032)	(14,752)	14,752	—	—
Contributions to capital by related parties (Notes 7, 8 and 11)	—	—	7,425	—	7,425
Net loss for the year	—	—	—	(116,637)	(116,637)

Balance at 31 January 2006	34,986,672	34,987	141,916	(279,713)	(102,810)

The accompanying notes are an integral part of these financial statements

Rubincon Ventures Inc.

(A Development Stage Company)

Schedule 1 – General and Administrative Expenses

(Expressed in U.S. Dollars)

	For the period from the date of inception on 2 February 1999 to 31 January 2006	For the year ended 31 January 2006	For the year ended 31 January 2005	For the year ended 31 January 2004
	$	$	$	$
Bank charges and interest	901	161	95	374
Consulting fees	10,106	5,106	—	5,000
Filing fees	14,117	4,150	2,221	1,892
Franchise taxes	692	110	60	107
Interest on note payable	1,479	1,479	—	—
Legal and accounting	100,611	48,683	13,823	10,655
Loan placement fee (Note 5)	3,000	3,000	—	—
Management fees (Notes 7, 8 and 11)	55,500	19,500	6,000	6,000
Meals and entertainment	579	69	—	510
Office and miscellaneous	10,279	2,063	2,236	3,026
Rent (Notes 7, 8 and 11)	24,300	2,700	3,600	3,600
Telephone (Notes 7, 8 and 11)	4,997	295	1,597	600
Transfer agent fees (recovery)	14,039	6,169	(2,681)	2,593

	240,600	93,485	26,951	34,357

The accompanying notes are an integral part of these financial statements

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements

(Expressed in U.S. Dollars)

31 January 2006

1. Nature and Continuance of Operations

Rubincon Ventures Inc. (the “Company”) was incorporated under the laws of the State of Delaware on 2 February 1999. The Company was organized for the purpose of exploring mineral properties.

The Company is a development stage enterprise, as defined in Statements of Financial Accounting Standards (“SFAS”) No. 7. The Company is devoting all of its present efforts to securing and establishing a new business and its planned principle operations have not commenced. Accordingly, no revenue has been derived during the organization period.

The Company’s financial statements as at 31 January 2006 and for the year then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $116,637 for the year ended 31 January 2006 (2005 - $30,945, 2004 - $34,357) and has a working capital deficit of $102,810 at 31 January 2006 (2005 - $99,775).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ended 31 January 2007. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favourable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At 31 January 2006, the Company was not engaged in a business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, the Company must rely on its president to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to development stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is 31 January.

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

Common stock split

The Company effected a one to four forward stock split to the Company’s shareholders of record on each of 30 August 2005 and 6 October 2005. All shares and per share information has been retroactively adjusted to reflect the stock splits.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Mineral property costs

At 31 January 2006, the Company did not have any interests in nor any options to acquire an interest in any mineral properties.

The Company has been in the exploration stage since its formation on 2 February 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Although the Company takes steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Reclamation costs

The Company’s policy for recording reclamation costs is to record a liability for the estimated costs to reclaim mined land by recording charges to production costs for each tonne of ore mined over the life of the mine. The amount charged is based on management’s estimation of reclamation costs to be incurred. The accrued liability is reduced as reclamation expenditures are made. Certain reclamation work is performed concurrently with mining and these expenditures are charged to operations at that time.

Financial instruments

The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Derivative financial instruments

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Comprehensive loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at 31 January 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Revenue recognition

Revenue is recognized on the sale and delivery of product or the completion of services provided when and if revenue is received. There can be no assurance that any revenue will received.

Segments of an enterprise and related information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

Start-up expenses

The Company has adopted Statement of Position No. 98-5, Reporting the Costs of Start-up Activities, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s general and administrative expenses for the period from the date of inception on 2 February 1999 to 31 January 2006.

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollar. The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Dividend policy

The Company has not yet adopted a policy regarding the payment of dividends.

Comparative figures

Certain comparative figures have been adjusted to conform to the current period’s presentation.

Recent accounting pronouncements

In May 2005, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

In March 2005, the SEC staff issued Staff Accounting Bulletin (“SAB”) No. 107 to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during implementation of SFAS No. 123R.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets – An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

The FASB has also issued SFAS No. 151, 152, 155 and 156, but they will not have an effect of the financial reporting of the Company.

3. Unproven Mineral Claims

During the year ended 31 January 2001, the Company acquired a 100% interest in a mineral property located in the Bralorne district of British Columbia, Canada (the “Bridge Claim”). During the year ended 31 January 2006, the Company abandoned the Bridge Claim.

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

Expenditures related to the Bridge Claim can be summarized as follows:

	For the period from the date of inception on 2 February 1999 to 31 January 2006	For the year ended 31 January 2006	For the year ended 31 January 2005	For the year ended 31 January 2004
	$	$	$	$
Operating expenses
Assays	2,163	2,163	—	—
Consulting fees	20,989	20,989	—	—
Geology and engineering	6,701	—	3,994	—
Staking	9,260	—	—	—

	39,113	23,152	3,994	—

4. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

	2006	2005
	$	$
Trade accounts payable and accrued liabilities	19,015	42,273
Franchise taxes payable	179	—
Interest on note payable (Note 5)	1,480	—
Loan placement fee payable (Note 5)	3,000	—

	23,674	42,273

5. Note payable

The note payable bears interest at 10% per annum, payable annually on 8 December, is unsecured and is repayable in full on 8 December 2006. Interest is payable at a rate of 30% per annum on any principal or interest outstanding after 8 December 2006. The terms of the note payable also require the Company to issue 20,000 common shares of the Company valued at $3,000 ($0.15 per share) to the holder of the note payable as the payment of a loan placement fee. These shares were issued subsequent to 31 January 2006 (Notes 12 and 13). This placement fee has been recorded as loan placement fee expense of $3,000 and is included in accounts payable at 31 January 2006.

6. Due to Related Parties

As at 31 January 2006, the amount due to related party consists of $45,103 payable to a director of the Company. A total of $30,103 of this amount represents a short term loan provided to the Company by the director of the Company. As at 31 January 2005, the amount due to related parties consists of $57,603 payable to directors and shareholders of the Company. These balances are non-interest bearing, unsecured and have no fixed terms of repayment.

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

7. Related Party Transactions

During the year ended 31 January 2006, the Company paid or accrued management fees of $15,000 (2005 - $Nil, 2004 - $Nil) to the President of the Company.

During the year ended 31 January 2006, officers-directors, and their controlled entities, have made contributions to capital for management fees, rent and telephone in the amounts of $4,500 (2005 - $6,000, 2004 - $6,000, cumulative - $40,500), $2,700 (2005 - $3,600, 2004 - $3,600, cumulative - $24,300) and $225 (2005 - $300, 2004 - $600, cumulative - $3,525) respectively (Notes 8 and 11).

On 7 March 2005, the Company issued 371,182 common shares valued at a price of $0.15 per share for the payment of debts of $55,677 payable to directors and shareholders of the Company (Notes 8 and 11).

On 8 December 2005, a total of 14,752,032 issued and outstanding common shares of the Company were surrendered and returned to treasury by directors and/or shareholders of the Company for proceeds of $Nil. These common shares were cancelled by the Company on 8 December 2005 (Notes 8 and 11).

8. Capital Stock

Authorized

The total authorized capital is 200,000,000 common shares with a par value of $0.001 per common share.

On 19 September 2005, the Company altered its authorized capital by increasing authorized common shares with a par value of $0.001 from 25,000,000 to 200,000,000 common shares.

Issued and outstanding

The total issued and outstanding capital stock is 34,986,672 common shares with a par value of $0.001 per common share.

i. On 7 March 2005, the Company issued 5,386,672 common shares for cash proceeds of $50,500 (Note 2).

ii. On 7 March 2005, the Company issued 5,938,912 common shares for the payment of debts of $55,677 owed to directors and shareholders of the Company (Notes 2, 7 and 11).

iii. The Company completed a one to four forward split of its issued and outstanding common shares on each of 30 August 2005 and 6 October 2005 resulting in an increase of 9,326,007 and 37,304,028 issued and outstanding common shares at these respective dates. The earning per share information and all share amounts have been adjusted to reflect these stock splits (Note 2).

iv. On 8 December 2005, a total of 14,752,032 issued and outstanding common shares of the Company were surrendered and returned to treasury by directors and/or shareholders of the Company for proceeds of $Nil. These common shares were cancelled by the Company on 8 December 2005 (Notes 7 and 11).

v. During the year ended 31 January 2006, officers-directors, and their controlled entities, have made contributions to capital by the payment of Company expenses (Notes 7 and 11).

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

9. Non-qualified Stock Option Plan

On 20 August 2002, the stockholders of the Company approved a Non-Qualified Stock Option Plan (the “Stock Option Plan”) which provided for the issuance of a maximum of 3,840,000 common shares of the Company for future purchase by key employees, independent contractors, technical advisors or directors of the Company at a price of $0.009 per share. The Plan was to be in effect for ten years. No shares were issued under the Stock Option Plan and it was cancelled subsequent to 31 January 2006 (Notes 2 and 13).

10. Income Taxes

The Company has losses carried forward for income tax purposes to 31 January 2006. There are no current or deferred tax expenses for the year ended 31 January 2006 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

	For the year ended 31 January 2006	For the year ended 31 January 2005	For the year ended 31 January 2004
	$	$	$
Deferred tax asset attributable to:
Current operations	39,657	9,284	10,307
Effect of rate change	6,523	—	—
Less: Change in valuation allowance	(46,180)	(9,284)	(10,307)

Net refundable amount	—	—	—

The composition of the Company’s deferred tax assets as at 31 January 2006 and 2005 are as follows:

	31 January 2006	31 January 2005
	$	$
Net income tax operating loss carryforward	279,713	163,076
Statutory federal income tax rate	34%	30%
Effective income tax rate	0%	0%

Deferred tax asset
Tax loss carryforward	95,102	48,923
Less: Valuation allowance	(95,102)	(48,923)

Net deferred tax asset	—	—

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at 31 January 2006, the Company has an unused net operating loss carry-forward balance of approximately $279,713 that is available to offset future taxable income. This unused net operating loss carry-forward balance for income tax purpose expires between 2020 and 2026.

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

11. Supplemental Disclosures with Respect to Cash Flows

	For the period from the date of inception on 2 February 1999 to 31 January 2006	For the year ended 31 January 2006	For the year ended 31 January 2005	For the year ended 31 January 2004
	$	$	$	$
Cash paid during the period for interest	—	—	—	—
Cash paid during the period for income taxes	—	—	—	—

During the year ended 31 January 2006, the Company issued 5,938,912 common shares valued at $55,677 for payment of debts owed to directors and shareholders of the Company (Notes 2, 7 and 8).

During the year ended 31 January 2006, officers-directors, and their controlled entities, have made contributions to capital for management fees, rent and telephone in the amounts of $4,500, $2,700 and $225 respectively (Notes 7 and 8).

On 8 December 2005, a total of 14,752,032 issued and outstanding common shares of the Company were surrendered and returned to treasury by directors and/or shareholders of the Company for proceeds of $Nil. These common shares were cancelled by the Company on 8 December 2005 (Note 7 and 8).

During the year ended 31 January 2005, officers-directors, and their controlled entities, have made contributions to capital for management fees, rent and telephone in the amounts of $6,000, $3,600 and $300 respectively (Note 7).

During the year ended 31 January 2004, officers-directors, and their controlled entities, have made contributions to capital for management fees, rent and telephone in the amounts of $6,000, $3,600 and $600 respectively (Note 7).

12. Commitments

During the year ended 31 January 2006, the Company entered into a contract for management services with a director and officer of the Company requiring the payment of $5,000 per month. This commitment can be terminated by the Company with 30 days notice.

The Company is committed to issuing 20,000 common shares related to the payment of a loan placement fee (Note 5). These shares were issued subsequent to 31 January 2006 (Note 13).

Subsequent to 31 January 2006, the Company entered into a contract for investor relations services requiring the payment of $10,000 per month expiring 28 February 2008 (Note 13).

Subsequent to 31 January 2006, the Company entered into a contract for consulting services requiring the payment of $10,000 per month expiring 15 March 2007 (Note 13).

Subsequent to 31 January 2006, the Company entered into a contract with a director of the Company requiring the payment of director fees of $2,500 per quarter (Note 13).

Rubincon Ventures Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

(Expressed in U.S. Dollars)

31 January 2006

13. Subsequent Events

The following events occurred subsequent to 31 January 2006:

i. The Company cancelled its Stock Option Plan (Note 9).

ii. The Company granted 100,000 stock options to a consultant. The options are exercisable at a price of $1.00 per common share expiring 15 March 2011. A total of 25,000 of these stock options vested on 15 March 2006 and the remaining 75,000 stock options vest only upon the option holder being instrumental in the acquisition by the Company of a company, a division or line of business of the company, the purchase of assets or intellectual property from a person or company, or the investment in a research and development project each involving nanotechnology.

iii. The Company granted 25,000 stock options, exercisable at a price of $1.00 per common share expiring 29 March 2016 to a director of the Company. A total of 12,500 of these stock options vested on 29 March 2006 and the remaining 12,500 stock options vest on 29 March 2007.

iv. The Company issued 5,000,000 common shares for total cash proceeds of $5,000,000.

v. The Company entered into a contract for investor relations services requiring the payment of $10,000 per month expiring 28 February 2008. This is the same consultant that received the 100,000 options mentioned in Note 13.ii. above (Note 12).

vi. The Company entered into a contract for consulting services requiring the payment of $10,000 per month expiring 15 March 2007 (Note 12).

vii. The Company entered into a contract with a director of the Company requiring the payment of director fees of $2,500 per quarter (Note 12).

viii. The Company issued 20,000 common shares related to the payment of a loan placement fee (Notes 5 and 12).

ix. The Company signed a non-binding letter of intent proposing a business combination of the Company and API Electronics Group Corp. (“API”) through an amalgamation under a Plan of Arrangement between API and a to be formed subsidiary of the Company.

14. Segmented Information

The Company operates solely in Canada in one operating segment, mineral exploration and related activities.

15. Restatement of Financial Statements

The Company’s financial statements as of 31 January 2006 and 2005, for each of the years ended 31 January 2004 to 2006 and for the period from the date of inception on 2 February 1999 through 31 January 2006 have been restated to retroactively reflect one to four forward stock splits to the Company’s shareholders on record on each of 30 August 2005 and 6 October 2005 (Note 2).

The Company’s statements of cash flows have been restated to reclassify a balance of $30,103 due to related parties for the year ended 31 January 2006 as financing activities rather than as operating activities, to reclassify an increase in note payable for the year ended 31 January 2006 as financing activities rather than investing activities and to exclude from the statement of cash flows for the year ended 31 January 2006 common shares of the Company issued for the payment of debts to directors and shareholders of the Company.

Rubincon Ventures, Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in U.S. Dollars)

(Unaudited)

	As at 31 July 2006 $	As at 31 January 2006 (Audited) $
Assets

Current
Cash and cash equivalents	4,521,912	65,967
Prepaid expenses	27,015	—

	4,548,927	65,967

Liabilities

Current
Accounts payable and accrued liabilities (Note 3)	56,569	23,674
Note payable (Note 4)	100,000	100,000
Due to related parties (Note 5)	25,103	45,103

	181,672	168,777

Stockholders’ equity
Capital stock (Note 7)
Authorized
200,000,000 common shares, par value $0.001
Issued and outstanding
31 July 2006 – 40,006,672 common shares, par value $0.001
31 January 2006 – 34,986,672 common shares, par value $0.001	40,007	34,987
Additional paid-in capital	5,187,413	141,916
Deficit, accumulated during the development stage	(860,165)	(279,713)

	4,367,255	(102,810)

	4,548,927	65,967

Nature and Continuance of Operations (Note 1) and Commitments (Note 10)

On behalf of the Board:

/s/ Guy Peckham	Director	/s/ Donald A. Wright	Director
Guy Peckham		Donald A. Wright

The accompanying notes are an integral part of these financial statements.

Rubincon Ventures, Inc

(A Development Stage Company)

Statements of Operations

(Expressed in U.S. Dollars)

(Unaudited)

	For the period from the date of inception on 2 February 1999 to 31 July 2006 $	For the three month period ended 31 July 2006 $	For the three month period ended 31 July 2005 $	For the six month period ended 31 July 2006 $	For the six month period ended 31 July 2005 $
Expenses
Mineral property expenditure	39,113	—	21,829	—	21,829
General and administrative (Schedule 1)	883,897	345,566	4,855	643,297	15,455

Net loss before other item	(923,010)	(345,566)	(26,684)	(643,297)	(37,284)

Other item
Interest income	62,845	62,845	—	62,845	—

Net loss for the period	(860,165)	(282,721)	(26,684)	(580,452)	(37,284)

Basic and diluted loss per common share		(0.007)	(0.001)	(0.015)	(0.001)

Weighted average number of common shares used in per share calculations		40,006,672	49,738,704	39,777,008	47,548,674

The accompanying notes are an integral part of these financial statements.

Rubincon Ventures, Inc

(A Development Stage Company)

Statements of Cash Flows

(Expressed in U.S. Dollars)

(Unaudited)

	For the period from the date of inception on 2 February 1999 to 31 July 2006 $	For the three month period ended 31 July 2006 $	For the three month period ended 31 July 2005 $	For the six month period ended 31 July 2006 $	For the six month period ended 31 July 2005 $
Cash flows from operating activities
Net loss for the period	(860,165)	(282,721)	(26,684)	(580,452)	(37,284)
Adjustments to reconcile loss to net cash used by operating activities
Contributions to capital – expenses (Notes 6 and 7)	70,125	900	2,475	1,800	4,950
Stock-based compensation (Note 8)	45,717	—	—	45,717	—
Common shares issued for debt (Note 11)	58,677	—	—	3,000	—

Changes in operating assets and liabilities
Increase in prepaid expenses	(27,015)	(15,349)	—	(27,015)	—
Increase (decrease) in accounts payable and accrued liabilities	56,569	(38,126)	(5,959)	32,895	(17,054)

	(656,092)	(335,296)	(30,168)	(524,055)	(49,388)

Cash flows from financing activities
Common shares issued for cash (Note 7)	5,052,901	—	—	5,000,000	50,500
Increase in note payable	100,000	—	—	—	—
Increase (decrease) in due to related parties (Note 5)	25,103	(5,000)	263	(20,000)	1,958

	5,178,004	(5,000)	263	4,980,000	52,458

Increase (decrease) in cash and cash equivalents	4,521,912	(340,296)	(29,905)	4,455,945	3,070

Cash and cash equivalents, beginning of period	—	4,862,208	33,076	65,967	101

Cash and cash equivalents, end of period	4,521,912	4,521,912	3,171	4,521,912	3,171

Supplemental Disclosures with Respect to Cash Flows (Note 11)

The accompanying notes are an integral part of these financial statements.

Rubincon Ventures, Inc

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

(Expressed in U.S. Dollars)

(Unaudited)

	Number of common shares issued	Capital stock $	Additional paid-in capital $	Deficit, accumulated during the development stage $	Stockholders’ equity $
Balance at 2 February 1999 (inception)
Common shares issued for cash ($0.001 per share) – 25 February 1999	38,413,120	38,413	(36,012)	—	2,401
Contributions to capital by related parties – expenses	—	—	10,200	—	10,200
Net loss for the period	—	—	—	(23,160)	(23,160)

Balance at 31 January 2000	38,413,120	38,413	(25,812)	(23,160)	(10,559)
Contributions to capital by related parties – expenses	—	—	10,200	—	10,200
Net loss for the year	—	—	—	(19,203)	(19,203)

Balance at 31 January 2001	38,413,120	38,413	(15,612)	(42,363)	(19,562)
Contributions to capital by related parties – expenses	—	—	10,200	—	10,200
Net loss for the year	—	—	—	(24,135)	(24,135)

Balance at 31 January 2002	38,413,120	38,413	(5,412)	(66,498)	(33,497)
Contributions to capital by related parties – expenses	—	—	10,200	—	10,200
Net loss for the year	—	—	—	(31,276)	(31,276)

Balance at 31 January 2003	38,413,120	38,413	4,788	(97,774)	(54,573)
Contributions to capital by related parties – expenses	—	—	10,200	—	10,200
Net loss for the year	—	—	—	(34,357)	(34,357)

Balance at 31 January 2004	38,413,120	38,413	14,988	(132,131)	(78,730)
Contributions to capital by related parties – expenses	—	—	9,900	—	9,900
Net loss for the year	—	—	—	(30,945)	(30,945)

Balance at 31 January 2005	38,413,120	38,413	24,888	(163,076)	(99,775)

The accompanying notes are an integral part of these financial statements.

Rubincon Ventures, Inc

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

(Expressed in U.S. Dollars)

(Unaudited)

	Number of common shares issued	Capital stock $	Additional paid-in capital $	Deficit, accumulated during the development stage $	Stockholders’ equity $
Balance at 31 January 2005	38,413,120	38,413	24,888	(163,076)	(99,775)
Common shares issued for cash ($0.009 per share) – 7 March 2005	5,386,672	5,387	45,113	—	50,500
Common shares issued for debt ($0.009 per share) – 7 March 2005	5,938,912	5,939	49,738	—	55,677
Cancellation of common shares – 8 December 2005	(14,752,032)	(14,752)	14,752	—	—
Contributions to capital by related parties – expenses	—	—	7,425	—	7,425
Net loss for the year	—	—	—	(116,637)	(116,637)

Balance at 31 January 2006	34,986,672	34,987	141,916	(279,713)	(102,810)
Common shares issued for cash ($1.00 per share) – 4 April 2006 (Note 7)	5,000,000	5,000	4,995,000	—	5,000,000
Common shares issued for debt ($0.15 per share) – 22 February 2006 (Notes 4 and 7)	20,000	20	2,980	—	3,000
Contributions to capital by related parties – expenses (Notes 6 and 7)	—	—	1,800	—	1,800
Stock-based compensation (Note 8)	—	—	45,717	—	45,717
Net loss for the period	—	—	—	(580,452)	(580,452)

Balance at 31 July 2006	40,006,672	40,007	5,187,413	(860,165)	4,367,255

The accompanying notes are an integral part of these financial statements.

Rubincon Ventures, Inc

(A Development Stage Company)

Schedule 1 – General and Administrative Expenses

(Expressed in U.S. Dollars)

(Unaudited)

	For the period from the date of inception on 2 February 1999 to 31 July 2006 $	For the three month period ended 31 July 2006 $	For the three month period ended 31 July 2005 $	For the six month period ended 31 July 2006 $	For the six month period ended 31 July 2005 $
Advertising and promotion	41,108	17,933	—	41,108	—
Bank charges and interest	1,565	417	—	664	6
Consulting fees	62,212	33,710	—	52,106	—
Director fees (Note 6)	4,583	2,500	—	4,583	—
Filing fees	36,933	15,757	350	22,816	550
Franchise tax	692	—	—	—	58
Interest on note payable (Note 4)	6,438	2,493	—	4,959	—
Investor relations	50,000	30,000	—	50,000	—
Legal and accounting	482,442	224,139	1,045	381,831	6,440
Loan placement fees	3,000	—	—	—	—
Management fees (Note 6)	85,500	15,000	1,500	30,000	3,000
Meals and entertainment	579	—	—	—	—
Office and miscellaneous	10,397	78	834	118	2,030
Rent (Notes 6)	26,100	900	900	1,800	1,800
Stock-based compensation	45,717	—	—	45,717	—
Telephone (Notes 6)	5,617	620	75	620	220
Transfer agent fees	16,414	765	151	2,375	1,351
Travel	4,600	1,254	—	4,600	—

	883,897	345,566	4,855	643,297	15,455

The accompanying notes are an integral part of these financial statements.

1.	Nature and Continuance of Operations

Rubincon Ventures, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on 2 February 1999. The Company was incorporated for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Delaware.

The Company is a development stage enterprise, as defined in Statements of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company is devoting all of its present efforts to securing and establishing a new business and its planned principle operations have not commenced. Accordingly, no revenue has been derived during the organization period.

The Company’s financial statements as at 31 July 2006 and for the three month and six month periods then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $580,452 for the six month period ended 31 July 2006 (31 July 2005 – $37,284) and has working capital of $4,367,255 at 31 July 2006 (31 January 2006 – working capital deficiency of $102,810).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ending 31 January 2007. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At 31 July 2006, the Company was not engaged in a business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

The accompanying unaudited interim financial statements have been prepared as of 31 July 2006 and for the three month and six month periods then ended, in accordance with accounting principles generally accepted in the United States of America relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month and six month periods ended 31 July 2006 are not necessarily indicative of the results that may be expected for the year ending 31 January 2007.

These interim financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements, except as noted below. These interim financial statements should be read in conjunction with the audited financial statements of the Company as at 31 January 2006.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Financial instruments

The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Derivative financial instruments

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, “Accounting for Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at 31 July 2006, the Company has no items that represent a comprehensive loss and therefore has not included a schedule of comprehensive loss in the financial statements.

Segments of an enterprise and related information

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, supersedes SFAS No. 14, “Financial Reporting for Segments of a Business Enterprise”. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas, and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company has evaluated SFAS No. 131 and does not believe it is applicable at this time.

Start-up expenses

The Company has adopted Statement of Position SFAS No. 98-5, “Reporting the Costs of Start-up Activities”, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s expenses for the period from inception on 2 February 1999 to 31 July 2006.

Foreign currency translation

The Company’s functional currency is the Canadian dollar and its reporting currency is the U.S. dollar. The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52 “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Revenue and expense items are translated at the average rate of exchange prevailing during the year.

Adjustments arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income but are reported as other comprehensive income.

No significant realized exchange gains or losses were recorded in the period ended 31 July 2006.

Common stock split

The Company effected a one to four forward stock split to the Company’s shareholders of record on each of 30 August 2005 and 6 October 2005. All shares and per share information have been retroactively adjusted to reflect the stock split.

Stock-based compensation

The Company records stock-based compensation in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation”. All transactions in which goods or services are provided to the Company in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Recent accounting pronouncements

In March 2006, the Financial Accounting Standards Board (the “FASB”) issued SFA No. 156, “Accounting for Servicing of Financial Assets”, which amends SFAS No. 140. SFAS No. 156 may be adopted as early as 1 January 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after 15 September 2006 (e.g. 1 January 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, the FASB said SFAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS No. 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. The adoption of SFAS No. 155 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2005, the Securities and Exchange Commission (“SEC”) staff issued Staff Accounting Bulletin (“SAB”) No. 107 to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during implementation of SFAS No. 123R.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets – An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position.

The FASB has also issued SFAS No. 151 and 152, but they will not have an effect of the financial reporting of the Company.

Comparative figures

Certain comparative figures have been adjusted to conform to the current period’s presentation.

3.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

	31 July 2006 $	31 January 2006 (Audited) $
Trade payables and accrued liabilities	50,130	19,015
Franchise taxes payable	—	179
Interest on note payable (Note 4)	6,439	1,480
Loan placement fee payable (Note 4)	—	3,000

	56,569	23,674

4.	Note Payable

The note payable bears interest at 10% per annum, payable annually on 8 December, is unsecured and is repayable in full on 8 December 2006. Interest is payable at a rate of 30% per annum on any principal or interest outstanding after 8 December 2006. The terms of the note payable also require the Company to issue 20,000 common shares of the Company valued at $3,000 ($0.15 per share) to the holder of the note payable as the payment of a loan placement fee. These shares were issued on 22 February 2006 (Notes 7 and 11). This placement fee has been recorded as loan placement fee expense of $3,000 during the year ended 31 January 2006 and was included in accounts payable at 31 January 2006.

5.	Due to Related Parties

As at 31 July 2006, the amount due to related parties consists of $25,103 (31 January 2006 - $45,103) payable to a director of the Company. As at 31 July 2006 and 31 January 2006, a total of $20,103 of this amount represents a short term loan provided to the Company by a director of the Company. These balances are non-interest bearing, unsecured and have no fixed terms of repayment.

6.	Related Party Transactions

During the six month period ended 31 July 2006, the Company paid or accrued management fees of $30,000 (31 July 2005 - $3,000) to the president of the Company.

During the six month period ended 31 July 2006, the Company paid or accrued director fees of $4,583 (31 July 2005 - $Nil) to a director of the Company.

During the six month period ended 31 July 2006, officers-directors, and their controlled entities, have made contributions to capital for management fees, rent and telephone in the amount of $Nil (31 July 2005 - $3,000, cumulative - $40,500), $1,800 (31 July 2005 - $1,800, cumulative - $26,100) and $Nil (31 July 2005 - $75, cumulative - $3,525) respectively (Notes 7 and 11).

7.	Capital Stock

Authorized

The total authorized capital is 200,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

The total issued and outstanding capital stock is 40,006,672 common shares with a par value of $0.001 per common share.

i.	On 22 February 2006, the Company issued 20,000 common shares related to the payment of a loan placement fee valued at $3,000. This amount was recorded as accounts payable as at 31 January 2006 (Note 4).

ii.	On 4 April 2006, the Company issued 5,000,000 common shares for cash proceeds of $5,000,000.

Stock options

The following stock options were outstanding and exercisable at 31 July 2006:

Exercise price $	Number of options outstanding	Weighted- average contractual life (years)	Weighted- average exercise price $	Number of options exercisable	Weighted- average exercise price $
1.00	100,000	4.62	1.00	25,000	1.00
1.00	25,000	9.66	1.00	12,500	1.00

	125,000	5.62	1.00	37,500	1.00

The following is a summary of stock option activities during the six month period ended 31 July 2006 and 2005:

	Number of options	Weighted average exercise price $
Outstanding at 1 February 2005	—	—

Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding at 31 July 2005	—	—

Exercisable at 31 July 2005	—	—

Weighted average fair value of options granted during the period		—

	Number of options	Weighted average exercise price $
Outstanding at 1 February 2006	—	—

Granted	125,000	1.00
Exercised	—	—
Forfeited	—	—

Outstanding at 31 July 2006	125,000	1.00

Exercisable at 31 July 2006	37,500	1.00

Weighted average fair value of options granted during the period		0.75

8.	Stock-Based Compensation

On 20 August 2002, the stockholders of the Company approved a Non-Qualified Stock Option Plan (the “Stock Option Plan”) which provided for the issuance of a maximum of 3,840,000 common shares of the Company for future purchase by key employees, independent contractors, technical advisors or directors of the Company at a price of $0.009 per share. The Stock Option Plan was to be in effect for ten years. No shares were issued under the Stock Option Plan and it was cancelled during the six month period ended 31 July 2006.

During the six month period ended 31 July 2006, the Company granted 100,000 stock options entitling the holder to purchase common shares of the Company for proceeds of $1.00 per common share expiring 14 March 2011. A total of 25,000 of these stock options vested on the granted date of 15 March 2006. A total of 75,000 of these stock options vest upon the closing by the Company of a nano-technology acquisition that the option-holder is instrumental in identifying for the Company. The total estimated fair value of these options was $53,259 ($0.53259 per option). During the six month period ended 31 July 2006, stock-based compensation of $21,304 has been recorded in the statement of operations with the corresponding amount recorded as additional paid-in capital in stockholders’ equity.

During the six month period ended 31 July 2006, the Company granted 25,000 stock options entitling the holder to purchase common shares of the Company for proceeds of $1.00 per common share expiring 28 March 2016. A total of 12,500 of these stock options vested on the grant date of 29 March 2006. A total of 12,500 of these stock options vest on 29 March 2007. The total estimated fair value of these options was $40,689 ($1.62754 per option). During the six month period ended 31 July 2006, stock-based compensation of $24,413 has been recorded in the statement of operations with a corresponding amount recorded as contributed surplus in stockholder’s equity.

The following assumptions were used for the Black-Scholes valuation of stock options granted during the period:

	For the six month period ended 31 July 2006	For the six month period ended 31 July 2005
Risk free interest rate	4.78%	—
Expected life	1 year	—
Annualized volatility	54.21%	—
Expected dividends	—	—

9.	Income Taxes

The Company has losses carried forward for income tax purposes to 31 July 2006. There are no current or deferred tax expenses for the period ended 31 July 2006 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

	For the six month period ended 31 July 2006 $	For the six month period ended 31 July 2005 $
Deferred tax asset attributable to:
Current operations	197,354	9,073
Contributions to capital by related parties (Note 6)	(612)	(1,683)
Stock-based compensation	(15,544)	—
Less: Change in valuation allowance	(181,198)	(7,390)

Net refundable amount	—	—

The composition of the Company’s deferred tax assets as at 31 July 2006 and 31 January 2006 is as follows:

	31 July 2006 $	31 January 2006 (Audited) $
Net income tax operating loss carryforward	744,323	279,713

Statutory federal income tax rate	34%	34%
Effective income tax rate	0%	0%

Gross deferred tax assets	253,070	95,102
Less: Valuation allowance	(253,070)	(95,102)

Net deferred tax asset	—	—

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at 31 July 2006, the Company has an unused net operating loss carryforward balance of approximately $744,323 that is available to offset future taxable income. This unused net operating loss carryforward balance for income tax purposes expires between the year 2020 to 2027.

10.	Commitments

During the year ended January 31, 2006, the Company entered into a contract for management services with a director and officer of the Company requiring the payment of $5,000 per month. This commitment can be terminated by the Company with 30 days notice.

On March 1, 2006, the Company entered into a contract for investor relations services requiring the payment of $10,000 per month expiring 28 February 28, 2008. This commitment can be terminated by the Company with 30 days notice.

On March 15, 2006, the Company entered into a contract for consulting services requiring the payment of $10,000 per month expiring March 15, 2007.

On March 29, 2006, the Company entered into a letter of agreement with a director of the Company requiring the payment of director fees of $2,500 per quarter.

On May 8, 2006, the Company and API Electronics Group Corp. (“API”) entered into a definitive combination agreement (the “Combination Agreement”) implementing a previously executed letter of intent. Subject to regulatory and shareholder approval and other customary closing conditions, the Combination Agreement provides that under the terms of a plan of arrangement, API will become a wholly owned subsidiary of the Company. If the transaction occurs, each holder of common shares of API will receive ten shares of common stock of the Company, or at the option of Canadian holders of API common shares, ten exchangable shares of RVI Sub, Inc., a wholly owned subsidiary of the Company. The exchangable shares can be exchanged for shares of common stock of the Company on a one-for-one basis and are designed to give the holder the same economic rights as a holder of the Company’s common stock. If the transaction is completed, the Company will change its name to API Nanotronics Corp. The management of API Nanontronics Corp. will be the same as the current management of API and the members of the board of directors of API will constitute the majority of the board of directors of the combined entity. API, through its subsidiaries, is engaged in the manufacture of electronic components and systems for the defense and communications industries and has operations in the United States and Canada.

On July 20, 2006, the Company signed a non-binding letter of intent proposing an acquisition of National Hybrid, Inc. and Pace Technology, Inc., from the Estate of Ben Pace.

11.	Supplemental Disclosures with Respect to Cash Flows

	For the period from the date of inception on 2 February 1999 to 31 July 2006	For the three month period ended 31 July 2006	For the three month period ended 31 July 2005 $	For the six month period ended 31 July 2006 $	For the six month period ended 31 July 2005 $
Cash paid during the year for interest	—	—	—	—	—
Cash paid during the year for income taxes	—	—	—	—	—

During the six month period ended 31 July 2006, the Company issued 20,000 share valued at $3,000 as a payment of a loan placement fee (Note 4). This amount was included in accounts payable at 31 January 2006.

During the six month period ended 31 July 2006, officers-directors, and their controlled entities, have made contributions to capital for management fees, rent and telephone in the amounts of $Nil, $1,800 and $Nil respectively (Notes 6 and 7).

During the six month period ended 31 July 2005, officers-directors, and their controlled entities, have made contributions to capital for management fees, rent and telephone in the amounts of $3,000, $1,800 and $150 respectively (Note 6).

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is a statement of estimated expenses of the issuance and distribution of the securities being registered (other than underwriting discounts and commissions), all of which are being paid by the Registrant:

SEC Registration Fee	$
OTCBB Listing Fee		*	*
Accountant’s Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Printing Expenses		*	*
Blue Sky Qualification Fees and Expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*	All amounts are estimates except for the SEC Registration Fee.
**	To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide for mandatory indemnification for our officers and directors to the full extent provided by Delaware General Corporation Law. This indemnification protection includes the right to be paid by us the expenses such officer or director incurs in defending a proceeding in advance of a final disposition of the matter. Our by-laws also provide for permissive indemnification for our employees and agents, as authorized by our Board of Directors. We also are authorized to purchase insurance on behalf of an individual including a director, officer, employee, fiduciary or agent of ours for liabilities incurred whether or not we would have the power or obligation to indemnify him under our bylaws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since April 2003, we have sold and issued the following unregistered securities:

In February 2006, we issued 5,000,000 shares of common stock for $1.00 per share, for an aggregate purchase price of $5,000,000, to two accredited investors, Armen Investments LLC and James H. Batmasian. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. There were no underwriting discounts or commissions paid in connection with this private placement.

In February 2006, we issued 20,000 common shares to Coach Capital as the payment of a loan placement fee. The issuance of this option was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. There were no underwriting discounts or commissions paid in connection with this private placement.

In March 2006, we issued options to purchase 100,000 shares of our common stock to Martin Moskovits, who is an adviser and consultant to us. There were no underwriters employed in connection with this issuance. The options are exercisable at an exercise price of $1.00 per share for a period of five years. One fourth of the options, or options to purchase 25,000 shares of our common stock vested upon issuance. The remainder of the options will vest upon the consummation of an acquisition in the nanotechnology field that the consultant is instrumental in identifying for us. The options were issued as compensation. The issuance of this option was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. There were no underwriting discounts or commissions paid in connection with this private placement.

In March 2006, we issued options to purchase 25,000 shares of common stock to Donald A. Wright, a director. The option exercise price is $1.00 per share. The options have a ten year term. One half or 12,500 of the options are vested. The remaining 12,500 unvested options will vest one year from the date of issuance. The options were issued as compensation. The issuance of this option was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. There were no underwriting discounts or commissions paid in connection with this private placement.

In November 2006, as part of the Business Combination which occurred pursuant to the Combination Agreement, we issued options to purchase 5,800,000 shares of common stock to holders of options to purchase shares of API common stock in exchange for such API options. As provided in the Combination Agreement, such new options were exerciseable for shares of Rubincon common stock equal to 10 times the number of shares of API stock as were able to be purchased under the cancelled API options. The exercise price of each option for Rubincon common stock was computed by dividing the applicable exercise price of the API option by 10, the exchange ratio. The other terms of the exchanged options remained the same.

All recipients in the transaction described above either received adequate information about us or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS

(a)	Financial Statements. See page F-1 for an index of the financial statements included in this registration statement.

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

3.1	Certificate of Incorporation (incorporated by reference from the Company’s Registration Statement on Form 10-SB filed on February 10, 2000)

3.2	Amendment to Certificate of Incorporation dated May 20, 1999 (incorporated by reference from the Company’s Form 10-KSB filed on April 27, 2006)

3.3	Amendment to Certificate of Incorporation dated September 21, 2005 (incorporated by reference from the Company’s Form 10-KSB filed on April 27, 2006)

3.4	By-laws

3.5	Non-Qualified Stock Option Plan (incorporated by reference from the Company’s Form 10-QSB/A (Amended) filed on April 22, 2003)

3.6	Audit Committee Charter (incorporated by reference from the Company’s Form 10-QSB/A (Amended) filed on April 22, 2003)

5*	Opinion of Sugar, Friedberg & Felsenthal LLP, as to the legality of the Registrant’s common stock being registered hereby

10.1	Consulting Agreement between the Company and Martin Moskovits (incorporated by reference to the Company’s Form 8-K filed on March 24, 2006).

10.2	Amendment to Consulting Agreement, dated June 29, 2006, among the Company, Martin Moskovits, Steven Bulwa and API Electronics Group Corp. (incorporated by reference to the Company’s Form S-1 filed on August 14, 2006).

10.3	Letter of Intent with API Electronics Group Corp. (incorporated by reference to the Company’s Form 8-K filed on March 28, 2006).

10.4	Compensation Arrangement between the Company and Donald A. Wright (incorporated by reference from the Company’s Form 8-K filed on March 29, 2006.)

10.5	Option Agreement between the Company and Donald A. Wright (incorporated by reference from the Company’s Form 8-K filed on March 29, 2006.)

10.6	Compensation Agreement with Guy Peckham dated April 20, 2006 (incorporated by reference from the Company’s Form 8-K filed on April 24, 2006).

10.7	Combination Agreement among Rubincon Ventures Inc., Rubincon Ventures Inc. in Trust for a Corporation to be incorporated under the laws of the Province of Ontario and API Electronics Group Corp. dated May 5, 2006 (incorporated by reference from the Company’s Form 8-K filed on May 9, 2006)

10.8	Non-binding Letter of Intent with National Hybrid and Pace Technology dated July 14, 2006 (incorporated by reference from the Company’s Form 8-K filed on July 20, 2006)

10.9	Form of Support Agreement

10.10	Form of Voting and Exchange Agreement

10.11	Share Capital and Other Provisions to be included in the Articles of Incorporation of RVI Sub, Inc.

10.12	API Nanotronics Corp. 2006 Equity Incentive Plan

14.1	Code of Ethics (incorporated by reference from the Company’s Definitive Proxy Statement filed on April 19, 2004).

14.2	Code of Ethics for Principal Executive, Senior Financial Officers and Other Designated Officers (incorporated by reference from the Company’s Form 8-K filed on March 10, 2006).

16.1	Letter on Change in Certifying Accountant (incorporated by reference from the Company’s Form 8-K filed on February 13, 2004).

16.2	Letter on Change in Certifying Accountant (incorporated by reference from the Company’s Form 8-K filed on February 8, 2006).

23.1	Consent of Sugar, Friedberg & Felsenthal LLP, with respect to the opinion contained in Exhibit 5. (included in Exhibit 5)

23.2	Consent of James Stafford Chartered Accountants, independent registered public accounting firm, with respect to the financial statements of the Registrant.

23.3	Consent of Madsen & Associates, CPA’s Inc., independent registered public accounting firm, with respect to the financial statements of the Registrant.

23.4	Consent of BDO Dunwoody LLP, independent registered public accounting firm, with respect to the financial statements of the API Electronics Group Corp.

23.5	Consent of Thomas P. Curtain, certified public accountant, with respect to the financial statements of Keytronics, Inc.

24.	Power of Attorney (previous filed in the Company’s Form S-1 filed on August 14, 2006 on page II-8)

*	To be filed by amendment

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

(3) to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that for purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on October 27, 2006.

RUBINCON VENTURES INC.

By:	/s/ Guy Peckham
Guy Peckham
President, Chief Financial Officer,
Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Guy Peckham Guy Peckham	President, Chief Financial Officer, Secretary, Treasurer, and Director	October 27, 2006

* Donald Wright	Director	October 27, 2006

*By: /s/ Guy Peckham Guy Peckham, attorney-in-fact